Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-285619

$1,193,480,000 Asset-Backed Notes

GM Financial Automobile Leasing Trust 2026-2

Issuing Entity (CIK No. 0002120825)

GMF Leasing LLC

Depositor (CIK No. 0001631055)

Sponsor and Servicer (CIK No. 0001002761)

We suggest that you read the section entitled “Risk Factors” on page 23 of this prospectus and consider the factors in that section before making a decision to invest in the notes.

The notes are automobile lease asset-backed securities which represent obligations of the issuing entity only and are not interests in or obligations of in any other person or entity.

Neither the notes, the exchange note nor the automobile leases will be insured by any governmental agency or instrumentality.

You should retain this prospectus for future reference.

The issuing entity will issue -

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six classes of notes that are offered by this prospectus; and

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one class of subordinated notes that is not offered by this prospectus. This class of subordinated notes will initially be retained by the depositor or an affiliate of the depositor.

The notes -

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are backed by an exchange note, which will be backed by a designated pool of automobile, light duty truck and utility vehicle leases and the corresponding leased vehicles (each, a lease asset and collectively, lease assets), purchased by the titling trust from dealers;

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receive monthly distributions on the twentieth (20th) day of each month, or, if not a business day, then on the next business day, beginning on June 22, 2026; and

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currently have no trading market.

Credit enhancement for the notes offered by this prospectus will consist of -

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excess cashflow collected on the pool of lease assets in the designated pool;

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overcollateralization resulting from the excess of the aggregate securitization value of the lease assets in the designated pool over the aggregate principal amount of the notes;

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the subordination of each class of notes to those classes senior to it; and

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a reserve account that can be used to cover payments of timely interest, parity principal payments and ultimate principal on the notes.

	Principal Amount	Interest Rate	Final Scheduled Payment Date	Price to Public(1)	Underwriting Discounts	Proceeds to Seller(2)
Class A-1 Notes	$167,180,000	3.831%	April 20, 2027	100.00000%	0.100%	99.90000%
Class A-2-A Notes	$300,000,000	4.12%	July 20, 2028	99.99219%	0.200%	99.79219%
Class A-2-B Notes	$141,250,000	30-day average SOFR + 0.39%(3)(4)	July 20, 2028	100.00000%	0.200%	99.80000%
Class A-3 Notes	$441,250,000	4.30%	March 20, 2029	99.98918%	0.250%	99.73918%
Class A-4 Notes	$82,000,000	4.36%	May 20, 2030	99.98906%	0.350%	99.63906%
Class B Notes	$61,800,000	4.60%	May 20, 2030	99.98962%	0.400%	99.58962%

	$1,193,480,000			$ 1,193,393,441	$ 2,687,005	$ 1,190,706,436

(1)	Plus accrued interest, if any, from the closing date.
(2)	Before deducting expenses, estimated to be $1,000,000.
(3)

The Class A-2-B Notes will accrue interest at a floating rate initially based on 30-day average SOFR. For more information on how 30-day average SOFR is determined, see “Description of the Notes—Determination of SOFR”.

(4)	If the sum of 30-day average SOFR + 0.39% is less than 0.00% for any interest period, then the interest rate for the Class A-2-B Notes for such interest period will be deemed to be 0.00%.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

Citigroup	J.P. Morgan	SOCIETE GENERALE	TD Securities

Co-Managers for the Class A Notes

BMO Capital Markets	Credit Agricole Securities	Lloyds Securities	Loop Capital Markets

Prospectus dated May 5, 2026.

This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

Important Notice about the Information Presented in this Prospectus

•	You should rely only on information provided or referenced in this prospectus. We have not authorized anyone to provide you with different information.

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We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page provides the pages on which these captions are located.

Where You Can Find More Information

The depositor, GMF Leasing LLC, as registrant, filed with the Securities and Exchange Commission, or the Commission, or the SEC, under the Commission file number 333-285619, a registration statement under the Securities Act of 1933, as amended, or the Securities Act, with respect to the notes offered pursuant to this prospectus. This prospectus, which forms a part of the registration statement, omits certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

As long as the issuing entity is required to report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, the issuing entity will file, or the servicer or the depositor will file for the issuing entity, annual reports on Form 10-K and distribution reports on Form 10-D, monthly asset-level data files and related documents on Form ABS-EE, any current reports on Form 8-K, and amendments to those reports with the Commission under the file number 333-285619-05. A copy of any reports may be obtained by any noteholder by request to the servicer.

The depositor engaged a third party to assist in certain components of the review of the lease assets that is described under “Depositor Review of Lease Assets.” The report produced by that third party is a “third-party due diligence report” pursuant to Rule 15Ga-2 of the Exchange Act and the findings and conclusions of that report were therefore furnished with the Commission on a Form ABS-15G on April 27, 2026 under file number 025-02258.

A number of items are incorporated by reference into this prospectus. See “Incorporation by Reference” for a description of incorporation by reference.

The Commission maintains a website containing reports, proxy materials, information statements and other information regarding issuers that file electronically with the Commission. The address is http://www.sec.gov.

You may request a free copy of any of the filings incorporated by reference into this prospectus by writing or calling: GM Financial, 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102; telephone (817) 302-7000. You may obtain more information about GM Financial at https://www.gmfinancial.com. The information about GM Financial’s website in the immediately preceding sentence and its content is not incorporated by reference into this prospectus.

Notice to Investors: United Kingdom

PROHIBITION ON SALES TO U.K. RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY U.K. RETAIL INVESTOR IN THE UNITED KINGDOM (“U.K.”). FOR THESE PURPOSES, THE EXPRESSION “U.K. RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR BOTH OF THE FOLLOWING: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF U.K. DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) NOT A QUALIFIED INVESTOR (“U.K. QUALIFIED INVESTOR”), AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED, THE “POATR”).

CONSEQUENTLY, NO DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK (AS AMENDED, “DISC”) OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE U.K.’S FINANCIAL CONDUCT AUTHORITY (AS AMENDED, THE “FCA HANDBOOK”) FOR OFFERING, SELLING OR DISTRIBUTING THE NOTES, OR OTHERWISE MAKING THEM AVAILABLE, TO U.K. RETAIL INVESTORS IN THE U.K. HAS BEEN PREPARED; AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE NOTES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY U.K. RETAIL INVESTOR IN THE U.K. MAY BE UNLAWFUL UNDER DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

OTHER U.K. OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE POATR OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN THE U.K. WILL BE MADE ONLY TO U.K. QUALIFIED INVESTORS. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE U.K. OF THE NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO U.K. QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE U.K. OTHER THAN TO U.K. QUALIFIED INVESTORS.

OTHER U.K. REGULATORY RESTRICTIONS

WITHIN THE U.K., THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED TO PERSONS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FPO”), (II) WHO FALL WITHIN ARTICLE 49(2)(A)-(D) OF THE FPO, OR (III) WHO ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (TOGETHER, “RELEVANT PERSONS”). IN THE U.K., THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. IN THE U.K., ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE U.K. OTHER THAN A RELEVANT PERSON IS

UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”).

POTENTIAL INVESTORS IN THE U.K. ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE U.K. REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE NOTES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE U.K. FINANCIAL SERVICES COMPENSATION SCHEME.

THE CLASS A-1 NOTES HAVE NOT BEEN, AND WILL NOT BE, OFFERED IN THE U.K. OR TO U.K. PERSONS, AND NO PROCEEDS OF ANY CLASS A-1 NOTES WILL BE RECEIVED IN THE U.K.

Notice to Investors: European Economic Area

PROHIBITION ON SALES TO E.U. RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY E.U. RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, THE EXPRESSION “E.U. RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (“E.U. QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “E.U. PROSPECTUS REGULATION”).

CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “E.U. PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES, OR OTHERWISE MAKING THEM AVAILABLE, TO E.U. RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE NOTES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY E.U. RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE E.U. PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE E.U. PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN THE EEA WILL BE MADE ONLY TO E.U. QUALIFIED INVESTORS. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO E.U. QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE EEA OTHER THAN TO E.U. QUALIFIED INVESTORS.

Forward-Looking Statements

Any projections, expectations and estimates in this prospectus are not historical in nature but are forward-looking statements based on information and assumptions the sponsor and the depositor consider reasonable. Forward-looking statements are about circumstances and events that have not yet taken place, so they are uncertain and may vary materially from actual events. Neither the sponsor nor the depositor is obligated to update or revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus.

Summary of Risk Factors

The following is only a limited summary of the risks related to this transaction. You should carefully read and consider the risk factors set forth under “Risk Factors,” as well as all other information contained in this prospectus.

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A variety of factors can affect the rate at which your notes amortize, including the rate at which lessees prepay their automobile leases, reallocation of lease assets by the sponsor or the depositor for breaches of representations or warranties, or by the servicer for breaches of certain servicing covenants, acceleration of the notes upon the occurrence of an event of default or exercise by the servicer of its right to redeem the notes, which could cause repayment of principal on the notes at a different rate than you expect.

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There are only limited assets supporting the notes. If there are losses on the notes, the subordinate classes of notes are more sensitive to losses than more senior classes of notes. Noteholders will not have recourse against the sponsor or any other party for losses on the notes.

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A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes.

•	There may not be a secondary market for the notes and you may not be able to sell your notes even though you may want to sell.

•	SOFR is a relatively new reference rate which could have an adverse impact on the Floating Rate Notes.

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Even though the Class A-2-B Notes are floating-rate notes, the issuing entity will not enter into any interest rate hedges to mitigate the interest rate risk. An increase in SOFR (or any alternative benchmark rate adopted by the sponsor) will increase the amount due as interest payments on the Floating Rate Notes without any corresponding increase in the payments due on the leases which may cause you to experience delays or reductions in the payments on your notes.

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There are risks associated with the characteristics and performance of the lease assets. Adverse events in geographic areas where there is a high concentration of lease assets may increase the losses and delinquencies on lease assets in those areas, which may cause losses on the notes.

•	Losses and delinquencies on the lease assets in the designated pool may differ from the sponsor’s historical loss and delinquency levels.

•	An insolvency of the sponsor, the depositor or the issuing entity may cause payments on the notes to be reduced or delayed.

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The sponsor, in its capacity as servicer, will commingle collections with the sponsor’s general corporate funds. If a bankruptcy proceeding is commenced with respect to the servicer, the collateral agent may not have a perfected security interest in those collections and they may be unavailable to noteholders.

•	High unemployment, lack of available credit and the occurrence of other significant global or regional events, that impact consumer confidence and disposable income, including a financial crisis, economic downturn or recession, a public health crisis, epidemic or pandemic, a natural disaster or a geopolitical conflict, war or other military conflict, are likely to lead to increased delinquencies, defaults, repossessions and losses on the leases in the designated pool and could result in losses on the notes.

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Federal and state laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted leases in the designated pool. As a result, you may experience delays in receiving payments and suffer losses on your notes.

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The sponsor is subject to a wide variety of laws and regulations, including supervision by the Consumer Financial Protection Bureau and various legal and regulatory proceedings and governmental investigations in the ordinary course of the sponsor’s business. An adverse outcome in one or more proceedings or investigations could result in substantial damages, settlements, fines, penalties, diminished income or reputational harm.

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The effects of climate change and the ongoing efforts to mitigate its impact, including through climate change-related legislation and regulation, may have a negative effect on the issuing entity and may cause losses on the notes.

Overview of Transaction Structure and Parties

The following diagram provides a simplified overview of the structure of this securitization transaction. You should read this prospectus in its entirety for a more detailed description of this securitization transaction.

GM Financial
(Sponsor, Servicer and Lender)
(10)
(5)
(1),
(2)
(3), (4)
APGO Trust
(Settlor)
100% ownership
GMF Leasing LLC
(Depositor)
(9)
Underwriters
(6)
(8)
ACAR Leasing Ltd.
(Titling Trust)
GM Financial Automobile Leasing Trust 2026-2
(Issuing Entity)
(7)
(1)
Computershare Trust Company, N.A.
(Administrative Agent, Collateral Agent and Indenture Trustee)

(1)

ACAR Leasing Ltd. (the titling trust), as borrower, AmeriCredit Financial Services, Inc. d/b/a GM Financial (GM Financial), as lender and servicer (in such capacity, the servicer), and Computershare Trust Company, N.A., as the administrative agent (in such capacity, the administrative agent) and collateral agent (in such capacity, the collateral agent), are parties to a credit and security agreement pursuant to which (a) GM Financial lends amounts to the titling trust to enable it to purchase lease assets, (b) the titling trust is obligated to repay GM Financial for those loans, and (c) the collateral agent holds a security interest in the lease assets and certain other property owned by the titling trust to secure the titling trust’s obligations under the credit and security agreement.

(2)

The titling trust, the servicer, APGO Trust and the collateral agent are parties to the base servicing agreement pursuant to which GM Financial agrees to service the lease assets owned by the titling trust.

(3)

Pursuant to an exchange note supplement to the credit and security agreement, at GM Financial’s request the titling trust will designate a subset of the lease assets that are collateral under the credit and security agreement to a designated pool and issue an exchange note to GM Financial. The exchange note represents an obligation of the titling trust to make principal, interest and other payments to the holder of the exchange note from amounts generated on the designated pool and is secured by a security interest granted to the collateral agent in the lease assets comprising the designated pool.

(4)

Pursuant to a servicing supplement to the base servicing agreement, the servicer will agree to perform certain specific servicing duties with respect to the lease assets that are part of the designated pool.

(5)	GM Financial and GMF Leasing LLC (the depositor) will enter into an exchange note sale agreement pursuant to which GM Financial will sell the exchange note to the depositor.
(6)

The depositor and GM Financial Automobile Leasing Trust 2026-2 (the issuing entity) will enter into an exchange note transfer agreement pursuant to which the depositor will sell the exchange note to the issuing entity.

(7)

The issuing entity and Computershare Trust Company, N.A., as indenture trustee (in such capacity, the indenture trustee), will enter into an indenture pursuant to which the issuing entity will (a) issue its Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class

B Notes and Class C Notes (collectively, the notes), and (b) grant a security interest to the indenture trustee in the exchange note and certain other property to secure the issuing entity’s obligations under the notes and the indenture.

(8)	As consideration for the exchange note sold to it by the depositor, the issuing entity will deliver the notes to the depositor.
(9)	The depositor will sell the publicly offered notes to the underwriters pursuant to an underwriting agreement and the underwriters will sell the publicly offered notes to the initial investors.
(10)

As consideration for the exchange note sold to it by GM Financial, the depositor will deliver the proceeds from the sale of the publicly offered notes, net of certain transaction expenses, to GM Financial.

Overview of Exchange Note Flow of Funds(1)

(1)

This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information on this flow of funds, or for information regarding the flow of funds upon the occurrence of an event of default, please refer to “Description of the Transaction Documents—Distributions.”

Overview of Notes Flow of Funds(1)

(1)

This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information on this flow of funds, or for information regarding the flow of funds upon the occurrence of an event of default, please refer to “Description of the Transaction Documents—Distributions.”

Summary of Prospectus

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This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, carefully read this entire prospectus.

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This summary provides an overview of certain calculations, cashflows and other information to aid your understanding and is qualified by the full description of these calculations, cashflows and other information in this prospectus.

•

There are material risks associated with an investment in the notes. You should read the section entitled “Risk Factors” beginning on page 23 of this prospectus and consider the risk factors described in that section before making a decision to invest in the notes.

Transaction Overview

The titling trust, at the direction of the servicer, will designate a pool of leases and leased vehicles purchased by the titling trust from motor vehicle dealers (the designated pool) and will issue an exchange note backed by the designated pool (the exchange note) to the sponsor. The sponsor will sell the exchange note to the depositor and the depositor, in turn, will sell the exchange note to the issuing entity. The issuing entity will issue the notes under an indenture and will deliver the notes to the depositor as consideration for the exchange note on the closing date. The depositor will sell the publicly offered notes to the underwriters who will sell them to investors. The depositor will deliver the net proceeds from its sale of the publicly offered notes to the sponsor as consideration for its sale of the exchange note to the depositor.

The Issuing Entity

GM Financial Automobile Leasing Trust 2026-2, or the issuing entity, is a Delaware statutory trust. The issuing entity will issue the notes and be liable for their payment. The issuing entity’s principal asset will be the exchange note.

The Depositor

GMF Leasing LLC, or the depositor, is a Delaware limited liability company which is a wholly-owned special-purpose subsidiary of GM

Financial. The depositor will sell the exchange note to the issuing entity.

The Sponsor, the Servicer and the Administrator

AmeriCredit Financial Services, Inc. d/b/a GM Financial or another General Motors’ affiliate branded name, or GM Financial, or the sponsor, or the servicer, or the administrator, is a Delaware corporation. GM Financial services under the “GM Financial” brand and may service under other GM affiliate brand names. GM Financial’s principal offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102 and its telephone number is (817) 302-7000.

The sponsor will sell the exchange note to the depositor pursuant to the exchange note sale agreement, will service the lease assets in the designated pool on behalf of the issuing entity in its capacity as servicer pursuant to the servicing agreement and will serve as administrator of the issuing entity pursuant to an administration agreement.

The Titling Trust

ACAR Leasing Ltd., or the titling trust, is a Delaware statutory trust. The titling trust will issue the exchange note to the sponsor and owns the lease assets that comprise the designated pool that backs the exchange note. The titling trust is a wholly-owned subsidiary of the settlor.

The Settlor

APGO Trust, or the settlor, is a Delaware statutory trust. The settlor is a wholly-owned subsidiary of the sponsor.

The Administrative Agent, Collateral Agent and Indenture Trustee

Computershare Trust Company, N.A. is a national banking association. Computershare Trust Company, N.A. will serve as administrative agent (in such capacity, the administrative agent) under the credit and security agreement and as collateral agent (in such capacity, the collateral agent) under the credit and security agreement and the servicing agreement. Computershare Trust Company, N.A. will also serve as indenture trustee (in such capacity, the indenture trustee) pursuant to the indenture.

The Owner Trustee

Wilmington Trust Company, or the owner trustee, is a Delaware trust company. Wilmington Trust Company will serve as owner trustee not in its individual capacity but solely as owner trustee of the issuing entity, pursuant to the issuing entity’s trust agreement.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC, or the asset representations reviewer, is a Delaware limited liability company. Clayton Fixed Income Services LLC will serve as asset representations reviewer pursuant to the asset representations review agreement.

Cutoff Date

April 1, 2026. Collections after this date on the lease assets included in the designated pool will be applied to make payments on the exchange note. Payments on the exchange note will be applied to make payments on the notes.

Closing Date

On or about May 14, 2026.

Description of the Securities

The issuing entity will issue the asset-backed notes pursuant to the indenture. The notes are designated as the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes. The Class A-2-B Notes are sometimes referred to as the Floating Rate Notes. The Class A-2-A Notes and the Class A-2-B Notes, collectively, are sometimes referred to as the Class A-2 Notes and constitute a single class having equal rights to payments of principal and interest, which will be made on a pro rata basis based on the principal amount of the Class A-2-A Notes and Class A-2-B Notes, respectively. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to, collectively, as the Class A Notes. The Class A Notes and the Class B Notes are being offered by this prospectus and are sometimes referred to, collectively, as the publicly offered notes. The Class C Notes are not being offered by this prospectus and will initially be retained by the depositor or an affiliate of the depositor. The Class C Notes are sometimes referred to as the retained notes. For more information, see “Risk Factors—Risks Related to the Characteristics of the Notes—Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes.” The publicly offered notes and the retained notes are sometimes referred to, collectively, as the notes.

A residual certificate representing the residual interest in the issuing entity, the issuer trust certificate, will also be issued pursuant to the issuing entity’s trust agreement, but the issuer trust certificate will initially be retained by the depositor or an affiliate and is not being offered pursuant to this prospectus.

Each class of notes will have the initial principal amount, interest rate and final scheduled payment date listed in the following tables:

Publicly Offered Notes

Class	Initial Principal Amount	Interest Rate	Final Scheduled Payment Date
A-1	$167,180,000	3.831%	April 20, 2027
A-2-A	$300,000,000	4.12%	July 20, 2028
A-2-B	$141,250,000	30-day average SOFR + 0.39%(1)(2)	July 20, 2028
A-3	$441,250,000	4.30%	March 20, 2029
A-4	$82,000,000	4.36%	May 20, 2030
B	$61,800,000	4.60%	May 20, 2030

(1) The Class A-2-B Notes will accrue interest at a floating rate initially based on 30-day average SOFR. For more information on how 30-day average SOFR is determined, see “Description of the Notes—Determination of SOFR.”

(2) If the sum of 30-day average SOFR + 0.39% is less than 0.00% for any interest period, then the interest rate for the Class A-2-B Notes for such interest period will be deemed to be 0.00%.

Retained Notes

Class	Initial Principal Amount	Interest Rate	Final Scheduled Payment Date
C	$ 57,000,000	4.70%	August 20, 2030

Interest on each class of notes will accrue during each interest period at the applicable interest rate.

With respect to the Floating Rate Notes, interest will accrue at a floating rate initially based on 30-day average SOFR, as described further under “Description of the Notes—Determination of SOFR.”

The SOFR determination date for each interest period will be the second SOFR business day prior to the date on which such interest period begins. For more information regarding the calculation of 30-day average SOFR see “Description of the Notes—Determination of SOFR.”

The notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000.

The notes will not be listed on any securities exchange.

You may hold your notes through The Depository Trust Company, or DTC, in the United States or through Clearstream Banking, société anonyme in Europe.

The notes will be secured solely by the exchange note and the other assets of the issuing entity which are described under “— Trust Property.”

Payment Dates

The payment date will be the twentieth (20th) day of each month, subject to the business day rule set forth below, commencing on June 22, 2026.

•	Business day rule:

If any payment date is not a business day, then the distribution due on that date will be made on the next business day.

•	Determination dates:

The determination date for each payment date is the close of business on the day that is two (2) business days prior to such payment date.

•	Record dates:

The record date for each payment date is the close of business on the business day immediately preceding that payment date. The record date is the date as of which the indenture trustee will fix the identity of noteholders. Noteholders whose identities are fixed on a record date will receive payments on the related payment date.

•	Collection periods:

The collection period for each payment date, with respect to the exchange note and the notes, is the calendar month immediately preceding the calendar month in which that payment date occurs or, for the first payment date, the period after the cutoff date through and including May 31, 2026. Amounts received on the trust property during each collection period will be used to make the payments on the exchange note described under “—Payments on the Exchange Note”

on the related payment date and those payments on the exchange note will be used to make the payments described under “—Payments on the Notes” on that payment date.

Exchange Note

The primary asset of the issuing entity will be the exchange note issued by the titling trust. The exchange note will be issued under a lending facility provided by the sponsor to the titling trust to finance the titling trust’s purchase of lease assets from motor vehicle dealers. On the closing date the titling trust will issue the exchange note and deliver the exchange note to the sponsor. The sponsor will then sell the exchange note to the depositor and the depositor will transfer the exchange note to the issuing entity.

On the closing date, the note balance of the exchange note will be $1,320,000,000. The exchange note will accrue interest at a rate of 4.71%.

The designated pool will support the exchange note. The titling trust will use amounts received on the designated pool after the cutoff date, or designated pool collections, to make payments on the exchange note. These amounts include:

•	payments by or on behalf of the lessees on the leases;

•	net proceeds from sales of leased vehicles; and

•	proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.

The Designated Pool

The leases in the designated pool relate to automobiles, light duty trucks and utility vehicles. A lessee who complies with the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.

The securitization value of a lease is the sum of the discounted present values of (1) the remaining scheduled base monthly payments due under such lease, plus (2) the base residual value of the related leased vehicle. These amounts are discounted for each lease asset at a rate equal to the greater of 10.00% and the implicit lease rate under the related lease. The aggregate securitization value at any time is the sum of the securitization values of all lease assets in the designated pool.

See “Glossary” for more information about the calculation of securitization value, base residual value, aggregate securitization value and other related terms used in this prospectus.

Payments on the Exchange Note

As further described under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Exchange Note,” the servicer will instruct the indenture trustee to make the distributions from designated pool collections on each payment date in the following order of priority (except in those circumstances when the priority of payments set forth in “—Exchange Note Default” below is applicable):

1.	to the servicer, the designated pool servicing fee for the related collection period to the extent such amounts were not retained by the servicer from designated pool collections;

2.	to the issuing entity, in its capacity as owner of the exchange note, interest due on the exchange note, which will be calculated as described under “—Interest” below;

3.	to the issuing entity, in its capacity as owner of the exchange note, principal payable on the exchange note, which will be calculated as described under “—Principal of the Exchange Note” below;

4.

to the issuing entity, in its capacity as owner of the exchange note, the amount, if any, by which the amounts that it is obligated to pay under items (1) through (14) below under “—Payments on the Notes,” on that payment date exceeds the amount it received pursuant to clauses (2) and (3) above, on that payment date; and

5.	all remaining amounts, to the issuing entity, in its capacity as owner of the exchange note.

Payments on the Notes

As further described under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes,” the servicer will instruct the indenture trustee to make the distributions from total available funds on each payment date in the following order of priority (except in those circumstances when the priority of payments set forth under “—Events of Default” is applicable):

1.

on a pro rata basis, to the indenture trustee, the owner trustee, the asset representations reviewer and any successor servicer, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent those fees, expenses and indemnities were not paid by the servicer or administrator, as applicable), in each case subject to a maximum specified annual limit (provided that certain limits will not be applicable at any time that an event of default has occurred and is continuing);

2.	to pay interest due on the Class A Notes;

3.

to pay principal to the extent necessary to reduce the principal amount of the Class A Notes to the aggregate securitization value as of the last day of the related collection period, which amount will be paid as described under “—Principal of the Notes;”

4.	to pay the remaining principal amount of any Class A Notes on their respective final scheduled payment date;

5.	to pay interest due on the Class B Notes;

6.

to pay principal, to the extent necessary, after giving effect to any payments made under clauses (3) and (4) above, to reduce the combined principal amount of the Class A Notes and Class B Notes to the aggregate securitization value as of the last day of the related collection period, which amount will be paid as described under “—Principal of the Notes;”

7.	to pay the remaining principal amount of the Class B Notes on their final scheduled payment date;

8.	to pay interest due on the Class C Notes;

9.

to pay principal to the extent necessary, after giving effect to any payments made under clauses (3), (4), (6) and (7) above, to reduce the combined principal amount of the Class A Notes, Class B Notes and Class C Notes to the aggregate securitization value as of the last day of the related collection period, which amount will be paid as described under “—Principal of the Notes;”

10.	to pay the remaining principal amount of the Class C Notes on their final scheduled payment date;

11.	to pay the noteholders’ principal distributable amount, which amount will be paid as described under “—Principal of the Notes;”

12.	to the reserve account, the amount necessary to cause the amount deposited therein to equal the reserve account required amount;

13.	to pay principal to achieve the target amount of overcollateralization, which will be paid as described below under “—Principal of the Notes;”

14.

on a pro rata basis, to pay each of the indenture trustee, the owner trustee, the asset representations reviewer and any successor servicer, all amounts due to the extent not paid in item (1) above; and

15.	to the certificateholder in the issuing entity, all remaining amounts.

See “Glossary” for more information about the calculation of total available funds, principal distributable amount, reserve account required amount, accelerated principal amount and other related terms used in this prospectus.

Interest

Interest on the exchange note and the notes will be payable on each payment date. The interest period relating to each payment date will be the period from and including the immediately preceding payment date—or, in the case of the first payment date, from and including the closing date—to but excluding the related payment date. Interest on the exchange note will accrue at the interest rate for the exchange note during each interest period and interest on each class of notes will accrue at the interest rate for that class during each interest period. Interest payable on the Class A Notes will be paid pari passu to the holders of the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes.

Interest on the Class A-1 Notes and the Class A-2-B Notes will be calculated on an “actual/360” basis. Interest on the other classes of notes will be calculated on a “30/360” basis.

Principal of the Exchange Note

Principal of the exchange note will be payable on each payment date in an amount generally equal to:

•	the difference between (1) the aggregate securitization value as of the last day of the immediately preceding collection period, minus (2) the aggregate securitization value as of the last day of the related collection period; plus

•	any principal of the exchange note that was due to be paid, but was not paid, on any prior payment date.

For each payment date occurring on or after the final scheduled payment date of the exchange note, the amount of principal owed will be equal to the outstanding principal balance of the exchange note.

For each payment date occurring on or after the acceleration of the exchange note following an exchange note default, the amount of principal owed will be equal to the outstanding principal balance of the exchange note.

Principal of the Notes

Principal of the notes will be payable on each payment date. The outstanding principal amount of any class of notes, if not previously paid, will be payable on the final scheduled payment date for that note.

The classes of notes are “sequential pay” classes. On each payment date, all amounts allocated to the payment of principal as described in clauses (3), (4), (6), (7), (9), (10), (11) and (13) of “—Payments on the Notes” above will be aggregated and will be paid out in the following order (except in those circumstances when the priority of payments set forth below in “Events of Default” is applicable):

•	first, the Class A-1 Notes will amortize, until they are paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize pro rata between the Class A-2-A Notes and the Class A-2-B Notes, based on their respective outstanding principal amounts, until they are paid off;

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off;

•	once the Class A-3 Notes are paid off, the Class A-4 Notes will begin to amortize, until they are paid off;

•	once the Class A-4 Notes are paid off, the Class B Notes will begin to amortize, until they are paid off; and

•	once the Class B Notes are paid off, the Class C Notes will begin to amortize, until they are paid off.

Because the notes are “sequential pay,” if, due to losses, insufficient liquidation proceeds or otherwise, the trust property proves to be inadequate to repay the principal on all of the notes in full, it is possible that certain earlier maturing classes of notes will be paid in full and that the losses will be fully borne by the later maturing classes of notes. In that case, losses would be borne in reverse order of payment priority (i.e. beginning with the most junior class then outstanding).

The Class A-2-A Notes and the Class A-2-B Notes will constitute a single class and have equal rights to payment of principal, which will be made pro rata, based on the respective unpaid principal amounts of the Class A-2-A Notes and the Class A-2-B Notes.

The outstanding principal amount of any class of notes, if not previously paid, will be payable on the final scheduled payment date for that class.

Trust Property

The issuing entity’s assets will principally include:

•	the exchange note;

•	rights to funds in the reserve account and the exchange note collection account; and

•	rights under the transaction documents.

Designated Pool Servicing Fee

The servicer will be paid on each payment date from designated pool collections prior to any payments on the exchange note. The servicer will receive the following fees for its services on each payment date:

•	For so long as the sponsor is the servicer:

-

A designated pool servicing fee from designated pool collections, generally equal to (1) one-twelfth multiplied by (2) 1.00% multiplied by (3) the aggregate securitization value as of the beginning of the calendar month preceding the calendar month in which the payment date occurs; and

-

A supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of lessees, including late fees, prepayment fees and liquidation fees collected on the lease assets during the related calendar month and any other expenses reimbursable to the servicer.

•	If any entity other than the sponsor becomes the servicer, fees payable to the servicer may be adjusted as agreed upon by majority noteholders of the most senior class outstanding and the successor servicer as set forth in the servicing agreement.

Designated Pool Information

•	As of the cutoff date, the designated pool had the following characteristics:

Aggregate Securitization Value(1)	$1,389,370,865.96

Base Residual Value	$1,098,570,068.87
Base Residual Value as a Percentage of Securitization Value	79.07%
Discounted Base Residual Value(2)	$901,698,023.13
Discounted Base Residual Value(2) as a Percentage of Securitization Value	64.90%

Number of Leases	39,804
Weighted Average Original Term (Months)(3)	35
Weighted Average Remaining Term (Months)(3)	24
Weighted Average Credit Bureau Score(3)(4)	780

(1)	Securitization value is defined in the Glossary.
(2)	The discount rate used to generate the discounted base residual value is defined in the Glossary.
(3)	Weighted averages are weighted by the securitization value of each lease asset as of the cutoff date.
(4)	A FICO® Auto Score provided by credit reporting agencies. Weighted average calculation excludes zero or null credit bureau scores.

Credit Enhancement

Credit enhancement for the notes will consist of excess cashflow, overcollateralization, subordination and a reserve account.

If available funds together with amounts available under any credit enhancement are insufficient to make required payments of principal on the notes, it is possible that certain earlier maturing classes of Class A Notes will be paid in full and that the losses will be fully borne in reverse order of payment priority (i.e. starting with the most junior class of notes then outstanding) and losses may be incurred by the later maturing classes of Class A Notes. In addition, the Class B Notes and the Class C Notes will only receive principal payments after each class of notes senior to that class of notes has been paid in full, exposing those noteholders to losses.

Excess Cashflow

For any payment date, two types of excess cashflow may exist. First, there may be excess cashflow on the exchange note, which represents the excess of designated pool collections over the sum of the designated pool servicing fee, the interest payments on the exchange note and the reduction in the aggregate securitization value. This excess cashflow on the exchange note, if any, will be available to pay principal of the exchange note and to make an additional payment on the exchange note if the issuing entity would otherwise not receive sufficient amounts to make all payments on the notes on that payment date. Second, there may be excess cashflow on the notes, which represents the excess of amounts received by the issuing entity as the interest payments on the exchange note over the issuing entity’s senior fees and expenses and the interest payments on the notes on that payment date. This excess cashflow on the notes, if any, will be available to build and/or maintain the reserve account at the reserve account required amount, to make accelerated principal payments on the notes to build and maintain a target amount of overcollateralization and to make principal payments to cause the remaining principal amount of each class of notes to be repaid on its final scheduled payment date. See “Description of the Transaction Documents—Credit Enhancement—Application of Excess Cashflow” for more information regarding the application of excess cashflow.

Overcollateralization

Overcollateralization refers to the amount by which the aggregate securitization value exceeds the aggregate principal amount of the notes. On the closing date, the initial amount of overcollateralization will be approximately 10.00% of the aggregate securitization value as of the cutoff date.

The overcollateralization for the notes has two components. First, there is the overcollateralization representing the excess of the aggregate securitization value over the outstanding principal balance of the exchange note, which on the closing date will be approximately 5.00% of the aggregate securitization value as of the cutoff date. Second, there is the overcollateralization representing the excess of the outstanding principal balance of the exchange note over the aggregate principal amount of the notes which on the closing date, will be approximately 5.00% of the aggregate securitization value as of the cutoff date.

On each payment date, any excess cashflow that is not used to fund the reserve account to its required level will be available to be paid to the noteholders to reduce the principal amount of the notes in order to build or maintain the target amount of overcollateralization. The target amount of overcollateralization on any payment date will equal (i) on or prior to the payment in full of the Class A-2 Notes, 11.00% of the aggregate securitization value as of the cutoff date, and (ii) after the payment date on which the Class A-2 Notes have been paid in full, 10.50% of the aggregate securitization value as of the cutoff date. See “Description of the Transaction Documents—Credit Enhancement—Overcollateralization” for information regarding overcollateralization.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class. To the extent that the trust property does not generate enough cashflow in a particular month to satisfy the issuing entity’s obligations on the related payment date, any shortfalls or losses will be absorbed as follows:

•	first, by the holders of the Class C Notes, to the extent amounts are due to them;

•	second, by the holders of the Class B Notes, to the extent amounts are due to them; and

•	third, by the holders of the Class A Notes, to the extent amounts are due to them.

See “Description of the Transaction Documents—Credit Enhancement—Subordination” for a more detailed description of subordination.

Reserve Account

On the closing date, approximately 0.25% of the aggregate securitization value as of the cutoff date will be deposited into the reserve account. On each payment date, any excess cashflow will be deposited into the reserve account to maintain the amount on deposit at 0.25% of the aggregate securitization value of the designated pool as of the cutoff date; provided, that the amount on deposit in the reserve account will not exceed the aggregate outstanding principal amount of the notes after giving effect to the payments described in clauses (1) through (15) under “—Payments on the Notes” above.

If on any payment date, payments on the exchange note are insufficient to cover the payments of items (1) through (10) under “—Payments on the Notes”, then amounts on deposit in the reserve account will be withdrawn and used to pay such shortfalls in the order of priority described under “—Payments on the Notes.”

For a more detailed description of the reserve account, including the possibility that changes may be made to the amount required to be held therein, you should read “Description of the Transaction Documents—Credit Enhancement—Reserve Account.”

Book-Entry Notes

The issuing entity will issue the notes as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company. The noteholders will not receive definitive securities representing their interests except in limited circumstances described under “—Book-Entry Registration” below.

Optional Redemption

On any payment date on or after the first payment date on which the aggregate principal amount of the notes is 10% or less of the aggregate principal amount of the notes on the closing date, the exchange note may be redeemed in whole, but not in part, if the servicer exercises its “clean-up call” option to purchase the exchange note. The servicer may exercise the option by depositing the purchase price for the exchange note in the indenture collections account by 10:00 a.m. (New York City time) on the payment date on which the option is exercised, and the issuing entity will transfer the exchange note to the servicer. The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of interest and principal of the notes. The servicer may exercise its clean up call option only if the purchase price for the exchange note plus the collections in the exchange note collection account in the final month will be sufficient to pay in full the notes and all fees and expenses of the issuing entity. The purchase price paid by the servicer for the exchange note will be the outstanding note balance of the exchange note.

Exchange Note Defaults

The following are exchange note defaults under the exchange note supplement:

•	certain insolvency events relating to the titling trust or the titling trust’s property;

•	the sponsor is terminated as servicer of the lending facility (unless a successor servicer has been appointed);

•	default in the payment of the principal of the exchange note on its final scheduled payment date, which is August 20, 2030;

•	default in the payment of the interest on the exchange note when due (subject to a specified number of days cure period);

•	certain breaches of representations, warranties, covenants and agreements by the titling trust (subject to applicable cure periods); and

•	the acceleration of the notes following the occurrence of an event of default.

If an exchange note default has occurred and is continuing and the balance of the exchange note has been accelerated (either by declaration or automatically), the exchange noteholder, or the collateral agent on behalf of the exchange noteholder, may institute certain proceedings and pursue any of its other rights, remedies, powers or privileges under the credit and security agreement and the exchange note supplement.

Any amounts that are collected following the occurrence of an exchange note default and the acceleration of the exchange note, including the proceeds from any liquidation of the collateral included in the designated pool, will not be distributed in accordance with the priorities set forth above under “—Payments on the Exchange Notes” but will instead be distributed in accordance with the following priorities:

1.	to the collateral agent, all amounts due to the collateral agent with respect to the exchange note and the designated pool, subject to a maximum specified limit;

2.	to the administrative agent, all amounts due to the administrative agent with respect to the exchange note and the designated pool, subject to a maximum specified limit;

3.	to the servicer, the designated pool servicing fee to the extent such amounts were not retained by the servicer from designated pool collections;

4.	to the issuing entity, in its capacity as owner of the exchange note, interest due on the exchange note;

5.	to the issuing entity, in its capacity as owner of the exchange note, principal of the exchange note until paid in full;

6.

to the issuing entity, in its capacity as owner of the exchange note, the amount, if any, by which the amounts that it is obligated to pay under items (1) through (7) under “—Events of Default” on that payment date exceeds the amount it received pursuant to clauses (4) and (5) above, on that payment date; and

7.	all remaining amounts, to be applied under the lending facility under which the titling trust is the borrower (which amounts will not be available to make payments on any notes).

Events of Default

The following are events of default under the indenture:

•	default in the payment of any interest when it becomes due and payable (i) on the Class A Notes or (ii) if no Class A Notes are outstanding, on the Class B Notes or (iii) if no Class A Notes or Class B Notes are outstanding, on the Class C Notes, (subject to a specified number of days cure period);

•	default in the payment of the principal of any note on its final scheduled payment date;

•	certain breaches of representations, warranties and covenants by the issuing entity, the depositor, the settlor, the titling trust or the sponsor (subject to any applicable cure period); and

•	certain events of bankruptcy relating to the issuing entity, the titling trust, the issuing entity’s property or the titling trust’s property (subject to any applicable cure period).

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first three bullet points above was caused by force majeure (as certified to in an officer’s certificate of the servicer), then the applicable grace periods described in those bullet points will be extended by an additional 10 calendar days; provided, that if there is no cure period, then such cure period shall be 10 calendar days.

If an event of default has occurred and is continuing, the notes may be accelerated and subject to immediate payment at par, plus accrued interest. If the notes are accelerated, the indenture trustee may be directed to sell the trust property, or any portion of the trust property, including the exchange note, at one or more private or public sales. Any such liquidations of the trust property may occur only subject to certain provisions that are set forth under “Description of the Notes—Events of Default.”

Any amounts that are collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), (ii) following an acceleration of the notes or (iii) upon a full or partial liquidation of the trust property, will not be distributed in accordance with the priorities set forth under “—Payments on the Notes” but will instead be distributed in accordance with the following priorities:

1.

to the owner trustee, the indenture trustee, the asset representations reviewer and any successor servicer, any accrued and unpaid fees, expenses and indemnities then due to each of them, ratably without preference or priority of any kind;

2.	to the Class A noteholders, for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or;

3.

to the Class A noteholders, for amounts due and unpaid on the Class A Notes for principal, first, to the noteholders of the Class A-1 Notes until they are paid off and, second, to the noteholders of the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes, ratably, without preference or priority, until they are paid off;

4.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for interest;

5.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for principal, until the Class B Notes are paid off;

6.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for interest;

7.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for principal, until the Class C Notes are paid off; and

8.	to the certificateholder in the issuing entity, all remaining amounts.

Redesignation of Lease Assets from the Designated Pool

The servicer may be required from time to time to redesignate certain lease assets from the designated pool and to make a corresponding payment to the exchange note collections account. The servicer will be required to redesignate a lease and leased vehicle from the designated pool and make such a payment if (1) it grants certain payment deferments or end of lease extensions that are inconsistent with its customary servicing practices, or end of lease extensions past the exchange note final scheduled payment date, (2) it changes the amount of the contract residual value or base monthly payment under the lease or (3) the representations it made about any lease or leased vehicle are later discovered to have been untrue when they were made, are not cured within a specified period of time and have a material adverse effect on the interest therein of the issuing entity or the noteholders.

See “The Designated Pool—Representations about the Designated Pool and Obligation to Redesignate Ineligible Lease Assets upon Breach” for a more detailed description of the servicer’s obligations to redesignate certain lease assets. For a more detailed description of the servicer’s other obligations to redesignate lease assets, you should read “Description of the Transaction Documents—Servicing the Designated Pool—Obligations to Redesignate Lease Assets.”

Tax Status

Katten Muchin Rosenman LLP, tax counsel to the depositor, is of the opinion that, for U.S. federal income tax purposes, the notes will be characterized as indebtedness to the extent such notes are treated as beneficially owned by a person other than the depositor and its affiliates for such purposes and the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the note as indebtedness.

Katten Muchin Rosenman LLP has prepared the discussion under “Material U.S. Federal Income Tax Consequences” and is of the opinion that such discussion, as it relates to U.S. federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, accurately states all material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes to their original purchaser.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations,” the publicly offered notes may be acquired or held by, on behalf of or with the assets of, certain pension, profit-sharing and other employee benefit plans, including plans subject to laws substantially similar to ERISA. Fiduciaries of such plans should consult with counsel before investing in the notes.

Legal Investment

The Class A-1 Notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended, or the 1940 Act. A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and its financial advisors regarding whether an investment in the Class A-1 Notes satisfies its investment policies and objectives.

Static Pool Information

Static pool information for the designated pools of Lease Assets previously securitized by the sponsor in connection with publicly offered transactions is contained in Annex A.

1940 Act Registration

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the 1940 Act, contained in Rule 3a-7 of the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined under “Volcker Rule Considerations”).

Ratings of the Notes

The sponsor has engaged two nationally recognized statistical rating organizations (each an NRSRO) to assign credit ratings to the notes.

The ratings of the notes will address the likelihood of the payment of principal and interest on the notes according to their terms. The sponsor may also request ratings on the non-offered notes. Each engaged NRSRO will monitor the ratings using its normal surveillance procedures. The engaged NRSROs may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the notes. See “Ratings” for more information regarding the ratings assigned to the notes.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Exchange Act, or Regulation RR, require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest of at least 5% in the credit risk of the lease assets as of the closing date. The sponsor will satisfy this credit risk retention requirement by causing the depositor to retain an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of the notes and the issuer trust certificate to be issued by the issuing entity. See “Credit Risk Retention” for more information regarding the manner in which the risk retention regulations will be satisfied.

Registration Under the Securities Act

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor met the registrant requirements set forth in paragraph I.A. of the General Instructions to Form SF-3 at the time the registration statement was filed.

Risk Factors

You should consider the following factors in connection with the purchase of the notes:

Risks Related to the Characteristics of the Notes

We cannot predict the rate at which the notes will amortize.	Your notes may amortize more quickly than expected for a variety of reasons. First, lessees can make prepayments on the leases at any time. The rate of prepayments on the leases may be influenced by a variety of factors, including changes in economic and social conditions or various manufacturer incentive programs. Any risk resulting from faster or slower prepayments of the leases will be borne solely by the noteholders.

Second, under certain circumstances, the servicer is obligated to reallocate lease assets from the issuing entity as a result of certain breaches of representations, warranties and/or covenants. As a result of such a reallocation, the outstanding securitization value of an affected lease would be paid by the servicer, the related lease assets would be redesignated from the designated pool and the amount paid by the servicer would be available to make payments on the exchange note and, in turn, on your notes.

Third, the notes contain an overcollateralization feature that could result in accelerated principal payments to noteholders, which would cause faster amortization of the notes than of the designated pool.

Finally, the servicer has the right to purchase the exchange note on or after the first payment date on which the aggregate principal amount of the notes is 10% or less of the aggregate principal amount of the notes on the closing date. If this right is exercised by the servicer, you may be paid principal of the notes earlier than you expected.

In any of these cases, you may be repaid principal of the notes at a different rate than you expect and you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

You may suffer a loss if the final maturity date of the notes is accelerated.	If a default occurs under the indenture and the maturity dates of the outstanding notes are accelerated, the indenture trustee may sell the exchange note, or it may direct (or if directed by holders of a majority of the outstanding principal balance of the most senior class of notes then outstanding, will direct) the collateral agent to sell the lease assets in the designated pool and the proceeds from any such sales would be used to repay the notes in advance of their final scheduled payment dates. The proceeds from any such sales may be insufficient to pay the aggregate principal amount of the outstanding notes and accrued interest on those notes in full. If this occurs, you may suffer a loss due to such an acceleration.

There may be a conflict of interest among classes of notes.	As described elsewhere in this prospectus, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes upon the occurrence of an event of default under the indenture and certain other matters. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

Because the Class B Notes and the Class C Notes are subordinated to the Class A Notes, payments on those classes are more sensitive to losses on the designated pool.	Certain notes are subordinated, which means that (i) principal paid on those classes as part of monthly distributions or, in the event of a default, upon acceleration of the notes, will be made only once payments of principal have been made in full to all classes of notes senior to those classes and (ii) interest paid on those classes as part of monthly distributions or, in the event of a default, upon acceleration of the notes, will be made only once payments of interest have been made in full to all classes of notes senior to those classes. The Class A Notes have the highest priority of payment, followed in descending order of priority of payment by the Class B Notes and the Class C Notes. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following acceleration of the notes, delays in payment or losses will be suffered by the most junior outstanding class or classes even as payment is made in full to more senior classes.

Principal may be paid on certain classes of notes before interest is paid on other classes.	If on any payment date the outstanding principal amount of the notes exceeds the principal balance of the designated pool, a payment of principal, to the extent available, will be made to the holders of the most senior outstanding class or classes of notes to eliminate that undercollateralization. Furthermore, if any class of notes has an outstanding principal amount on its final scheduled payment date, a payment of principal, to the extent available, will be made to the holders of that class of notes on that payment date to reduce the outstanding principal amount thereof to zero. Certain of these principal payments will be made before interest payments are made on certain subordinated classes of notes on that payment date. As a result, there may not be enough cash available to pay interest on certain subordinated classes of notes on that payment date.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has engaged two nationally recognized statistical rating organizations, or NRSROs, and will pay them a fee to assign ratings on the publicly offered notes and may also request ratings for some of the non-offered notes, if any.

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each engaged NRSRO’s assessment of the future performance of the designated pool, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the designated pool and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the designated pool, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

We note that a NRSRO may have a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the engaged NRSRO for their ratings services. The sponsor has not engaged any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under effective Commission rules, information provided by or on behalf of the sponsor to an engaged NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to all NRSROs in order to make it possible for non-engaged NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. NRSROs, including the engaged NRSROs, have different methodologies, criteria, models and requirements. If any non-engaged NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the engaged NRSROs, which may adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-engaged NRSROs any information provided to any engaged NRSRO for the purpose of assigning or monitoring the ratings on the notes, an engaged NRSRO could withdraw its ratings on the notes, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.

Potential investors in the notes are urged to make their own evaluation of the notes, including the future performance of the designated pool, the credit enhancement on the notes and the likelihood of repayment of the notes, and not to rely solely on the ratings on the notes.

Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes.	Some or all of one or more classes of the notes may be retained by the depositor or conveyed to an affiliate of the depositor. As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

You may not be able to sell your notes, and may have to hold your notes to maturity even though you may want to sell.	A secondary market for your notes may not be available. If it is available, it may not provide you with liquidity of investment or continue for the life of your notes. The underwriters may establish a secondary market in the notes, although no underwriter will be obligated to do so. In addition, the underwriters and other broker-dealers may also be unwilling or unable to publish quotations for the notes or otherwise facilitate trading of the notes due to regulatory developments or otherwise. The notes are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

No party to the securitization transaction described in this prospectus is required, or intends, to retain an economic interest in such transaction, or to take any other action with regard to such transaction, in a manner prescribed or contemplated by any risk retention or due diligence rules in effect at any time in the EEA or the U.K., and any retention pursuant to Regulation RR has not been structured with the objective of ensuring compliance by any noteholder or any other person with any applicable requirement of such rules. See “Legal Investment—E.U. and U.K. Securitization Requirements” for more information.

Noteholders have no recourse against the sponsor for losses.	The depositor, the issuing entities and the noteholders will have no recourse against the sponsor other than for (i) breaches of certain representations and warranties with respect to the lease assets, and (ii) certain breaches of the sponsor’s obligations as servicer under the transaction documents. The notes represent obligations solely of the issuing entity. The notes are not guaranteed, in whole or in part, by the sponsor, the servicer, the applicable indenture trustee or collateral agent or any other party. Consequently, if payments on the leases and amounts received with respect to the related leased vehicles, and to the extent available, any credit enhancement, are insufficient to pay the notes in full, you will have no right to obtain payment from the sponsor or any other party.

The notes are asset-backed debt and the issuing entity has only limited assets.	The sole sources for repayment of the notes are payments on the trust property (which will principally consist of payments on the exchange note, payments on which are derived from amounts received on the lease assets in the designated pool) and amounts (if any) on deposit in the cash accounts held by the collateral agent. You may suffer a loss if these amounts are insufficient to pay amounts due on the notes.

SOFR is a relatively new reference rate, which could have an adverse effect on the floating rate notes.	The Floating Rate Notes will accrue interest based on 30-day average SOFR. SOFR is published by the Federal Reserve Bank of New York, or the FRBNY, and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The FRBNY notes on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Because SOFR is published by the FRBNY based on data received from other sources and depends on interrelated economic, financial and political considerations, we have no control over its determination, calculation or publication. We cannot assure you that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on the Floating Rate Notes and the trading prices of the Floating Rate Notes.

As an overnight rate, SOFR may be subject to increased volatility relative to other interest rate benchmarks. Additionally, if 30-day average SOFR is not published on any SOFR determination date (including as a result of SOFR having been discontinued), the Floating Rate Notes will instead bear interest at a rate based on 30-day average SOFR for the most recent SOFR determination date for which such rate was published on the FRBNY’s website under “30-day average (%).” This rate will remain in effect until (i) the next succeeding SOFR determination date on which 30-day average SOFR can be determined, if any, or (ii) the sponsor adopts an alternative benchmark rate that aligns with the current market practice for other similar asset-backed floating rate notes. As such, this rate may not reflect then-current market conditions, or the rate that would apply to investments where interest is set for a longer term. In addition, any alternative benchmark rate adopted by the sponsor as described above will be conclusive and binding absent manifest error and will be made in the sponsor’s sole discretion and will become effective without the consent of any other person (including any noteholder). The holders of notes will not have any right to approve or disapprove such election by the sponsor and will be deemed to have waived and released any and all claims against any transaction party relating to any such election by the sponsor. See “Description of the Notes — Determination of SOFR” for more information on how 30-day average SOFR will be determined.

Because SOFR is a relatively new rate, the Floating Rate Notes may not have an established trading market when issued, and an established trading market may never develop or may not be liquid. The secondary market for, and the market value of, the Floating Rate Notes will be affected by a number of factors, including the manner in which SOFR is determined, calculated and published, the development of SOFR-based market conventions, broad acceptance of SOFR in the capital markets, the anticipated and actual level and direction of interest rates, the variable rate of interest payable on the Floating Rate Notes, potential volatility of SOFR, the time remaining to the maturity of the Floating Rate Notes, the principal balance of the Floating Rate Notes and the availability of comparable instruments. Investors in the Floating Rate Notes may not be able to sell such notes at all or may not be able to sell such notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The FRBNY began publishing SOFR in April 2018. Although the FRBNY has also published historical indicative SOFR going back to 2014, such prepublication historical data inherently involves assumptions, estimates and approximations. Investors in the Floating Rate Notes should therefore not rely on any historical changes or historical or recent trends in SOFR as an indicator of the future performance of SOFR during the term of the Floating Rate Notes. Historical interest rates are not necessarily indicative of future interest rates and actual interest rates may be lower than anticipated.

You may suffer a loss due to the floating interest rate on the Floating Rate Notes if the applicable benchmark rate rises because the issuing entity will not enter into interest rate hedges.	The designated pool of lease assets provides for level monthly payments and all classes of notes, except the Floating Rate Notes, will bear interest at a fixed rate. The Floating Rate Notes will bear interest at a floating rate initially based on 30-day average SOFR plus a spread. Even though the issuing entity will issue the Floating Rate Notes, it will not enter into any interest rate hedges or other derivatives contracts to mitigate this interest rate risk.

The issuing entity will make payments on the Floating Rate Notes out of amounts received on the designated pool of lease assets and not solely from any subset of collections that are dedicated to the Floating Rate Notes. Therefore, an increase in 30-day average SOFR (or any alternative benchmark rate adopted by the sponsor) would increase the amount due as interest payments on the Floating Rate Notes without any corresponding increase in the amount of interest due on the designated pool of lease assets or any additional source of funds that provide a source of payment for those increased interest payments.

If the floating rate payable by the issuing entity on the Floating Rate Notes increases to the point at which the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amounts received on the designated pool of lease assets, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make these payments, you may experience delays or reductions in the interest and principal payments on your notes.

Negative benchmark rates will reduce the rate of interest on the Class A-2-B Notes.	The interest rate on the Class A-2-B Notes initially will be 30-day average SOFR plus a spread. Decreases in SOFR (or any alternative benchmark adopted by the sponsor) will decrease the interest rate and the amount of interest payable on the Class A-2-B Notes. If the sum of 30-day average SOFR (or the alternative benchmark adopted by the sponsor) plus the applicable spread set forth on the cover page of this prospectus is less than 0.00% for any interest period, then the interest rate for the Class A-2-B Notes for such interest period will be deemed to be 0.00%.

Optional redemption of your notes could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity and which may expose you to reinvestment risk.

The notes are subject to optional redemption if the servicer exercises its “clean-up call” option to purchase the exchange note; which will result in all noteholders surrendering their notes for final payment of principal and interest.

Because prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest the amounts that you are paid in connection with an optional redemption at a yield equaling or exceeding the yield on your notes. You will bear the risk of reinvesting unscheduled distributions resulting from an optional redemption.

Risks Related to the Characteristics and Performance of the Leases in the Designated Pool and the Related Leased Vehicles

Residual value losses could result in losses on your notes.	Because the leases in the designated pool are closed-end leases, you will bear the risk that the leased vehicles are worth less than their base residual values at the end of the lease terms. The present value of the aggregate base residual value of the leased vehicles in the designated pool equals approximately 64.90% of the sum of the present values of the remaining scheduled base monthly payments and the base residual values, which is the total amount that will be available to pay your notes (assuming each base monthly payment is made as scheduled and each leased vehicle is returned and sold for an amount equal to its base residual value). The base residual value for each lease is the least of the contract residual value set by the sponsor when the lease was originated or a residual value established by ALG, an independent company that specializes in establishing residual values for vehicles, either when the lease was originated or at a later date prior to the cutoff date.

In order to establish residual values, the sponsor and ALG each take into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease (such as its term, the month in which it is scheduled to terminate and the maximum allowable mileage) and the leased vehicle (such as the vehicle make, type and model and the manufacturer’s suggested retail price). The sponsor and ALG each also make predictions about a number of factors that may affect the supply and demand for used vehicles (including changes in consumer tastes and economic factors, vehicle manufacturer decisions and government actions) and about a number of factors that affect used vehicle pricing (including housing prices, commodity prices, wage growth, consumer sentiment, interest rates, gas and oil prices and new vehicle sales). However, none of these factors can be predicted with certainty, so the residual value established by the sponsor or ALG may not accurately reflect the actual amount received on disposition of a leased vehicle.

In addition, the leases in the designated pool were originated under General Motors Company, or GM, and the sponsor’s sponsored marketing programs. Under some of these programs, the contract residual values of the leased vehicles were set higher than the contract residual values the sponsor would otherwise have set. As a result, the price at which a lessee may purchase a leased vehicle related to a lease originated under such a marketing program is also set higher than it would otherwise have been set. It is therefore more likely that the purchase price that the lessee would have to pay for the related leased vehicle will exceed the market value of such leased vehicle at the end of the lease term, which makes it less likely that the lessee will purchase one of these leased vehicles. Consequently, a large portion of the leased vehicles originated under these programs may be returned at lease end and subject to the factors described above that affect the value of leased vehicles in the future.

Because residual values cannot be predicted with certainty and you will bear the risk if the leased vehicles are worth less than their base residual values and may not receive the full benefit if they are worth more than their base residual values, you may experience losses on your notes.

Geographic concentrations of lease assets may increase concentration risks.	Adverse economic conditions or other factors, including natural disasters and public health emergencies, affecting any state or region could increase the delinquency or loss experience of the lease assets originated in that state or region.

As of the cutoff date, lessees with respect to approximately 24.78%, 12.34%, 9.58%, 7.67%, 6.77%, 5.74% and 5.30% of the leases, based on the lease assets’ aggregate securitization value as of the cutoff date, were located in the states of Michigan, New York, Florida, California, Texas, Ohio and New Jersey, respectively, based on the billing address of the lessee on the lease. No other state or U.S. territory accounts for more than 5.00% of the aggregate securitization value as of the cutoff date.

Concentration of leased vehicles to particular vehicle models may increase concentration risks.	As of the cutoff date, the Silverado, Sierra and Equinox vehicle models represent approximately 17.03%, 10.81% and 9.58%, respectively, of the aggregate securitization value as of the cutoff date of the leased vehicles in the designated pool. No other vehicle model accounts for more than 5.00% of the aggregate securitization value as of the cutoff date. Any adverse change in the value of a specific vehicle model could reduce the proceeds received at disposition of a related leased vehicle. If this occurs, you may incur a loss on your investment if the reduced proceeds are insufficient to pay amounts due on the notes.

Interests of other persons in the exchange note, the leases or the leased vehicles could reduce or delay payments on your notes.	If another person acquires an interest in the exchange note or in any lease or leased vehicle in the designated pool that is superior to the issuing entity’s, collections on the exchange note, collections on that lease or the proceeds from the sale of that leased vehicle may not be available to make payments on your notes. Another person could acquire an interest that is superior to the issuing entity’s interest if:

•

the issuing entity does not have a perfected security interest in the exchange note because its security interest was not properly perfected (despite the delivery of the exchange note to the indenture trustee on the closing date for a securitization transaction);

•

the collateral agent does not have a perfected security interest in the assets in the designated pool because its security interest in the leases or leased vehicles was not properly perfected (despite the grant of a security interest in all lease assets to the collateral agent upon their acquisition by the titling trust and the application for a certificate of title for each leased vehicle naming the collateral agent as secured party);

•

the titling trust does not have proper evidence of its ownership of any leased vehicle in the designated pool (despite the application for a certificate of title for each leased vehicle naming the titling trust as owner);

•

the collateral agent does not have a perfected security interest in the leases in the designated pool because the collateral agent has not maintained physical possession, in the case of a tangible contract, or “control,” in the case of an electronic contract; or

• the collateral agent’s security interest in the leases or leased vehicles in the designated pool is impaired because holders of some types of liens, such as a lien in favor of the Pension Benefit Guaranty Corporation, certain tax liens or mechanics’ liens, may have priority over the collateral agent’s security interest, or a leased vehicle is confiscated by a government agency.

See “Material Legal Aspects of Exchange Note and Lease Assets—Security Interests in Exchange Note and Lease Assets” for more information about the security interests in the exchange note and the lease assets.

Losses and delinquencies on the lease assets in the designated pool may differ from the sponsor’s historical loss and delinquency levels on the serviced portfolio.	The delinquency and loss levels of the lease assets in a designated pool may not correspond to the historical levels the sponsor experienced on its automobile lease asset portfolio or in prior designated pools. There is a risk that delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies.

Payments on the notes depend on designated pool collections on the lease assets and proceeds from the sale of the leased vehicles.	The issuing entity will pay the notes only with amounts received on the exchange note. The amount received on the exchange note will primarily depend upon the designated pool collections on the lease assets in the designated pool, the number of lease assets that default and the amount of the proceeds from the sale of the leased vehicles upon scheduled termination, early termination or default. If there are decreased designated pool collections, increased defaults or the net sale proceeds from the leased vehicles are less than the base residual values of the leased vehicles, there may be insufficient funds to pay your notes in full.

No assurance can be made that the market value of any leased vehicle will equal its base residual value at the end of the lease. If the market value of a leased vehicle is less than the price at which the lessee may purchase the vehicle under the lease, the lessee will be more likely to return it. If the net sale proceeds from returned leased vehicles are less than their base residual values, there may be insufficient funds to pay your notes in full.

Performance of the designated pool is uncertain and market factors may reduce used vehicle prices.	The performance of the lease assets in the designated pool depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual lessees, the sponsor’s underwriting standards at origination, the accuracy of ALG’s residual value forecasts, the success of the sponsor’s servicing of the designated pool, collection and vehicle remarketing strategies and used vehicle prices.

The used vehicle market is affected by supply and demand for such vehicles, which in turn is affected by numerous factors including:

• consumer tastes and economic factors, including changes in fuel prices and the availability of financing to consumers and dealers for their purchase of used vehicles;

•

vehicle manufacturer decisions, including those on pricing and incentives offered for the purchase of new vehicles, on the introduction and pricing of new car models or on whether to sell a brand or to discontinue a model or brand;

• government actions, including actions that encourage consumers to purchase certain types of vehicles; and
• other factors, including the impact of vehicle recalls and related lawsuits.

None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. Changes in various factors could have disproportionate effects on the supply or demand for certain vehicle types or models. For example, increases in fuel prices could disproportionately reduce the resale value of larger, less fuel efficient vehicles, such as trucks and sport utility vehicles. Consequently, no accurate prediction can be made of how the designated pool will perform.

The timing of payments on the leases in the designated pool could cause you to be paid earlier or later than you expect, which may adversely affect your yield to maturity.	The yield to maturity of the notes may be adversely affected by a faster or slower rate of payments on the leases. In particular, faster than expected payments on the designated pool will cause the issuing entity to make payments of principal on your notes earlier than expected and will shorten the maturity of your notes. Payments on the designated pool may be made earlier than expected if:

•

lessees prepay the leases in full;

•

lessees default on their leases and proceeds are received from the sale of the leased vehicles;

•

lessees participate in early termination programs sponsored by the sponsor;

•

proceeds from claims on any physical damage, credit life or other insurance policies covering the leases, leased vehicles or lessees are received;

•

the servicer is required to redesignate certain lease assets from the designated pool and makes a corresponding payment to the exchange note collections account due to a breach of a representation or warranty relating to the lease or leased vehicle or a breach of its servicing duties; or

•

leased vehicles are returned and sold more quickly than expected.

A variety of economic, social and other factors, including among others, obsolescence, prevailing interest rates, general availability of credit, availability of alternative financing, local and regional economic conditions and natural disasters, will influence the rate of payments on the designated pool. Therefore, we can give no assurances as to the rate of prepayments that the designated pool will experience.

Inadequate insurance on leased vehicles may cause losses on your investment.	Each lease requires the lessee to maintain insurance covering physical damage to the leased vehicle with the titling trust named as a loss payee. The lessees select their own insurers to provide the required coverage, so the specific terms and conditions of their insurance policies vary.

In addition, although each lease generally gives the servicer the right to obtain force-placed insurance coverage in the event the required physical damage insurance on a leased vehicle is not maintained by a lessee, neither the sponsor nor the servicer is obligated to obtain force-placed coverage and neither the sponsor nor the servicer is in the practice of obtaining force-placed insurance coverage. In most cases, the sponsor does not typically obtain forced-placed insurance on the leases. In the event insurance coverage is not maintained by lessees and coverage is not force-placed, then insurance recoveries may be limited in the event of losses or damages to leased vehicles included in the designated pool, and you could suffer a loss on your investment.

Risks Related to Certain Transaction Parties and Their Obligations Under the Transaction Documents

Vehicle recalls may result in losses on your notes.	GM may from time to time issue recalls that affect vehicle models included in the designated pool. Vehicle recalls of leased vehicles may result in increased returns of the subject leased vehicles at the end of the related lease term. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed leased vehicles or returned leased vehicles may be sold, or may delay the timing of those sales in the used car market. If the price at which the related leased vehicles may be sold declines, you may incur a loss on your investment if the reduced proceeds are insufficient to pay amounts due on the notes.

Insolvency of the sponsor may cause your payments to be reduced or delayed.	In some circumstances, an insolvency of the sponsor may reduce payments to noteholders. A court in a bankruptcy proceeding could conclude that the sponsor effectively still owns the exchange note because the sale of the exchange note by the sponsor to the depositor and by the depositor to the issuing entity, were not “true sales” or that the assets and liabilities of the titling trust, the depositor and/or the related issuing entity should be consolidated with those of the sponsor for bankruptcy purposes. If a court were to reach either of these conclusions, payments on your notes could be reduced or delayed due to:

•

the “automatic stay” provision of the U.S. federal bankruptcy laws, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court, and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances;
• tax or government liens on the sponsor’s property that arose prior to the transfer of the exchange note to the issuing entity having a claim on collections that are senior to your notes; or
• the issuing entity not having a perfected security interest in the exchange note or any cash collections held by the sponsor at the time the bankruptcy proceeding begins.

In addition, the transfer of the exchange note by the depositor to the issuing entity, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the issuing entity. If a court were to conclude that such transfer was not a sale or the depositor was consolidated with the sponsor in the event of the sponsor’s bankruptcy, the notes would benefit from a security interest in the exchange note but the exchange note would be owned by the sponsor and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could cause losses or delays in payments on your notes.

Commingling of collections with the sponsor’s corporate funds may result in reduced or delayed payments to you.	While the sponsor is the servicer, designated pool collections will be remitted directly to the sponsor and held by the sponsor prior to deposit in the exchange note collections account as required by the transaction documents. These designated pool collections may be commingled with the sponsor’s corporate funds prior to their deposit into the exchange note collections account. If bankruptcy proceedings are commenced with respect to the sponsor while acting as servicer, the issuing entity, the indenture trustee or the collateral agent may not have a perfected security interest in those collections and any funds then held by the servicer may be unavailable to noteholders.

Transfer of servicing may delay payments to you.	The transaction documents contain provisions that could result in the termination of the sponsor’s servicing rights. If the sponsor were to cease servicing the lease assets, delays in processing payments on the leases, sales of returned or repossessed vehicles and information regarding designated pool collections could occur. This could delay payments to you. Furthermore, the transaction documents require that the terminated servicer pay the reasonable costs and expense of transferring servicing to a successor servicer. If the terminated servicer were unable or unwilling to pay such costs and expenses, the transfer of servicing responsibilities could be disrupted, which could further delay payments to you. There is no guarantee that a replacement servicer would be able to service the lease assets with the same capability and degree of skill as the sponsor. See “Description of the Transaction Documents—Exchange Note Servicer Default.”

Inability of the servicer to redesignate lease assets which breach a representation or warranty may cause your payments to be reduced or delayed.	The servicer will make certain representations and warranties about the lease assets that are assigned to the designated pool. If any of those representations and warranties are breached and are not cured in the manner described in the related transaction documents, the transaction documents require the servicer to make a repurchase payment for the affected lease assets and to redesignate those lease assets from the designated pool to the extent the interests of the noteholders are materially and adversely affected by such breach. If the servicer is unable to make the repurchase payment to redesignate lease assets and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and suffer losses on your investment in the notes.

The servicer has discretion over the servicing of the lease assets which could impact the amount or timing of funds available to make payments on your notes.	The servicer has discretion in servicing the lease assets in the designated pool, including the ability to grant lease deferments, due date changes, late fee waivers, end of lease extensions and other assistance programs, including the temporary suspension of all repossessions, and to determine the timing and method of collection and vehicle remarketing. The manner in which the servicer exercises that discretion could have an impact on the amount or timing of collections on the designated pool and consequently on the amount or timing of principal and interest received by the issuing entity on the exchange note. If servicing procedures impact the amount or timing of designated pool collections, you may experience losses or delays in payment on your notes.

Risks Related to the General Economic Environment

A significant global or regional event may impact the financial markets and adversely affect the market value of your notes and/or limit your ability to resell your notes.	The occurrence of a global or regional event, such as a financial crisis, economic downturn or recession, a public health crisis, epidemic or pandemic, a cyber-attack or ransomware attack, a natural disaster or a geopolitical conflict, war or other military conflict, could result in economic volatility and global financial market disruptions, which could result in losses on your notes and/or limit your ability to resell your notes.

During periods of economic downturn, the performance of the designated pool may deteriorate.	Periods of economic slowdown or recession may adversely affect the performance of the leases and the value of the leased vehicles in the designated pool. High unemployment and lack of available credit are likely to lead to increased delinquencies and defaults by lessees as well as decreased consumer demand for and declining values of automobiles, light duty trucks and utility vehicles. In addition, any increases in the inventory of used automobiles, light duty trucks and utility vehicles during a period of economic slowdown or recession will typically depress the price of used vehicles, which may increase the amount of losses on leased vehicles returned at lease end and defaulted leases.

Additionally, higher gasoline prices, unstable real estate values, declining stock market values, increased inflation and other factors that impact consumer confidence or disposable income could increase loss frequency and decrease consumer demand for automobiles which could increase the amount of losses on leased vehicles returned at lease end and defaulted leases. See “Delinquency, Net Loss, Charge-Off and Residual Performance Information” for delinquency, net loss, charge-off and residual performance information regarding the lease assets originated and serviced by the sponsor. There can be no assurance that the historical delinquency, net loss, charge-off and residual performance experience will be representative of future performance in various economic environments. Investors should expect increased delinquencies and losses on the automobile leases securing the notes and payments on the notes could be adversely affected.

The U.S. government has introduced new tariffs applicable to the automotive industry. Such tariffs, and similar tariffs imposed by other governments, could have a material adverse effect on GM’s financial condition and results of operations.

The U.S. government has introduced new tariffs, including some tariffs specifically related to the automotive industry. Import tariffs charged by other countries where GM does business may also change. Based on the ultimate scope, nature and duration of any implemented tariffs, GM may take various mitigating actions, such as making changes to its U.S. production plan and reducing or pausing imports. Tariffs could also cause supply chain disruptions globally, potentially resulting in increased production costs, the inability to receive certain critical parts, increased vehicle prices, reduced incentives, and/or lost vehicle production volumes. Any extended reduction of GM’s production or sale of vehicles could have an adverse effect on GM’s business.

Further, we cannot predict the effect any implemented tariffs may have on the U.S. economy. An increase in inflation or a decrease in economic growth could impact the financial health of lessees and lead to higher delinquencies and defaults.

Risks Related to Legal and Regulatory Matters that Impact the Transaction

The regulatory environment in which the consumer finance industry operates could have a material adverse effect on the sponsor’s business and operating results.	The sponsor is subject to a wide variety of laws and regulations in the jurisdictions where it operates, including supervision and licensing by numerous governmental entities. These laws and regulations can create significant constraints on the sponsor’s operations and result in significant costs related to compliance. Failure to comply with these laws and regulations could impair the ability of the sponsor to continue operating and result in substantial civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses, and damage to reputation, brand and valued customer relationships.

The Dodd-Frank Act imposes significant regulatory oversight on the financial industry and grants the Consumer Financial

Protection Bureau, or the CFPB, extensive rulemaking and enforcement authority, all of which may substantially impact the sponsor’s operations. As a “larger participant” in the automobile finance market, the sponsor is subject to possible comprehensive and rigorous on-site examinations by the CFPB. Any violations of law or unfair lending practices found during these examinations could result in enforcement actions, fines, and mandated process, procedure or product-related changes or consumer refunds.

The sponsor could be materially adversely affected by significant legal and regulatory proceedings.	The sponsor is subject to various legal and regulatory proceedings and governmental investigations in the ordinary course of the sponsor’s business. An adverse outcome in one or more of these proceedings or investigations could result in substantial damages, settlements, fines, penalties, diminished income or reputational harm. For a further discussion of these matters, refer to “Legal Proceedings—The Sponsor and the Servicer.”

Automobile leases that do not comply with consumer financial protection laws could result in delays in payments or losses on your notes.	If a lease does not comply with U.S. federal and state consumer financial protection laws, the servicer may be prevented from or delayed in collecting the lease. Also, some of these laws may provide that the lessor or assignee of a consumer contract (such as the issuing entity) is liable to the lessee for any failure of the contract to comply with these laws. This could result in delays in payment or losses on your notes. For more details about consumer financial protection laws relating to the leases, see “Material Legal Aspects of Exchange Note and Lease Assets—Consumer Protection Laws.”

Federal and state laws and other factors may limit the collection of payments on the leases and repossession of the leased vehicles.	Federal and state laws may prohibit, limit, or delay repossession and sale of a repossessed leased vehicle to recover losses on a defaulted lease. As a result, you may experience delays in receiving payments and suffer losses on your notes.

Additional factors that may affect the issuing entity’s ability to recoup the full amount due on a lease include:

•

the sponsor’s failure to maintain the perfection of the collateral agent’s security interest in the related leased vehicle;

•

depreciation;

•

obsolescence;

•

damage or loss of the related leased vehicle; and

•

the application of federal and state bankruptcy and insolvency laws.

Furthermore, proceeds from the sale of repossessed leased vehicles can fluctuate significantly based upon market conditions. A deterioration in general economic conditions could result in a greater loss in the sale of repossessed leased vehicles than the sponsor has historically experienced.

Limitations on interest payments and repossessions may cause losses on your investment.	Generally, under the terms of the Servicemembers Civil Relief Act and similar state legislation in most states, a lessee may terminate a lease at any time if the lessee subsequently enters into military service or receives military orders for a permanent change of station outside of the continental U.S. or to deploy with a military unit. No early termination charges may be imposed on the lessee for such termination. Lease assets related to lessees who are in the military or who subsequently enter the military may be included in the designated pool and the servicer will not be required to redesignate from the designated pool a lease asset that become subject to these laws. In the event leases are terminated and any form of credit enhancement is insufficient to cover the losses on the terminated leases, you could suffer a loss on your investment.

In addition, this legislation imposes limitations that would impair the servicer’s ability to repossess a leased vehicle related to an affected lease during the lessee’s period of active duty status. Thus, in the event that these lessees go into default, there may be delays in receiving payments and you may incur losses on your investment in the notes.

Recent changes to U.S. federal tax laws may result in a delay in payments to noteholders and a loss of your investment.

P.L. 119-21, otherwise known as the “One Big Beautiful Bill Act of 2025,” permanently extended current corporate and individual tax rates, and made various additional changes to U.S. federal tax law, some of which expire at the end of 2028. The Act includes a deduction for interest paid by certain taxpayers on debt used to purchase (or refinance the purchase of) an “applicable passenger vehicle” assembled in the United States starting in 2025, which is limited to taxpayers with income below certain thresholds and expires at the end of 2028. However, this deduction is not available with respect to automobile lease payments, including the payments made on the leases in the designated pool.

The sponsor cannot predict the long-term impact of any of the recent changes to U.S. federal tax law on the future performance of the pool. The changes could result in prepayment rates or default rates that differ materially from the rates assumed in the prepayment model used in this prospectus and result in delayed payments or losses on your notes.

Climate related events and climate change risks may cause losses on your notes.

The effects of climate change and the ongoing efforts to mitigate its impact, including through climate change-related legislation and regulation, may have a negative effect on the issuing entity.

Significant physical effects of climate change, such as extreme weather and natural disasters, may affect the lessees.

For example, lessees living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on the related leases. Dealerships and physical auctions that facilitate the disposition of the leased vehicles after repossession are also subject to disruption as a result of extreme weather and natural disasters, which could result in an inability to sell repossessed vehicles, or a temporary or permanent decline in the market value of those vehicles. In addition, extreme weather and natural disasters may have effects on the automobile finance industry or economy due to the interdependence of market actors. If such extreme weather or a natural disaster were to occur in a geographic region in which a large number of lessees are located, these risks would be exacerbated. See “—Geographic concentrations of lease assets may increase concentration risks.”

Changes to laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the automobile industry in particular as a result of efforts to mitigate the factors contributing to climate change, as well as constraints related to lending on greenhouse gas-emitting products) could have an adverse impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

Any of these effects, or their confluence, could adversely affect the performance of the designated pool, or the market value of the vehicles securing the lease assets in the designated pool, which could result in losses or affect the timing of payments on your notes.

Use of Proceeds

On the closing date:

•	GM Financial Automobile Leasing Trust 2026-2, or the issuing entity, will issue the notes to GMF Leasing LLC, or the depositor, in exchange for the exchange note on the closing date.

•	The depositor will sell the publicly offered notes to the underwriters who will sell them to investors.

•	The depositor will fund the initial deposit to the reserve account, on behalf of the issuing entity.

•

The depositor will use the proceeds from the sale of the publicly offered notes to purchase the exchange note, backed by the designated pool of Lease Assets (as defined in the Glossary), from AmeriCredit Financial Services, Inc. d/b/a GM Financial, or GM Financial or the sponsor.

•

The depositor or its affiliates may use the net proceeds from the issuance of the notes to pay their debt, including “warehouse” debt secured by some or all of the Lease Assets prior to their inclusion in the designated pool. This “warehouse” debt may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates. No expenses incurred in connection with the selection and acquisition of the leases or leased vehicles included in the designated pool will be paid for from the offering proceeds.

The Sponsor and the Servicer

GM Financial will be the sponsor and servicer for the notes. The sponsor was incorporated in Delaware on July 22, 1992. GM Financial services under the “GM Financial” brand and may service under GM affiliate brand names. The sponsor’s principal offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, telephone (817) 302-7000.

On October 1, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 21, 2010, AmeriCredit Corp. became a wholly-owned subsidiary of General Motors Holdings LLC. General Motors Holdings LLC is in turn a wholly-owned subsidiary of General Motors Company, or GM. AmeriCredit Corp. was subsequently renamed General Motors Financial Company, Inc., or General Motors Financial. The sponsor continues to be a wholly-owned subsidiary and the primary operating subsidiary of General Motors Financial.

All of the Lease Assets included in the designated pool were originated in accordance with the sponsor’s underwriting criteria. The sponsor identifies the Lease Assets that are originated and sold to the titling trust by automobile dealers and has at times originated leases directly with consumers.

The sponsor services all leases that it originates, though some servicing functions are performed by affiliates of the sponsor, according to sponsor’s servicing policies as described below. As of March 31, 2026, the sponsor serviced a portfolio with a net book value of approximately $31.9 billion in North America. See “The Sponsor’s Automobile Leasing Program” for more information regarding the sponsor’s business and “The Sponsor’s Lease Securitization Program” for information regarding the sponsor’s securitization program.

The sponsor will identify the Lease Assets to be assigned to the designated pool by the titling trust. The sponsor will be the original holder of the exchange note which it will sell to the depositor pursuant to an Exchange Note Sale Agreement (as defined in the Glossary). The servicer will make certain representations and warranties to the depositor, the issuing entity and the indenture trustee regarding the designated pool. If it is discovered that the servicer has breached any such representation or warranty with respect to a lease or leased vehicle in the designated pool, the servicer will be obligated to redesignate the affected lease or leased vehicle from the designated pool to the extent the interests of the noteholders are materially and adversely affected by such breach. Certain of the representations and warranties that the sponsor will make about the Lease Assets are subject to important qualifications or limitations, such as knowledge qualifiers, or relate to actions taken by a third-party, such as the related dealer. Therefore, the sponsor may not be able to independently verify the facts underlying certain representations and warranties that it will make. See “The Designated Pool—Representations about the Designated Pool and Obligation to Redesignate Ineligible Lease Assets Upon Breach” for more information regarding the representations and warranties that the servicer will make regarding the Lease Assets and its obligation to redesignate Lease Assets from the designated pool under certain circumstances.

The Transaction Documents (as defined in the Glossary) relating to the Lending Facility (as defined in the Glossary) and the transaction documents for each other designated pool relating to the Lending Facility also contain covenants requiring the redesignation of Lease Assets from the related designated pool by the servicer due to the breach of a related representation or warranty. During the three year period ended March 31, 2026, none of the servicer, the depositor, the collateral agent or the owner trustee received a demand to redesignate any Lease Assets from any designated pool, and there was no activity with respect to any demand made prior to such period. The sponsor discloses all fulfilled and unfulfilled redesignation requests for Lease Assets that were the subject of a demand to redesignate from the designated pool on SEC Form ABS-15G. The sponsor furnished its most recent Form ABS-15G pursuant to Rule 15Ga-1 of the Exchange Act with the SEC on February 2, 2026. The sponsor’s CIK number is 0001002761. See “Where You Can Find More Information” for more information on obtaining a copy of the report.

Under the Servicing Agreement (as defined in the Glossary), the sponsor will service the Lease Assets in the designated pool and will be compensated for acting as the servicer. The servicer’s activities consist primarily of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interests in the leased vehicles, arranging for the disposition of any leased vehicles that are returned at the end of the related lease term, and arranging for the repossession of the leased vehicles and pursuit of deficiencies when appropriate. See “The Sponsor’s Automobile Leasing Program —Servicing of Lease Assets” for more information regarding the sponsor’s general servicing procedures. See “Description of the Transaction Documents—Servicing Compensation” for more information regarding the servicer’s duties under the Servicing Agreement.

The sponsor will be the initial servicer, but as described under “Description of the Transaction Documents—Exchange Note Servicer Default” there are circumstances where the sponsor may be removed as servicer. Information regarding the manner in which the sponsor may be removed as servicer following the occurrence of an Exchange Note Servicer Default and the manner in which a successor servicer may be appointed is described under “Description of the Transaction Documents—Exchange Note Servicer Default—Rights Upon Exchange Note Servicer Default.”

The Depositor

GMF Leasing LLC, the depositor, is the sponsor’s wholly-owned subsidiary and is a Delaware limited liability company, formed in January 2011. The depositor’s address is 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, telephone (817) 302-7000. The depositor met the registrant requirements set forth in paragraph I.A. of the General Instructions to Form SF-3 at the time the registration statement was filed.

The depositor is a special-purpose entity that was formed for the limited purpose of purchasing exchange notes from the sponsor and transferring the exchange notes to third parties and any activities incidental or necessary for this purpose.

The depositor will purchase the exchange note from the sponsor pursuant to an Exchange Note Sale Agreement and will transfer the exchange note to the issuing entity pursuant to an Exchange Note Transfer Agreement (as defined in the Glossary).

The sponsor and the depositor have structured this transaction so that the bankruptcy of the sponsor is not expected to result in the consolidation of the depositor’s assets and liabilities with those of the sponsor. On the closing date, the depositor will receive a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor’s assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the depositor’s assets with those of the sponsor, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

In connection with the offering of the notes, the chief executive officer of the depositor will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the Lease Assets and the structure of this securitization transaction, the risks of owning the notes and whether the securitization transaction will produce sufficient cashflows to make interest and principal payments on the notes when due. This certification will be filed by the depositor with the SEC at the time of filing of this prospectus. Despite the fact that the chief executive officer will make these certifications, this does not reduce or eliminate the risks of investing in the notes.

The Issuing Entity

GM Financial Automobile Leasing Trust 2026-2, the issuing entity, is a Delaware statutory trust formed under the Issuing Entity’s Trust Agreement (as defined in the Glossary) to consummate the transactions described in this prospectus. The issuing entity’s principal offices are in Wilmington, Delaware, in care of the owner trustee at the address listed under “The Owner Trustee.”

The depositor will, on or prior to the closing date, transfer to the issuing entity an amount equal to $1.00 as the initial capitalization of the issuing entity. In addition, the depositor will pay organizational expenses of the issuing entity as they may arise.

The issuing entity will not engage in any activities other than:

•	acquiring, holding and managing the exchange note and its other assets and proceeds from its assets;

•	issuing the notes and the issuer trust certificate (which represents the residual interest in the issuing entity);

•	making payments on the notes and the issuer trust certificate;

•	entering into and performing its obligations under the Transaction Documents to which it is a party; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these activities.

Modifications to the Issuing Entity’s Trust Agreement, including to the foregoing permissible activities, may be made by the depositor and the owner trustee, upon notice by the depositor to the NRSROs that have been engaged to rate the notes and with the consent of, in certain cases, the holder of the issuer trust certificate and holders of a majority of the then Outstanding (as defined in the Glossary) principal amount of the notes, and in all cases, subject to the limitations set forth in the Issuing Entity’s Trust Agreement.

The issuing entity will issue the notes to the depositor in exchange for the exchange note. In addition to the exchange note, the issuing entity will own other trust property, described in “Trust Property.”

The sponsor, in its capacity as administrator of the issuing entity and pursuant to the Administration Agreement (as defined in the Glossary), will perform certain of the issuing entity’s duties and obligations under the Transaction Documents.

The transfer of the exchange note by the depositor to the issuing entity will be treated as a financing rather than as a sale for accounting purposes. The depositor will represent and warrant that the indenture trustee, acting on behalf of the noteholders, will have a first priority perfected security interest in the exchange note and the other trust property by reason of the Indenture (as defined in the Glossary) and the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the indenture trustee. The issuing entity will be required to maintain such perfected security interest.

The issuing entity may not, without the prior written consent of the owner trustee: (a) institute any proceedings to be adjudicated as bankrupt or insolvent; (b) consent to the institution of bankruptcy or insolvency proceedings against it; (c) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to it; (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or a substantial part of its property; (e) make any assignment for the benefit of the issuing entity’s creditors; (f) admit in writing its inability to pay its debts generally as they become due; or (g) take any action in furtherance of any of the foregoing (any of the foregoing, a bankruptcy action). In considering whether to give or withhold written consent to any of these actions by the issuing entity, the owner trustee, with the consent of the Certificateholder (as defined in the Glossary), will consider the interests of the noteholders in addition to the interests of the issuing entity and whether the issuing entity is insolvent. The owner trustee will have no duty to give written consent to any of these actions by the issuing entity if the owner trustee has not been furnished a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the issuing entity is then insolvent.

The owner trustee (as such and in its individual capacity) will not be personally liable to any person on account of the owner trustee’s good faith reliance on the provisions of the Issuing Entity’s Trust Agreement regarding a bankruptcy action or in connection with the owner trustee’s giving prior written consent to a bankruptcy action by the issuing entity in accordance with the Issuing Entity’s Trust Agreement, or withholding such consent, in good faith, and neither the issuing entity nor any Certificateholder will have any claim for breach of fiduciary duty or otherwise against the owner trustee (as such and in its individual capacity) for giving or withholding its consent to any such bankruptcy action. No Certificateholder has the power to commence any bankruptcy actions on behalf of the issuing entity or to direct the owner trustee to take any such actions on the part of the issuing entity. To the extent permitted by applicable law, the consent of the collateral agent must be obtained prior to taking any bankruptcy action by the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of the depositor or the sponsor is not expected to result in the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor. On the closing date, the issuing entity will receive a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, as applicable. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

The issuer trust certificate (which represents the residual interest in the issuing entity) will be issued pursuant to the Issuing Entity’s Trust Agreement and will initially be held by the depositor, the entity that formed the issuing entity. The issuer trust certificate will constitute an “eligible horizontal residual interest” under Regulation RR of the Exchange Act because it is an interest in the issuing entity (i) with respect to which on any payment date on which the issuing entity has insufficient funds to satisfy its obligation to pay all contractual interest or principal due, any resulting shortfall will reduce amounts payable to the issuer trust certificate prior to any reduction in the amounts payable to any class of notes, and (ii) that has the most subordinated claim to payments of both principal and interest by the issuing entity.

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Exchange Note Initial Principal Balance	$1,320,000,000
Reserve Account	$3,473,427

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Notes	$167,180,000
Class A-2 Notes	$441,250,000
Class A-3 Notes	$441,250,000
Class A-4 Notes	$82,000,000
Class B Notes	$61,800,000
Class C Notes	$57,000,000
Overcollateralization	$138,890,866
Total	$1,389,370,866

The issuing entity’s fiscal year ends on December 31.

The Titling Trust

ACAR Leasing Ltd., the titling trust, is a Delaware statutory trust formed under a trust agreement. The titling trust’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee of the titling trust. The titling trust is a wholly-owned subsidiary of APGO Trust, a Delaware statutory trust that is a wholly-owned subsidiary of the sponsor.

The titling trust purchases Lease Assets from dealers. Each leased vehicle in the designated pool will be titled in the name of the titling trust and the collateral agent will be named as secured party on the certificate of title.

The titling trust finances its acquisition of Lease Assets with amounts borrowed from the sponsor pursuant to a Credit and Security Agreement (as defined in the Glossary), with funds indirectly contributed to it by the sponsor or with the collections received on its portfolio of Lease Assets. Under the Credit and Security Agreement, the titling trust is obligated to repay amounts advanced to it by the sponsor and may at any time, at the request of the sponsor, convert all or a portion of the amounts then outstanding under the Lending Facility to one or more term notes evidenced by an exchange note. Each exchange note will be issued pursuant to an Exchange Note Supplement (as defined in the Glossary) to the Credit and Security Agreement that sets forth the terms governing that exchange note. The titling trust will be responsible for making payments on every such exchange note under the Credit and Security Agreement. The titling trust has appointed the collateral agent to hold the security interest in all Lease Assets that are pledged as collateral in accordance with the Credit and Security Agreement, including all Lease Assets in the designated pool.

Amounts due to the sponsor under the Lending Facility and all amounts due under Outstanding Exchange Notes (as defined in the Glossary), including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by a single security interest in favor of the collateral agent, on behalf of the sponsor and the holders of all exchange notes, on all Lease Assets pledged under the Credit and Security Agreement and any proceeds of those Lease Assets. Whenever a new exchange note is issued, certain Lease Assets are allocated to a designated pool that backs that exchange note and generally only the Designated Pool Collections (as defined in the Glossary) on those Lease Assets will be used to make payments on that exchange note. For more information about the designated pool, see “The Designated Pool.”

The titling trust has issued an exchange note to serve as collateral for each of the outstanding term securitizations. No event of default or early amortization event has occurred under any of these prior transactions. Each such exchange note is backed by a distinct designated pool of Lease Assets and each exchange note is payable solely from collections on the Lease Assets included in its related designated pool. No Lease Asset can be allocated to multiple designated pools and the performance of one designated pool will not impact the performance of any other designated pool.

The Owner Trustee

Wilmington Trust Company—also referred to herein as the “owner trustee”—is a Delaware non-depository trust company originally incorporated in 1901. On July 1, 2011, Wilmington Trust Company filed an amended charter which changed its status from a Delaware banking corporation to a Delaware non-depository trust company. Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Wilmington Trust Company is an affiliate of Wilmington Trust, National Association, or WTNA, and both Wilmington Trust Company and WTNA are subsidiaries of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving automobile lease contracts.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the paragraph above, and except as described under “Legal Proceedings” Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

Pursuant to the Issuing Entity’s Trust Agreement, the owner trustee will perform limited administrative functions of the issuing entity including the execution and delivery of the Transaction Documents and any related certificate or other document to which the issuing entity is a party. The issuing entity will authorize and direct the indenture trustee to authenticate and deliver the notes and the owner trustee will be authorized but not obligated to take all other actions required of the issuing entity pursuant to the Transaction Documents. The fees, expenses and indemnities of the owner trustee will be paid by the issuing entity, to the extent those amounts are not paid or reimbursed by the administrator.

The administrator will indemnify the owner trustee and its officers, directors, successors, assigns, agents and servants against any and all loss, liability or expense incurred by the owner trustee in connection with the performance of its duties under the Transaction Documents, except that the administrator shall not be liable for or required to indemnify the owner trustee from any loss, liability or expense that results from the owner trustee’s willful misconduct, bad faith or gross negligence. The owner trustee is obligated to perform only those duties that are specifically assigned to it in the Issuing Entity’s Trust Agreement. The owner trustee will not be liable for any action taken at the direction of the servicer or the Certificateholder. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured. The owner trustee is not liable for any error of judgment made by it in good faith.

Wilmington Trust Company will be the owner trustee initially, but there are certain conditions under which the owner trustee may be removed or may resign, in which case a successor owner trustee will be appointed. See “Description of the Transaction Documents—Replacement of Owner Trustee” for information regarding the owner trustee’s removal, resignation and replacement.

The Indenture Trustee, the Administrative Agent and the Collateral Agent

Computershare Trust Company, N.A., or Computershare Trust Company, will be the indenture trustee (in such capacity, the indenture trustee) under the Indenture, the administrative agent (in such capacity, the administrative agent) under the Exchange Note Supplement to the Credit and Security Agreement and the collateral agent (in such capacity, the collateral agent) under the Exchange Note Supplement. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited an Australian financial services company with approximately $5.1 billion (USD) in assets as of December 31, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at 1505 Energy Park Drive, St Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. and Wells Fargo Delaware Trust Company, N.A. (collectively, “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2025, Computershare Trust Company was acting in most cases as the named trustee or indenture trustee, and in some cases as agent for the named trustee or indenture trustee, on approximately 497 asset-backed securities transactions with an aggregate outstanding principal balance of approximately $116 billion (USD). Computershare Trust Company maintains a corporate trust office at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attn: Asset-Backed Securities Department. As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to accounts that the indenture trustee is required to maintain pursuant to the Indenture will be held by one or more institutions in a manner satisfying the requirements of the Indenture, including any applicable eligibility criteria for account banks set forth in the Indenture.

Other than the above three paragraphs, Computershare Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The fees, expenses and indemnities of the administrative agent, collateral agent and indenture trustee will be paid by the issuing entity, to the extent those amounts are not paid or reimbursed by the servicer or administrator.

The issuing entity will cause the administrator to indemnify the indenture trustee, collateral agent and their respective officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees, court costs and expenses, including any losses incurred in connection with (i) any action or suit brought by the indenture trustee or collateral agent to enforce any indemnification or other obligation of the issuing entity or administrator and (ii) a successful defense, in whole or in part, of any claim that the indenture trustee or collateral agent breached its standard of care) incurred by it in connection with the acceptance or the administration of the issuing entity and the performance of its duties under the Transaction Documents. Neither the issuing entity nor the administrator will be required to indemnify against any loss, liability or expense incurred by the indenture trustee or collateral agent through the indenture trustee’s or collateral agent’s own willful misconduct, negligence or bad faith. The indenture trustee is obligated to perform only those duties that are specifically assigned to it in the Indenture and the Servicing Agreement. The indenture trustee may conclusively rely on certificates and opinions furnished to it in accordance with the Indenture. The Indenture does not require the indenture trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The indenture trustee is not liable for any error of judgment made by it in good faith. The indenture trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the noteholders in accordance with the Indenture. See “Description of the Notes” for more information regarding the indenture trustee’s duties under the Indenture and the collateral agent’s duties under the Servicing Agreement.

Computershare Trust Company will be the indenture trustee and collateral agent initially, but there are certain conditions under which the indenture trustee and collateral agent may be removed or may resign, in which case a successor indenture trustee will be appointed. See “Description of the Transaction Documents—Replacement of Indenture Trustee” for information regarding the indenture trustee’s removal, resignation and replacement.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, or Clayton, will act as the “asset representations reviewer” under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 850 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment loans and leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is an “eligible asset representations reviewer,” meaning that (i) it is not affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates, (ii) neither it nor any of its affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the Lease Assets and (iii) it is not responsible for reviewing the Lease Assets for compliance with the representations under the Transaction Documents, except in connection with a review under the asset representations review agreement, or for determining whether noncompliance with any representation is a breach of the Transaction Documents.

The asset representations reviewer’s main duties will be:

•	reviewing certain Lease Assets following receipt of a review notice from the indenture trustee, and

•	providing a report on the results of the review to the issuing entity, the servicer and the indenture trustee.

See “Description of the Transaction Documents—Asset Representations Review Triggers and Procedures—Asset Representations Review Procedures” for a description of the nature of the review to be performed by the asset representations reviewer.

The asset representations reviewer will not be liable for any action, omission or error in judgment unless it is due to willful misconduct, bad faith or negligence by the asset representations reviewer. The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the automobile lease contracts.

The issuing entity will, or will cause the servicer to, indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer’s performance of its duties under the asset representations review agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the asset representations reviewer or as a result of any breach of representations made by the asset representations reviewer in the asset representations review agreement.

The issuing entity will pay the upfront and annual fees and review fees of the asset representations reviewer and pay any indemnities due to the asset representations reviewer, to the extent those amounts are not paid or reimbursed by the servicer. The issuing entity will pay these amounts to the asset representations reviewer on each payment date, along with similar amounts owed to the indenture trustee, the collateral agent, the successor servicer and the owner trustee under the Transaction Documents (subject, in each case, to the applicable cap on such amounts described under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes”), before the issuing entity makes any other payments to items with a lower payment priority.

The asset representations reviewer may not resign, unless (i) it ceases to be an eligible asset representations reviewer, (ii) it becomes legally unable to act or (iii) the issuing entity consents to the resignation. The issuing entity may remove the asset representations reviewer if the asset representations reviewer becomes legally unable to act or becomes subject to a bankruptcy and will be required to remove the asset representations reviewer if it no longer is an eligible asset representations reviewer. No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer is in place. Any successor asset representations reviewer must be an eligible asset representations reviewer. Any transition expenses that are owed to a successor asset representations reviewer in connection with its assumption of its duties will be payable in accordance with the priority of payments set forth in “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” to the extent they are not paid by the servicer.

If the during any collection period the asset representations reviewer resigns or is removed, replaced or substituted, or if a new asset representations reviewer is appointed, the date on which the event occurred and the circumstances surrounding the change will be indicated on the distribution report filed on Form 10-D relating to that collection period. Additionally, if a new asset representations reviewer has been appointed, information regarding that party will also be provided in the Form 10-D.

The Sponsor’s Automobile Leasing Program

General

The sponsor is a wholly-owned subsidiary of General Motors Financial, which is the wholly-owned captive finance subsidiary of GM and is a global provider of automobile financing solutions. The sponsor has been operating in the automobile finance business in North America since September 1992. The sponsor began a strategic relationship with GM in September 2009 and was acquired by GM in October 2010 in order to provide captive financing capabilities to strategic and underserved segments of GM’s markets. To fulfill this objective, the sponsor added leasing capabilities across North America in 2011 and became the exclusive lease provider to GM in 2015.

As the lender under the Credit and Security Agreement, the sponsor advances funds to the titling trust, its indirect subsidiary, to finance its purchase of Lease Assets from motor vehicle dealerships in the United States in the ordinary course of its business. As of the date of this prospectus, all of the Lease Assets owned by the titling trust are held by it pursuant to the Credit and Security Agreement. In its capacity as servicer, the sponsor will service the Lease Assets that are subject to the Credit and Security Agreement pursuant to a Servicing Agreement and will enter into servicing supplements to that Servicing Agreement to set forth the specific terms governing its servicing of each designated pool. The sponsor services the Lease Assets owned by the titling trust at one or more regional centers using automated lease servicing and collection systems. The sponsor funds these lease finance activities in part through “warehouse” credit facilities and securitization transactions.

As GM’s captive finance subsidiary, the sponsor’s business strategy includes increasing the amount of new GM automobile sales by offering competitive financing programs. In addition to the lease financing product for new GM vehicles that is offered exclusively to GM-franchised dealerships in the United States, the sponsor also offers automobile loans to consumers and businesses. The relationships with the GM-franchised dealerships is maintained by the sponsor through its regional credit centers and market representatives (dealer account representatives).

Marketing

As a primarily indirect originator of Lease Assets, the sponsor focuses its marketing activities on GM-franchised automobile dealerships. The sponsor’s relationships with dealerships are actively monitored with the objective of maximizing the volume of lease applications received from each dealer that meet the sponsor’s underwriting standards and profitability objectives. Because the sponsor maintains non-exclusive relationships with dealerships, when a customer seeks to lease a vehicle from a dealer the dealer retains discretion to determine whether to obtain financing for that particular Lease Asset from the sponsor or from another financing source. The sponsor’s representatives regularly contact and visit dealerships to solicit new business and to answer any questions dealerships may have regarding the sponsor’s lease financing programs and capabilities. To increase the effectiveness of these contacts, marketing personnel have access to the sponsor’s management information systems which detail current information regarding the number of lease applications submitted by a dealer, the sponsor’s response and the reasons why any particular lease application was rejected.

Lease Assets purchased by the titling trust are generally purchased without recourse to the related dealer. However, the dealer typically makes certain representations as to the validity of the leases and compliance with certain laws, and indemnifies the sponsor against any claims, defenses and set-offs that may be asserted against the sponsor because of assignment of the lease or the condition of the related leased vehicle. Recourse based upon those representations and indemnities would be limited in circumstances in which the dealer has insufficient financial resources to perform upon such representations and indemnities. The sponsor does not view recourse against the dealer on these representations and indemnities to be of material significance in its decision to have the titling trust purchase Lease Assets from a dealer. Dealerships have no liability to the titling trust or the sponsor for lessee defaults on the leases.

Origination Network

The titling trust uses funds borrowed from the sponsor to purchase Lease Assets, which are comprised of completed leases entered into between lessees and motor vehicle dealerships and the related leased vehicles. When a lessee leases a vehicle from a dealer, the lessee and the dealer agree on the terms of the lease based on available lease programs and the lessee’s purchase of any insurance, and other related products. If the lessee elects to lease the vehicle through the dealer, the lessee and the dealer decide on the lease term and mileage allowance, in conjunction with the sponsor’s residual value and payment terms for the lease. The sponsor then makes credit and purchase decisions regarding each Lease Asset on behalf of the titling trust.

The sponsor’s origination platform provides specialized focus on marketing and financing programs and underwriting leases. Responsibilities are segregated so that the sales group markets the programs and products to GM dealerships, while the underwriting group focuses on underwriting, negotiating and closing lease applications submitted by those dealerships. The sales and underwriting groups are further segregated with separate teams servicing GM-franchised dealerships and non-GM dealerships, where only a loan product is offered, providing GM-franchised dealerships with a broader array of loan, lease and commercial lending products. All underwriters are aligned with credit centers and may work remotely. Dealer account representatives are aligned with credit centers and work remotely in their service area. The sponsor believes that the personal relationships its credit underwriters and dealer account representatives establish with the dealer’s staff are an important factor in creating and maintaining productive relationships with its dealer customer base.

The sponsor selects markets for credit center locations based upon numerous factors, most notably proximity to the geographic markets and dealerships it seeks to serve and availability of qualified personnel. Credit centers are typically situated in suburban office buildings.

A credit center vice president, regional credit managers, credit managers and credit underwriting specialists staff credit center locations. The credit center vice president reports to a senior vice president in the sponsor’s corporate office. Credit center personnel are compensated with base salaries and incentives based on total company results. The credit center vice presidents, regional credit managers and senior vice presidents monitor credit center compliance with the sponsor’s underwriting guidelines. The sponsor’s management information systems provide these managers with access to credit center information enabling them to consult with credit center teams on credit decisions and assess adherence to the sponsor’s credit policies. The senior vice presidents also make periodic visits to the credit centers to conduct operational reviews.

Dealer account representatives solicit dealerships for applications and maintain relationships with the dealerships in their geographic vicinity, but do not have responsibility for credit approvals. The sponsor believes the local presence provided by the dealer account representatives enables it to be more responsive to dealer concerns and local market conditions. Applications solicited by the dealer account representatives are underwritten at the regional credit centers. The dealer account representatives are compensated with base salaries and incentives based on total company results. The dealer account representatives report to regional sales managers who report to sales vice presidents. The sales vice presidents report to a senior vice president in the sponsor’s corporate office.

Manufacturer Relationship

The sponsor coordinates with GM to establish marketing programs for lease products. These programs serve the sponsor’s goal of increasing new loan and lease originations and the manufacturers’ goal of making credit more available and more affordable to consumers purchasing vehicles sold by the manufacturer. Such programs may include subvention programs, under which the manufacturer provides the sponsor cash payments in order for the sponsor to offer lower customer payments on lease agreements and retail loan contracts that it purchases from the manufacturers’ dealership network. Subvention programs may be structured as special-rate financing programs available through the sponsor to customers leasing new GM vehicles or as support payments used to adjust residual components of the lease agreement. Under such subvention programs, the sponsor determines the appropriate amount to charge GM for the vehicles contracted under a specific subvented program; considering the subvented rate, supported residual value and contract term as well as an applicant’s risk profile. The combined subvented support payments are paid by GM directly to the sponsor and do not constitute cashflow that is available to make payments on any notes.

Credit Underwriting

The sponsor utilizes underwriting guidelines to achieve a given business strategy for lease originations. These guidelines are dependent upon risk tolerances which may, and often do, change depending on many different factors including, but not limited to, the sponsor’s strategic objectives; general market demand for lease finance; the sponsor’s access to, and the cost to the sponsor of, financing to support its lease originations; the general economic environment; consumer credit trends; and the volatility in used car pricing. The sponsor reviews profitability metrics on a consolidated basis, by the geographic region, origination channel, and lease levels. The following paragraphs discuss in more detail the sponsor’s proprietary credit scoring system, underwriting guidelines and the underwriting process.

The sponsor utilizes a proprietary lease credit scoring system that produces a statistical assessment of each proposed lessee that is used to differentiate among credit applications and to statistically rank-order credit risk in terms of expected default rates. The lease credit scoring system incorporates data contained in the lessee’s credit application, credit bureau report and other third-party data sources, together with information about the proposed lease financing to the lessee. For example, the sponsor might decline to enter into a lease agreement with a consumer who has a relatively lower credit score because that could indicate a higher probability of the lessee defaulting on a lease made to such lessee. However, while the sponsor employs a credit scoring system in the credit approval process, credit scoring does not eliminate the credit risk that individual lessees may nonetheless default on their obligations under their leases. Adverse changes in certain macroeconomic factors after origination could also negatively affect the overall credit performance of the sponsor’s lease portfolio.

In addition to the proprietary credit scoring system described above, the sponsor also utilizes other underwriting guidelines when determining whether to originate a particular lease. These underwriting guidelines are comprised of numerous evaluation criteria which may be used in total or in part, including (i) identification and assessment of the applicant’s willingness and capacity to repay the lease, including consideration of credit history and performance on past and existing obligations; (ii) credit bureau data; (iii) collateral identification and valuation; (iv) payment, loan-to-value and debt ratios; (v) insurance information; (vi) employment, income and residency verifications, as considered appropriate; (vii) alternative data sources, and (viii) in certain cases, the creditworthiness of a co-lessee. These underwriting guidelines, and the minimum credit risk profiles of applicants that can be approved based on the rank-ordering determined by the credit scorecards described above, are subject to change from time to time based on economic, competitive and capital market conditions as well as the sponsor’s overall origination strategies.

The sponsor originates leases through its underwriting specialists in regional credit centers. Underwriting personnel have a specific credit authority based upon their experience and established credit scoring parameters. More experienced specialists are assigned higher approval levels. If the suggested application attributes and characteristics exceed an underwriting specialist’s credit authority, each specialist has the ability to escalate the lease application to a more senior underwriter with a higher level of approval authority. Authorized senior underwriting officers may approve any lease application notwithstanding the underwriting guidelines as part of the overall underwriting process. Although the credit approval process is decentralized, the sponsor’s application processing system includes controls designed to ensure that credit decisions comply with the sponsor’s current credit scoring strategies and underwriting policies and procedures, including approval authorities.

The lease application packages that are completed by prospective lessees as part of the sponsor’s underwriting review process are received by the sponsor electronically, through web-based platforms that automate and accelerate the financing process. Upon receipt or entry of application data into the sponsor’s application processing system, a credit bureau report and other third-party data sources are automatically accessed and the sponsor’s proprietary credit score for the proposed lessee is computed.

Once the final financing terms for a lease are established, the lease application is assigned a final proprietary credit score by the credit scoring system, and a credit decision to approve or reject the lease application is made either through an automated system or by a credit underwriter or personnel with the required level of authority. Dealerships are contacted regarding credit decisions electronically. Declined applicants are also provided with appropriate notification of the decision.

For any Lease Assets that are approved for origination by the sponsor and that are identified for purchase by the titling trust, completed lease packages are sent to the sponsor by the related dealer. Lease documentation is scanned to create electronic images and electronically forwarded to the sponsor’s centralized lease processing department. A lease processing representative verifies certain contract and application information as appropriate. Lease terms, insurance coverage and other information may then be verified or confirmed with the customer or a third party. The originals of certain critical lease documents are subsequently sent to the sponsor and the sponsor contracts with a third party to maintain the original lease documents on the sponsor’s behalf.

Once a lease application has been approved and the origination process has been completed, the sponsor can direct the titling trust to purchase the related Lease Assets. The dealer signs an assignment agreement representing that it made all required disclosures to the lessee and that all such disclosures made by the dealer were complete and correct. For disclosures the sponsor cannot review because the error would not be apparent in the lease itself, it relies on the representations made by the dealer in the assignment agreement. The assignment agreement requires the dealer to apply immediately for a certificate of title for the leased vehicle naming the titling trust as the owner of the leased vehicle and naming the collateral agent as secured party. The sponsor reviews each certificate of title that it subsequently receives to confirm that the titling trust is identified as the leased vehicle’s owner and that the collateral agent’s security interest in the leased vehicle is properly noted.

Following the purchase of the leases by the titling trust, the sponsor’s credit review department analyzes a sample of leases to determine whether underwriting personnel exercised appropriate judgment consistent with the sponsor’s underwriting guidelines, authorization levels and overall corporate strategy.

The sponsor uses programs developed and maintained by service providers that allow the sponsor to complete the entire contracting process electronically. Approximately 75.30% of the automobile leases (based on the Lease Assets’ Aggregate Securitization Value as of the cutoff date) were originated as electronic automobile leases. Leases that are created electronically are electronically signed by the related lessees and are stored in an electronic vault that is maintained by a third-party to facilitate the process of creating and storing those electronic leases. The third-party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic lease as being the single authoritative copy of the lease; (ii) manage access to and the expression of the authoritative copy; (iii) identify the sponsor as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record. The sponsor typically does not maintain physical copies of any electronic leases. GM Financial may decide to convert some or all of its leases to electronic leases in the future.

Servicing of Lease Assets

The sponsor is responsible for servicing all of the Lease Assets owned by the titling trust, including the Lease Assets that are assigned to the designated pool. The sponsor’s servicing activities include collecting and processing lessee payments; responding to lessee inquiries; initiating contact with lessees who are delinquent in payment; arranging for the repossession of leased vehicles, liquidation of leased vehicles; pursuit of deficiencies when appropriate; and management of the end of lease process. As servicer, the sponsor will also prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports. GM Financial services under the “GM Financial” brand and may service under other GM and GM Financial affiliate brand names.

At the time of the origination of any lease, each leased vehicle is required to be covered by a comprehensive and collision insurance policy in accordance with the sponsor’s customary servicing procedures. Approximately twenty (20) days before a lessee’s monthly payment due date, the sponsor mails the lessee a billing statement directing the lessee to mail payments to a lockbox provider. Payment receipt data is electronically transferred from the lockbox provider for posting to the sponsor’s accounting system. Payments may also be received from lessees via electronic transmission of funds. Lessees participating in reward or loyalty programs sponsored by the sponsor or any of its affiliates may use points accrued under the program to offset a limited amount of their monthly payment, in which case the sponsor shall remit the offset amount out of its own funds to the servicer.

Collections

The sponsor services the lease portfolio through its operation centers in Arlington, Texas and San Antonio, Texas. A predictive dialing system is utilized to make telephone calls to lessees in the early stages of delinquency. The predictive dialer is a computer-controlled telephone dialing system that simultaneously dials phone numbers of multiple lessees from a file of records extracted from the sponsor’s database. Once a connection is made to the automated dialer’s call, the system automatically transfers the call to a collector and the relevant account information to the collector’s computer screen. By eliminating the time spent on attempting to reach lessees, the system gives a single collector the ability to contact a larger number of lessees daily.

Once an account reaches a certain level of delinquency, the account moves to one of the sponsor’s advanced collection units. The objective of these collectors is to resolve the delinquent account. The sponsor may repossess a leased vehicle if an account is deemed uncollectible; the leased vehicle is deemed to be in danger of being damaged, destroyed or hidden; the sponsor determines that the lessee is dealing in bad faith; or the lessee voluntarily surrenders the leased vehicle to the sponsor.

Repossessions

Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more lessee notifications, a prescribed waiting period prior to disposition of the repossessed leased vehicle and return of personal items to the lessee. Some jurisdictions provide the lessee with reinstatement or redemption rights. Legal requirements, particularly in the event of bankruptcy of the lessee, may restrict the sponsor’s ability to repossess a vehicle or dispose of the repossessed leased vehicle. All repossessions must be approved by the designated level of authority. The sponsor engages independent repossession firms to handle repossessions. Upon repossession and after any prescribed waiting period, the repossessed leased vehicle is sold at auction. The proceeds from the sale of the leased vehicle at auction, and any other recoveries, are credited against the remaining balance outstanding under the related lease. Auction proceeds from sale of the repossessed vehicle and other recoveries may not be sufficient to cover the remaining balance outstanding under the related lease, and the resulting deficiency is written-off. The sponsor pursues collection of deficiencies when it deems such action to be appropriate.

The sponsor’s policy is to charge off an account in the month in which the account becomes one-hundred twenty (120) days contractually delinquent if it has not repossessed the related leased vehicle. The sponsor also charges off accounts in repossession when the leased vehicle is repossessed and legally available for disposition. A charge-off represents the difference between the estimated net sales proceeds and the amount of the delinquent lease, including rental income. Accounts in repossession that have been written-off are removed from lease receivables on the sponsor’s consolidated balance sheet and the related repossessed leased vehicles are included in other assets at net realizable value on the consolidated balance sheet pending disposal. The value of the collateral underlying the sponsor’s lease portfolio is updated periodically with an asset-by-asset link to a third-party residual analytics company. This data, along with the sponsor’s own experience relative to mileage and vehicle condition, are used for evaluating collateral disposition activities.

Leased Vehicle Residual Values and Return Rates

The sponsor projects expected residual values and return volumes of the leased vehicles the titling trust owns. Actual proceeds realized upon the sale of returned leased vehicles at lease termination may be lower than the amount projected, which reduces the profitability of the lease transaction to the sponsor. Economic and market conditions can affect the value of the returned leased vehicles. Such factors include general economic environment, degree of new and used vehicle demand, and vehicle specific factors such as the perceived quality, safety or reliability of returned vehicles. All of these, alone or in combination, have the potential to adversely affect the profitability of the sponsor’s lease program and financial results.

Valuation of Automobile Lease Assets and Residuals

The titling trust is consolidated with the sponsor for accounting purposes and the sponsor accounts for the titling trust’s investments in Lease Assets as operating leases. In accounting for operating leases, the sponsor must make a determination at the beginning of the lease agreement of the estimated realizable value (i.e., residual value) of the leased vehicle at the end of the lease. Due to the manufacturer’s ability to support residual values, the customer’s Contract Residual Value (as defined in the Glossary), which is the residual value that is set forth in the lease agreement, may not represent the sponsor’s estimate of the market value of the leased vehicle at the end of the lease term. The sponsor predominantly uses the residual value forecasts published in independent industry guides that are used in the automotive finance industry, such as Automotive Lease Guide, or ALG, as the basis for the Contract Residual Value. The lessee is obligated to make payments during the term of the lease for the difference between the purchase price of the leased vehicle and the related Contract Residual Value, plus an implied APR or money factor. However, since the lessee is not obligated to purchase the leased vehicle at the end of the lease term, the sponsor is exposed to a risk of loss to the extent the value of the leased vehicle at the end of the lease term is below the residual value set at the related lease’s inception. The sponsor will periodically perform a detailed review of the estimated realizable value of leased vehicles to assess the appropriateness of the carrying value of Lease Assets for its own accounting purposes, but no such adjustment to the carrying value will impact the treatment of, Securitization Value (as defined in the Glossary) of, or recoveries with respect to any Lease Assets assigned to a designated pool.

To account for residual risk, the sponsor depreciates automobile operating Lease Assets to their estimated realizable value on a straight-line basis over the related lease term. The estimated realizable value of a Lease Asset is initially based on the Contract Residual Value established at the lease’s inception. Over the life of the lease, the sponsor evaluates the adequacy of the estimate of the realizable value and may make adjustments to the extent the expected value of the leased vehicle at termination changes. Any such adjustments would result in a change in the depreciation rate of the Lease Asset for the sponsor’s accounting purposes but would not impact the treatment of, Securitization Value of or recoveries with respect to any Lease Assets assigned to a designated pool.

End of Lease Process

Approximately six (6) to twelve (12) months prior to a lease’s scheduled end date, GM Financial will notify the lessee of the current scheduled lease end date, the lessee’s options, obligations at lease end and the vehicle inspection process. At four (4) months prior to the scheduled lease end date, the sponsor will again notify the lessee of the current scheduled lease end date and summarize the end-of-term process. The dealer through which the lessee obtained the lease and/or the sponsor may also contact the lessee near the current scheduled lease end date to determine whether at the end of the lease the lessee intends to purchase the leased vehicle or to return the leased vehicle.

Because all of the leases are closed end leases, the titling trust, not the lessee, assumes the residual risk on the leased vehicle. The lessee may purchase the leased vehicle at lease end by paying the purchase price stated in the lease agreement, which equals the Contract Residual Value determined at origination of the lease, plus any fees and all other amounts owed under the lease. If the lessee decides not to purchase the leased vehicle, the lessee must return it to the dealer by the lease’s current scheduled lease end date. The servicer may agree to grant term extensions up to the number of months permitted by the servicer’s then-current servicing standards (which the servicer does not expect to exceed 12 months), in which case the Maturity Date (as defined in the Glossary) on their lease agreement is extended, and the lessee is responsible for additional Monthly Payments (as defined in the Glossary) until the leased vehicle is returned or purchased.

If the lessee plans to return the leased vehicle, the vehicle is inspected to determine its current condition. An inspection may occur up to one hundred and twenty (120) days prior to the current scheduled lease end date, but most commonly occurs forty-five (45) days before that date. The inspection is conducted by a third-party inspection company engaged by the sponsor. After the inspection is complete, the lessee is typically provided the results of the vehicle inspection and the amount the lessee would owe, in lieu of repairs, for excess wear and use on the leased vehicle. If the vehicle inspection is not completed before the vehicle is returned, the vehicle will be inspected shortly after it is returned. The sponsor utilizes its proprietary online grounding tool to expedite the lease turn-in process.

The sponsor seeks to maximize net sale proceeds, which equal gross auction proceeds less expenses such as auction fees and costs for reconditioning and transporting the leased vehicles. The sponsor sells returned leased vehicles through its exclusive online channel, which is available to the grounding dealer and other GM dealerships prior to broader dealer access and if necessary by disposition through the sponsor’s nationwide wholesale auction partners.

When a vehicle is sold after being returned at the end of the lease, there will be a residual gain on the vehicle if the net sale proceeds of the vehicle are greater than the vehicle’s estimated residual value as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease agreement. Conversely, there will be a residual loss on the vehicle if the net sale proceeds of the vehicle are less than the vehicle’s estimated residual value as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease agreement.

Early Termination

A lessee may terminate a lease prior to the original scheduled Maturity Date. For early terminations, the lessee must pay the lesser of (i) all remaining Monthly Payments due under the lease or (ii) the amount by which all remaining Monthly Payments due under the lease plus the Contract Residual Value under the lease exceeds the net sale proceeds received when the leased vehicle is sold. In either case, the lessee will also be obligated to pay any charges for excess mileage, excess wear and use, any early termination charges permitted under the lease and, in certain cases, a disposition fee. A lessee may also terminate a lease and purchase the related leased vehicle at any time by paying all remaining Monthly Payments due under the lease and the Contract Residual Value.

Risk Management

The sponsor’s credit risk management function is responsible for monitoring the lease approval process and supporting the supervisory role of senior operations management. Key variables, such as lease applicant data, credit bureau and credit score information, lease structures and terms and payment histories are tracked. The data science department regularly reviews the performance of the sponsor’s credit scoring system and is responsible for the development and enhancement of the sponsor’s credit scorecards.

The sponsor’s underwriting guidelines and credit decisioning models are regularly modified, updated and enhanced. Post-funding credit performance is also monitored and analyzed by the sponsor’s credit risk management department to determine if any process changes are required depending on the sponsor’s strategic objectives and/or economic conditions. Additionally, key variables such as lease applicant data, credit bureau and credit score information, lease structures and terms and payment histories are tracked by the sponsor. The sponsor’s credit risk management department regularly monitors the credit scorecards that it utilizes to evaluate lessee applications by tracking actual performance versus projected performance by credit score. The sponsor periodically revises and refines its proprietary scorecards based on new information, including identified correlations between portfolio performance and data obtained in the underwriting process. Credit performance reports track lease portfolio performance at various levels of detail including total company, credit center and dealership. Various monthly reports and analytical data are also generated to monitor credit quality as well as to refine the structure and mix of new lease originations. All of this ongoing analysis is regularly reviewed and analyzed by the sponsor to aid it in adjusting and improving its lease origination processes and decisioning.

The sponsor’s centralized credit review departments conduct regular targeted reviews of, and provide recurring reporting and monitoring of, new originations, including lease originations. The primary objectives of the reviews are to identify risks and associated controls, to measure compliance with the sponsor’s written policies and procedures and to examine the credit decisions that are generated during the originations process.

The Sponsor’s General Securitization Experience

Under the AmeriCredit Automobile Receivables Trust, or AMCAR, program, which primarily includes sub-prime automobile loan contracts, the sponsor has previously sponsored over 100 securitizations since 1994. In 2015 the sponsor began to sponsor securitizations backed by dealer floorplan receivables under its GMF Floorplan Owner Revolving Trust, or GFORT, program; in 2018, the sponsor began to sponsor publicly offered securitizations backed by prime automobile loan contracts under its GM Financial Consumer Automobile Receivables Trust, or GMCAR, program; and in 2021, the sponsor began to sponsor securitizations of prime automobile loan contracts under the GM Financial Revolving Receivables Trust, or GMREV, program.

The Sponsor’s Lease Securitization Program

Under the GM Financial Automobile Leasing Trust, or GMALT, program, which primarily includes prime Lease Assets, the sponsor has previously sponsored 36 securitizations since the beginning of 2014.

Each of the sponsor’s previous lease securitizations had a similar legal structure to the current transaction. In each of those securitizations, the titling trust purchased Lease Assets from automobile dealers. The titling trust issued an exchange note backed by a designated pool of Lease Assets to the sponsor and the sponsor sold the exchange note to the depositor. The depositor then sold the exchange note to a newly-created owner trust that issued asset-backed securities that were backed by the related exchange note. The sponsor served and, with respect to the outstanding transactions, continues to serve as servicer on each transaction.

The Sponsor’s Static Pool Information

The characteristics of the Lease Assets described in Annex A may vary from the characteristics of the Lease Assets included in the designated pool. For additional details regarding the designated pool, please refer to “The Designated Pool—Composition of the Designated Pool.” These differences may make it unlikely that the designated pool described in this prospectus will perform in the same way that any Lease Assets described in Annex A have performed.

Static pool information for the designated pools of Lease Assets previously securitized by the sponsor in connection with publicly offered transactions is contained in Annex A. The static pool information in Annex A consists of prepayment, delinquency, termination and loss data and summary information about the original characteristics of the designated pool of Lease Assets previously securitized by the sponsor. There can be no assurance that the performance of designated pools in prior periods as described in Annex A will correspond to or be an accurate predictor of the performance of the Lease Assets included in the designated pool.

Trust Property

The issuing entity’s assets will principally include:

•	the exchange note;

•	amounts that are held in the reserve account and the exchange note collection account; and

•	rights under the Transaction Documents.

Under the Indenture, the issuing entity will grant a security interest in the trust property to the indenture trustee for the benefit of the noteholders. Any proceeds of the trust property will be distributed according to the Indenture.

The Designated Pool

Criteria for Selecting the Lease Assets in the Designated Pool

The Lease Assets in the designated pool were selected by the sponsor from the Lease Assets owned by the titling trust that meet the following selection criteria, as of the cutoff date:

•	the lease was originated in the United States and each lessee has a billing address in the United States or a United States territory;

•	the lease is payable solely in US dollars;

•	the lessee is not subject to a current bankruptcy proceeding;

•	the lessee is required to maintain physical damage and liability insurance policies;

•

the leased vehicle is titled in the name of the titling trust and the collateral agent is listed as the recorded lienholder (or the servicer has commenced procedures that will result in properly completed, executed applications for such title so naming the titling trust and the collateral agent);

•	the lease provides for equal monthly payments by the lessee;

•	the lease is not more than thirty (30) days past due as of the cutoff date and is not a Liquidated Lease, a Defaulted Lease or a Delinquent Lease (in each case, as defined in the Glossary);

•	the lease has an original term of not less than twelve (12) months and not greater than sixty (60) months;

•

the lease agreement is fully assignable by the lessor and does not require the consent of the related lessee or any other Person as a condition to any transfer, sale, assignment or granting of a security interest of the rights thereunder to or by the titling trust; and

•	the leased vehicle is an automobile, light duty truck or utility vehicle manufactured by GM, or an affiliate thereof.

The sponsor’s portfolio of leases changes over time as a result of changes in the sponsor’s underwriting guidelines for lease agreements and marketing programs sponsored by the sponsor.

Composition of the Designated Pool

The information relating to the designated pool presented in this prospectus shows the characteristics of the designated pool as of the cutoff date, which is the close of business on April 1, 2026. As of the cutoff date, the Lease Assets had an Aggregate Securitization Value (as defined in the Glossary) of $1,389,370,865.96.

The composition of the designated pool and distribution of the designated pool by credit bureau score at origination, original term, scheduled lease end date, vehicle type, vehicle make, vehicle model, geographic location and powertrain are detailed in the following tables:

Composition of the Designated Pool

as of the Cutoff Date(1)

	Average	Minimum	Maximum	Total
Securitization Value(2)	$34,905.31	$10,576.86	$149,846.51	$1,389,370,865.96

Base Residual Value	$27,599.49	$8,178.00	$92,078.00	$1,098,570,068.87
Base Residual Value as a Percentage of Securitization Value				79.07%
Discounted Base Residual Value(3)	$22,653.45	$6,428.76	$84,080.79	$901,698,023.13
Discounted Base Residual Value(3) as a Percentage of Securitization Value				64.90%

Number of Leases				39,804

Original Term (months)	35(4)	24	48

Remaining Term (months)	24(4)	7	45

Seasoning (months)	11(4)	3	41
Weighted Average Credit Bureau Score(4)(5)				780
Leases relating to new Leased Vehicles as a Percentage of Securitization Value				100%

(1)	For a description of how information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Designated Pool—Asset-Level Data About the Lease Assets.”
(2)	Securitization Value is defined in the Glossary.
(3)	The Discount Rate used to generate the Discounted Base Residual Value is defined in the Glossary.
(4)	Weighted averages are weighted by the Securitization Value of each Lease as of the cutoff date.
(5)	Weighted average calculation excludes zero or null credit bureau scores.

Distribution of the Leases in the Designated Pool by Credit Bureau Score

as of the Cutoff Date(1)

Credit Bureau Score	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(2)	Number of Leases	Percentage of Number of Leases(2)

Greater than 849	$234,909,926.47	16.91%	7,165	18.00%

800 - 849	405,581,066.55	29.19%	11,782	29.60%

750 - 799	304,887,942.73	21.94%	8,523	21.41%

700 - 749	249,985,462.35	17.99%	6,947	17.45%
650 - 699	131,842,448.37	9.49%	3,649	9.17%
600 - 649	45,451,704.29	3.27%	1,228	3.09%
Less than 600	16,712,315.20	1.20%	510	1.28%

Total	$1,389,370,865.96	100.00%	39,804	100.00%

(1)	For a description of how information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Designated Pool—Asset-Level Data About the Lease Assets.”
(2)	Percentages may not sum to 100.00% due to rounding.

Distribution of the Leases in the Designated Pool by Original Term

as of the Cutoff Date(1)

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(2)	Number of Leases	Percentage of Number of Leases(2)
13 - 24 months	$232,697,984.70	16.75%	6,746	16.95%
25 - 36 months	884,922,088.66	63.69%	26,207	65.84%
37 - 39 months	210,815,180.52	15.17%	5,621	14.12%
40 - 48 months	60,935,612.08	4.39%	1,230	3.09%

Total	$1,389,370,865.96	100.00%	39,804	100.00%

(1)	For a description of how information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Designated Pool—Asset-Level Data About the Lease Assets.”
(2)	Percentages may not sum to 100.00% due to rounding.

Distribution of the Leases in the Designated Pool by Scheduled Lease End Date

as of the Cutoff Date(1)

Scheduled Lease End Date	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(2)	Number of Leases	Percentage of Number of Leases(2)

4th Quarter 2026	$27,740,458.36	2.00%	986	2.48%
1st Quarter 2027	57,797,814.48	4.16%	2,035	5.11%
2nd Quarter 2027	97,833,267.35	7.04%	3,251	8.17%
3rd Quarter 2027	125,624,853.26	9.04%	3,977	9.99%
4th Quarter 2027	151,491,458.63	10.90%	4,445	11.17%
1st Quarter 2028	162,067,681.97	11.66%	4,997	12.55%
2nd Quarter 2028	206,290,149.76	14.85%	5,995	15.06%
3rd Quarter 2028	204,207,753.28	14.70%	5,318	13.36%
4th Quarter 2028	200,146,483.89	14.41%	5,132	12.89%
1st Quarter 2029	105,886,347.46	7.62%	2,664	6.69%
2nd Quarter 2029	28,118,668.31	2.02%	592	1.49%
3rd Quarter 2029	9,975,330.32	0.72%	186	0.47%
4th Quarter 2029	9,617,272.49	0.69%	177	0.44%
1st Quarter 2030	2,573,326.40	0.19%	49	0.12%

Total	$1,389,370,865.96	100.00%	39,804	100.00%

(1)	For a description of how information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Designated Pool—Asset-Level Data About the Lease Assets.”
(2)	Percentages may not sum to 100.00% due to rounding.

Distribution of the Leases in the Designated Pool by Vehicle Type

as of the Cutoff Date(1)

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(2)	Number of Leases	Percentage of Number of Leases(2)
Car	$27,257,705.58	1.96%	726	1.82%
CUV(3)	692,562,249.44	49.85%	24,822	62.36%
SUV(4)	179,973,741.20	12.95%	2,394	6.01%
Truck	489,577,169.74	35.24%	11,862	29.80%

Total	$1,389,370,865.96	100.00%	39,804	100.00%

(1)	For a description of how information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Designated Pool—Asset-Level Data About the Lease Assets.”
(2)	Percentages may not sum to 100.00% due to rounding.
(3)	CUV means crossover utility vehicle.
(4)	SUV means sport utility vehicle.

Distribution of the Leases in the Designated Pool by Vehicle Make

as of the Cutoff Date(1)

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(2)	Number of Leases	Percentage of Number of Leases(2)

Buick	$113,644,478.98	8.18%	4,361	10.96%
Cadillac	315,244,666.60	22.69%	6,780	17.03%
Chevrolet	632,544,086.35	45.53%	21,012	52.79%
GMC	327,937,634.03	23.60%	7,651	19.22%

Total	$1,389,370,865.96	100.00%	39,804	100.00%

(1)	For a description of how information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Designated Pool—Asset-Level Data About the Lease Assets.”
(2)	Percentages may not sum to 100.00% due to rounding.

Distribution of the Leases in the Designated Pool by Vehicle Model

as of the Cutoff Date(1)*

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(2)	Number of Leases	Percentage of Number of Leases(2)

Silverado	$236,590,819.92	17.03%	6,160	15.48%

Sierra	150,157,414.55	10.81%	3,528	8.86%

Equinox	133,093,872.36	9.58%	5,484	13.78%

Lyriq	62,941,347.80	4.53%	1,547	3.89%

Equinox EV	57,379,615.96	4.13%	2,275	5.72%

Escalade	50,342,665.52	3.62%	536	1.35%

Terrain	47,389,737.41	3.41%	1,818	4.57%

Envision	45,440,794.48	3.27%	1,582	3.97%

XT5	44,629,075.30	3.21%	1,302	3.27%

Hummer SUV	38,418,419.80	2.77%	559	1.40%

Encore	35,041,736.13	2.52%	1,688	4.24%

Blazer EV	32,939,782.69	2.37%	1,199	3.01%

Vistiq	32,576,561.45	2.34%	552	1.39%

Colorado	31,758,128.85	2.29%	906	2.28%

Trailblazer	31,745,444.82	2.28%	1,471	3.70%

Blazer	30,699,678.62	2.21%	1,089	2.74%

Optiq	30,568,800.78	2.20%	811	2.04%

Hummer Pickup	28,843,488.00	2.08%	396	0.99%

Escalade EV	28,105,247.61	2.02%	265	0.67%

XT6	26,826,751.06	1.93%	663	1.67%

Traverse	24,392,312.60	1.76%	691	1.74%

Enclave	22,007,413.91	1.58%	566	1.42%

Trax	21,693,378.72	1.56%	1,112	2.79%

Acadia	19,468,592.64	1.40%	525	1.32%

CT5	17,277,129.29	1.24%	412	1.04%

Sierra EV	17,246,356.27	1.24%	308	0.77%

XT4	15,149,379.70	1.09%	474	1.19%

Other(3)	76,646,919.72	5.52%	1,885	4.74%

Total	$1,389,370,865.96	100.00%	39,804	100.00%

(1)	For a description of how information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Designated Pool—Asset-Level Data About the Lease Assets.”
(2)	Percentages may not sum to 100.00% due to rounding.
(3)	Vehicle models representing less than 1.00% of the Aggregate Securitization Value of the designated pool as of the cutoff date.

*See “Risk Factors—Risks Related to the Characteristics and Performance of the Leases in the Designated Pool and the Related Leased Vehicles—Concentration of leased vehicles to particular vehicle models may increase concentration risks” for more information about the possible effect of the concentration of leased vehicles in Silverado, Sierra and Equinox vehicle models.

Distribution of the Leases in the Designated Pool by Geographic Location

as of the Cutoff Date(1)*

State(2)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(3)	Number of Leases	Percentage of Number of Leases(3)

Michigan	$344,339,244.13	24.78%	10,992	27.62%
New York	171,472,739.38	12.34%	5,273	13.25%
Florida	133,079,288.82	9.58%	3,660	9.20%
California	106,557,239.78	7.67%	2,598	6.53%
Texas	94,129,862.04	6.77%	2,010	5.05%
Ohio	79,692,698.54	5.74%	2,489	6.25%
New Jersey	73,663,975.86	5.30%	2,165	5.44%
Pennsylvania	41,767,244.29	3.01%	1,332	3.35%
Illinois	28,893,176.15	2.08%	795	2.00%
Indiana	27,976,919.19	2.01%	824	2.07%
Wisconsin	20,866,192.72	1.50%	628	1.58%
Massachusetts	20,359,015.29	1.47%	593	1.49%
Minnesota	17,385,664.51	1.25%	518	1.30%
Georgia	17,355,437.98	1.25%	448	1.13%
Arizona	15,724,050.09	1.13%	417	1.05%
North Carolina	14,512,644.95	1.04%	374	0.94%
Connecticut	14,309,177.78	1.03%	408	1.03%
Other(4)	167,286,294.46	12.04%	4,280	10.75%

Total	$1,389,370,865.96	100.00%	39,804	100.00%

(1)	For a description of how information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Designated Pool—Asset-Level Data About the Lease Assets.”
(2)	Determined based on the billing address of the lessee on the lease.
(3)	Percentages may not sum to 100.00% due to rounding.
(4)	States or U.S. territories representing less than 1.00% of the Aggregate Securitization Value of the designated pool as of the cutoff date.

*See “Risk Factors—Risks Related to the Characteristics and Performance of the Leases in the Designated Pool and the Related Leased Vehicles—Geographic concentrations of lease assets may increase concentration risks” for more information about the possible effect of geographic concentrations of leases in Michigan, New York, Florida, California, Texas, Ohio and New Jersey.

Distribution of the Leases in the Designated Pool by Powertrain

as of the Cutoff Date(1)

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(2)	Number of Leases	Percentage of Number of Leases(2)

Internal Combustion	$ 1,046,486,180.10	75.32%	31,611	79.42%
Hybrid Electric(3)	0.00	0.00%	0	0.00%
Battery Electric	342,884,685.86	24.68%	8,193	20.58%

Total	$ 1,389,370,865.96	100.00%	39,804	100.00%

(1)	For a description of how information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “The Designated Pool—Asset-Level Data About the Lease Assets.”
(2)	Percentages may not sum to 100.00% due to rounding.
(3)	Includes vehicles with a plug-in hybrid electric power source.

Representations about the Designated Pool and Obligation to Redesignate Ineligible Lease Assets Upon Breach

The sponsor, in its capacity as servicer, will make representations about the Lease Assets in the designated pool on which the depositor and the issuing entity will rely in acquiring the exchange note. Generally, these representations relate to legal standards for origination of the Lease Assets and the terms of the leases. The sponsor will also represent that the Lease Assets in the designated pool satisfy the selection criteria, including those described under “The Designated Pool—Criteria for Selecting the Lease Assets in the Designated Pool.”

In addition, the sponsor will represent that:

•

the titling trust is the record owner of each related leased vehicle, or the sponsor, as servicer, has commenced procedures that will result in the titling trust being the recorded owner of such leased vehicle;

•

the collateral agent has a first priority perfected security interest, or the sponsor, as servicer, has commenced procedures that will result in the perfection of the collateral agent’s first priority security interest, in the Lease Assets in the designated pool;

•

all information furnished by the servicer or any of its affiliates will be true and accurate in every material respect on the date such information is stated or certified and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein misleading;

•	no servicer default or event which with giving of notice or lapse of time, or both, would become a servicer default has occurred and is continuing as of the closing date; and

•	the Lease Assets in the designated pool were originated and have been serviced in compliance with applicable laws in all material respects.

Certain of the representations and warranties that the servicer will make about the Lease Assets are subject to important qualifications or limitations, such as knowledge qualifiers, or relate to actions taken by a third-party, such as the related dealer. Therefore, the servicer may not be able to independently verify the facts underlying certain of the representations and warranties that it makes with respect to the Lease Assets.

The servicer has covenanted to service the Lease Assets in accordance with the standards set forth in the Servicing Agreement. Those covenants include (i) arranging for all certificates of title to be issued in the name of the titling trust and naming the collateral agent as lienholder, (ii) granting payment deferments and end of lease extensions with respect to lease agreements only in accordance with its customary servicing practices and not in any way that extends the term of any lease agreement past the exchange note final scheduled payment date and (iii) not modifying any lease agreement to change the related Contract Residual Value or Monthly Payment.

If any of the foregoing representations, warranties or covenants is breached and the breach is not cured, then the servicer will be obligated to redesignate the affected Lease Assets from the designated pool in the manner described under “Description of the Transaction Documents— Servicing—Obligations to Redesignate Lease Assets” to the extent the interests of the noteholders are materially and adversely affected by such breach. The sponsor’s obligation to redesignate ineligible Lease Assets from the designated pool will be the sole remedy of the issuing entity, the indenture trustee, the noteholders and the collateral agent for any losses resulting from a breach of the representations, warranties or covenants of the sponsor. None of the indenture trustee, the owner trustee or the depositor will have any duty to investigate whether any lease or leased vehicle may be an ineligible lease or leased vehicle.

Asset-Level Data About the Lease Assets

The depositor prepared asset-level data for the pool of Lease Assets and filed it with the SEC on exhibits to Form ABS-EE, or an asset-level data filing, on or prior to the date of the filing of this prospectus. Each initial asset-level data filing is incorporated by reference into this prospectus.

Each initial asset-level data filing contains detailed information for each Lease Asset in the applicable pool about its identification, origination, contract terms, related leased vehicle, lessee, contract activity, servicing and status. The information presented in this prospectus about the Lease Assets is based on calculations made as of the cutoff date. The asset-level data presented in the initial asset-level data filings may have been calculated as of a different date. Further, certain characteristics of the Lease Assets are required to be calculated differently in the asset-level data filings than how they are calculated in this prospectus. As a result, certain asset-level data presented in this prospectus, including, but not limited to, such data related to remaining terms, weighted averages, credit bureau scores and geographic locations of lessees may not match the data presented in the initial asset-level data filings due to those differences in how this data is calculated.

Investors should carefully review each initial asset-level data filing. The depositor or the issuing entity will prepare updated asset-level data on a monthly basis with respect to the pool of Lease Assets transferred to the issuing entity and will file it with the SEC on exhibits to Form ABS-EE. For more details about the monthly asset-level data, you should read “Description of the Transaction Documents—Statements to Noteholders.”

Depositor Review of Lease Assets

In connection with the offering of the notes, the depositor has performed a review of the Lease Assets in the designated pool to determine the accuracy of the disclosures described within this prospectus and in the initial asset-level data filing and provide reasonable assurance that the disclosure regarding the Lease Assets is accurate in all material respects under Item 1111 of Regulation AB (the Rule 193 Information). The depositor has described the components of the review below and considers the review to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, senior management and internal counsel at the sponsor reviewed and confirmed that the disclosure in this prospectus regarding origination and reporting systems and processes, underwriting guidelines, and eligibility and characteristics of the designated pool are accurate in all material respects. Additionally, the sponsor’s senior management and internal counsel, as well as external counsel, reviewed and confirmed that the descriptions regarding legal and regulatory considerations, along with representations and warranties, are accurate in all material respects.

For each securitization trust, the depositor selects lease agreements for inclusion based on set eligibility criteria described in the related prospectus. The characteristics of the selected Lease Assets are captured and maintained in a “data tape.” This data tape is created from internal origination and servicing systems as well as databases housing additional origination and consumer details. In addition to confirming that the Lease Assets in the designated pool meet the eligibility criteria outlined in this prospectus, the depositor has recalculated and reviewed the composition and stratification tables under “The Designated Pool” from the data tape and verified the data to be consistent with the related information in this prospectus. This recalculation and comparison found no material discrepancies.

To test the accuracy of certain characteristics of the data tape and the initial asset-level data filing, the depositor has randomly selected approximately 125 lease agreements from the designated pool, and compared characteristics to the corresponding contract (or other paperwork completed by the lessee with the contract package) or the origination or servicing systems. The review compares characteristics of the selected sample lease agreements such as vehicle model and year, original and remaining term, monthly base rent payment, residual values, maturity date, credit bureau score, and various other criteria. The depositor found no material discrepancies in the data points reviewed and compared.

This review is further supported by internal reviews performed by the sponsor during day-to-day procedures. Several departments within the sponsor perform initial and on-going reviews of the origination and servicing processes. The Internal Audit department performs independent reviews on a regular basis of various internal processes, procedures, systems and controls throughout the organization. The Risk Management department monitors overall credit quality, tracks delinquency and loss trends for the entire portfolio as well as developing, updating and monitoring custom scorecards. The Credit Review department conducts testing of a random sampling of newly originated lease agreements to measure adherence with current underwriting guidelines. In addition, the Funding department ensures all information is complete and accurate on the lease document package, confirms the lease document package meets consumer regulatory compliance, and verifies application details such as employment, residence and references (each as applicable). If all necessary information is received and complete the lease agreement will be booked onto the system and funds will be distributed to the dealer.

In addition to internally conducted reviews, the depositor engaged a third party to assist in certain components of the review. The depositor determined the nature, extent and timing of the review and level of assistance provided by the third party. The depositor assumes the responsibility for the review and the findings and conclusions of the review and attributes all findings and conclusions to itself.

The depositor designed procedures to test the accuracy of the transmission from the servicing system or origination system as well as databases housing additional information regarding the Lease Assets to the initial asset-level data. To the extent applicable, certain characteristics relating to the sampled Lease Assets that were captured in the data tape (and compared to the corresponding contract or origination or servicing system) were also compared to the initial asset-level data filing to determine whether any inaccuracies existed. In addition, certain characteristics relating to the sampled Lease Assets were made available in electronic copy for comparison to the applicable characteristics in the initial asset-level filing to determine whether any inaccuracies existed.

After conclusion of the review, the depositor has determined that it has reasonable assurance that the Rule 193 Information contained in this prospectus and in the initial asset-level data filing is accurate in all material respects.

Yield and Prepayment Considerations

Prepayments can be made on any of the leases at any time. If prepayments are received on the leases, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the leases may include moneys received from liquidations of the leased vehicles and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on a lease.

The rate of prepayments on the leases may be influenced by a variety of economic, social, and other factors. Any risk resulting from faster or slower prepayments of the leases will be borne solely by the noteholders.

The rate of payment of principal of the notes will depend, in part, on the rate of payment, and the rate of prepayments on the leases. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

The timing of changes in SOFR (or any alternative benchmark adopted by the sponsor) may affect the actual yields on the notes. A decrease in SOFR (or any alternative benchmark adopted by the sponsor) will decrease the interest rate and the amount of interest payable on the Floating Rate Notes, which may increase the amount of funds available to make payments of principal on the notes. If more funds are available to make payments of principal on the notes, then it is possible that the final payment on one or more classes of notes could occur earlier than the date on which the final distribution for that class of notes is expected to be paid.

Conversely, an increase in SOFR (or any alternative benchmark adopted by the sponsor) will increase the interest rate and the amount of interest payable on the Floating Rate Notes, which may decrease the amount of funds available to make payments of principal on the notes. If less funds are available to make payments of principal on the notes, then it is possible that the final payment on one or more classes of notes could occur later than the date on which the final distribution for that class of notes is expected to be paid. See “Risk Factors—Risks Related to the Characteristics of the Notes—You may suffer a loss due to the floating interest rate on the Floating Rate notes if the applicable benchmark rate rises because the issuing entity will not enter into interest rate hedges.” and “Risk Factors—Risks Related to the Characteristics of the Notes—Negative benchmark rates will reduce the rate of interest on the Class A-2-B Notes.” Prospective investors must make an independent decision as to the appropriate SOFR assumptions to be used in deciding whether to purchase a note.

The tables below which are captioned “Percent of Initial Note Principal Amount at Various Prepayment Assumptions” are based on ABS and were prepared using the following assumptions:

(i)

the designated pool has the characteristics in the chart entitled “Payment Schedule of Leases,” which is set forth immediately after such tables and which shows the decline in Securitization Value and the payments received each month on the leases in the designated pool assuming (1) each Monthly Payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its Base Residual Value (as defined in the Glossary) in the month after the month in which the final Monthly Payment is due;

(ii)	each Monthly Payment is made on the last day of each calendar month, whether or not that day is a business day, beginning in April 2026;

(iii)	payments on the notes are made on the 20th day of each month, whether or not that day is a business day, beginning on June 20, 2026;

(iv)

the Class A-2-A Notes and the Class A-2-B Notes constitute a single class having equal rights to payments of principal and interest, which will be made on a pro rata basis based on their respective outstanding principal amounts;

(v)	no exchange note default occurs under the Exchange Note Supplement;

(vi)	no event of default occurs under the Indenture;

(vii)	the servicing fee is equal to 1.00% per annum of the Aggregate Securitization Value of the Lease Assets as of the first day of the collection period;

(viii)	the indenture trustee, the collateral agent, the owner trustee and the asset representations reviewer receive monthly fees equal to $667 in the aggregate;

(ix)	investment income on amounts on deposit in the trust accounts equals zero;

(x)	all prepayments on the leases are prepayments in full (and the residual values of the related leased vehicles are paid in full) and there were no defaults or losses;

(xi)	as of the cutoff date, eleven months have elapsed since the inception of the leases in the aggregate;

(xii)	the closing date is assumed to be May 14, 2026;

(xiii)

except as indicated in the following tables, the servicer does not exercise its option to purchase the exchange note after the aggregate principal amount of the notes has declined to 10% or less of the aggregate principal amount of the notes on the closing date;

(xiv)	the Aggregate Securitization Value of the Lease Assets is $1,389,370,865.96, based on the Discount Rate (as defined in the Glossary);

(xv)	the reserve account is funded at all times with an amount equal to $3,473,427.16;

(xvi)	the initial principal amount of the Class A-1 Notes is $167,180,000, the Class A-2-A Notes is $220,625,000, the Class A-2-B Notes is $220,625,000, the Class A-3 Notes is $441,250,000, the

Class A-4 Notes is $82,000,000, the Class B Notes is $61,800,000 and the Class C Notes is $57,000,000;

(xvii)

interest accrues on the Class A-1 Notes and the Class A-2-B Notes on an actual/360 day count and interest accrues on the Class A-2-A Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes on a 30/360 day count; and

(xviii)

interest accrues on the notes at the following per annum assumed rates: Class A-1 Notes, 3.987%; Class A-2-A Notes, 4.22%; Class A-2-B Notes, 4.21400%; Class A-3 Notes, 4.35%; Class A-4 Notes, 4.39%; Class B Notes, 4.62% and Class C Notes, 4.85%.

Prepayments on leases can be measured against prepayment standards or models. The model used in this prospectus is expressed in terms of percentages of the Absolute Prepayment Model, or ABS, which assumes that a constant percentage of the original number of leases in the designated pool prepays each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of leases or a prediction of the anticipated rate of prepayment on either the designated pool or on any pool of leases. It should not be assumed that the actual rate of prepayments on the leases will be in any way related to the percentage of prepayments that are assumed for ABS in this prospectus.

The following tables were prepared making certain assumptions about prepayments on the leases in the designated pool, or Prepayment Assumptions. Under the 100% Prepayment Assumption, it is assumed that the Lease Assets in the designated pool will prepay as follows: (1) in month one, prepayments will occur at 0.120% ABS; (2) prepayments will increase by approximately 0.030% ABS in each of the months two through twenty-four, reaching 0.810% ABS in month twenty-four; (3) prepayments will remain at 0.810% ABS until month twenty-seven; (4) prepayments will increase by approximately 0.095% ABS in month twenty-eight, reaching 0.905% ABS; (5) prepayments will increase by approximately 0.090% ABS in month twenty-nine, reaching 0.995% ABS; (6) prepayments will remain at 0.995% ABS in month thirty; (7) prepayments will increase by approximately 0.095% ABS in months thirty-one through thirty-three, reaching 1.280% ABS in month thirty-three; (8) prepayments will remain at 1.280% ABS until month thirty-nine; and (9) prepayments will decrease to 1.000% ABS in month forty and will remain at that level thereafter. The other Prepayment Assumptions set forth in the following tables are based on various percentages of the 100% Prepayment Assumption. For example, the “0% Prepayment Assumption” means that none of the leases prepay and the “75% Prepayment Assumption” assumes that a lease will prepay at 75% of the 100% Prepayment Assumption and so forth.

Each column in the following tables indicates the percentages of the initial note principal amount of each class of notes that would be outstanding after each of the listed payment dates if the related Prepayment Assumptions are used. The tables below also indicate the corresponding weighted average lives of each class of notes if the same Prepayment Assumptions are assumed.

The actual characteristics and performance of the designated pool will differ from the assumptions used in constructing the following tables. The following tables only give a general sense of how each class of notes may amortize at different assumed prepayment rates with other assumptions held constant. It is unlikely that the leases in the designated pool will prepay based on any particular Prepayment Assumption. The diverse terms of the leases could produce slower or faster prepayment rates for any payment date, which would result in principal payments occurring earlier or later than indicated in the following tables. Any difference between those assumptions and the actual characteristics and performance of the leases, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

The percentages in the tables have been rounded to two decimal places. As used in the tables which follow, the weighted average life of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related initial note principal amount of the note.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-1 Notes
Payment Date	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/26	78.71	74.80	72.77	70.69	68.54	66.34	64.08	61.75
7/20/26	71.82	65.82	62.69	59.48	56.17	52.77	49.27	45.66
8/20/26	64.87	56.68	52.41	48.01	43.48	38.81	34.00	29.04
9/20/26	57.87	47.40	41.93	36.29	30.47	24.47	18.27	11.87
10/20/26	50.81	37.98	31.26	24.32	17.15	9.75	2.09	0.00
11/20/26	43.71	28.42	20.40	12.11	3.53	0.00	0.00	0.00
12/20/26	29.18	11.54	2.26	0.00	0.00	0.00	0.00	0.00
1/20/27	13.04	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2/20/27	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	0.44	0.37	0.34	0.31	0.28	0.26	0.24	0.22
Weighted Average Life to Maturity (Years)	0.44	0.37	0.34	0.31	0.28	0.26	0.24	0.22

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-2 Notes
Payment Date	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	97.79
11/20/26	100.00	100.00	100.00	100.00	100.00	97.97	94.49	90.87
12/20/26	100.00	100.00	100.00	97.22	93.44	89.53	85.46	81.24
1/20/27	100.00	97.37	93.38	89.23	84.93	80.46	75.81	70.96
2/20/27	99.19	90.72	86.24	81.58	76.74	71.69	66.43	60.93
3/20/27	92.44	83.10	78.14	72.99	67.61	61.99	56.11	49.95
4/20/27	85.01	74.83	69.41	63.76	57.86	51.67	45.18	38.36
5/20/27	76.47	65.51	59.67	53.55	47.15	40.42	33.34	25.86
6/20/27	67.20	55.58	49.36	42.85	36.01	28.81	21.20	13.15
7/20/27	57.59	45.40	38.87	32.01	24.80	17.19	9.13	0.59
8/20/27	48.15	35.46	28.66	21.50	13.96	5.99	0.00	0.00
9/20/27	37.56	24.40	17.31	9.84	1.93	0.00	0.00	0.00
10/20/27	25.06	11.55	4.22	0.00	0.00	0.00	0.00	0.00
11/20/27	13.53	0.00	0.00	0.00	0.00	0.00	0.00	0.00
12/20/27	1.80	0.00	0.00	0.00	0.00	0.00	0.00	0.00
1/20/28	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	1.27	1.17	1.12	1.07	1.02	0.97	0.92	0.87
Weighted Average Life to Maturity (Years)	1.27	1.17	1.12	1.07	1.02	0.97	0.92	0.87

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-3 Notes
Payment Date	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/27	100.00	100.00	100.00	100.00	100.00	100.00	97.54	88.56
9/20/27	100.00	100.00	100.00	100.00	100.00	93.54	86.18	76.60
10/20/27	100.00	100.00	100.00	96.46	88.21	80.95	71.45	61.13
11/20/27	100.00	99.72	92.20	85.78	77.23	68.03	58.04	47.07
12/20/27	100.00	89.30	81.59	73.33	64.42	54.73	44.04	32.02
1/20/28	89.13	76.48	68.61	60.11	50.82	40.54	28.88	15.13
2/20/28	78.43	64.07	56.04	47.26	37.50	26.40	13.20	0.00
3/20/28	67.69	53.24	45.07	36.05	25.90	14.09	0.00	0.00
4/20/28	55.90	41.63	33.49	24.43	14.11	1.92	0.00	0.00
5/20/28	42.29	28.57	20.69	11.85	1.70	0.00	0.00	0.00
6/20/28	29.21	16.18	8.65	0.15	0.00	0.00	0.00	0.00
7/20/28	16.08	3.94	0.00	0.00	0.00	0.00	0.00	0.00
8/20/28	3.46	0.00	0.00	0.00	0.00	0.00	0.00	0.00
9/20/28	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	2.00	1.91	1.86	1.80	1.73	1.67	1.60	1.53
Weighted Average Life to Maturity (Years)	2.00	1.91	1.86	1.80	1.73	1.67	1.60	1.53

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-4 Notes
Payment Date	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/28	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/28	100.00	100.00	100.00	100.00	100.00	100.00	100.00	78.64
3/20/28	100.00	100.00	100.00	100.00	100.00	100.00	97.76	0.00
4/20/28	100.00	100.00	100.00	100.00	100.00	100.00	27.54	0.00
5/20/28	100.00	100.00	100.00	100.00	100.00	43.68	0.00	0.00
6/20/28	100.00	100.00	100.00	100.00	47.85	0.00	0.00	0.00
7/20/28	100.00	100.00	83.22	40.17	0.00	0.00	0.00	0.00
8/20/28	100.00	58.75	23.77	0.00	0.00	0.00	0.00	0.00
9/20/28	54.12	0.96	0.00	0.00	0.00	0.00	0.00	0.00
10/20/28	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	2.40	2.32	2.27	2.22	2.14	2.05	1.95	1.83
Weighted Average Life to Maturity (Years)	2.40	2.32	2.27	2.22	2.14	2.05	1.95	1.83

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class B Notes
Payment Date	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/26	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
4/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
5/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
6/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
7/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
8/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
9/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
10/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
11/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
12/20/27	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
1/20/28	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
2/20/28	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
3/20/28	100.00	100.00	100.00	100.00	100.00	100.00	100.00	86.07
4/20/28	100.00	100.00	100.00	100.00	100.00	100.00	100.00	0.00
5/20/28	100.00	100.00	100.00	100.00	100.00	100.00	46.16	0.00
6/20/28	100.00	100.00	100.00	100.00	100.00	78.37	0.00	0.00
7/20/28	100.00	100.00	100.00	100.00	86.65	5.15	0.00	0.00
8/20/28	100.00	100.00	100.00	78.70	16.65	0.00	0.00	0.00
9/20/28	100.00	100.00	60.18	13.53	0.00	0.00	0.00	0.00
10/20/28	83.00	22.79	0.00	0.00	0.00	0.00	0.00	0.00
11/20/28	4.66	0.00	0.00	0.00	0.00	0.00	0.00	0.00
12/20/28	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	2.43	2.35	2.35	2.27	2.18	2.10	2.02	1.85
Weighted Average Life to Maturity (Years)	2.51	2.45	2.40	2.34	2.27	2.17	2.06	1.92

Payment Schedule of Leases

The following table shows the decline in the Securitization Value of the designated pool and the payments that will be received each month on the designated pool assuming (1) each base Monthly Payment is made as scheduled with no prepayments, delays or defaults, and (2) each leased vehicle is returned and sold on the lease’s scheduled termination date for an amount equal to the Base Residual Value.

Month	Securitization Value	Scheduled Base Monthly Payments	Base Residual Value

Initial Balance	$1,389,370,865.96

2026 - April	1,379,134,453.50	$20,698,752.64	$0.00

May	1,367,713,731.88	22,984,538.19	0.00

June	1,356,197,101.24	22,984,538.19	0.00

July	1,344,585,870.74	22,982,426.15	0.00

August	1,332,877,865.49	22,981,689.24	0.00

September	1,321,075,132.53	22,978,092.58	0.00

October	1,309,196,858.27	22,954,512.68	0.00

November	1,284,917,336.24	22,738,004.37	12,517,997.20

December	1,257,927,467.52	22,467,349.30	15,295,613.70

2027 - January	1,232,575,883.85	22,183,478.15	13,715,045.40

February	1,202,790,501.13	21,826,619.88	18,292,768.73

March	1,169,980,872.86	21,441,971.98	21,452,108.24

April	1,132,286,424.90	20,975,569.72	26,528,475.85

May	1,091,394,145.52	20,415,278.22	29,970,526.46

June	1,049,000,376.40	19,843,767.95	31,700,650.71

July	1,007,357,091.49	19,274,943.08	31,163,173.43

August	960,597,851.09	18,585,146.48	36,620,186.25

September	905,477,090.00	17,823,120.74	45,351,804.60

October	854,582,135.53	17,138,774.00	41,348,844.92

November	802,821,112.64	16,310,541.11	42,616,995.68

December	746,933,784.88	15,447,983.25	47,172,538.85

2028 - January	692,740,551.72	14,572,274.76	45,886,520.18

February	645,371,440.42	13,661,638.88	39,519,536.22

March	593,359,522.13	12,719,923.27	44,707,085.75

April	533,289,047.51	11,554,265.43	53,495,076.78

May	475,572,391.10	10,380,540.43	51,812,535.51

June	417,634,241.86	9,224,531.64	52,706,235.47

July	361,959,691.42	8,064,734.18	51,116,043.70

August	309,061,940.41	6,897,437.02	49,038,387.38

September	254,176,195.98	5,758,427.69	51,720,518.91

October	205,761,052.94	4,718,552.14	45,828,839.33

November	155,248,831.78	3,639,064.11	48,599,146.42

December	100,754,340.56	2,472,406.68	53,325,176.30

2029 - January	53,699,459.49	1,527,216.03	46,374,178.46

February	40,129,155.88	1,178,686.46	12,844,216.46

March	28,404,598.28	859,375.12	11,203,861.90

April	17,371,314.15	591,069.78	10,682,482.31

May	14,084,840.05	480,047.57	2,953,857.98

June	11,874,856.86	415,546.69	1,914,093.85

July	9,494,313.70	329,329.15	2,152,224.51

August	7,900,506.79	283,124.11	1,391,564.14

September	6,272,862.16	225,496.54	1,469,597.54

October	4,826,475.59	167,652.55	1,332,173.35

November	2,931,197.66	110,481.35	1,825,703.65

December	1,240,241.62	37,351.80	1,678,346.75

2030 - January	74,761.98	5,350.93	1,170,551.00

February	0.00	0.00	75,385.00

March	0.00	0.00	0.00

Delinquency, Net Loss, Charge-Off and Residual Performance Information

The following tables provide information relating to the sponsor’s delinquency, net loss, charge-off and residual performance experience for each period indicated with respect to all leases and leased vehicles in the sponsor’s North American lease portfolio. This information includes the experience with respect to all leases and leased vehicles serviced during each listed period, including leases that do not meet the criteria for inclusion in, or were otherwise excluded from, the designated pool. Because the following tables include the sponsor’s entire portfolio of leases and leased vehicles, including leases and leased vehicles of types that are not included in this securitization, these tables may not be reflective of the actual performance of this securitization, which includes Lease Assets that were originated in the United States.

The sponsor’s net credit losses as a percentage of the sponsor’s lease portfolio outstanding may vary from period to period based upon the overall credit mix, the average credit scores in the portfolio (which reflects the sponsor’s underwriting strategies and risk tolerance), the average age or seasoning of the sponsor’s lease portfolio, and economic factors. Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on the credit mix, the average credit scores in the portfolio (which reflects the sponsor’s underwriting strategies and risk tolerance), the average age or seasoning of the sponsor’s lease portfolio, seasonality within the calendar year and economic factors.

The sponsor’s policy is to charge off an account in the month in which the account becomes one hundred twenty (120) days contractually delinquent if it has not repossessed the related leased vehicle. The sponsor charges off accounts in repossession when the leased vehicle is repossessed and is legally available for disposition. A charge-off generally represents the difference between the estimated net sales proceeds and the amount of the delinquent lease, including accrued interest.

During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by increased unemployment rates, decreased consumer demand for automobiles and declining residual values of automobiles, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Additionally, higher gasoline prices, unstable real estate values, declining stock market values, increasing unemployment levels, declining availability of consumer credit or other factors that impact consumer confidence or disposable income could increase loss frequency and decrease consumer demand for automobiles as well as weaken collateral values on certain types of vehicles.

The following tables reflect the sponsor’s entire North American portfolio of Lease Assets, therefore the levels of delinquency, net loss, charge-off and residual performance experience reflected in the following tables may not be indicative of the performance of the Lease Assets comprising the designated pool. A “Delinquent Lease” is any lease agreement that is not a Defaulted Lease or a Liquidated Lease and a lessee fails to make at least 90% of a Monthly Payment by the related payment due date and such unpaid amount remains unpaid for more than thirty (30) days from the original payment due date for such payment.

Delinquency Experience of GM Financial’s Lease Servicing Portfolio

(dollars in thousands)

	At March 31,		At December 31,
	2026	2025	2025	2024	2023	2022	2021
Number of Lease Agreements Outstanding	812,753	828,413	822,424	824,196	852,058	969,185	1,196,713
Lease Assets Outstanding(1)	$31,940,850	$30,400,951	$32,069,845	$29,670,067	$28,288,503	$30,318,764	$36,842,049
Delinquent Lease Agreements(2)
31-60 Days	3,901	3,816	4,417	4,575	4,363	5,061	4,572
61-90 Days	1,215	972	1,321	1,114	1,004	1,171	983
91+ Days	342	354	491	380	388	483	356
Delinquent Lease Agreements as a Percentage of Lease Agreements Outstanding
31-60 Days	0.48%	0.46%	0.54%	0.56%	0.51%	0.52%	0.38%
61-90 Days	0.15%	0.12%	0.16%	0.14%	0.12%	0.12%	0.08%
91+ Days	0.04%	0.04%	0.06%	0.05%	0.05%	0.05%	0.03%

(1)  Amounts based on aggregate lease balance of active Lease Assets at period end.

(2)  Does not include Lease Assets that have been repossessed, written-off or terminated.

Net Loss and Charge-Off Experience of GM Financial’s Lease Servicing Portfolio

(dollars in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023	2022	2021
Number of Lease Agreements Outstanding(1)	812,753	828,413	822,424	824,196	852,058	969,185	1,196,713
Number of Charge-Offs(2)	3,830	3,411	13,674	12,669	11,863	11,287	16,484
Number of Charge-Offs as a Percentage of Ending Lease Agreements Outstanding	0.47%	0.41%	1.66%	1.54%	1.39%	1.16%	1.38%

Lease Assets Outstanding(3)	$31,940,850	$30,400,951	$32,069,845	$29,670,067	$28,288,503	$30,318,764	$36,842,049
Average Lease Assets Outstanding(4)	$31,975,121	$30,200,912	$31,265,873	$28,508,071	$29,154,821	$33,097,353	$39,438,503
Net Credit Losses(5)(6)	$42,738	$13,803	$74,901	$44,497	$24,565	$15,406	$23,508
Net Credit Losses as a Percentage of Lease Assets Outstanding(3)(6)	0.13%	0.05%	0.23%	0.15%	0.09%	0.05%	0.06%
Net Credit Losses as a Percentage of Average Lease Assets Outstanding(4)(6)	0.13%	0.05%	0.24%	0.16%	0.08%	0.05%	0.06%
Annualized Net Credit Losses as a Percentage of Lease Assets Outstanding(3)(6)	0.54%	0.18%
Annualized Net Credit Losses as a Percentage of Average Lease Assets Outstanding(4)(6)	0.54%	0.19%
Average Net Credit Loss per Liquidated Lease Agreement(6)	$11.16	$4.05	$5.48	$3.51	$2.07	$1.36	$1.43

(1)  Amounts based on number of active Lease Assets at period end.

(2)  Includes all leased vehicles that have been repossessed and sold by the sponsor or liquidated, including insurance liquidations.

(3)  Amounts based on aggregate lease balance of active Lease Assets at period end.

(4)  Amounts based on the average lease balance of active Lease Assets at the end of each month in the period.

(5)  Net Credit Losses represent the aggregate Lease Assets Outstanding which have been deemed uncollectible during the period net of recoveries.

(6)  Prior periods may adjust as deficiency balances may be paid in subsequent periods (sales proceeds and payments captured through March 31, 2026).

Residual Performance Experience of GM Financial’s Lease Servicing Portfolio

(dollars in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025	2024	2023	2022	2021
Total Number of Leased Vehicles Scheduled to Terminate	75,821	73,259	310,909	396,012	438,461	522,430	502,022
Number of Leased Vehicles returned to GM Financial and sold during the period(1)	25,197	21,952	79,024	92,959	45,271	12,220	127,629
Return Rate based on Leased Vehicles Scheduled to Terminate	33.23%	29.96%	25.42%	23.47%	10.32%	2.34%	25.42%

Total Number of Leased Vehicles Terminated(2)	74,338	78,263	306,177	355,114	439,260	499,990	490,540
Number of Leased Vehicles returned to GM Financial and sold during the period(1)	25,197	21,952	79,024	92,959	45,271	12,220	127,629
Return Rate based on Terminated Leases	33.90%	28.05%	25.81%	26.18%	10.31%	2.44%	26.02%

Total ALG Residual Values of Leased Vehicles Scheduled to Terminate(3)	$1,862,018	$1,744,553	$7,328,861	$8,909,655	$9,045,167	$9,868,262	$9,344,717
Total ALG Residual Values of Leased Vehicles returned to GM Financial and sold during the period(3)	$656,929	$517,503	$1,938,134	$1,962,823	$864,570	$236,197	$2,158,887
Total Loss (Gain) on Leased Vehicles returned to GM Financial and sold during the period(4)(5)	$(51,294)	$(46,049)	$(176,075)	$(266,281)	$(239,147)	$(99,813)	$(708,607)
Total Loss (Gain) on Leased Vehicles returned to GM Financial and sold during the period as a Percentage of Total ALG Residual Values of Leased Vehicles returned to GM Financial and sold during the period(4)(5)	(7.81)%	(8.90)%	(9.08)%	(13.57)%	(27.66)%	(42.26)%	(32.82)%

Average Contract Residual Value as a Percentage of Adjusted MSRP(6)	59.82%	58.27%	58.58%	57.69%	57.23%	57.35%	55.53%
Average ALG Residual Value as a Percentage of Adjusted MSRP(6)	53.66%	53.96%	53.90%	51.76%	48.88%	46.48%	45.74%
Percentage Difference	6.15%	4.31%	4.68%	5.93%	8.35%	10.87%	9.79%

(1)	Excludes accounts terminated by charge-off, repossession, total loss, SCRA or purchase.
(2)	Excludes accounts terminated by charge-off, repossession, total loss or SCRA, but includes accounts terminated by purchase.
(3)	If ALG Residual Value at origination was not available, the oldest available ALG Residual Value mark was used.
(4)	ALG Residual Value less net recoveries.
(5)	Prior periods may adjust as deficiency balances may be paid in subsequent periods (sales proceeds and payments captured through March 31, 2026).
(6)	Adjusted MSRP includes value added vehicle adjustments.

Description of the Exchange Note

General

The titling trust is the borrower under the Credit and Security Agreement, which has been filed as an exhibit to the registration statement, under which the sponsor lends the titling trust amounts from time to time to finance its purchase of Lease Assets. As of the date of this prospectus, all Lease Assets owned by the titling trust, including any Lease Assets designated to a designated pool, are held under the Credit and Security Agreement.

At any time, the sponsor may request that the titling trust convert all or a portion of the amount outstanding under the Credit and Security Agreement to one or more term notes evidenced by an “exchange note” and that a portion of the Lease Assets that are subject to the Credit and Security Agreement be allocated to a designated pool related exclusively to that exchange note. No exchange note issued for any securitization transaction in which notes are issued will represent an ownership or beneficial interest in the Lease Assets in the designated pool of Lease Assets allocated to such exchange note. An exchange note is issued, and the designated pool is designated, pursuant to Exchange Note Supplement to the Credit and Security Agreement, a form of which has been filed as an exhibit to the registration statement.

On the closing date, the titling trust will issue the exchange note to the sponsor under the Exchange Note Supplement. The sponsor will identify a subset of the Lease Assets that are collateral under the Credit and Security Agreement to be designated to the designated pool. The Lease Assets in the designated pool will serve as collateral only for the obligations represented by the exchange note for as long as the exchange note is outstanding.

The sponsor will sell the exchange note to the depositor without recourse pursuant to the Exchange Note Sale Agreement and the depositor, in turn, will transfer the exchange note to the issuing entity without recourse pursuant to the Exchange Note Transfer Agreement. The issuing entity will pledge the exchange note and all of its other assets to the indenture trustee for the benefit of the noteholders. The primary asset of the issuing entity will be the exchange note.

As holder of the exchange note, the issuing entity will be entitled to all amounts received on the exchange note, which will be based on the amounts received on the Lease Assets in the designated pool. These amounts include:

•	payments by or on behalf of the lessees on the leases in the designated pool;

•	net proceeds from the sale of the leased vehicles in the designated pool; and

•	proceeds from claims on any insurance policies relating to the lessees, the leases or the leased vehicles in the designated pool.

Interest will accrue on the exchange note at a rate of 4.71%. The exchange note will accrue interest on a 30/360 basis from the closing date to the date on which the exchange note balance is reduced to zero. The titling trust will make interest and principal payments on the exchange note on each payment date from Designated Pool Collections as set forth below under “—Payments of Interest on the Exchange Note” and “—Payments of Principal of the Exchange Note.”

As long as any of the notes are Outstanding, the indenture trustee, acting at the direction of the Majority Noteholders (as defined in the Glossary), will be entitled to exercise all rights and remedies of the issuing entity as holder of the exchange note.

The issuing entity will agree that it will have recourse solely to the designated pool, the reserve account and, to the extent available, shared amounts allocated to the exchange note from other designated pools. The issuing entity will also agree that any claim it may have against the assets of the titling trust other than the designated pool of Lease Assets allocated to the exchange note will be subordinate to the payment in full of the claims of the sponsor, as the lender under the Credit and Security Agreement, the holders, if any, of all other exchange notes and all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the titling trust, and all related hedging arrangements.

The exchange note is not guaranteed or insured by any governmental agency or instrumentality or by the sponsor, the depositor, the servicer, the collateral agent, the indenture trustee, or any of their respective affiliates.

Payment Dates

Payments on the exchange note and on the notes will be made on the twentieth (20th) day of each month or, if the twentieth (20th) day is not a business day, on the next following business day. The first payment date will be June 22, 2026. Only holders of record as of the close of business on the related record date, which is the business day immediately preceding a payment date, will receive payments on that payment date.

Payments on the exchange note will be made from Designated Pool Collections.

Payments of Interest on the Exchange Note

Interest on the exchange note will accrue during each interest period at the applicable interest rate from and including the most recent payment date—or, in the case of the first payment date, from and including the closing date—to but excluding the following payment date. Interest on the exchange note will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest period for the exchange note will not be adjusted based on the actual number of days during the interest period except for the interest period relating to the first payment date. The interest accruing during an interest period will accrue on the exchange note’s outstanding principal balance as of the end of the prior payment date, or, in the case of the first payment date, as of the closing date.

For any payment date, interest due but not paid on that payment date will be due on the next payment date. To the extent permitted by law, interest at the applicable interest rate on that unpaid amount will be due on the next payment date.

For any payment date, the indenture trustee will pay interest on the exchange note from the exchange note collections account after paying accrued and unpaid fees to the servicer. For any payment after an exchange note default occurs, the indenture trustee will pay interest on the exchange note from the exchange note collections account after paying accrued and unpaid fees to the collateral agent (subject to a cap), the administrative agent (subject to a cap) and the servicer, in that order. See “Description of the Transaction Documents—Distributions—Payment Date Payments on the Exchange Note.”

Payments of Principal of the Exchange Note

On each payment date, other than the final scheduled payment date for the exchange note and any payment date when the priorities set forth under “Description of the Transaction Documents—Distributions—Payment Date Payments after an Exchange Note Default” are applicable, Designated Pool Collections in the exchange note collections account, and if necessary, excess cashflow on the designated pool and certain amounts of interest, will be available to pay the Exchange Note Principal Payment

Amount (as defined in the Glossary) in accordance with the priority of payments set forth in “Description of the Transaction Documents—Distributions—Payment Date Payments on the Exchange Note”.

Exchange Note Defaults

The occurrence and continuance of any of the following events will constitute an exchange note default under the Exchange Note Supplement:

•	events of bankruptcy, insolvency, receivership or liquidation of the titling trust or the titling trust’s property;

•

delivery of a notice of termination to the servicer pursuant to the Base Servicing Agreement (as defined in the Glossary) following a servicer event of default under the Base Servicing Agreement, unless, in certain cases, a successor servicer has accepted its appointment on or before the date specified in such notice of termination;

•

any failure of the titling trust to pay or cause to be paid any principal of the exchange note on the final scheduled payment date and, if such failure is due to an administrative omission, mistake or technical difficulty such failure continues for three (3) business days after the date when such principal became due;

•

any failure of the titling trust to pay or cause to be paid any part of the Exchange Note Interest Payment Amount (as defined in the Glossary), as specified in the Exchange Note Supplement, when due, and such failure continues for five (5) business days after the due date;

•

any default of the titling trust in the observance or performance of any covenant or agreement made in the Credit and Security Agreement or the Exchange Note Supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another exchange note default), the exchange noteholder is materially and adversely affected by such default and such default is not cured on or before the sixtieth (60th) day after the titling trust has received a notice that states that it is a “notice of exchange note default” and specifies the default;

•

any breach of a representation or warranty of the titling trust made in the Credit and Security Agreement, the Exchange Note Supplement or in any certificate or other document delivered in connection with Credit and Security Agreement, the Exchange Note Supplement with respect to the exchange note proves to have been incorrect as of the time made, the exchange noteholder is materially and adversely affected by such incorrectness and such incorrectness is not cured on or before the sixtieth (60th) day after the titling trust has received a notice that states that it is a “notice of exchange note default” and specified the default; and

•	the acceleration of the notes following the occurrence of an event of default.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the third through sixth bullet points above was caused by force majeure, then the applicable cure periods described in those bullet points will be extended by an additional 10 calendar days; provided, that if there is no cure period, then such cure period shall be 10 calendar days.

If an exchange note default has occurred and is continuing and the principal of the exchange note has been accelerated, the exchange noteholder may (i) commence appropriate proceedings and pursue any of its other rights, remedies, powers or privileges under the Credit and Security Agreement or otherwise, and (ii) direct the collateral agent to (and the collateral agent will) (A) institute proceedings for the complete or partial foreclosure on the lease agreements and the leased vehicles included in the designated pool, (B) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the exchange noteholder, and/or (C) sell or otherwise liquidate all or a portion of the Lease Assets in the designated pool, or any rights or interest included in the Lease Assets at one or more public or private sales called and conducted in any manner permitted by law. Upon the occurrence of an exchange note default, the sponsor and/or the exchange noteholder will have the right, but not the obligation, to submit a bid with respect to any liquidation or sale of all or a portion of the Lease Assets in the designated pool.

Optional Redemption or “Clean Up Call” Option

On any payment date on which the aggregate principal amount of the notes is 10% or less of the aggregate principal amount of the notes on the closing date, the exchange note may be redeemed in whole, but not in part, by the servicer if it exercises its “clean-up call” option to purchase the exchange note. The servicer will exercise the option by depositing the purchase price for the exchange note in the indenture collections account by 10:00 a.m. (New York City time) on the payment date on which the option is exercised, and the issuing entity will transfer the exchange note to the servicer. If this occurs, the indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of interest and principal of the notes. The servicer may exercise its clean up call option only if the purchase price for the exchange note plus the collections in the collection account in the final month will be sufficient to pay in full the notes and all fees and expenses of the issuing entity. The purchase price paid by the servicer for the exchange note will be the outstanding note balance of the exchange note.

Description of the Notes

General

The issuing entity will issue the notes under the Indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the Indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the Indenture.

Delivery of Notes

The issuing entity will issue the notes in minimum denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company, or DTC, in the United States or through Clearstream Banking, société anonyme, or Clearstream in Europe. See “—Book-Entry Registration” and Annex B for further information about holding book-entry notes.

Payment Dates

Payments on the notes will be made on the twentieth (20th) day of each month or, if the twentieth (20th) day is not a business day, on the next following business day. The first payment date will be June 22, 2026. Only holders of record as of the close of business on the related record date, which is the business day immediately preceding a payment date, will receive payments on that payment date.

On each payment date, the indenture trustee will distribute to each noteholder an amount equal to the percentage interest represented by the note held by the noteholder multiplied by the total amount to be distributed on that payment date on account of that note. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a noteholder.

A business day is a day other than a Saturday, Sunday, or any other day on which commercial banks located in Texas, Delaware, Minnesota or New York or the location in which the corporate trust office of either the indenture trustee under the Indenture, the collateral agent under the Credit and

Security Agreement and the Servicing Agreement or the owner trustee under the Issuing Entity’s Trust Agreement are authorized or obligated to be closed.

The final scheduled payment dates are as follows:

•	for the Class A-1 Notes, April 20, 2027;

•	for the Class A-2-A Notes, July 20, 2028;

•	for the Class A-2-B Notes, July 20, 2028;

•	for the Class A-3 Notes, March 20, 2029;

•	for the Class A-4 Notes, May 20, 2030;

•	for the Class B Notes, May 20, 2030; and

•	for the Class C Notes, August 20, 2030.

Payments of Interest on the Notes

Interest on each class of notes will accrue during each interest period at the applicable interest rate from and including the immediately preceding payment date—or, in the case of the first payment date, from and including the closing date—to but excluding the related payment date. Interest on the Class A-1 Notes and the Class A-2-B Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the Class A-2-A Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest period for the Class A-2-A Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes will not be adjusted based on the actual number of days during the interest period except for the interest period relating to the first payment date. The interest accruing during an interest period will accrue on each class’ outstanding note principal amount as of the end of the prior payment date, or, in the case of the first payment date, as of the closing date.

For any payment date, interest due but not paid on that payment date will be due on the next payment date. To the extent permitted by law, interest at the applicable interest rate on that unpaid amount will be due on the next payment date.

Interest on the Class A-2-B Notes will accrue at a rate per annum initially equal to the sum of 30-day average SOFR + 0.39%.

For any payment date, the indenture trustee will pay interest on the notes from the note payment account after paying accrued and unpaid fees to the servicer, accrued and unpaid fees and expenses of any successor servicer (subject to a cap), the indenture trustee (subject to a cap), the owner trustee (subject to a cap) and the asset representations reviewer (subject to a cap), in each case absent the continuance of an event of default and subject to the caps set forth in the Servicing Agreement. See “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” for further information regarding payments on the notes.

Determination of SOFR

Interest on the Floating Rate Notes will accrue at a floating rate that is determined by reference to a benchmark rate, which initially will be based on the secured overnight financing rate, or SOFR, published by the FRBNY. The initial benchmark rate will be “30-day average SOFR,” which for any determination date is the average of the daily SOFR for the preceding 30 calendar days, compounded daily on business days. Pursuant to the indenture, while the Floating Rate Notes are outstanding, the indenture trustee will determine 30-day average SOFR for each interest period by referring to the published source of the rate that is specified in the indenture. The indenture trustee will determine 30-day average SOFR for each interest period on the related SOFR Determination Date, which will be the second SOFR business day prior to the first day of that interest period. If a published 30-day average SOFR rate does not appear on any SOFR Determination Date (including due to the discontinuance of SOFR), then the rate used to calculate interest on the Floating Rate Notes will instead be 30-day average SOFR for the most recent SOFR Determination Date for which such rate was published on the FRBNY’s website under “30-day average (%)” and that rate will remain in effect until (i) the next succeeding SOFR Determination Date on which 30-day average SOFR can be determined, if any, or (ii) the sponsor adopts an alternative benchmark rate that aligns with the current market practice for other similar asset-backed floating rate notes; provided, that the indenture trustee will have no obligation to determine such alternative benchmark rate. For purposes of calculating 30-day average SOFR, a “SOFR business day” means a business day determined in accordance with the SOFR publication calendar of the FRBNY. All determinations of 30-day average SOFR by the indenture trustee, in the absence of manifest error, will be conclusive and binding on the noteholders. The owner trustee will not have any obligation to determine SOFR, 30-day average SOFR, any SOFR Determination Date, or any SOFR business day, will have no liability for any such determinations made by the indenture trustee and will have no obligation to determine any alternative benchmark rate adopted by the sponsor. In addition, any alternative benchmark rate adopted by the sponsor as described above will be conclusive and binding absent manifest error and will be made in the sponsor’s sole discretion and will become effective without the consent of any other person (including any noteholder). The holders of notes will not have any right to approve or disapprove such election by the sponsor and will be deemed to have waived and released any and all claims against any transaction party relating to any such election by the sponsor.

Payments of Principal of the Notes

On each payment date, other than any payment date when the priorities set forth under “Description of the Transaction Documents—Distributions—Payment Date Payment Priorities Will Change After Certain Events” are applicable, amounts received on the exchange note, will be available to pay the Noteholders’ Principal Distributable Amount (as defined in the Glossary) after payment of senior fees and interest due on the notes on that payment date, after payment on any parity principal payment on that payment date and any principal payments made on a class of notes on its final scheduled payment date.

On each payment date, payments of principal will be distributed to the most senior Outstanding class of notes to maintain parity between the note principal amount and the Aggregate Securitization Value. The principal payments made to cure this undercollateralization, if any then exists, will be made prior to the payment of interest on the more subordinated classes of notes on that payment date. See “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” below.

On each payment date, once the reserve account is fully funded, Total Available Funds (as defined in the Glossary) that remain following payment of all amounts pursuant to clauses (1) through (12) under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” below will be available to be paid as the Accelerated Principal Amount (as defined in the Glossary) and will be paid to the most senior Outstanding class or classes of notes as payments of principal. These amounts will be paid under clause (13) under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes.”

The classes of notes are “sequential pay” classes. The Class A-2-A Notes and the Class A-2-B Notes will constitute a single class and have equal rights to payments of principal and interest, which will be made on a pro rata basis based on the outstanding principal amounts of the Class A-2-A Notes and the Class A-2-B Notes, respectively. On each payment date, all amounts allocated to the payment of principal as described in clauses (3), (4), (6), (7), (9), (10), (11), and (13) under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” below other than any payment date when the priorities set forth under “Description of the Transaction Documents—Distributions—Payment Date Payment Priorities Will Change After Certain Events” are applicable, will be aggregated and will be paid out in the following order:

•	first, the Class A-1 Notes will amortize, until they are paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off;

•	once the Class A-3 Notes are paid off, the Class A-4 Notes will begin to amortize, until they are paid off;

•	once the Class A-4 Notes are paid off, the Class B Notes will begin to amortize, until they are paid off; and

•	once the Class B Notes are paid off, the Class C Notes will begin to amortize, until they are paid off.

In addition, any Outstanding principal amount of any class of notes will be payable on the final scheduled payment date for that class. The actual date on which the Outstanding principal amount of any class of notes is paid may be earlier than the final scheduled payment date for that class, depending on a variety of factors.

Events of Default

The occurrence and continuance of any of the following events, subject to any applicable cure period, will constitute an event of default under the Indenture:

•

default in the payment of interest when it becomes due and payable on (i) the Class A Notes, (ii) if no Class A Notes are Outstanding (as defined in the Glossary), the Class B Notes, or (iii) if no Class A Notes or Class B Notes are Outstanding, the Class C Notes and such failure continues for five (5) days after the due date;

•	default in the payment of principal of any note when the same becomes due and payable on its final scheduled payment date;

•

failure to observe or perform any covenant or agreement of the issuing entity made in the Indenture (other than a default in the payment of the interest or principal of any note when due) or of the issuing entity, the depositor, the settlor, the titling trust or the sponsor (in any capacity) in any other Transaction Document relating to the issuance of and payment of the notes or the servicing of the designated pool, which failure materially and adversely affects the rights of the noteholders, and such failure to observe or perform shall continue for a period of sixty (60) days after the date on which a written notice stating that such notice is a notice of an event of default requiring the same to be remedied shall have been given to the issuing entity, the depositor, the settlor, the titling trust or the sponsor, as the case may be, by the indenture trustee acting on behalf of the holders of notes representing at least 25% of the principal amount of the most senior class of notes specifying such failure;

•

any representation or warranty made by the issuing entity in the Indenture or by the issuing entity, the depositor, the settlor, the titling trust or the sponsor (in any capacity) in any Transaction Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith shall prove to have been incorrect in any manner that is materially adverse to any secured party on or as of the date made or deemed made which failure, if capable of being cured, has not been cured for a period of sixty (60) days after the date on which a written notice stating that such notice is a notice of an event of default requiring the same to be remedied shall have been given to the issuing entity, the depositor, the settlor, the titling trust or the sponsor, as the case may be, by the indenture trustee acting on behalf of the holders of notes representing at least 25% of the principal amount of the most senior class of notes specifying such incorrectness; and

•	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or the issuing entity’s property titling trust.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure (as certified to in an officer’s certificate of the servicer), then the applicable cure periods described in those bullet points will be extended by an additional 10 calendar days; provided, that if there is no cure period, then such cure period shall be 10 calendar days.

If an event of default is the result of the bankruptcy, insolvency, receivership or liquidation of the issuing entity or titling trust, the notes shall become due and payable at par, together with accrued interest. If any other event of default has occurred and is continuing, the indenture trustee, if so requested in writing by the Majority Noteholders, shall declare that the notes become due and payable at par, together with accrued interest. Prior to the declaration of the acceleration of the notes, the Majority Noteholders may waive any event of default or unmatured event of default and its consequences except a default (a) in the payment of principal of or interest on any of the notes, or (b) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each note.

Upon the occurrence of an event of default, the indenture trustee, if so requested in writing by the Majority Noteholders, shall accelerate the notes, exercise remedies or liquidate the trust property in whole or in part, on any date or dates following the event of default. The indenture trustee may not cause the liquidation of the trust property unless (i) the event of default is a default in the payment of principal of or interest on any of the notes, or (ii) either (a) noteholders representing 100% of the Outstanding amount of the notes consent thereto, or (b) the proceeds of such sale or liquidation distributable to the noteholders will be sufficient to discharge in full all amounts then due and unpaid on such notes for principal and interest and the majority of noteholders consent thereto, or (c) the trust property will not continue to provide sufficient funds for the payment of principal of and interest on the notes and they would have become due if the notes had not been accelerated and the indenture trustee provides notice to the issuing entity (who shall deliver such notice to the engaged NRSROs) and obtains the consent of noteholders representing at least 66-2/3% of the Outstanding amount of the notes. The indenture trustee may use an investment bank, at other than its own expense, to make the above determinations and shall be entitled to fully rely, with no liability, on such investment bank’s determination.

Book-Entry Registration

Upon issuance, the notes will be available only in book-entry form. Investors in the notes may hold their notes through any of DTC, in the United States, or Clearstream in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The notes will be issued as fully-registered notes registered in the name of Cede & Co (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive note will be issued for each class of notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream and DTC participants holding notes will be effected on a delivery-against-payment basis through the depositary of Clearstream and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited notes, through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of definitive notes. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation which, in turn, is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, or a “beneficial owner,” is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by DTC participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the DTC participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, renders, defaults, and proposed amendments to the Transaction Documents. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the notes within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuing entity or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuing entity, disbursement of such payments to DTC participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of participants.

A beneficial owner shall give notice to elect to have its notes purchased or sold, through its participant and shall effect delivery of such notes by causing the DTC participant to transfer the participant’s interest in the notes, on DTC’s records. The requirement for physical delivery of the notes in connection with a sale will be deemed satisfied when the ownership rights in the notes are transferred by DTC participants on DTC’s records and followed by a book-entry credit of sold notes to the purchaser’s account.

Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank, or Clearstream, Luxembourg, is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive securities. Transactions may be settled by Clearstream, Luxembourg in a number of currencies, including U.S. Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with 45 domestic securities markets around the globe through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has over 2,500 customers located across 110 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant.

Definitive Notes

The notes will be issued in fully registered, certificated form, commonly called “definitive notes,” to the noteholders or their nominees, rather than to DTC or its nominee, only if:

•

DTC or the servicer advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry notes and the issuing entity or the indenture trustee is unable to locate a qualified successor; or

•

the beneficial owners advise the indenture trustee through DTC participants in a manner consistent with the Transaction Documents and with the necessary percentage of the aggregate Outstanding principal amount of the notes represented that the continuation of a book-entry system with respect to the notes through DTC is no longer in their best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will notify all affected noteholders through participants of the availability of definitive notes. Upon surrender by DTC of its notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes.

Distributions of principal of, and interest on, the notes will then be made by the collateral agent or trustee in accordance with the procedures set forth in the Transaction Documents directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the noteholder as it appears on the register maintained by the indenture trustee. The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or of a certificate registrar named in a notice delivered to holders of the definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Noteholders

On or prior to each payment date, the servicer or the indenture trustee will forward, or cause to be forwarded, to each noteholder of record or post to a designated website a statement or statements with respect to the trust property, payments on the exchange note and payments by the issuing entity, generally describing the following information:

1.	collections on the Lease Assets in the designated pool during the related collection period;

2.	fees and expenses payable to the indenture trustee, the owner trustee, the asset representations reviewer, the servicer and the successor servicer;

3.	distributions on the exchange note;

4.	the amount of interest and principal payable, and paid, on each class of notes, in each case expressed as an aggregate amount;

5.

the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case, after giving effect to all payments to be made on the payment date;

6.	the balance of the reserve account and the amount of any withdrawals from or deposits in the reserve account to be made on the payment date;

7.

information on the performance of the designated pool for the preceding month, including the Aggregate Securitization Value, collections and the aggregate amount paid by the servicer to redesignate Lease Assets from the designated pool, any redesignation activity, the number of Lease Assets remaining in the designated pool and the pool factor;

8.	delinquency, repossession, credit loss and residual performance information on the Lease Assets in the designated pool for the related collection period; and

9.

lease termination information for the designated pool, including number of leased vehicles purchased or returned by lessees, number of leases charged off, return rate and the Required Pro Forma Note Balance (as defined in the Glossary).

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the indenture trustee will provide the noteholders a statement containing the amounts described in (4) above for that calendar year and any other information required by applicable tax laws.

Description of the Transaction Documents

The following summary describes material terms of the Credit and Security Agreement, the Exchange Note Supplement, the Servicing Agreement, the Indenture and the Issuing Entity’s Trust Agreement. The depositor has filed forms of these Transaction Documents as exhibits to the registration statement. On or prior to the filing of the final prospectus, the issuing entity will also file versions of these Transaction Documents setting forth their final material terms on a Form 8-K under the commission file number that will be established for the issuing entity. This summary does not claim to be complete and is subject to all the provisions of the Transaction Documents.

Lending Facility

Dealers of motor vehicles originate closed-end lease agreements, each a lease agreement, between the dealer, as lessor, and a retail customer, as lessee. Upon origination of the lease agreement, both the lease agreement and the motor vehicles that are the subject of such lease agreement, each a leased vehicle, are assigned by the originating dealer to the titling trust. The titling trust typically pays the purchase price to the dealers with cash loaned to it by the sponsor, each an advance, under the Lending Facility. In exchange for the advances, the titling trust pledges the Lease Assets to GM Financial as security for the advances. Each leased vehicle is titled in the name of the titling trust and the collateral agent is named lienholder on the related certificate of title.

Pursuant to the Credit and Security Agreement, the sponsor may, from time to time, request that all or a portion of the titling trust’s obligations to repay the advances be represented as an exchange note and that a specified designated pool comprised of certain lease agreements and related leased vehicles be designated as supporting only the titling trust’s obligations under such exchange note. All amounts outstanding under the Credit and Security Agreement (including all Outstanding Exchange Notes issued thereunder) are secured by a single security interest in favor of the collateral agent, on behalf of the sponsor and any other holder of an exchange note, on all lease agreements, leased vehicles and any proceeds thereof. Notwithstanding the existence of a single security interest under the Credit and Security Agreement each exchange note will be paid exclusively from the cash collections and other cash proceeds of the Lease Assets in the related designated pool and any exchange note-specific credit enhancement and will not be entitled to amounts collected on any other leases or leased vehicles owned by the titling trust (whether or not they have been designated to another designated pool) or to any credit enhancement established with respect to any other exchange note.

Under the Base Servicing Agreement, the sponsor was appointed to service the Lease Assets under the Lending Facility. The parties to that Base Servicing Agreement also acknowledged that in connection with the establishment, from time to time, of designated pools comprised of Lease Assets backing exchange notes, it would be necessary to enter into supplemental servicing agreements, providing for the sponsor’s specific servicing obligations with respect to each designated pool.

Designated Pool

Pursuant to the Credit and Security Agreement and the Exchange Note Supplement, the titling trust will issue the exchange note to the sponsor on the closing date and will designate the specific designated pool of Lease Assets that supports the exchange note. See “The Designated Pool” and “Description of the Exchange Note” for more information on the Lease Assets in the designated pool relating to this transaction and for information on the exchange note. There will be no independent verification required to confirm the servicer’s determination that Lease Assets that are designated to the designated pool meet the eligibility criteria set forth under “The Designated Pool—Criteria for Selecting the Lease Assets in the Designated Pool.”

Accounts

The indenture trustee will cause to be established an exchange note collections account in its own name, on the noteholders’ behalf, at a depository institution that satisfies the requirements set forth in the Transaction Documents, or an eligible institution. The servicer shall remit, or shall cause its agent or any applicable subservicer to remit, to the exchange note collections account all Designated Pool Collections. After the closing date, the servicer will be required to deposit all Designated Pool Collections to the exchange note collections account within two (2) business days of receipt.

The indenture trustee will cause to be established an indenture collections account in its own name, on the noteholders’ behalf, at an eligible institution. All amounts allocated to the issuing entity, as exchange note holder, from the exchange note collections account, will be deposited in the indenture collections account. The indenture collections account will be maintained with an eligible institution so long as such eligible institution’s deposits have a rating acceptable to the engaged NRSROs.

The indenture trustee will cause to be established a note payment account in its own name, on the noteholders’ behalf, at an eligible institution. Amounts that are released from the indenture collections account for distribution to noteholders will be deposited to the note payment account and all distributions to the noteholders will be made from the note payment account.

The indenture trustee will cause to be established a reserve account in its own name, on the noteholders’ behalf, at an eligible institution. Amounts may be released from the reserve account in the manner set forth in “—Credit Enhancement—Reserve Account.”

If the deposits of an eligible institution no longer have an acceptable rating, the servicer shall, with the collateral agent’s assistance if necessary, transfer each of the exchange note collections account, the indenture collections account, the note payment account and the reserve account within thirty (30) days (or such longer period as agreed with such engaged NRSROs) to a bank whose deposits have the proper rating.

Funds on deposit in the exchange note collections account, the indenture collections account, the note payment account and the reserve account will be invested at the direction of the indenture trustee (or any custodian with respect to funds on deposit in such account) in permitted investments selected in writing by the servicer (pursuant to standing instructions or otherwise). To the extent no such eligible investment is so selected in writing by the servicer, the funds in these accounts will be held uninvested.

Eligible investments are limited to investments acceptable to the engaged rating agencies as being consistent with the rating of the notes. Eligible investments may include securities issued by the sponsor, the servicer or their respective affiliates or other issuing entities created by the sponsor or its affiliates. Eligible investments are limited to obligations or securities that mature no later than the business day immediately preceding a payment date unless the eligible investments are invested in collateral agent funds.

Amounts on deposit in the reserve account will be invested in certain eligible investments at the written direction of the servicer that mature not later than the business day prior to the following payment date.

All accounts will be eligible deposit accounts. An eligible deposit account is a segregated trust account with either (1) an eligible institution or (2) the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as such depository institution has a credit rating acceptable to the engaged NRSROs. In addition, the depository institution’s deposits must be insured by the FDIC.

Servicing

General

The sponsor has been appointed as servicer under the Servicing Agreement. The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the Transaction Documents.

The servicer will not be liable to the noteholders for taking any action, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence (excluding errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

Servicing Procedures

The Transaction Documents provide that the servicer will make reasonable efforts to:

•	collect all payments due on the Lease Assets allocated to the designated pool which are part of the trust property and made on the leases in the designated pool; and

•	make collections on the leases using the same collection procedures that it follows with respect to automobile leases that it services for itself and others.

Consistent with its normal procedures, the servicer may, in its discretion, arrange with a lessee on a lease agreement to defer payments or extend the payment schedule. Some of the arrangements — including, without limitation, any extension of the payment schedule beyond the final scheduled payment date for the exchange note— may result in the servicer redesignating the lease and related leased vehicle from the designated pool. See “The Sponsor’s Automobile Leasing Program—Servicing of Lease Assets—Collections” for more information about deferments and extensions. The servicer may sell the leased vehicle relating to a Defaulted Lease at a public or private sale, or take any other action permitted by applicable law.

Depositing of Designated Pool Collections

The servicer will deposit into the exchange note collections account all payments on the Lease Assets in the designated pool within two (2) business days of receipt. The servicer may not commingle monies deposited in the exchange note collections account with funds from other sources.

Servicing Compensation

Under the Servicing Agreement, the servicer will receive a designated pool servicing fee on each payment date. The designated pool servicing fee will be equal to the sum of (a) the product of (1) 1.00%, multiplied by (2) the Aggregate Securitization Value as of the beginning of the calendar month preceding the calendar month in which the payment date occurs, multiplied by (3) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from and excluding the cutoff date through and including May 31, 2026, over 360), plus (b) a supplemental servicing fee equal to all Administrative Charges (as defined in the Glossary) collected on the Lease Assets during the related collection period and any other expenses reimbursable to the servicer. For so long as any successor servicer is the servicer, with the consent of the Majority Noteholders, the servicing fee may be greater than the servicing fee that the sponsor is entitled to receive as the servicer. In addition to the servicing fee, the servicer will also retain any late fees, the penalty portion of past due amounts, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Lease Assets as supplemental servicing fees, and will be entitled to reimbursement from the issuing entity for various expenses. The servicer will allocate lessee payments to scheduled payments due from lessees, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

The designated pool servicing fee will compensate the servicer for performing the functions of a third-party servicer of lease agreements in respect of leased vehicles as an agent for their beneficial owner. These servicer functions will include:

•	performing on behalf of the titling trust all obligations on the part of the lessor under the lease agreements;

•	collecting and processing payments, including excess wear and use charges, accounting for all collections and furnishing statements to the indenture trustee with respect to distributions;

•	responding to the inquiries of lessees;

•	investigating delinquencies and paying the costs of collections with respect to Defaulted Leases;

•	sending billing statements and tax information to lessees;

•	monitoring the leased vehicles;

•

negotiating with the lessees of lease agreements nearing their respective Maturity Dates and arranging extensions of the related lease agreement and/or sale or other disposition of the related leased vehicle;

•

executing and delivering or causing to be executed and delivered, any and all instruments, certificates or other documents necessary or advisable in connection with the servicing or administering of or collecting under the leases and in respect of the leased vehicles;

•	executing powers of attorney to be delivered to lessees for the limited purpose of obtaining license plates and fulfilling other state requirements for registration of the leased vehicles;

•	approving repairs to leased vehicles and endorsing the related insurance settlement checks for repair work;

•

servicing the lease agreements, including: (i) accounting for collections and furnishing periodic statements with respect to distributions as set in the Transaction Documents, (ii) generating or causing to be generated federal and state tax information and, to the extent required by applicable law, returns on behalf of the titling trust, and (iii) filing periodic sales and use tax or property (real or personal) tax reports;

•	maintaining separate and distinct records for the designated pool and separately accounting for the trust property allocated to the designated pool;

•	applying for and maintaining the licenses and the filings described in the Transaction Documents;

•	preparing and filing any UCC financing statements;

•	acting as agent of the collateral agent with respect to holding the leases and certificates of title relating to the leased vehicles; and

•	such other activities as shall be necessary or advisable in connection with the foregoing.

The servicer will also be reimbursed from Designated Pool Collections for certain administrative fees, expenses and charges paid by or on behalf of lessees, including late fees, prepayment fees and liquidation fees collected on the Lease Assets during the preceding calendar month and any other expenses reimbursable to the servicer. The servicer will be reimbursed for repossession and recovery fees and costs associated with maintaining bank accounts that are necessary to service the Lease Assets. Additionally, if as part of the disposition process with respect to any leased vehicle the leased vehicle is reallocated from the designated pool as part of a like kind exchange program, the servicer will be obligated to deposit the full Base Residual Value for the leased vehicle into the exchange note collections account within two (2) days of the reallocation but will be entitled to be reimbursed from Designated Pool Collections to the extent that actual Net Liquidation Proceeds (as defined in the Glossary) on the leased vehicle are less than the Base Residual Value. If the servicer wishes to terminate a lease agreement prior to its Maturity Date pursuant to a pull ahead program, the servicer must ensure that all remaining Monthly Payments due under the lease agreement are deposited into the exchange note collections account. If the servicer deposits those remaining Monthly Payments out of its own funds it may subsequently be reimbursed for those pull ahead deposits by GM, or an affiliate of GM but it will not be reimbursed for those deposits from any Designated Pool Collections.

The servicer is permitted to delegate its duties under any Transaction Document with respect to the servicing of and collections on leases with respect to leased vehicles to an affiliate of the servicer, a third-party subservicer or a sub-contractor without first obtaining the consent of any person. The servicer presently delegates certain administrative duties to a third-party subservicer. The servicer may continue to delegate certain of its servicing duties under the Transaction Documents in this manner or the servicer may perform some of all of those servicing duties itself. The servicer may utilize third-party agents in connection with its usual collection activities, such as repossessions and pursuing deficiency balances. The fees and expenses of any third-party subservicer or sub-contractor will be as agreed between the servicer and such third-party subservicer or third-party sub-contractor, as applicable, and none of the indenture trustee, the collateral agent, the owner trustee, the issuing entity or the noteholders will have any responsibility for those fees and expenses. No delegation by the servicer of any of its duties under any Transaction Document shall relieve the servicer of its responsibility with respect to such duties.

Obligations to Redesignate Lease Assets

The servicer will follow its policies and procedures in servicing the leases in the designated pool. As part of its normal collection efforts, the servicer may waive or modify the terms of any lease, including granting payment extensions and rebates and rewriting, rescheduling or amending any lease or waiving late fees, extension fees or other administrative fees. The servicer will redesignate any lease and related leased vehicle from the designated pool if it (a) grants a payment or term extension beyond the final scheduled payment date for the exchange note, (b) changes the Contract Residual Value of the leased vehicle relating to a lease, or (c) changes the amount of the Monthly Payment owed by the lessee. However, the servicer will not be required to redesignate any modified lease and related leased vehicle from the designated pool if the action was required by law or court order, including by a bankruptcy court. The servicer will redesignate a modified lease and the related leased vehicle from the designated pool on or before the payment date following the month during which the modification occurs.

The servicer must maintain perfection of the collateral agent’s security interest in each Lease Asset in the designated pool until the lease is paid in full and, if the leased vehicle is returned at the end of the lease, until the leased vehicle is sold, except in certain limited circumstances. For a written-off lease, the servicer may release the security interest in a sale of charged off leases and as permitted by the servicer’s policies and procedures. If the servicer fails to maintain perfection of the collateral agent’s security interests in a Lease Asset or otherwise impairs the rights of the collateral agent in the Lease Asset (other than in accordance with its policies and procedures) and the servicer does not correct the failure or impairment in all material respects by the end of the second (2nd) month following the month in which a responsible person obtained actual knowledge, or was notified, of the impairment, the servicer must redesignate the Lease Asset from the designated pool.

If the servicer is notified that a leased vehicle in the designated pool is no longer owned by the titling trust, the servicer must redesignate the Lease Asset from the designated pool.

In connection with any such redesignation, the servicer must deposit in the exchange note collections account an amount generally equal to (1) the Securitization Value of the lease, minus (2) any Monthly Payments received but not yet due.

Distributions

Servicer Report

On each determination date, the servicer will deliver the servicer report to the indenture trustee, the titling trust and the collateral agent. The servicer will also deliver the servicer report to each engaged NRSRO no later than the twenty-second (22nd) day of each month (or if not a business day, the next succeeding business day). The servicer report will specify, among other things:

•	the amount of aggregate Designated Pool Collections during the preceding calendar month;

•	the Aggregate Securitization Value at the end of the preceding calendar month;

•	the exchange note principal balance at the end of the preceding calendar month;

•	the principal amount of the notes at the end of the preceding calendar month; and

•	the principal payment and interest payment calculations for the preceding calendar month.

The determination date with respect to collections received during a calendar month is the second (2nd) business day prior to the related payment date in the next calendar month.

Payment Date Payments on the Exchange Note

On or prior to each payment date, the servicer will instruct the indenture trustee to make the following distributions on such payment date in an amount equal to the Designated Pool Collections for such payment date from the exchange note collections account in the following order of:

1.

to the servicer, the designated pool servicing fee for the related calendar month, to the extent that such amounts were not retained by the servicer from Designated Pool Collections in a manner permitted by the Transaction Documents;

2.	to the issuing entity, in its capacity as owner of the exchange note, the Exchange Note Interest Payment Amount;

3.

to the issuing entity, in its capacity as owner of the exchange note, the Exchange Note Principal Payment Amount, as a payment of principal of the exchange note until the exchange note balance has been reduced to zero;

4.

to the issuing entity, in its capacity as owner of the exchange note, the amount, if any, by which the amounts that it is obligated to pay under items (1) – (14) under “—Payment Date Payments on the Notes” on that payment date exceeds the amount it received pursuant to clauses (2) and (3), above, on that payment date; and

5.	all remaining amounts, to the issuing entity, in its capacity as owner of the exchange note.

Payment Date Payments after an Exchange Note Default

If the exchange note is accelerated after an exchange note default, on succeeding payment dates, the servicer will instruct the indenture trustee to apply the Designated Pool Collections and the proceeds of any sale of any assets comprising the designated pool to make payments in the following order of priority:

1.

to the collateral agent, all amounts due to the collateral agent with respect to the exchange note and the designated pool in an amount not to exceed $100,000 in any consecutive twelve (12) month period;

2.

to the administrative agent, all amounts due to the administrative agent with respect to the exchange note and the designated pool in an amount not to exceed $100,000 in any consecutive twelve (12) month period;

3.

to the servicer, the designated pool servicing fee for the related calendar month, to the extent that such amounts were not retained by the servicer from Designated Pool Collections in a manner permitted by the Transaction Documents;

4.	to the issuing entity, in its capacity as owner of the exchange note, the Exchange Note Interest Payment Amount;

5.	to the issuing entity, in its capacity as owner of the exchange note, principal of the exchange note until paid in full;

6.

to the issuing entity, in its capacity as owner of the exchange note, the amount, if any, by which the amounts that it is obligated to pay under items (1) through (7) under “—Payment Date Payment Priorities Will Change After Certain Events” on that payment date exceeds the amount it received pursuant to clauses (4) and (5), above, on that payment date; and

7.	all remaining amounts, to the issuing entity, in its capacity as owner of the exchange note.

Payment Date Payments on the Notes

On or prior to each payment date, the servicer will instruct the collateral agent to make the following distributions on such payment date from Total Available Funds in the following order of priority:

1.

on a pro rata basis, (i) to the indenture trustee, any accrued and unpaid amounts, including fees, expenses and indemnities (to the extent such amounts have not been previously paid by the administrator) in an amount not to exceed $100,000 in any consecutive twelve (12) month period (provided, that such cap will not be applicable at any time that an event of default has occurred and is continuing); (ii) to the owner trustee, any accrued and unpaid amounts, including fees, expenses and indemnities (in each case, to the extent such amounts have not been previously paid by the administrator) in an amount not to exceed $100,000 in any consecutive twelve (12) month period; (iii) to the asset representations reviewer, any accrued and unpaid amounts, including fees, expenses, indemnities and, with respect to any successor asset representations reviewer, transition expenses (in each case, to the extent such amounts have not been previously paid by the servicer) in an amount not to exceed $200,000 in the aggregate in any calendar year and (iv) to any successor servicer, an amount equal to any unpaid transition expenses that were required to be paid pursuant to the Servicing Agreement but that were not so paid in an amount not to exceed $200,000;

2.

to the note payment account, that portion of the Noteholders’ Interest Distributable Amount (as defined in the Glossary) payable on the Class A Notes for payment pari passu to the holders of the Class A-1 Notes, Class A-2-A Notes, Class A-2-B Notes, Class A-3 Notes and Class A-4 Notes;

3.	to the note payment account, to make a payment of principal to the extent necessary to reduce the principal amount of the Class A Notes to the Aggregate Securitization Value as of the last day of the related collection period, which amount will be paid as described above under “Description of the Notes—Payments of Principal of the Notes;”

4.	to the note payment account, to make a payment of the remaining note principal amount of the Class A Notes on their respective final scheduled payment date;

5.	to the note payment account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class B Notes;

6.

to the note payment account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses (3) and (4) above, to reduce the combined principal amount of the Class A Notes and Class B Notes to the Aggregate Securitization Value as of the last day of the related collection period, which amount will be paid as described above under “Description of the Notes—Payments of Principal of the Notes;”

7.	to the note payment account, to make a payment of the remaining note principal amount of the Class B Notes on their final scheduled payment date;

8.	to the note payment account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class C Notes;

9.

to the note payment account, to make a payment of principal to the extent necessary, after giving effect to any payments made under clauses (3), (4), (6) and (7) above, to reduce the combined principal amount of the Class A Notes, Class B Notes and Class C Notes to the Aggregate Securitization Value as of the last day of the related collection period, which amount will be paid as described above under “Description of the Notes—Payments of Principal of the Notes;”

10.	to the note payment account, to make a payment of the remaining note principal amount of the Class C Notes on their final scheduled payment date;

11.

to the note payment account, to make a payment of the Noteholders’ Principal Distributable Amount, which amount will be paid as described above under “Description of the Notes—Payments of Principal of the Notes;”

12.	to the reserve account, the amount necessary to cause the amount deposited therein to equal the Reserve Account Required Amount (as defined in the Glossary);

13.	to the note payment account, to make a payment of the Accelerated Principal Amount, which amount will be paid as described above under “Description of the Notes—Payments of Principal of the Notes;”

14.

on a pro rata basis, to pay each of the indenture trustee, the owner trustee, the asset representations reviewer and any successor servicer, any fees and expenses then due to such party that are in excess of the related cap or annual limitation specified in the Servicing Agreement; and

15.	to pay all remaining amounts to the Certificateholder.

Amounts that would remain on deposit in the reserve account on any payment date (after giving effect to any deposits thereto or withdrawals therefrom to be made on such payment date) that are in excess of 0.25% of the initial aggregate principal amount of the leases, will be added to Total Available Funds and distributed in accordance with the priorities set forth above.

If on any payment date the sum of Available Funds plus the amount on deposit in the reserve account will be sufficient to repay all principal and interest on the notes and all fees and expenses of the issuing entity, the indenture trustee will withdraw all funds from the reserve account and use those amounts, together with such Available Funds, to pay the notes and such expenses in full on that payment date.

Payment Date Payment Priorities Will Change After Certain Events

Amounts collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), (ii) following the acceleration of the notes, or (iii) upon the full or partial liquidation of the trust property will not be distributed in accordance with the priorities set forth under “—Payment Date Payments on the Notes” but will instead be distributed in accordance with the following order of priority:

1.

on a pro rata basis, to the owner trustee, the indenture trustee, the asset representations reviewer and any successor servicer, certain amounts due and owing to such entities, pursuant to the priorities set forth in clause (1) under “—Payment Date Payments on the Notes”, ratably, without preference or priority of any kind and without regard to any caps set forth in clause (1) under “—Payment Date Payments on the Notes;”

2.	to the Class A noteholders, for amounts due and unpaid on the notes for interest, ratably, without preference or priority;

3.

to the Class A noteholders, for amounts due and unpaid on the notes for principal, first, to the noteholders of the Class A-1 Notes until they are paid off and, second, to the noteholders of the Class A-2-A Notes, Class A-2-B Notes, Class A-3 Notes and Class A-4 Notes, ratably without preference or priority, until they are paid off;

4.	to the Class B noteholders, for amounts due and unpaid on the notes for interest;

5.	to the Class B noteholders, for amounts due and unpaid on the notes for principal, until the Class B Notes are paid off;

6.	to the Class C noteholders, for amounts due and unpaid on the notes for interest;

7.	to the Class C noteholders, for amounts due and unpaid on the notes for principal, until the Class C Notes are paid off; and

8.	to pay all remaining amounts to the Certificateholder.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each payment date from collections on the designated pool in order of priority as set forth under “—Distributions—Payment Date Payments on the Exchange Note” (with respect to the Designated Pool Servicing Fee) or “—Distributions—Payment Date Payments on the Notes” (with respect to the other fees). The fees described below do not change upon an event of default.

Fee	General Purpose of the Fee	Monthly Amount

1. Designated Pool Servicing Fee:	Compensation to the servicer for services provided pursuant to the Transaction Documents.	The sum of (a) the product of (i) 1.00%, multiplied by (ii) the Aggregate Securitization Value as of the beginning of the calendar month preceding the calendar month in which the payment date occurs, multiplied by (iii) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from and excluding the cutoff date through and including May 31, 2026, over 360), plus (b) a supplemental servicing fee equal to all administrative fees, expenses and charges paid by or on behalf of lessees, including late fees, prepayment fees and liquidation fees collected on the Lease Assets during the preceding calendar month and any other expenses reimbursable to the servicer.

2. Indenture Trustee Fee:	Compensation to the indenture trustee for services provided pursuant to the Transaction Documents.	$5,000 annually.

3. Owner Trustee Fee:	Compensation to the owner trustee for services provided pursuant to the Transaction Documents.	$250 monthly.

4. Asset Representations Reviewer Fee	Compensation to the asset representations reviewer for serving in that role.	$5,000 annually.

5. Asset Representations Reviewer Fee (Review Fees)	Compensation to the asset representations reviewer for conducting reviews pursuant to the asset representations review agreement.	Up to $250 for each lease tested.

The expenses of the servicer will be reimbursed as set forth under “—Servicing Compensation.”

Statements to Noteholders

On or prior to each payment date, the indenture trustee will make available a statement to the noteholders detailing information required under the Transaction Documents. These statements will be based solely on the information in the related servicer report. Each servicer’s report that the servicer provides to the indenture trustee will be filed as an exhibit to a Form 10-D filed by the issuing entity and will include at least the following information regarding the notes on the related payment date to the extent such information has been received from the servicer:

•	the amount of the distribution(s) allocable to interest;

•	the amount of the distribution(s) allocable to principal;

•	each class of notes’ aggregate outstanding principal amount and pool factor, after considering all distributions allocable to principal on that date;

•	the related Noteholders’ Interest Carryover Amount (as defined in the Glossary), if any, and the change in that amount from the preceding statement;

•	the designated pool servicing fee paid for the related calendar month;

•	the Aggregate Securitization Value of all Lease Assets comprising the designated pool as of the close of business on the last day of the preceding collection period;

•	the reduction in the Aggregate Securitization Value due to early terminations, dealer buyouts and cancellations during the related calendar month;

•	the aggregate Purchase Amounts (as defined in the Glossary) for leases, if any, that were redesignated from the designated pool by the servicer during the related calendar month; and

•	the amount of the distribution(s) payable out of amounts withdrawn from the reserve account.

The noteholders will not receive a separate notification when changes are made to the designated pool, such as when leases are redesignated from the designated pool pursuant to the provisions of the Transaction Documents providing for the reallocation of leases upon breaches of representations or warranties. However, filings detailing the designated pool composition will be filed periodically on Form 10-D under the SEC file number 333-285619-05 as required by Regulation AB.

Unless and until definitive notes are issued, the indenture trustee will send these reports to Cede & Co., as registered holder of the notes and the nominee of DTC on the issuing entity’s behalf.

The indenture trustee will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the Lease Assets provided by the servicer from time to time) via the indenture trustee’s internet website with the use of a password provided by the indenture trustee. The indenture trustee’s internet website will be located at www.CTSLink.com or at such other address as the indenture trustee shall notify the noteholders from time to time. For assistance with regard to this service, you can call the indenture trustee’s Corporate Trust Office at (866) 846-4526.

After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder that requests it in writing a statement as to the aggregate amounts of interest and principal paid to the noteholder and any other information as the indenture trustee deems necessary to enable the noteholder to prepare its tax returns.

Compliance Statements

The Servicing Supplement (as defined in the Glossary) provides for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding calendar year, except as specified in the statement. The Servicing Supplement requires the servicer to deliver to the issuing entity, on or before March 31 of each calendar year, a certificate signed by an officer of the servicer regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, that are backed by the same type of assets as those backing the securities. In the event that a successor servicer assumes the servicing duties under the Transaction Documents, such servicer will provide a separate annual statement.

Pursuant to the Servicing Supplement, a firm of independent certified public accountants will furnish to the indenture trustee on or before April 30 of each calendar year, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the Servicing Agreement in all material respects during the immediately preceding calendar year.

Credit Enhancement

Credit enhancement for the notes is provided by:

•	the application of excess cashflow;

•	overcollateralization, which is the excess of the Aggregate Securitization Value of the Lease Assets in the designated pool over the principal amount of the notes;

•	amounts on deposit in the reserve account; and

•	the subordination of each class, if any, that is junior in its right to receive payments of principal and interest to the related Class of Notes.

Application of Excess Cashflow

Generally, excess cashflow provides a source of funds to absorb any losses on the designated pool and to reduce the likelihood of losses on the notes. For any payment date, two types of excess cashflow may exist: excess cashflow with respect to the exchange note and excess cashflow with respect to the notes.

Excess cashflow with respect to the exchange note for any payment date will be the amount by which the collections on the designated pool during the preceding month exceed the sum of the reduction in the Aggregate Securitization Value for that month, the designated pool servicing fee for the related collection period and interest payments due on the exchange note for that payment date. Any excess cashflow with respect to the exchange note will be available to pay principal of the exchange note and to make an additional payment on the exchange note if the issuing entity would otherwise not receive sufficient amounts to make all payments on the notes on that payment date.

Excess cashflow with respect to the notes for any payment date will be the amount by which interest paid to the issuing entity as owner of the exchange note exceeds the sum of the indenture trustee and owner trustee fees, any successor servicer fees and expenses and the interest payments due on the notes for that payment date. Any excess cashflow with respect to the notes will be available to build and/or maintain the reserve account at its required amount, to make accelerated principal payments on the notes to build and maintain a target amount of overcollateralization and to make principal payments to cause the remaining principal amount of each class of notes to be repaid on its final scheduled payment date.

Overcollateralization

Overcollateralization will exist whenever the Aggregate Securitization Value of the Lease Assets in the designated pool as of the last day of the calendar month immediately preceding a payment date exceeds the aggregate principal amount of the notes as of that payment date, after making all payments on that date. On the closing date the initial amount of overcollateralization will be approximately 10.00% of the Aggregate Securitization Value as of the cutoff date, but the Indenture provides a mechanism to increase the amount of overcollateralization to, and to maintain it at, a target amount. The target amount of overcollateralization on any payment date will equal (i) on or prior to the payment in full of the Class A-2 Notes, 11.00% of the aggregate securitization value as of the cutoff date, and (ii) after the payment date on which the Class A-2 Notes have been paid in full, 10.50% of the aggregate securitization value as of the cutoff date.

The overcollateralization for the notes has two components. First, there is the overcollateralization representing the excess of the Aggregate Securitization Value over the note balance of the exchange note. On the closing date this component of the overcollateralization will be approximately 5.00% of the Aggregate Securitization Value as of the cutoff date. Second, there is the overcollateralization representing the excess of the principal balance of the exchange note over the aggregate principal amount of the notes. On the closing date this component of the overcollateralization will be approximately 5.00% of the Aggregate Securitization Value as of the cutoff date.

The maintenance of the overcollateralization target will be accomplished by the application of monthly excess cashflow to the payment of the Accelerated Principal Amount to reduce the note principal amount of the most senior Outstanding class or classes of notes until the target is reached.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class. Consequently, to the extent that the Lease Assets comprising the designated pool do not generate enough cash to satisfy the issuing entity’s obligations, including the obligations to make payments to noteholders, payments that would otherwise be made to the holder of the certificate representing the residual interest in the issuing entity will first be eliminated and any shortfalls or losses will then be absorbed as follows:

•	first, by the holders of the Class C Notes, to the extent amounts are due to them;

•	then, by the holders of the Class B Notes, to the extent amounts are due to them; and

•

finally, by the holders of the Class A-4 Notes, Class A-3 Notes, Class A-2 Notes and Class A-1 Notes, to the extent amounts are due to them, in that order (except as described under “Description of the Transaction Documents—Distributions—Payment Date Payment Priorities Will Change After Certain Events.”).

Reserve Account

On the closing date, the indenture trustee will cause a reserve account to be established in the name of the indenture trustee on behalf of the noteholders and an initial cash deposit equal to approximately 0.25% of the Aggregate Securitization Value of all Lease Assets in the designated pool as of the cutoff date. The reserve account will be part of the trust property. On each payment date, excess cashflow will be deposited to the reserve account to maintain the amount on deposit at the Reserve Account Required Amount.

On each payment date, the amount on deposit in the reserve account will be withdrawn, to the extent necessary, to fund any deficiencies in the payments of trust expenses, interest payments on the notes, principal payments on the notes that are necessary to prevent the aggregate principal amount of the notes from exceeding the Aggregate Securitization Value of all Lease Assets in the designated pool and principal payments on each class of notes that are necessary to pay off each class of notes on its final scheduled payment date. See “—Distributions—Payment Date Payments on the Notes.”

If the amount on deposit in the reserve account on any payment date, after giving effect to any deposits thereto or withdrawals therefrom on that payment date, exceeds 0.25% of the Aggregate Securitization Value of all Lease Assets in the designated pool as of the cutoff date, excess amounts will be added to Total Available Funds and distributed in accordance with the priorities set forth above under “—Distributions—Payment Date Payments on the Notes.”

If on any payment date the sum of Available Funds plus the amount on deposit in the reserve account will be sufficient to repay all principal and interest on the notes and all fees and expenses of the issuing entity, the indenture trustee will withdraw all funds from the reserve account and use those amounts, together with such Available Funds, to pay the notes and such expenses in full on that payment date.

Pursuant to the Servicing Supplement, the servicer may from time to time request approval from each engaged NRSRO to change the formula for determining the amount required to be on deposit in the reserve account, which may have the effect of reducing such required amount or change the manner in which the reserve account is funded. Any such changes may be made without the consent of the noteholders if each engaged NRSRO does not provide notice within ten (10) days (or such shorter period as shall be acceptable to each engaged NRSRO) of its receipt of written notice thereof that such change would result in a reduction or withdrawal of its then-current ratings assigned to any class of the notes.

Exchange Note Servicer Default

Any of the following events will constitute an exchange note servicer default under the Servicing Agreement:

•

the servicer’s failure to deposit in the exchange note collections account any required payment, the servicer’s failure to make or cause the titling trust to make any required payments from the exchange note collections account on account of the exchange note or the servicer’s failure to make any required payment under any other Transaction Document, which failure continues unremedied for a period of five (5) business days after knowledge thereof by the servicer or after the collateral agent gives the servicer written notice of such failure;

•

the servicer’s failure to observe or perform in any respect any other covenant or agreement under the Servicing Supplement or other Transaction Documents, which failure (i) materially and adversely affects the rights of the noteholders, and (ii) continues unremedied for sixty (60) days after knowledge thereof by the servicer or after the collateral agent gives the servicer written notice of such failure;

•

any servicer representation, warranty or statement proves to be incorrect, and the incorrectness of such representation, warranty or statement has a material adverse effect on the issuing entity or the noteholders, and the circumstances or conditions in respect of which the representation, warranty or statement was incorrect shall not have been eliminated or cured within sixty (60) days after the servicer has knowledge thereof or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the collateral agent; or

•

events of bankruptcy, insolvency, receivership or liquidation, or similar proceedings regarding the servicer, or actions by the servicer, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first three bullet points above was caused by force majeure, then the applicable grace periods described in those bullet points will be extended by an additional 10 calendar days; provided, that if there is no cure period, then such cure period shall be 10 calendar days.

Rights Upon Exchange Note Servicer Default

If an exchange note servicer default has occurred and remains unremedied, the titling trust, at the direction of the Majority Noteholders, will terminate all of the servicer’s rights and obligations with respect to the designated pool under the Servicing Agreement.

If the servicer is terminated or resigns as servicer as described under “Description of the Transaction Documents—Matters Regarding the Servicer,” then the indenture trustee may, or at the direction of the Majority Noteholders shall, appoint a successor servicer subject to satisfaction of the criteria set forth in the Servicing Agreement and such successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer with respect to the designated pool. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is unwilling or legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction to appoint, a successor servicer. If a bankruptcy trustee or similar official has been appointed for the servicer and no other exchange note servicer default has occurred, the bankruptcy trustee or official may have the power to prevent a transfer of servicing.

Any successor to the sponsor as servicer will succeed to all the responsibilities, duties, and liabilities of the sponsor, as servicer under the Servicing Agreement (except as otherwise set forth in the Servicing Agreement), and will be entitled to compensation as agreed upon by the Majority Noteholders and the successor servicer as set forth in the Servicing Agreement, which compensation may be greater than the designated pool servicing fee that the sponsor is entitled to receive as servicer. The reasonable costs and expenses incurred in connection with the transfer of servicing to a successor servicer will be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. The transfer of servicing to a successor servicer may result in a material disruption in the performance of the servicer’s duties, which could result in delays and/or disruptions in collections on the designated pool and delays and/or reductions in payments on the notes.

Waiver of Past Defaults

The Majority Noteholders may, on behalf of all noteholders, waive any default by the servicer under the Servicing Agreement with respect to the designated pool and the consequences of any default. No waiver will impair the noteholders’ rights with respect to subsequent defaults.

Replacement of Owner Trustee

The owner trustee may resign at any time under the Issuing Entity’s Trust Agreement. Additionally, if at any time the owner trustee shall cease to be eligible in accordance with the Issuing Entity’s Trust Agreement, shall be legally unable to act as owner trustee, shall be adjudged bankrupt or insolvent, if a receiver of the owner trustee or of its property shall be appointed, or if any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the administrator may remove the owner trustee. Upon the owner trustee’s resignation or removal, the administrator shall promptly appoint a successor owner trustee. The issuing entity will be obligated to pay any costs and expenses associated with the replacement of the owner trustee, and the administrator will be obligated to pay any such amount to the extent not paid by the issuing entity on any payment date.

Replacement of Indenture Trustee

Under the Indenture, the indenture trustee may resign at any time upon notice to the issuing entity. Additionally, the Majority Noteholders may direct the issuing entity to remove the indenture trustee if:

•	at any time, the indenture trustee shall cease to be eligible under the Indenture;

•

a court of competent jurisdiction shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator for the indenture trustee or for any substantial part of the indenture trustee’s property, or ordering the winding-up or liquidation of the indenture trustee’s affairs;

•

an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the indenture trustee and such case is not dismissed within sixty (60) days;

•

the indenture trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, indenture trustee, conservator, sequestrator for the indenture trustee or for any substantial part of the indenture trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

•	the indenture trustee otherwise becomes incapable of acting.

If the indenture trustee resigns or is removed, the issuing entity shall promptly appoint a successor indenture trustee, acceptable to the Majority Noteholders, and shall promptly transfer all trust accounts to an institution that meets the eligibility requirements set forth in the Indenture. If a successor indenture trustee does not take office within sixty (60) days after the indenture trustee resigns or is removed, the indenture trustee, the issuing entity or the Majority Noteholders may petition any court of competent jurisdiction for the appointment of a successor indenture trustee. Additionally, if the indenture trustee ceases to be eligible under the Indenture, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee. The issuing entity will be obligated to pay any costs and expenses associated with the replacement of the indenture trustee, and the administrator will be obligated to pay any such amount to the extent not paid by the issuing entity on any payment date.

Amendment

Amendments of the Credit and Security Agreement and the Exchange Note Supplement

Each of the Credit and Security Agreement and the Exchange Note Supplement may be amended by the titling trust, the sponsor, as lender, the administrative agent and the collateral agent in the following manner:

1.

Either may be amended without the consent of the noteholders or the issuing entity, as holder of the exchange note, in order to, (i) cure any ambiguity or to correct or supplement any description contained therein, (ii) add to the covenants of the titling trust or surrender any right or power of the titling trust, (iii) convey, transfer, assign, mortgage or pledge any property to the collateral agent, or (iv) evidence the acceptance of the appointment of a successor administrative agent or successor collateral agent;

2.

Either may be amended without the consent of any noteholders or the issuing entity, as holder of the exchange note, to add any provisions to, or change any manner or eliminate any of the provisions of, the Credit and Security Agreement or the Exchange Note Supplement, or to modify in any manner the rights of any holder of an exchange note under the Credit and Security Agreement or the Exchange Note Supplement; provided, that the titling trust must deliver an officer’s certificate to the administrative agent, stating that such amendment will not materially adversely affect the interests of any holder of an Outstanding Exchange Note that has not previously consented to such amendment;

3.

The Credit and Security Agreement may be amended in any other manner and for any other purpose with the consent of each holder of any Outstanding Exchange Notes, including the issuing entity, as holder of the exchange note; and

4.	The Exchange Note Supplement may be amended in any other manner and for any other purpose with the consent of the issuing entity, as holder of the exchange note.

The Exchange Note Supplement provides that the issuing entity may provide the consents required by items 3 or 4 only with the consent of the related Majority Noteholders.

The titling trust and the sponsor must deliver to the administrative agent, upon the execution and delivery of any amendment to the Credit and Security Agreement and/or the Exchange Note Supplement, an opinion of counsel, satisfactory to the administrative agent, which states (i) the execution and delivery of such amendment is authorized and permitted by such Credit and Security Agreement and/or Exchange Note Supplement, (ii) all conditions precedent to the execution and delivery of such amendment have been satisfied, and (iii) such amendment (A) will not cause the titling trust to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and (B) with respect to the addition issuance of securities only, will not adversely affect the treatment of any exchange note as debt for U.S. federal income tax purposes.

Amendments of the Servicing Agreement

The Base Servicing Agreement may be amended in writing as it relates to (i) the Lending Facility, by the titling trust, the settlor, the servicer and the sponsor, as lender, and (ii) any designated pool, by the titling trust, the settlor, the servicer, the holder of the related exchange note and any other person required under the related servicing supplement, provided, that, in each case, if the interests of any holder of an Outstanding Exchange Note are materially, adversely affected, the prior written consent of any such holder must be obtained.

The Base Servicing Agreement may also be amended by the settlor, the titling trust and the servicer, without the consent of any holder of an Outstanding Exchange Note or the sponsor, as lender, to (i) cure any ambiguity, (ii) correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) add any provision that provides additional rights to the holders of any exchange notes, or (iv) ensure that the titling trust is not classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, as evidenced by an opinion of counsel, provided, that, in each case, such amendment will not materially and adversely affect the interest of any holder of an Outstanding Exchange Note or the sponsor, as lender. The settlor, the titling trust and the servicer may also amend the Base Servicing Agreement, without the consent of any holder of an Outstanding Exchange Note or the sponsor, as lender, for any other purpose, upon the delivery of an opinion of counsel to the owner trustee stating that such amendment or supplement will not materially and adversely affect the interest of any holder of an Outstanding Exchange Note or the sponsor, as lender.

Amendment of the Indenture

The Indenture may be amended by the issuing entity and the indenture trustee with the consent of the Majority Noteholders for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the noteholders under the Indenture. However, the amendment may not, among other things, (i) increase or reduce in any manner or accelerate or delay the timing of distributions that are required to be made to the noteholders, (ii) reduce the percentage of the noteholders required to consent to the amendment or to direct the issuing entity to sell or liquidate the trust property, (iii) alter the definition of Outstanding, (iv) reduce any percentages specified in the Indenture or amend the conditions to any future amendments to the Indenture, (v) modify the calculation of any payment of interest or principal due on any note, or (vi) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture, unless the holders of all notes affected by the amendment provide their consent.

The issuing entity must deliver to the indenture trustee, upon execution and delivery of any amendment to the Indenture, an opinion of counsel, satisfactory to the indenture trustee, which states that the execution of such amendment is authorized and permitted by the terms of the Indenture.

Amendment of the Asset Representations Review Agreement

The Asset Representations Review Agreement may be amended by the issuing entity, the servicer and the asset representations reviewer without the consent of the noteholders (i) in order to (A) cure any ambiguity, (B) correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, or (C) provide for, or facilitate the acceptance of the Asset Representations Review Agreement by, a successor asset representations reviewer or (ii) if the servicer delivers to the issuing entity, the owner trustee, the collateral agent, and the indenture trustee an officer’s certificate, stating that such amendment will not have a materially adverse effect on the notes.

The Asset Representations Review Agreement may be amended in any other manner by the issuing entity, the servicer and the asset representations reviewer with the consent the noteholders of a majority of the outstanding principal amount of each class of notes, each class voting separately, except the holders of the Class A notes will vote together as a single class.

Asset Representations Review Triggers and Procedures

The asset representations reviewer has been hired by the issuing entity pursuant to the asset representations review agreement. The asset representations review agreement provides that, if two trigger conditions are met, the asset representations reviewer will perform a review of certain of the Lease Assets to test for compliance with the representations made by the servicer about the Lease Assets under the Transaction Documents. The first trigger is a delinquency trigger, which will occur if the aggregate principal balance of Lease Assets that are 61 or more days delinquent as a percentage of the Aggregate Securitization Value as of the end of a collection period meets or exceeds the percentage for that collection period set forth under “–Delinquency Trigger.” If the delinquency trigger occurs, it will be indicated on the distribution report filed on Form 10-D relating to that collection period. The second trigger is a voting trigger that will be met if, following the occurrence of the delinquency trigger, first, the noteholders of at least 5% of the aggregate outstanding principal amount of the Outstanding notes demand a vote about whether an asset representations review should be conducted and, second, if such a vote is demanded, the noteholders of a majority of the aggregate outstanding principal amount of the Outstanding notes that participate in the resulting vote are in favor of conducting an asset representations review. The review fees that will be payable to the asset representations reviewer will be up to $250 for each Lease Asset tested as part of the asset representations review.

Delinquency Trigger

The delinquency rate for any collection period will represent the Aggregate Securitization Value of the Lease Assets that are 61 days or more delinquent (and not a Defaulted Lease or a Liquidated Lease) as of the end of that collection period, expressed as a percentage of the total Aggregate Securitization Value as of the end of that collection period. The servicer considers a lease asset to be 61 days delinquent for purposes of calculating the delinquency rate when a lessee fails to make at least 90% of a contractual payment by the 61st day after the related contractual due date. If the delinquency rate for any collection period exceeds the related delinquency trigger rate then the delinquency trigger will have occurred for that collection period. The delinquency trigger rate will be as follows:

Collection Period	Delinquency Trigger Rate

1-12	1.40%

13-24	2.10%

25+	2.90%

The sponsor established the delinquency trigger rates by considering the monthly delinquency rates observed in its prior securitizations of Lease Assets, including privately placed transactions, for a survey period from 2013 through 2025. Additionally, the sponsor considered delinquency trends in the overall lease securitization industry in its observations and analysis. The sponsor relied on these observable performance trends to construct a base delinquency curve which it believes represents reasonable delinquency levels for the Lease Assets throughout the life of the securitization pool and across economic cycles. In establishing the delinquency trigger test levels, the sponsor then applied a multiple of approximately 2.5 to the base delinquency curve to account for expected variations in the delinquency rate that may be experienced in a particular transaction and that can be attributed to pool-specific factors such as seasonality, pool seasoning, pool concentrations and general economic conditions.

Voting Trigger

If the delinquency trigger occurs, any noteholder or group of noteholders may demand that the indenture trustee call a vote of all noteholders to determine whether the asset representations reviewer must perform a review of the Lease Assets. If any noteholder or group of noteholders demands that the indenture trustee call such a vote during a collection period, then that will be reported in the Form 10-D that is filed with respect to that collection period.

If, within 90 days of the date on which the Form 10-D is filed that reports the occurrence of the related delinquency trigger, noteholders of at least 5% of the Outstanding principal amount of the notes as of the date on which such delinquency trigger occurred (exclusive of the Outstanding principal amount of any notes that are held by the sponsor or any of its affiliates) contact the indenture trustee to demand a vote of all noteholders regarding whether an asset representations review should be conducted, then the indenture trustee will submit the matter to a vote of all noteholders (through DTC in the case of any book-entry notes). If the indenture trustee submits the matter to a vote of all noteholders during a collection period, then that will be reported on the Form 10-D that is filed with respect to that collection period. Any such vote will remain open for until the 150th day after the date on which the Form 10-D was filed that reported the occurrence of the related delinquency trigger. In any vote, the noteholders will be able to vote to indicate whether or not to conduct an asset representations review.

If a voting quorum of noteholders holding at least 5% of the Outstanding principal amount of all notes (exclusive of the Outstanding principal amount of any notes that are held by the sponsor or any of its affiliates) participate in the related vote and if noteholders holding a majority of the principal amount of the notes that are voted cast votes that are in favor of directing an asset representations review, then the indenture trustee will promptly notify the asset representations reviewer and the servicer to commence an asset representations review in accordance with the asset representations review agreement. The date on which any such notice is provided by the indenture trustee will be the review notice date. If either the required voting quorum of noteholders do not participate in the related vote or if a voting quorum is achieved but noteholders holding a majority of the principal amount of the notes that are voted cast votes that are against directing an asset representations review, then no asset representations review will occur as a result of the related delinquency trigger.

Regardless of (i) whether a vote to conduct an asset representations review is called and (ii) the result of any such vote that is conducted, a subsequent vote may be called in the same manner and subject to the same conditions described in this section if a delinquency trigger is breached again with respect to a future collection period.

Asset Representations Review Procedures

Any review of the Lease Assets pursuant to the asset representations review agreement will be performed only on the related delinquency trigger lease assets. With respect to any such review, the delinquency trigger lease assets will be those Lease Assets that were at least 60 days delinquent when the related delinquency trigger rate was breached.

The servicer will provide the asset representations reviewer with access to the contract files for the Lease Assets and other information necessary for the review of the delinquency trigger lease assets within 60 days of the review notice date. The asset representations reviewer will complete its review within 60 days after receiving access to all review materials, provided that the review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided by the servicer within the required time period or that require clarification of any review materials or testing procedures. If any delinquency trigger lease asset is paid in full or redesignated from the designated pool before the asset representations reviewer has delivered its report pursuant to the asset representations review agreement, the asset representations reviewer will terminate all testing with respect to that delinquency trigger lease asset.

Any asset representations review will consist of performing specific tests for each related representation, as detailed in the asset representation review agreement, and each delinquency trigger lease asset and determining whether each test was passed or failed. These tests were designed by the sponsor to determine whether a delinquency trigger lease asset was not in compliance with the related representations made in the Transaction Documents at the relevant time, which is usually either at origination of the Lease Asset or as of the cutoff date or closing date. There may be multiple tests specified in the asset representations review agreement for each such representation. The asset representations review agreement describes what conditions will constitute a test failure with respect to any Lease Asset that is reviewed as part of an asset representations review.

The tests that are conducted as part of an asset representations review are not designed to determine why a lessee is delinquent or the creditworthiness of the lessee, either at the time of the review or at origination. The tests are not designed to determine whether the servicer serviced the related Lease Asset in compliance with the Servicing Agreement after the cutoff date. The tests are not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether the sponsor’s origination, underwriting, purchasing and servicing policies and procedures are adequate, reasonable or prudent. The asset representations reviewer is not responsible for determining whether noncompliance of any delinquency trigger lease assets with the related representations and warranties constitutes a breach of the Transaction Documents or whether any such delinquency trigger lease asset is required to be redesignated from the designated pool.

Upon completion of an asset representations review, the asset representations reviewer will deliver to the issuing entity, the servicer and the indenture trustee a report on the test results for each delinquency trigger lease asset and each test conducted. Upon receipt of the report, the related review fee pursuant to the asset representations review agreement will be due and payable to the asset representations reviewer according to the priority of payment as described under “—Distributions—Payment Date Payments on the Notes.” The servicer will cause a summary of each such report provided by the asset representations reviewer to be included in the Form 10-D that is filed with respect to the collection period during which such asset representations review is received by the servicer.

Any noteholder may request a full copy of any report delivered by the asset representations reviewer from the servicer or the indenture trustee. If the requesting noteholder is not a noteholder of record, the noteholder must provide the servicer or the indenture trustee, as applicable, with a written certification stating that the requesting noteholder is a beneficial owner of a note, together with supporting documentation supporting that statement (such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note). If any requested report contains personally identifiable information regarding lessees, the servicer may condition its or the indenture trustee’s delivery of that portion of the report on the requesting noteholder’s delivery to the servicer of an agreement acknowledging that it may use that information only for the limited purpose of assessing the nature of the related breaches of representations and warranties and may not use that information for any other purpose.

Dispute Resolution for Requests to Redesignate Lease Assets

If, either based on the results of a review by the asset representations reviewer or otherwise, the servicer, the issuing entity, the indenture trustee, the collateral agent or any noteholder determines that a representation or warranty that was made by the servicer regarding a Lease Asset was breached and that the interests of the noteholders in the related Lease Asset are materially and adversely affected by the breach, then any such party may demand that the servicer cause the affected Lease Asset to be redesignated from the designated pool in accordance with the terms of the Transaction Documents. If the noteholder making the demand to redesignate is not a noteholder of record, the noteholder must provide the servicer with a written certification stating that the requesting noteholder is a beneficial owner of a note, together with supporting documentation supporting that statement (such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note). Additionally, if the holders of notes representing five percent or more of the note principal amount of the most senior class of notes then Outstanding notify the indenture trustee that they have determined that such a representation or warranty was breached and that the interests of the noteholders in the related Lease Asset are materially and adversely affected by the breach, then the indenture trustee will deliver the related demand to the servicer on behalf of those noteholders. If the servicer agrees that there has been a breach of a representation and warranty and that the interests of the noteholders are materially and adversely affected by the breach, and if the alleged breach is not remedied as of the last day of the second calendar month following the calendar month in which the demand to redesignate the affected Lease Asset was first delivered, then the servicer will be obligated to redesignate the affected Lease Asset from the designated pool.

Any demand to redesignate a Lease Asset will be resolved if the related Lease Asset is redesignated from the designated pool in accordance with the Transaction Documents, if the condition that led to the related breach is remedied, or if the requesting party withdraws its demand to redesignate the affected Lease Asset from the designated pool. The status of all outstanding demands to redesignate Lease Assets will be reported quarterly on Form ABS-15G filings that are made pursuant to Rule 15Ga-1 of the Exchange Act. If any demand to redesignate a Lease Asset is not resolved by the 180th day after the demand to redesignate is received, the servicer or the depositor will cause to be included in the Form 10-D that is filed with respect to the collection period during which such 180th day took place a statement describing the unresolved demand. The party that originally requested the redesignation or any noteholder will then have the right to refer the unresolved redesignation request to either mediation (including non-binding arbitration) or binding arbitration by providing notice to the sponsor and the depositor within 90 days after the date on which the related Form 10-D is filed. If the noteholder referring the redesignation request to mediation or arbitration is not a noteholder of record, the noteholder must provide the servicer and the indenture trustee with a written certification stating that the requesting noteholder is a beneficial owner of a note, together with supporting documentation supporting that statement (such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note) before the servicer will be obligated to participate in the related mediation or arbitration. Holders of notes representing five percent or more of the note principal amount of the most senior class of notes then Outstanding may also direct the indenture trustee to provide the related notice to the servicer, and participate in the selected resolution method (as directed on an ongoing basis by such noteholders in accordance with the Indenture), on their behalf. The servicer must agree to participate in the selected resolution method. Dispute resolution to resolve redesignation requests will be available regardless of whether the noteholders voted to direct an asset representations review or whether the delinquency trigger occurred.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the closing date. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by the sponsor and the related mediation or arbitration will be administered by that organization using its relevant rules that are then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration that are set forth in the Transaction Documents, then the procedures set forth in the Transaction Documents will apply. Any mediation or arbitration will be held at the offices of the mediator or arbitrator or at another location selected by the sponsor or the depositor. Any party or witness may appear by video conference or teleconference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals that is maintained by the mediation or arbitration organization. Any selected mediator or arbitrator must be impartial, knowledgeable about and experienced with the law of the state of New York and will be an attorney with at least 15 years of experience specializing in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the parties will agree to use commercially reasonable efforts to begin the mediation within 15 business days of the selection of the mediator and to conclude the mediation with 30 days of the start of the mediation. The costs of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the redesignation request to arbitration or may commence legal proceedings to resolve the dispute.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of the selection of the arbitrator and, for each party, will be limited to two witness depositions (each not to exceed five hours), two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that such additional discovery is reasonable and necessary. Briefs that are presented by the parties will be limited to no more than ten pages each and will be limited to initial statements of the case, motions, and a pre-hearing brief. The evidentiary hearing on the merits in the arbitration will begin no later than 60 days after the arbitrator is selected and will continue for no more than six consecutive business days, with equal time allotted to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its appointment. The arbitrator will resolve the dispute according to the Transaction Documents, and may not modify or change the Transaction Documents in any way or award remedies not consistent with the Transaction Documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the expenses of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination that are permitted under law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the requesting party is forfeiting its right to sue in court, including the right to a trial by jury, with respect to the subject matter of the arbitration.

No personally identifiable customer information will be produced for purposes of any mediation or arbitration. Each party will agree to keep the details of the redesignation request and the dispute resolution confidential, unless they are required to disclose any related details pursuant to applicable law.

Noteholder Communication

A noteholder may communicate with the indenture trustee and provide notices and make requests and demands and give directions to the indenture trustee as permitted by the Transaction Documents through the procedures of DTC and by notice to the indenture trustee. Furthermore, three or more noteholders may request a list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes, provided that any such request must be accompanied by a copy of the communication that the requesting noteholders propose to distribute.

Any noteholder may also send a request to the issuing entity or to the servicer, on behalf of the issuing entity, stating that the noteholder wishes to communicate with other noteholders about the possible exercise of rights under the Transaction Documents. The requesting noteholder must include in the request a description of the method by which other noteholders may contact the requesting noteholder. If the requesting noteholder is not a noteholder of record, the noteholder must provide a written certification stating that the requesting noteholder is a beneficial owner of a note, together with supporting documentation supporting that statement (such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note). The issuing entity will promptly deliver any such request that it receives to the servicer. On receipt of a communication request, the servicer or the depositor, at the servicer’s expense, will include in the Form 10-D filed in the next month the following information:

•	a statement that the issuing entity received a communication request,

•	the date the request was received,

•	the name of the requesting noteholder,

•	a statement that the requesting noteholder is interested in communication with other noteholders about the possible exercise of rights under the Transaction Documents, and

•	a description of the method by which the other noteholders may contact the requesting noteholder.

Any expenses of the issuing entity or the servicer relating to an investor communication, including any review of documents evidencing ownership of a note and the inclusion of the investor communication information in the related Form 10-D, will be paid by the servicer.

Material Legal Aspects of Exchange Note and Lease Assets

General

The sale of the exchange note by the sponsor to the depositor and the transfer of the exchange note by the depositor to the issuing entity, the perfection of the security interests in the exchange note and in the leases, leased vehicles and other collateral supporting the exchange note, and the enforcement of rights to realize on the leased vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the collateral agent’s and indenture trustee’s respective rights in the exchange note and the leases, leased vehicles and other collateral supporting the exchange note. If, through inadvertence or otherwise, a third party were to purchase — including the taking of a security interest in — a lease for new value in the ordinary course of its business, without actual knowledge of a securitization party’s interest, and then were to take possession of the lease and related leased vehicle, the purchaser could acquire an interest in the lease and related leased vehicle superior to the collateral agent’s interest. No entity will take any action to perfect the collateral agent’s or the indenture trustee’s right in proceeds of any insurance policies covering individual vehicles or lessees. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the issuing entity prior to the time the servicer deposits the proceeds into a trust account.

Security Interests in Exchange Note and Lease Assets

General

The sale and assignment of the exchange note to the issuing entity, the perfection of the security interest pledged in the exchange note and the enforcement of rights to realize on the exchange note as collateral for the notes will be subject to a number of federal and state laws, including the UCC as codified in various states.

The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the noteholders. The exchange note will be secured by a first priority security interest in all of the Lease Assets financed under the Credit and Security Agreement, including the Lease Assets in the designated pool. This security interest is for the benefit of the sponsor, as lender, and all holders of exchange notes, including the issuing entity as holder of the exchange note for this securitization transaction. Although the exchange note will be secured by all of the Lease Assets financed under the Credit and Security Agreement, the issuing entity, as holder of the exchange note, will agree that it will not have recourse to any Lease Assets other than the Lease Assets in the designated pool and any shared amounts from other designated pools, if any.

The parties will take the following steps to effect the perfection of these security interests.

Perfection in the Exchange Note

The sponsor will sell the exchange note to the depositor, pursuant to an Exchange Note Sale Agreement, and the depositor will perfect its interest in the exchange note (including by the filing of a UCC financing statement). The depositor will then transfer the exchange note to the issuing entity, pursuant to an Exchange Note Transfer Agreement, and the issuing entity will perfect its interest in the exchange note (including by the filing of a UCC financing statement). The issuing entity will then pledge the exchange note to the indenture trustee and the indenture trustee will perfect its security interest in the exchange note by filing a UCC financing statement and by taking possession of the exchange note.

Perfection in the Leases

The leases purchased by the titling trust constitute “chattel paper” for purposes of the UCC, whether they are in tangible or electronic form. The sale, assignment and pledge of “chattel paper” may be perfected either (i) by taking physical possession of tangible leases or taking and maintaining “control” (within the meaning of the UCC) of electronic leases or (ii) by the filing of financing statements under the UCC. The collateral agent has perfected its security interest in the leases securing the Lending Facility and the exchange notes by filing a UCC financing statement against the titling trust. The collateral agent has appointed the sponsor, as servicer, to serve as custodian of the leases. The tangible leases are physically held by the sponsor or by a third-party vendor. Electronic leases are maintained in a specially-designed computer system maintained by the sponsor or a third-party vendor that establishes the sponsor’s “control” of the electronic leases. The sponsor will not segregate or mark the leases to indicate that they have been pledged as security to the exchange noteholders and the sponsor, as lender. The sponsor will covenant in the related Transaction Documents that it has established, and will maintain, “control” of all electronic leases.

Perfection in the Leased Vehicles

As servicer, the sponsor follows procedures to apply for a certificate of title with respect to each leased vehicle in the name of the titling trust and to perfect the collateral agent’s security interest in each leased vehicle securing the Lending Facility and the exchange notes by noting the lien of the collateral agent (or, for any liens created prior to December 31, 2022, Wells Fargo Bank, N.A., and which liens the sponsor caused to be subsequently assigned by Wells Fargo Bank, N.A. to the collateral agent) on the certificate of title for the leased vehicle under state motor vehicle laws. Generally, these procedures require the dealer to apply for a title that includes the titling trust’s ownership and the collateral agent’s lien immediately after the titling trust’s purchase of a leased vehicle. The procedures to obtain title in the name of the titling trust and to perfect the collateral agent’s lien on the leased vehicle depend on the actions of third parties, including dealers and state and local motor vehicle registration authorities. If the collateral agent obtains a validly perfected security interest in the leased vehicle on a timely basis, the issuing entity, as holder of the exchange note, will also have the benefits of this security interest in most states. If the collateral agent does not obtain a perfected security interest in the leased vehicle due to fraud, forgery, negligence or administrative error of any third party, the collateral agent’s security interest could be subordinated to subsequent purchasers of the leased vehicle and subsequent lenders with a perfected security interest. If the collateral agent does not have a perfected security interest in a leased vehicle, the issuing entity’s ability to realize on the leased vehicle following an exchange note default would be adversely affected. As servicer, the sponsor must take appropriate steps to maintain perfection of the collateral agent’s security interest in the leased vehicles.

In addition, because it is possible that the leased vehicles may be characterized as inventory held for sale by the titling trust, the sponsor files a UCC financing statement against the titling trust, on behalf of the collateral agent, because a financing statement must be filed to perfect a security interest in motor vehicles that are inventory.

The Lending Facility and all exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by all of the Lease Assets financed by the titling trust under the Credit and Security Agreement and this security interest will ultimately be held by the indenture trustee, as holder of the exchange note and secured party on the applicable UCC financing statement, as set forth above under “—Security Interests in Exchange Note and Lease Assets—Perfection in the Exchange Note” above.

Priority of Certain Liens Arising by Operation of Law

In certain circumstances, the collateral agent’s security interest in the leases or leased vehicles may be subordinated because under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

•	mechanic’s, repairmen’s and garagemen’s liens;

•	motor vehicle accident liens;

•	towing and storage liens;

•	liens arising under various state and federal criminal statutes; and

•	liens for unpaid taxes.

The UCC also grants certain federal tax liens priority over a secured party’s lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The sponsor will represent and warrant that, as of the closing date, each security interest in a vehicle shall be a valid, binding and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the collateral agent’s or the indenture trustee’s security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of a lease. No notice will be given to the collateral agent or the indenture trustee or any noteholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the sponsor’s redesignation obligation.

PBGC Liens

Under ERISA (as defined in the Glossary), the Pension Benefit Guaranty Corporation, or PBGC, will have the ability to place a lien on any of the assets of the GM controlled group if:

•

a “defined benefit plan” (as defined in Section 3(35) of ERISA) (other than a “multiemployer plan” (as defined in Section 3(37) of ERISA)) is terminated by any member of the GM controlled group or the PBGC, and such defined benefit plan is underfunded at the time of termination;

•

any member of the GM controlled group withdraws from a defined benefit plan (other than a multiemployer plan) which has at least two contributing sponsors who are not under common control during a plan year for which the member constitutes a substantial employer, and such pension plan is underfunded at the time of withdrawal; or

•

the members of the GM controlled group fail to satisfy the minimum funding requirements for a defined benefit plan (other than a multiemployer plan), which together with all other unpaid contributions, exceeds $1 million.

The titling trust, the depositor and the issuing entity are all members of the GM controlled group. In addition, while a PBGC lien could attach to any of the assets of the GM controlled group, the automatic stay would prevent the PBGC from realizing on any assets of any member of the GM controlled group, including the sponsor, that is the subject of a bankruptcy proceeding at the time the PBGC lien arises. If the titling trust, the depositor and the issuing entity were not subject to such bankruptcy proceedings and if neither the designated pool nor the exchange note were consolidated with the bankruptcy estate of the sponsor, then the PBGC would be able to levy on those assets to satisfy the pension obligations of the GM controlled group unless the security interest of the collateral agent in the Lease Assets in the designated pool and the security interest of the indenture trustee in the exchange note have priority over the PBGC lien. The securitization transactions in which the notes will be issued will be structured so that the security interest of the collateral agent in the Lease Assets in the designated pool and the security interest of the indenture trustee in the exchange note and any identifiable cash proceeds received before the PBGC files the notice of lien will have priority over a PBGC lien, notice of which is filed after the closing date for a securitization transaction.

Under state law, the priority of the collateral agent’s security interest in the leases was established under the UCC on the date the collateral agent filed its UCC financing statements. The priority of the collateral agent’s security interest in the leased vehicles and identifiable cash proceeds was established on the date the certificates of title for the leased vehicles were filed with the appropriate state department of motor vehicles (if the motor vehicle statutes apply) or on the date the collateral agent filed its financing statements (if the UCC applies). The priority of the indenture trustee’s security interest in the exchange note will be established under the UCC when the indenture trustee files its financing statements.

The priority of a PBGC lien, however, is determined under the rules applicable to federal tax liens and not under state law. Under these rules, a PBGC lien will be senior to any security interest that is perfected under state law after the PBGC files a notice of lien. Under the UCC, the priority of a security interest will relate back to the date on which the steps were taken to perfect the security interest, such as the filing of a financing statement, even if the property subject to the security interest does not exist at that time. Under the rules applicable to federal tax liens, however, the priority of a security interest does not relate back to the date on which the applicable steps were taken to perfect the security interest under state law if the property subject to the security interest does not exist at that time. Instead, under the rules applicable to federal tax liens, a security interest will not attach and be entitled to priority until the property comes into existence. As a result, the security interest of the collateral agent in the leases in the designated pool and any Monthly Payments received after the filing of a notice of lien by the PBGC will have priority over the PBGC lien only if the titling trust’s right to receive those Monthly Payments existed before the PBGC filed the notice of lien.

On the closing date, the sponsor, the depositor and the issuing entity will receive a reasoned legal opinion that, under the rules applicable to federal tax liens, a court would hold that the security interest of the collateral agent in the Lease Assets in the designated pool and all identifiable cash proceeds thereof (including the collections received after a filing of a lien by the PBGC) would be prior to any lien of the PBGC notice of which is filed after the closing date for a securitization transaction. This opinion will be subject to certain assumptions and qualifications and a court may not reach the same conclusion.

Repossession of Leased Vehicles

Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the leased vehicle. In cases where the lessee objects or raises a defense to repossession, or if otherwise required by applicable state law, a lessor must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the lessor is required to notify the lessee of the default and the intent to repossess the leased vehicle and then must give the lessee a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related lease. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace — although in some states, a course of conduct in which the lessor has accepted late payments has been held to create a right by the lessee to receive prior notice.

Notice of Sale; Redemption Rights

If a leased vehicle has been repossessed from a lessee, state laws require a lessor to provide the lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the leased vehicle may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed leased vehicles and/or various substantive timing and content requirements on the notices. In some states, after a leased vehicle has been repossessed, the lessee may redeem the leased vehicle by paying the delinquent payments and other amounts due. In those states, the lessee typically has the right to redeem the collateral prior to actual sale or entry by the lessor into a contract for sale of the collateral by paying the lessor:

•	in some other states, by paying the delinquent payments on the unpaid principal on the lease;

•	the unpaid principal balance of the lease relating to such leased vehicle;

•

the lessor’s reasonable expenses for repossessing, holding, and preparing the leased vehicle for sale and arranging for its sale (where allowed by law), plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds from the resale of the repossessed leased vehicles will generally be applied first to the expenses of resale and repossession and then to satisfying the lessees’ remaining obligations under the lease. In some instances, the remaining amounts owing under the lease will exceed the liquidation proceeds remaining after these expenses are paid. Under the UCC and laws applicable in some states, a lessor is entitled to bring an action to obtain a deficiency judgment from a lessee for any deficiency on repossession and resale of a motor vehicle related to such lessee’s lease. However, the deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee can be expected to have very little capital or sources of income available following repossession. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition of a repossessed leased vehicle, including the method, manner, time, place and terms, be “commercially reasonable.” Courts have held that when a sale is not “commercially reasonable,” the lessor loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the lessee or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the lessor is not proceeding in accordance with the “default” provisions under the UCC.

Courts have applied general equitable principles to lessors pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lessors and servicers involved in consumer leasing. These laws include:

•	the Truth-in-Lending Act and Regulation Z;

•	the Equal Credit Opportunity Act and Regulation B;

•	the Federal Trade Commission (FTC) Act;

•	the Consumer Leasing Act (CLA) and Regulation M;

•	the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act, and Regulation V;

•	the Fair Debt Collection Practices Act and Regulation F;

•	the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act;

•	the Magnuson-Moss Warranty Act;

•	the Gramm-Leach-Bliley Act and Regulation P;

•	state adaptations of the Uniform Consumer Credit Code;

•	state vehicle leasing acts;

•	state “lemon” laws; and

•	other similar laws and regulations.

In addition, the laws of some states impose charge limitations and other restrictions on consumer leasing transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lessors who fail to comply with their provisions. In some cases, this liability could affect the collateral agent’s or the indenture trustee’s ability to enforce consumer leases.

The CLA and Regulation M, for example, require that a number of disclosures be made at the time a vehicle is leased, including all amounts due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All states have adopted Article 2A of the UCC, which provides protection to lessees through certain implied warranties and the right to cancel a lease agreement relating to defective goods. In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a lessee from some or all of the legal consequences of a default.

The servicer will represent and warrant that each lease, and the servicer’s servicing of each lease, complies with all requirements of law in all material respects. Accordingly, if a lessee has a claim against the collateral agent or the indenture trustee because the titling trust or the servicer violated any law and the claim materially and adversely affects the collateral agent’s or the indenture trustee’s interest in a lease or leased vehicle, the violation would create an obligation of the servicer to redesignate the Lease Asset from the designated pool unless the breach is cured in all material respects by the end of the applicable grace period.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, or the Relief Act, and similar state legislation in most states, a lessee who enters military service after entry into a lease may be entitled to repossession protection. Furthermore, a lessee may terminate a lease at any time if the lessee subsequently enters into military service or receives military orders for a permanent change of station outside of the continental U.S. or to deploy with a military unit. No early termination charges may be imposed on the lessee for such termination. Leases with lessees who are in the military or who subsequently enter the military may be included in the designated pool and the sponsor will not be required to redesignate from the designated pool a Lease Asset that becomes subject to these laws. The Relief Act applies to lessees who are members of the Army, Navy, Air Force, Marine Corps, Space Force, National Guard (when called to active federal or state military service), Reserves, Coast Guard, commissioned officers of the U.S. Public Health Service or the National Oceanic, Atmospheric Administration assigned to duty with the military and U.S. citizens who are serving with forces of a nation with which the U.S. is allied, in all cases who have provided appropriate documentation to the servicer establishing the applicability of the Relief Act to their Lease. Because the Relief Act applies to lessees who enter military service, including reservists who are called to active duty, after origination of the lease, the sponsor cannot provide information as to the number of leases that may be affected. Any shortfall in collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related leases, would result in a reduction of the amounts distributable to noteholders, and would not be covered by advances, and may not be covered by any form of credit enhancement provided in connection with the notes. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to repossess a leased vehicle during the lessee’s period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any lease which goes into default, there may be delays in payment and losses on the notes. Any other shortfalls, deferrals or forgiveness of payments on the lease resulting from similar legislation or regulations may result in delays in payments or losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the issuing entity or the servicer to repossess a leased vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, the lessee must decide whether to assume or reject the lease. If the lessee elects to assume, then the lease continues in full force and effect. However, if the lessee elects to reject the lease, the leased vehicle is surrendered to the lessor and the lessee’s liability is effectively ended. The lessor becomes an unsecured creditor for the deficiency balance owed on the lease including missed payments, any damages to the car and/or high mileage penalties. Upon discharge any amount owed to the lessor would be extinguished. Any such shortfall, to the extent not covered by credit support, could result in losses to noteholders.

Dodd-Frank Orderly Liquidation Framework

General

On July 21, 2010, the Dodd-Frank Act was enacted. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation, or the FDIC, authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority, or OLA, as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including the sponsor, the depositor or a particular issuing entity, or their respective creditors.

Potential Applicability to the Sponsor, the Depositor and Issuing Entities

There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity, the titling trust or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of the sponsor. For the issuing entity, the titling trust or the depositor to be subject to receivership under OLA as a covered subsidiary of the sponsor (1) the FDIC would have to be appointed as receiver for the sponsor under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity, titling trust or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of the sponsor.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of the sponsor or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to the sponsor, the depositor or the issuing entity or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Avoidance Power Under OLA

The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws. If the sponsor were to become subject to OLA, there is an interpretation under OLA that previous transfers of assets by the sponsor perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers. In this case the assets securing the notes could be reclaimed by the FDIC and the noteholders may have only an unsecured claim against the sponsor.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related provisions under the U.S. federal bankruptcy laws. Based on these rules, the transfer of the exchange note by the sponsor would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA

If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the issuing entity, and that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the U.S. federal bankruptcy laws.

The sponsor and the depositor intend that the sale of the exchange note by the sponsor to the depositor will constitute a “true sale” between separate legal entities under applicable state law. As a result, the sponsor believes that the FDIC would not be able to recover the exchange note using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur prior to the end of any applicable transition period adopted to implement future regulation addressing the FDIC’s repudiation authority under OLA. However, there can be no assurance that the FDIC will address its repudiation authority under OLA in future regulations or that future regulations or subsequent FDIC actions in an OLA proceeding involving the sponsor, the depositor or the issuing entity would not be contrary to this opinion.

If the issuing entity were placed in receivership under OLA, the FDIC would have the power to repudiate the notes issued by the issuing entity. In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Material U.S. Federal Income Tax Consequences

General

Below is a description of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus. This description is based on the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all as in effect on the date of this prospectus, and all of which are subject to change, perhaps with retroactive effect. There are no cases or Internal Revenue Service, or IRS, rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. The IRS may challenge the conclusions reached in this description, and no ruling from the IRS has been or will be sought on any of the issues described below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions in this prospectus.

This description does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited description of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker-dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction, sovereign wealth funds that may rely on Section 892 of the Code, and holders that will hold the notes as other than capital assets. This description is directed only to prospective noteholders who:

•	purchase notes in the initial distribution of the notes, and

•	hold the notes as “capital assets” within the meaning of Section 1221 of the Code.

As used in this section of the prospectus, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

The term “U.S. noteholder” also includes a noteholder whose income or gain on its investment in a note is effectively connected with the conduct of a U.S. trade or business. As used in this section of the prospectus, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Partners in such a partnership are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Prospective noteholders are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of the Issuing Entity

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor, assuming compliance with the terms of the transaction documents, the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Tax counsel will also opine that the notes will be characterized as indebtedness for U.S. federal income tax purposes to the extent such notes are treated as beneficially owned by a person other than the depositor or its affiliates for such purposes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of notes were not appropriately characterized as debt for U.S. federal income tax purposes, such class or classes of notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including being unable to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, the issuing entity could be treated as a publicly traded partnership that would not be taxable as a corporation because it would satisfy an applicable safe harbor. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain noteholders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to some limitations on their ability to deduct their share of the issuing entity’s expenses.

Tax Characterization and Treatment of the Notes

Characterization as Debt

The depositor agrees, and each noteholder will be deemed to agree by its acceptance of a note, to treat the notes as indebtedness for all U.S. federal, state and local income and franchise tax purposes. There are no Treasury regulations, published rulings or judicial decisions involving the characterization for U.S. federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for U.S. federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have identified various factors to be taken into account in determining, for U.S. federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or is instead a borrowing secured by the property.

On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for U.S. federal income tax purposes, assuming compliance with the terms of the transaction documents, the notes will be characterized as indebtedness to the extent such notes are treated as beneficially owned by a person other than the depositor and its affiliates for such purposes. The depositor, the servicer, the indenture trustee and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes. Neither the opinion of tax counsel nor the agreement to treat the notes as debt is binding on the IRS or the courts.

For a description of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of the Issuing Entity” above.

Treasury Regulations issued under Section 385 of the Code address the debt or equity treatment of any notes held by members of the issuing entity’s “expanded group.” If any notes held by members of the issuing entity’s expanded group are recharacterized as stock and such notes are subsequently transferred to a person outside of the expanded group, then on request by that person, the issuing entity will provide or cause to be provided information reasonably requested by that person to determine the issue date and issue price of the transferred notes.

Treatment of Stated Interest

The stated interest on a note that constitutes qualified stated interest will be taxable to a holder as ordinary income when received or accrued according to the holder’s method of tax accounting. For stated interest to be qualified stated interest it must be payable at least annually and reasonable remedies must exist to compel timely payment or the terms of the instrument must make late payment or non-payment sufficiently remote for purposes of the original issue discount, or OID, rules. Although stated interest on the Class B Notes and the Class C Notes can be deferred under certain circumstances, the issuing entity intends to treat the potential deferral as sufficiently remote for purposes of the OID rules and treat the stated interest on the notes as qualified stated interest.

Original Issue Discount

In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess is less than a de minimis amount (i.e., 0.25% of the principal amount multiplied by the weighted average maturity of the debt instrument). A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note except qualified stated interest. The issue price will be the first price at which a substantial amount of notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers. A holder of notes treated as issued with OID that is not de minimis must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, generally under a constant yield method. All stated interest payments on a note that matures one year or less from the date it is issued are included in the stated redemption price at maturity of the note and, therefore, are treated as OID.

The Class A-1 Notes will be issued with OID and will be subject to additional rules applicable to “short-term obligations” because they have a maturity date of not more than one year from the date of issuance. All stated interest payments on short-term obligations are included in their stated redemption price at maturity and, therefore, are treated as OID. A holder of short-term obligations generally must:

•	include amounts treated as OID in income when received or accrued, depending on the holder’s method of accounting,

•

include in ordinary income any gain realized on the sale, exchange or retirement of the short-term obligation to the extent of the unrecognized OID (determined as a ratable share of OID over the number of days the short-term obligation is held, or if an election is made regarding the short-term obligation, on the basis of its yield to maturity and daily compounding), and

•	defer deductions for interest expense on any indebtedness incurred or continued to purchase or carry the short-term obligation in an amount not exceeding the unrecognized OID until it is recognized.

Although the issuing entity intends to make all payments of stated interest on all classes of notes on a current basis and, therefore, the issuing entity believes any deferral of interest with respect to any class of notes would be a remote and incidental contingency, it is not an event of default with respect to the Class B Notes and the Class C Notes to defer interest payments with respect to such notes under certain circumstances. In the case of such a deferral, the notes with respect to which interest is deferred would be treated as reissued for purposes of the OID rules at the time of the interest deferral and at that time such notes may be treated as OID obligations. The prepayment assumption that will be used for purposes of computing OID with respect to the notes, if any, for U.S. federal income tax purposes is 100% PPC. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Code. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Code.

Disposition of Notes

If a noteholder sells or disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income on the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by the noteholder on the note. Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding

The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders

Subject to the application of the FATCA withholding tax described in “—Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities” below, a non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and not in connection with the conduct of a U.S. trade or business will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless the non-U.S. noteholder is a direct or indirect 10% or greater owner of the issuing entity or a controlled foreign corporation related to the issuing entity. To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that the beneficial owner is not a U.S. noteholder, and

•	provides the beneficial owner’s name and address.

A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment before payment to a non-U.S. noteholder (which itself is not a withholding agent). This statement is made on an IRS Form W-8BEN or IRS Form W-8BEN-E, which generally is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Under some circumstances, an IRS Form W-8BEN or IRS Form W-8BEN-E can remain effective indefinitely. The beneficial owner must inform the withholding agent within 30 days of a change in circumstances that makes any information on the form incorrect and furnish a new IRS Form W-8BEN or IRS Form W-8BEN-E to the withholding agent.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income on its investment in a note is effectively connected with the conduct of a U.S. trade or business will generally be taxed as if the holder was a U.S. noteholder.

Some securities clearing organizations, and other entities who are not beneficial owners, may be able to provide an IRS Form W-8IMY (or the appropriate substitute form) to the withholding agent. However, in this case, the IRS Form W-8IMY may require a copy of the beneficial owner’s IRS Form W-8BEN or IRS Form W-8BEN-E (or the appropriate substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•	in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, the holder, although exempt from the withholding tax described above if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, unless it qualifies for a lower rate under a tax treaty.

Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities

A 30% withholding tax generally will apply to payments of interest (including OID) on notes that are made to foreign financial institutions and certain non-financial foreign entities. Such withholding tax, imposed under Sections 1471 through 1474 of the Code, or FATCA, generally will not apply where such payments are made to (i) a foreign financial institution that enters into and complies with an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain United States persons or U.S.-owned foreign entities, report annually certain information about such accounts and withhold tax as may be required by that agreement, or (ii) a non-financial foreign entity that certifies it does not have any substantial U.S. owners, furnishes identifying information about each substantial U.S. owner, or is otherwise exempt from such information disclosure under FATCA. Alternative requirements may apply to foreign entities subject to an intergovernmental agreement for the implementation of FATCA. The FATCA withholding tax applies regardless of whether a payment otherwise would be exempt from U.S. non-resident withholding tax (such as under the portfolio interest exemption or as capital gain) and regardless of whether a foreign financial institution is the beneficial owner of a payment. Prospective noteholders should consult their own tax advisors about the application and requirements of information reporting and withholding under FATCA and any intergovernmental agreement for the implementation of FATCA.

State and Local Tax Consequences

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the issuing entity or the tax consequences to the issuing entity or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective noteholders are encouraged to consult their tax advisors about state and local taxation of the issuing entity and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA Considerations

General

ERISA and the Code impose certain duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement account and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Code, referred to herein as “plans,” and certain entities whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans. Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan. A fiduciary of a plan subject to Title I of ERISA should consider the fiduciary standards thereunder in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the publicly offered notes offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

•	whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

•	whether the investment satisfies the applicable diversification requirements;

•	whether the investment is in accordance with the documents and instruments governing the plan;

•	whether the fiduciary has the authority to make the investment;

•	the tax effects of the investment; and

•	whether the investment is prudent, including considering the nature of the investment.

In addition, plans are prohibited from engaging in a broad range of transactions involving plan assets with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code. Such transactions are treated as “prohibited transactions” under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or Section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriters, the servicer, any subservicers, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of the publicly offered notes by, or on behalf of, or with the assets of, such plan could be considered to give rise to a prohibited transaction unless an exemption is available. Each purchaser and each transferee using the assets of any plan to purchase the publicly offered notes will be deemed to have represented that the acquisition, continued holding and disposition of the publicly offered notes by or on behalf of such plan will not constitute or result in a non-exempt prohibited transaction. Unless the context indicates otherwise, any reference to the purchase, holding or disposition of a publicly offered note shall also mean the purchase, holding or disposition of a beneficial interest in such publicly offered note.

Certain employee benefit plans, such as governmental plans, foreign plans and certain church plans (each as defined or described in ERISA) are not subject to the fiduciary responsibility requirements of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, but they may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code (hereinafter referred to as “similar law”, and a plan subject to such similar law as a “plan subject to similar law”). Accordingly, assets of plans subject to similar law may be invested in publicly offered notes without regard to the ERISA considerations discussed below; however, investment by, or on behalf of, or with the assets of, such plans may be subject to similar law. Each purchaser and each transferee using the assets of any plan subject to similar law to purchase the publicly offered notes will be deemed to have represented that the purchase, continued holding and disposition of the publicly offered notes will not constitute or result in a violation of any similar law.

In addition, any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, and is a governmental plan or a church plan that has not made the election provided by Section 410(d) of the Code, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Prohibited Transactions; Plan Assets

The Department of Labor has issued regulations defining what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code. Under the “plan asset regulations” as described in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, if a plan makes an investment in an “equity interest” in an entity and none of the exceptions in the plan asset regulations are applicable, an undivided interest in each of the underlying assets of the entity will be considered the assets of such plan. In general, an “equity interest” is defined under the plan asset regulations as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

The depositor believes that the publicly offered notes will be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. This assessment is based on the traditional debt features of the publicly offered notes, including the reasonable expectation of purchasers of the publicly offered notes that such notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the publicly offered notes are treated as debt for ERISA purposes, the acquisition, holding or disposition of publicly offered notes by, on behalf of, or with the assets of, a plan could be considered to give rise to a prohibited transaction. In this case, exemptions from the prohibited transaction rules could apply to the acquisition, continued holding and disposition of publicly offered notes by, on behalf of, or with the assets of, a plan depending on the type and circumstances of the plan fiduciary making the decision to acquire a publicly offered note and the relationship of the party in interest to the plan investor. Included among these exemptions are:

•	Prohibited Transaction Class Exemption, or PTCE, 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds;

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; and

•

the statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan or a relationship to such a service provider as described in sub-parts (F)-(I) of Section 3(14) of ERISA (other than a party in interest that is a fiduciary with respect to the assets of the plan involved in the transaction, or an affiliate of such fiduciary), provided the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.

As described above, each purchaser and each transferee using the assets of any plan to purchase the publicly offered notes will be deemed to have represented that the purchase, continued holding and disposition of the publicly offered notes by, on behalf of, or with the assets of, such plan will not constitute or result in a non-exempt prohibited transaction or a violation of similar law.

Due to the possibility that the issuing entity, depositor, sponsor, servicer, collateral agent, administrative agent, indenture trustee, underwriters or any of their respective affiliates may receive certain benefits in connection with the sale or holding of the publicly offered notes, the acquisition of the publicly offered notes using “assets of a plan” (as described in the plan asset regulations) over which any of these parties or their affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the plan, or is the employer or other sponsor of the plan, might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the publicly offered notes may not be acquired or held by, on behalf of, or with the assets of, any plan if the issuing entity, depositor, sponsor, servicer, collateral agent, administrative agent, indenture trustee, underwriters or any of their respective affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the plan, or is the employer or other sponsor of the plan, unless the acquisition would not constitute a non-exempt prohibited transaction or a violation of similar law.

Consultation with Counsel

A plan fiduciary considering an investment in the publicly offered notes should consult its tax and/or legal advisors regarding:

•	whether the issuing entity’s assets would be considered plan assets;

•	the possibility of exemptive relief from the prohibited transaction rules; and

•	other ERISA issues and their potential consequences.

In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in publicly offered notes is appropriate for the plan, taking into account the plan’s overall investment policy and the composition of the plan’s investment portfolio. The sale of publicly offered notes to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Pool Factors

The “pool factor” for each note is a six-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal amount of a class of notes as of the applicable payment date, as a fraction of the initial principal amount of the notes. Each pool factor initially will be 1.000000, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable note.

A noteholder’s portion of the aggregate outstanding principal amount of the related note is the product of:

•	the original aggregate principal amount of the notes purchased by that noteholder; and

•	the applicable pool factor.

The noteholders of record will receive reports on or about each payment date concerning:

•	the payments received on the Lease Assets;

•	the Aggregate Securitization Value;

•	each pool factor; and

•	other items of information set forth below under the heading “Description of the Notes – Reports to Noteholders.”

In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

Legal Investment

Money Market Investment

The Class A-1 Notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the 1940 Act. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, quality and diversification. Any determinations as to the qualification of the Class A-1 Notes under, and compliance with, these other requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.

A money market fund should consider whether an investment by the money market fund in the Class A-1 Notes satisfies the money market fund’s investment policies and objectives, and should consult its own legal advisors in determining whether and to what extent the Class A-1 Notes are a legal investment or are subject to restrictions on investment.

E.U. and U.K. Securitization Requirements

In the European Union (the “E.U.”) and in other countries that are currently in the European Economic Area (the “EEA”), certain restrictions and obligations with regard to securitizations are imposed pursuant to Regulation (EU) 2017/2402 and related technical standards (in each case, as amended, and collectively, the “E.U. Securitization Rules”). These include certain requirements imposed on institutional investors, as defined for purposes of the E.U. Securitization Rules.

In the U.K., certain restrictions and obligations with regard to securitizations are imposed pursuant to the Securitisation Regulations 2024 and related rules made by the Financial Conduct Authority and the Prudential Regulation Authority and certain provisions of FSMA (in each case, as amended, and collectively, the “U.K. Securitization Rules”). These include certain requirements imposed on institutional investors, as defined for purposes of the U.K. Securitization Rules.

None of the sponsor, the depositor, the issuing entity or any other party to the securitization transaction described in this prospectus will undertake, or intends, to retain a material net economic interest in such securitization in a manner that would satisfy, or enable any investor to comply with, the requirements of the E.U. Securitization Rules or the U.K. Securitization Rules. In addition, no such party will undertake, or intends, to take any other action, or refrain from taking any action, prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any applicable requirement of, the E.U. Securitization Rules or the U.K. Securitization Rules. Moreover, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the E.U. Securitization Rules or the U.K. Securitization Rules.

Consequently, the notes may not be a suitable investment for any person that is now or may in the future be subject to any requirement of the E.U. Securitization Rules or the U.K. Securitization Rules.

The E.U. Securitization Rules and the U.K. Securitization Rules may have a negative impact on the value and liquidity of the notes, and this may affect, amongst other things, the secondary market for the notes.

Prospective investors and noteholders are responsible for analyzing their own regulatory position, and are encouraged (where relevant) to consult their own investment and legal advisors regarding the E.U. Securitization Rules, the U.K. Securitization Rules and any equivalent or similar requirements and the suitability of the notes for investment.

Volcker Rule Considerations

The issuing entity will be relying on an exclusion or exemption under the 1940 Act, contained in Rule 3a-7 of the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the Volcker Rule).

Legal Proceedings

The Sponsor and the Servicer

The sponsor is subject to various pending and potential legal and regulatory proceedings in the ordinary course of business, including litigation, arbitration, claims, investigations, examinations, subpoenas and enforcement proceedings. Some litigation against the sponsor could take the form of class actions. The outcome of these proceedings is inherently uncertain, and thus the sponsor cannot confidently predict how or when proceedings will be resolved. An adverse outcome in one or more of these proceedings could result in substantial damages, settlements, fines, penalties, diminished income or reputational harm to the sponsor, and could materially and adversely affect the interests of the noteholders or the servicer’s ability to perform its duties under the transaction documents.

The Owner Trustee

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the information in the preceding paragraph for purposes of complying with Regulation AB. Other than the above paragraph, and except as described under “The Owner Trustee,” Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

Certain Relationships and Related Transactions

In the ordinary course of business from time to time, the sponsor and its affiliates have business relationships and agreements with affiliates of the owner trustee and the indenture trustee, including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm’s length terms and conditions.

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the titling trust, the issuing entity, the settlor or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the servicer, the titling trust, the issuing entity, the settlor or the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of Lease Assets.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the titling trust, the issuing entity, the settlor or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the servicer, the titling trust, the issuing entity, the settlor or the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of Lease Assets.

The sponsor, the depositor, the titling trust and the settlor are affiliates and also engage in other transactions with each other involving securitizations and sales of Lease Assets.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Exchange Act require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the Lease Assets as of the closing date. The depositor is a wholly-owned subsidiary of the sponsor and will retain the issuer trust certificate. The retention by the depositor, or another majority-owned affiliate of the sponsor, of the issuer trust certificate is intended to comply with the requirements of the retention of an “eligible horizontal residual interest” in an amount equal to at least five percent of all “ABS Interests” (within the meaning of Regulation RR) in the issuing entity issued as part of this securitization transaction, in satisfaction of the sponsor’s obligations under Regulation RR.

In general, the issuer trust certificate (which represents the residual interest in the issuing entity) represents the rights to the overcollateralization, amounts remaining in the reserve account and excess spread, in all cases to the extent those amounts are eligible for distribution in accordance with the transaction documents and are not needed to make payments on the notes or cover losses on the Lease Assets. Because the issuer trust certificate is subordinated to each class of notes and is only entitled to amounts that are not needed on a payment date to make payments on the notes or to make other required payments or deposits according to the priorities of payments described in “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” and “—Payment Date Payment Priorities Will Change After Certain Events,” the residual interest absorbs all losses on a given payment date on the Lease Assets by reduction of, first, the excess spread, second, the overcollateralization and, third, the amounts in the reserve account, before any losses are incurred by the notes. See “Description of the Transaction Documents—Credit Enhancement” for a description of the credit enhancement available for the notes, including the excess spread, overcollateralization and the reserve account.

The depositor’s retention of the issuer trust certificate (which represents the residual interest in the issuing entity) is intended to satisfy the requirements for an “eligible horizontal residual interest” under Regulation RR. The fair value of the residual interest will represent at least five percent of the sum of the fair values of the notes and the residual interest on the closing date. Pursuant to Regulation RR, the depositor, or another majority-owned affiliate of the sponsor, is required to retain this residual interest until the latest of (i) two years from the closing date, (ii) the date the Aggregate Securitization Value of the Lease Assets is one-third or less of the Aggregate Securitization Value of the Lease Assets as of the cutoff date, or (iii) the date the principal amount of the notes is one-third or less of the original principal amount of the notes. None of the sponsor, the depositor or any of their affiliates will hedge their exposure to the issuer trust certificate during this period other than as permitted by Regulation RR. See “The Issuing Entity” in this prospectus for a description of the material terms of the issuer trust certificate that will be retained to satisfy the eligible horizontal residual interest option. The depositor will retain the Class C Notes on the closing date, regardless of whether they are included in the retained interest for the purposes of Regulation RR. Any Class C Notes that are not included in the retained interest will not be subject to the provisions of Regulation RR that prohibit certain transfers, hedging and pledging of securities that are held to comply with Regulation RR.

Notwithstanding any references in this prospectus to the risk retention regulations in Regulation RR, in the event the risk retention regulations in Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the sponsor, the depositor or any other party will be required to comply with or act in accordance with the risk retention regulations in Regulation RR (or such relevant portion thereof).

For purposes of determining compliance with Regulation RR, the estimated fair values of the notes and the issuer trust certificate (which represents the residual interest in the issuing entity) are as follows:

Class	Range of Fair Values or Fair Value (in millions)	Range of Fair Values or Fair Value (%)
Class A Notes	$1,131.7	78.0 – 78.4%
Class B Notes	$61.8	4.3%
Class C Notes	$57.0	3.9%
Issuer Trust Certificate	$193.8 – 199.8	13.4 – 13.8%

Total	$1,444.3 – 1,450.3	100.0%

The expected ranges of fair values of the residual interest were determined using observable and unobservable inputs within a discounted cashflow model in accordance with the fair value assessment under generally accepted accounting principles. In assessing fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs.

Level 1 – inputs include quoted prices for identical instruments and are the most observable,

Level 2 – inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

Level 3 – inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of the residual interest is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the notes is assumed to equal the initial principal amount of each class set forth in the table on the front cover of this prospectus and, with respect to the Class C Notes, $57,000,000.

The assumed interest rate ranges are based on recent market pricings of similar automobile lease-backed securitizations with similar note tenors, as detailed in the following table:

Class	Assumed Range of Interest Rates

Class A-1 Notes	3.84% – 4.14%
Class A-2-A Notes	4.07% – 4.37%
Class A-2-B Notes	SOFR + 0.42% – SOFR + 0.72%
Class A-3 Notes	4.20% – 4.50%
Class A-4 Notes	4.24% – 4.54%
Class B Notes	4.42% – 4.82%
Class C Notes	4.62% – 5.07%

In addition to the assumptions that appear under “Yield and Prepayment Considerations,” except with respect to clauses (x), (xiii) and (xviii), the sponsor made the following assumptions in the discounted cashflow model:

•

Note interest accrues at the rates described above. In determining the interest payments on the floating rate Class A-2-B Notes, 30-day average SOFR is assumed to reset consistent with the applicable forward rate curve as of April 22, 2026.

•	The Lease Assets prepay at a rate of 100% PPC. This prepayment curve includes both voluntary prepayments by lessees and the Lease Assets becoming a Liquidated Lease.

•	All Matured Lease Vehicles are returned and sold for an amount equal to their Base Residual Value, resulting in no residual value gains or losses.

•

The fair value calculation assumed that when the allocation between the Class A-2 Notes is determined on or before the date of pricing, the maximum amount of Class A-2-A Notes that would be issued is $441,250,000 (in which case, $0 of Class A-2-B Notes would be issued) and the minimum amount of the Class A-2-A Notes that would be issued is $220,625,000 (in which case $220,625,000 of Class A-2-B Notes would be issued).

•	The pool experiences a lifetime cumulative net loss rate of 1.0% and these losses are incurred based on the following timing curve:

Months  1 – 12:   40%

Months 13 – 24:   40%

Months 25 – 36:   20%

•	The recovery rate assumes a recovery of 50% of the Securitization Value of Defaulted Leases as of the date they were charged off, with a delay between default and recovery of three months.

•	Cashflows received on the residual interest are discounted at 14%.

The sponsor developed these inputs and assumptions considering the following factors:

•

The assumed prepayment curve, or PPC, was estimated considering the prepayment curve experienced on certain of the sponsor’s prior securitized pools, as well as the prepayment curve that is expected to be assumed when the interest rates on the notes are established on the date of pricing.

•

The lifetime cumulative net loss was determined by the sponsor based on the performance of prior securitized pools, the composition of the pool for this securitization, trends in used motor vehicle values, economic conditions and the loss assumptions employed by the engaged NRSROs. The cumulative net loss assumption represents the expected cumulative defaults reduced by expected recoveries.

•

The discount rate was determined based on an unobservable pre-tax cost of equity capital of the sponsor. The discount rate was not determined based on sales of similar residual interests due to the lack of an actively-traded market for such residual interests.

The sponsor believes that the inputs and assumptions described above are all of the inputs and assumptions that could have a significant impact on the fair value calculations described above and provide a prospective noteholder with information that is sufficient to evaluate the fair value calculation. The fair value of the notes and the residual interest was calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Lease Assets, that will likely differ from the actual characteristics and performance of the Lease Assets. You should be sure you understand these assumptions when considering the fair value calculation.

The sponsor will recalculate the fair value of the notes and the issuer trust certificate following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The first distribution report filed on Form 10-D after the closing date will include the fair value of the issuer trust certificate (i) as a dollar amount and (ii) as a percentage of the sum of the fair value of the notes and the issuer trust certificate on the closing date, together with a description of any material changes in the methodology or inputs and assumptions that were used to calculate the fair value.

Ratings

The sponsor has engaged two NRSROs to assign credit ratings to the notes.

The ratings of the notes will address the likelihood of the payment of principal and interest on the notes according to their terms. Each engaged NRSRO rating the notes will monitor the ratings using its normal surveillance procedures. Each engaged NRSRO, in its discretion, may change, qualify or withdraw an assigned rating at any time as to any class of notes. Any rating action taken by one engaged NRSRO may not necessarily be taken by another engaged NRSRO. No transaction party will be responsible for monitoring any changes to the ratings on the notes.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time for any reason. There can be no assurances that the rating agencies will not lower or withdraw the ratings. No person or entity will be obligated to provide any additional credit enhancement with respect to the notes. Any withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled payment dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

Underwriting

Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the publicly offered notes, each of the underwriters has agreed, severally and not jointly, subject to the terms and conditions set forth therein, to purchase the principal amount of the notes set forth opposite its name below:

	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2-A Notes	Principal Amount of Class A-2-B Notes
Citigroup Global Markets Inc.	$36,780,000	$66,000,000	$31,076,000
J.P. Morgan Securities LLC	$36,780,000	$66,000,000	$31,076,000
SG Americas Securities, LLC	$36,780,000	$66,000,000	$31,075,000
TD Securities (USA) LLC	$36,780,000	$66,000,000	$31,075,000
BMO Capital Markets Corp.	$5,015,000	$9,000,000	$4,237,000
Credit Agricole Securities (USA) Inc.	$5,015,000	$9,000,000	$4,237,000
Lloyds Securities Inc.	$5,015,000	$9,000,000	$4,237,000
Loop Capital Markets LLC	$5,015,000	$9,000,000	$4,237,000

Total	$167,180,000	$300,000,000	$141,250,000

	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Citigroup Global Markets Inc.	$97,075,000	$18,040,000
J.P. Morgan Securities LLC	$97,075,000	$18,040,000
SG Americas Securities, LLC	$97,076,000	$18,040,000
TD Securities (USA) LLC	$97,076,000	$18,040,000
BMO Capital Markets Corp.	$13,237,000	$2,460,000
Credit Agricole Securities (USA) Inc.	$13,237,000	$2,460,000
Lloyds Securities Inc.	$13,237,000	$2,460,000
Loop Capital Markets LLC	$13,237,000	$2,460,000

Total	$441,250,000	$82,000,000

	Principal Amount of Class B Notes
Citigroup Global Markets Inc.	$15,450,000
J.P. Morgan Securities LLC	$15,450,000
SG Americas Securities, LLC	$15,450,000
TD Securities (USA) LLC	$15,450,000

Total	$61,800,000

The underwriters have advised the depositor that they propose initially to offer the publicly offered notes to the public at the prices listed below, and to dealers at prices less the initial concessions listed below:

	Underwriting Discount	Net Proceeds to the Seller (1)	Selling Concessions Not to Exceed	Reallowance Not to Exceed
Class A-1	0.100%	99.90000%	0.060%	0.030%
Class A-2-A	0.200%	99.79219%	0.120%	0.060%
Class A-2-B	0.200%	99.80000%	0.120%	0.060%
Class A-3	0.250%	99.73918%	0.150%	0.075%
Class A-4	0.350%	99.63906%	0.210%	0.105%
Class B	0.400%	99.58962%	0.240%	0.120%
Total	$2,687,005	$1,190,706,436

(1) Before deducting expenses, estimated to be $1,000,000.

The Class C Notes are not being offered by this prospectus and will initially be retained by the depositor or an affiliate of the depositor.

The underwriting agreement provides that the sponsor will reimburse the underwriters for certain expenses and the sponsor and the depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Payment of the purchase price for the publicly offered notes will be required to be made in immediately available funds.

No action has been taken by the issuing entity or the underwriters which would or is intended to permit an offer of notes to the public in any country or jurisdiction (other than the United States of America) where action for that purpose is required. Accordingly, no offer or sale of any notes has been authorized in any country or jurisdiction (other than the United States of America) where action for that purpose is required and neither this prospectus nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States of America), except under circumstances which will result in compliance with applicable laws and regulations.

Upon receiving a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

The depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the Lease Assets prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to its affiliates, and may receive a portion of the proceeds as a repayment of the “warehouse” debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Financial Industry Regulatory Authority, Inc. Rule 5121.

Until the distribution of the notes is completed, the rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

Subject to applicable law, including Securities Act Rule 192, which prohibits certain conflicts of interest transactions, the underwriters may create a short position in the notes in connection with this offering (i.e., they sell more notes than the related initial principal amount set forth on the cover page of this prospectus). In such a case, the underwriters may reduce that short position by purchasing notes in the open market. The interests of the underwriters may not be aligned with the interests of the noteholders, and such activities may cause or lead to potential conflicts of interests. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

None of the depositor, the servicer, the issuing entity or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, none of the depositor, the servicer, the issuing entity or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

There is currently no secondary market for the notes and it should not be assumed that one will develop. The underwriters currently expect (based on capabilities), but are not obligated, to make a market in the publicly offered notes; however, the underwriters may be unable to make a market in the publicly offered notes due to regulatory developments. It should not be assumed that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with the sponsor, General Motors Financial and their respective affiliates.

United Kingdom

Each underwriter has represented and agreed severally and not jointly that:

Prohibition on Sales to U.K. Retail Investors

(1)  it has not offered, sold, distributed or otherwise made available, and will not offer, sell, distribute or otherwise make available, any notes which are the subject of the offering contemplated by this prospectus to any U.K. Retail Investor in the U.K. For these purposes:

(a) the expression “U.K. Retail Investor” means a person who is one or both of the following:

(i)	not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of U.K. domestic law by virtue of the EUWA and as amended; or

(ii)	not a U.K. Qualified Investor; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes;

Other U.K. Regulatory Restrictions

(2) in the U.K., it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of FSMA does not apply to the issuing entity and/or the depositor; and

(3) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the U.K.

The Class A-1 Notes have not been, and will not be, offered in the U.K. or to U.K. persons, and no proceeds of any Class A-1 Notes will be received in the U.K.

European Economic Area

Each underwriter has represented and agreed severally and not jointly that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any notes which are the subject of the offering contemplated by this prospectus to any E.U. Retail Investor in the EEA. For these purposes, the expression “E.U. Retail Investor” means a person who is one (or more) of the following:

(1) a retail client, as defined in point (11) of Article 4(1) of MiFID II; or

(2) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or

(3) not an E.U. Qualified Investor.

In addition, for purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Legal Opinions

In addition to the legal opinions described in this prospectus, certain federal income tax and other matters will be passed upon for the depositor and the issuing entity by Katten Muchin Rosenman LLP, New York, New York and Washington, D.C. Certain legal matters relating to the notes will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP, New York, New York.

Incorporation by Reference

The sponsor or the issuing entity will, from time to time, file various items with the Securities and Exchange Commission relating to the issuing entity and the notes offered by this prospectus. These items will include the definitive legal documents used for each issuance, definitive prospectus and computational materials, as well as periodic reports that the issuing entity will file, or the sponsor will file for the issuing entity, including monthly asset-level data filings on Form ABS-EE, any current reports on Form 8-K and amendments to those reports for so long as the issuing entity is subject to the reporting requirements of the Exchange Act.

All current reports on Form 8-K filed by the issuing entity, and by the depositor on behalf of the issuing entity, prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus. In addition, the disclosures filed by the issuing entity, and the depositor on behalf of the issuing entity, by the date of the filing of this prospectus as exhibits to Form ABS-EE are incorporated by reference into this prospectus. These items will be publicly available through the Securities and Exchange Commission as described under “Where You Can Find More Information.”

Financial Information

The trust property will secure the notes, however, the issuing entity will not engage in any business activities or have any assets or obligations prior to the issuance of the notes.

Glossary

Accelerated Principal Amount means, for a payment date, the lesser of:

(1)

the excess, if any, of the amount of Total Available Funds on the payment date over the amounts payable on the payment date under clauses (1) through (12) under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes”; and

(2)	the excess, if any, on the payment date of:

(a)	the Pro Forma Note Balance for the payment date;

minus

(b)	the Required Pro Forma Note Balance for the payment date.

Administration Agreement means that certain administration agreement, to be entered into as of the cutoff date, among the depositor, the sponsor, as administrator and the indenture trustee.

Administrative Charges means, with respect to any lease agreement, any payment (whether or not part of the fixed Monthly Payment) payable to the related lessor representing a late payment fee, a returned instrument or automatic clearing house transaction charge, an extension fee in connection with the extension of a lease agreement, a purchase option fee, a service fee, disposition fees, termination fees, an allocation to the related lessee of insurance premiums, title, license, registration and other official fees, sales, personal property or excise taxes or any other similar charge, parking tickets or any other charges which the lessor is required to remit to a dealer or any other third party; provided, however, any amount received by the servicer from the lessee in payment of a Lessee Obligation shall not constitute an Administrative Charge to the extent the servicer has been reimbursed for such amount.

Aggregate Securitization Value means, on any date of determination, the sum of the Securitization Values of the Lease Assets that are allocated to the designated pool as of such date.

Available Funds means, for any payment date, the sum of:

(1)	all amounts received by the issuing entity as payments on the exchange note;

plus

(2)	any income on investments held in the collection account;

plus

(3)	the proceeds of any purchase or sale of the exchange note pursuant to the exercise by the servicer of its optional redemption right;

plus

(4)	amounts in excess of the Reserve Account Required Amount that are released from the reserve account.

Base Residual Value means, with respect to any lease, the least of (1) the Contract Residual Value, (2) the residual value of the total manufacturer’s suggested retail price of the related leased vehicle (including all options authorized by the servicer in connection with the origination of the related lease agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related leased vehicle) on the related Maturity Date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease agreement, (3) the residual value of the total manufacturer’s suggested retail price of the related leased vehicle (including all options authorized by the servicer in connection with the origination of the related lease agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related leased vehicle) on the related Maturity Date calculated utilizing as a “mark-to-market” value a residual value estimate as determined in accordance with the March/April 2026 Automotive Lease Guide, (4) the residual value of the Maximum Residualizable MSRP of the related leased vehicle on the related Maturity Date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease agreement, and (5) the residual value of the Maximum Residualizable MSRP of the related leased vehicle on the related Maturity Date calculated utilizing as a “mark-to-market” value a residual value estimate as determined in accordance with the March/April 2026 Automotive Lease Guide.

Base Servicing Agreement means that certain fourth amended and restated servicing agreement, dated as of October 3, 2022, among the titling trust, the settlor, the servicer and the collateral agent.

Certificateholder means the person in whose name a trust certificate evidencing the beneficial interest of such holder in the issuing entity is registered.

Contract Residual Value means, with respect to any lease agreement, the value of the related leased vehicles at the Maturity Date as established or assigned by the servicer at the time of origination of such lease agreement in accordance with the customary servicing practices for the purposes of determining the Monthly Payment.

Credit and Security Agreement means that certain third amended and restated credit and security agreement, dated as of October 3, 2022, among the titling trust, the sponsor, the administrative agent and the collateral agent.

Credit Bureau Score means a FICO® Auto Score generated by credit reporting agencies. The sponsor receives Credit Bureau Scores from various credit reporting agencies, depending on the location of the lessee.

Defaulted Lease means any lease agreement that is not a Liquidated Lease and with respect to which at any time prior to the related Maturity Date, (1) an amount at least equal to 10% of any Monthly Payment remains unpaid for more than one hundred twenty (120) days from the original payment due date, (2) the related leased vehicle has been repossessed, or (3) such lease agreement has been written off by the servicer in accordance with its customary servicing practices.

Delinquent Lease means any lease agreement that is not a Defaulted Lease or a Liquidated Lease and a lessee fails to make at least 90% of a Monthly Payment by the related payment due date and such unpaid amount remains unpaid for more than thirty (30) days from the original payment due date for such payment.

Designated Pool Collections means, with respect to the designated pool, all cash collections and other cash proceeds (including Net Liquidation Proceeds but excluding Administrative Charges) of the Lease Assets in the designated pool and cash proceeds and security related to such Lease Assets. Designated Pool Collections for each collection period will also include any portion of a Monthly Payment remitted in advance by a lessee (either during that collection period or an earlier collection period) that is applied by the servicer in satisfaction of all or a portion of the related Monthly Payment but excludes any such paid-ahead amounts that are not so applied by the servicer.

Discount Rate means, with respect to each Lease Asset, the greater of (1) 10.00%, and (2) the implicit lease rate for that Lease Asset.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Exchange Note Interest Payment Amount means an amount equal to the sum of (1) (a) the interest accrued at an interest rate equal to 4.71% during the applicable interest period on the principal balance of the exchange note as of the start of that interest period, multiplied by (b) 30/360, plus (2) the portion of the Exchange Note Interest Payment Amount, if any, that was not paid on any prior payment date.

Exchange Note Principal Payment Amount means an amount equal to the sum of (1) the difference between (a) the Aggregate Securitization Value of all Lease Assets in the designated pool as of the close of business on the last day of the immediately preceding collection period, minus (b) the Aggregate Securitization Value of all Lease Assets in the designated pool as of the close of business on the last day of the related collection period, plus (2) the portion of the Exchange Note Principal Payment Amount, if any, that was not paid on any prior payment date; provided, that, for each payment date occurring on or after the final scheduled payment date for the exchange note or after the acceleration of the exchange note, the Exchange Note Principal Payment Amount will equal the entire outstanding principal balance of the exchange note as of such payment date.

Exchange Note Sale Agreement means that certain exchange note sale agreement, to be entered into as of the cutoff date, among the sponsor and the depositor.

Exchange Note Supplement means that certain exchange note supplement to the Credit and Security Agreement, to be entered into as of the cutoff date, among the titling trust, the sponsor, the administrative agent and the collateral agent.

Exchange Note Transfer Agreement means that certain exchange note transfer agreement, to be entered into as of the cutoff date, among the depositor and the issuing entity.

Indenture means that certain indenture, to be entered into as of the cutoff date, among the issuing entity, the servicer and the indenture trustee.

Issuing Entity’s Trust Agreement means that certain amended and restated trust agreement, to be entered into as of the cutoff date, among the depositor and the owner trustee.

Lease Asset means a lease agreement and the related leased vehicle.

Lending Facility means the lending facility pursuant to which the sponsor advances funds to the titling trust so that the titling trust can acquire Lease Assets, as set forth in the Credit and Security Agreement.

Lessee Obligations means, with respect to any lease agreement or leased vehicle, due and unpaid fines, taxes, administrative obligations and any other similar obligation owed by the related lessee.

Liquidated Lease means, for any calendar month, a lease agreement in which, as of the last day of the calendar month:

(1)	the related leased vehicle was sold or otherwise disposed of by the servicer following the scheduled or early termination of such lease agreement;

(2)

that became a Terminated Lease or a Matured Lease more than one hundred eighty (180) days prior to the end of such calendar month and the related leased vehicle has not been sold or otherwise disposed of by the servicer as of the end of such calendar month; or

(3)	with respect to which all insurance proceeds that the servicer expected to recover following a casualty or other loss with respect to the leased vehicle have been received.

Majority Noteholders means the holders of notes representing a majority of the principal amount of the most senior class of notes then Outstanding; provided, that neither holders of notes who are employees or affiliates of the Issuing Entity, the sponsor or General Motors Financial nor the notes held by such holders shall be counted when calculating such majority of the related principal amount. The Class A Notes are treated as a single class for voting purposes under the Transaction Documents.

Matured Lease means any lease agreement that has reached its Maturity Date.

Maturity Date means, with respect to any lease agreement, the date on which such lease agreement is scheduled to terminate as set forth in such lease agreement at its date of origination.

Maximum Residualizable MSRP means, with respect to any leased vehicle, the manufacturer’s suggested retail price of the typically equipped vehicle of the same make, model and model year and value adding options, giving only partial credit or no credit for those options that add little or no value to the resale price of the vehicle.

Monthly Payment means, with respect to any lease agreement, the amount of each level monthly payment payable to the related lessor in accordance with the terms thereof, net of any portion of such fixed monthly payment that represents an Administrative Charge, which amortizes the net capitalized cost of such lease agreement to the Contract Residual Value by the end of the lease.

Net Liquidation Proceeds means, for any Lease:

(1)	any realized amounts due or to become due under any lease agreement, from the sale or other disposition of the related leased vehicle;

plus

(2)	any related insurance proceeds;

plus

(3)	other moneys received from the lessee that are allocable to principal and interest due under the lease, including any applied security deposit;

minus

(4)	the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the lessee by law.

Noteholders’ Interest Carryover Amount means, for any class of notes and any determination date, all or any portion of the Noteholders’ Interest Distributable Amount for that class of notes for the immediately preceding payment date, that remains unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding payment date to but excluding the related payment date.

Noteholders’ Interest Distributable Amount means, for any payment date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of notes for such payment date and the Noteholders’ Interest Carryover Amount, if any, for each class of notes, calculated as of such payment date.

Noteholders’ Monthly Interest Distributable Amount means, for any payment date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue (1) on the principal amount of the notes of such class Outstanding as of the end of the prior payment date or, in the case of the first payment date, as of the closing date, and (2) on either an “actual/360” basis (with respect to the Class A-1 Notes and the Class A-2-B Notes) or, a “30/360” basis (with respect to all other notes).

Noteholders’ Principal Carryover Amount means, as of any determination date, all or any portion of the Noteholders’ Principal Distributable Amount from the preceding payment date which remains unpaid.

Noteholders’ Principal Distributable Amount means, for any payment date, the lesser of:

(1)	the sum of the Principal Distributable Amount for the payment date plus the Noteholders’ Principal Carryover Amount, if any, as of the payment date; and

(2)

the positive amount, if any, necessary to reduce the aggregate remaining principal amount of the notes outstanding on the payment date, after giving effect to distributions under clauses (1) through (10) under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” to the Required Pro Forma Note Balance.

Outstanding means, as of any date of determination, all notes that are authenticated and delivered under the Indenture except for (1) notes that have been canceled, (2) notes where the necessary amount of money in the necessary amount has been deposited with the collateral agent in trust for the related noteholders, and (3) notes in exchange for which other notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the indenture trustee is presented that any such notes are held by a bona fide purchaser; provided, however, that in determining whether the noteholders have given any request, demand, authorization, direction, notice, consent or waiver under any Transaction Document, notes owned by the issuing entity, any other obligor upon the notes, the depositor or any affiliate of any of the foregoing entities shall be disregarded and deemed not to be Outstanding.

Outstanding Exchange Note means, all exchange notes issued under the sponsor’s lease facility, pursuant to the related Exchange Note Supplement, that have not reached their respective final scheduled payment date or have otherwise been accelerated due to the occurrence of an exchange note default.

Principal Distributable Amount means, for any payment date, the amount, if any, equal to the difference of:

(1)	the Aggregate Securitization Value at the close of business on the last day of the prior collection period minus

(2)	the Aggregate Securitization Value at the close of business on the last day of the related collection period.

Pro Forma Note Balance means, for any payment date, a dollar amount equal to the aggregate remaining principal amount of the notes outstanding on the payment date, after giving effect to distributions under clauses (1) through (12) under “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes.”

Purchase Amount means, with respect to any Purchased Lease, the Securitization Value of such Purchased Lease as of the date of purchase.

Purchased Lease means a lease that is reallocated from the designated pool as of the close of business on the last day of a collection period by the servicer as a result of a breach of a representation or warranty, or as the result of a breach of a covenant or by the servicer.

Required Pro Forma Note Balance means, for any payment date (1) on or prior to the payment in full of the Class A-2 Notes, a dollar amount equal to the difference of (i) the Aggregate Securitization Value at the close of business on the last day of the related collection period minus (ii) 11.00% of the initial Aggregate Securitization Value, and (2) after the payment date on which the Class A-2 Notes have been paid in full, a dollar amount equal to the difference of (i) the Aggregate Securitization Value at the close of business on the last day of the related collection period minus (ii) 10.50% of the initial Aggregate Securitization Value; provided, that, if the resulting value is less than $0, the “Required Pro Forma Note Balance” will be deemed to equal $0.

Reserve Account Required Amount means, with respect to any payment date, $3,473,427.16.

Reserve Account Withdrawal Amount means, with respect to any payment date, the lesser of (x) any shortfall in the amount of Available Funds available to pay the amounts specified in clauses (1) through (10) of “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” (taking into account application of Available Funds in the priority of payments specified in “Description of the Transaction Documents—Distributions—Payment Date Payments on the Notes” and ignoring any provision thereof which otherwise limits the amounts described in such priorities to the amount of funds available), and (y) the amount on deposit in the reserve account on such payment date prior to application of amounts on deposit therein pursuant to the Indenture.

Securitization Value means, on any date of determination, with respect to any lease agreement that is not a Defaulted Lease, a Liquidated Lease, a Terminated Lease or a Matured Lease, the sum of: (1) the present values, as of the last day of the immediately preceding collection period, of each remaining Monthly Payment due under such lease agreement as of such day, discounted from the last day of the collection period in which such Monthly Payment is due (or, in the case of a delinquent Monthly Payment, from the last day of the collection period in which the next Monthly Payment is due) to such day, at a rate equal to the Discount Rate applicable on such date of determination with respect to such lease agreement, in each case, computed on the basis of the assumption that each collection period is thirty (30) days, plus (2) the present value of the Base Residual Value with respect to such lease agreement, as of the last day of the immediately preceding collection period, discounted from the last day of the collection period in which the Maturity Date with respect to such lease agreement is scheduled to occur to such day, at a rate equal to the Discount Rate applicable on such date of determination with respect to such lease agreement, in each case, computed on the basis of the assumption that each collection period is thirty (30) days. The Securitization Value of a Defaulted Lease will be reduced to zero at the close of business on the last day of the collection period in which it becomes a Defaulted Lease; the Securitization Value of a Liquidated Lease will be reduced to zero at the close of business on the last day of the collection period in which it becomes a Liquidated Lease; the Securitization Value of a Terminated Lease will be the Base Residual Value from and after the time it becomes a Terminated Lease and prior to the time it becomes a Liquidated Lease; and the Securitization Value of a Matured Lease will be the Base Residual Value from and after the time it becomes a Matured Lease and prior to the time it becomes a Liquidated Lease.

Servicing Agreement means, collectively, the Base Servicing Agreement and the Servicing Supplement.

Servicing Supplement means that certain servicing supplement to the Base Servicing Agreement, to be entered into as of the cutoff date, among the titling trust, the servicer, the settlor, the collateral agent and the indenture trustee.

Terminated Lease means any lease agreement that was terminated by the related lessee prior to reaching the Maturity Date set forth in such lease agreement.

Total Available Funds means, for any payment date, the sum of (1) the Available Funds for such payment date, plus (2) the Reserve Account Withdrawal Amount for such payments date.

Transaction Documents means, collectively, the Administration Agreement, the Asset Representations Review Agreement, the Credit and Security Agreement, the Exchange Note Sale Agreement, the Exchange Note Supplement, the Exchange Note Transfer Agreement, the Issuing Entity’s Trust Agreement, the Indenture and the Servicing Agreement.

Annex A

Static Pool Information

TABLE OF CONTENTS FOR ANNEX A

Introduction and Footnotes to Tables in Annex A

Static Pool Information — Prior Securitized Pools

GM Financial Automobile Leasing Trust 2021-1

GM Financial Automobile Leasing Trust 2021-2

GM Financial Automobile Leasing Trust 2021-3

GM Financial Automobile Leasing Trust 2022-1

GM Financial Automobile Leasing Trust 2022-2

GM Financial Automobile Leasing Trust 2022-3

GM Financial Automobile Leasing Trust 2023-1

GM Financial Automobile Leasing Trust 2023-2

GM Financial Automobile Leasing Trust 2023-3

GM Financial Automobile Leasing Trust 2024-1

GM Financial Automobile Leasing Trust 2024-2

GM Financial Automobile Leasing Trust 2024-3

GM Financial Automobile Leasing Trust 2025-1

GM Financial Automobile Leasing Trust 2025-2

GM Financial Automobile Leasing Trust 2025-3

GM Financial Automobile Leasing Trust 2026-1

Introduction

This Annex A includes static pool information for the designated pools of Lease Assets securitized by the sponsor in connection with publicly offered transactions. The Annex includes activity through March 2026. The residual performance and cumulative loss information in this Annex A is for leases that have terminated, and prior periods may adjust as deficiency balances may be paid in subsequent periods.

The definitions of certain terms used in this Annex A are listed below. The definitions of other terms used in this Annex A are listed in the “Glossary” in this prospectus.

ALG Residual Value means, with respect to any lease agreement, the lesser of (1) the residual value of the total manufacturer’s suggested retail price of the related leased vehicle (including all options authorized by the servicer in connection with the origination of the related lease agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related leased vehicle) on the related Maturity Date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease agreement (or, if no such residual value was available upon origination, at the earliest time thereafter that such a residual value is obtained from Automotive Lease Guide by the servicer) and (2) the residual value of the Maximum Residualizable MSRP of the related leased vehicle on the related Maturity Date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease (or, if no such residual value was available upon origination, at the earliest time thereafter that such a residual value is obtained from Automotive Lease Guide by the servicer).

Base Residual Value means, with respect to any lease, the least of (1) the Contract Residual Value, (2) the residual value of the total manufacturer’s suggested retail price of the related leased vehicle (including all options authorized by the servicer in connection with the origination of the related lease agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related leased vehicle) on the related Maturity Date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease agreement, (3) the residual value of the total manufacturer’s suggested retail price of the related leased vehicle (including all options authorized by the servicer in connection with the origination of the related lease agreement, without making a distinction between value-adding options that add little or no value to the resale price of the related leased vehicle) on the related Maturity Date calculated utilizing as a “mark-to-market” value a residual value estimate as determined in accordance with the March/April 2026 Automotive Lease Guide current as of the ALG mark-to-market date specified in the related “Designated Pool Characteristics” table below, (4) the residual value of the Maximum Residualizable MSRP of the related leased vehicle on the related Maturity Date as determined in accordance with the then-current Automotive Lease Guide upon origination of the related lease agreement, and (5) the residual value of the Maximum Residualizable MSRP of the related leased vehicle on the related Maturity Date calculated utilizing as a “mark-to-market” value a residual value estimate as determined in accordance with the March/April 2026 Automotive Lease Guide current as of the ALG mark-to-market date specified in the related “Designated Pool Characteristics” table below.

Lease Assets Outstanding means, the aggregate lease balance of all active Lease Assets as of the end of the stated period.

Net Capitalized Cost means, with respect to any lease agreement and the related leased vehicle, the amount agreed to by the lessee at the time of origination of such lease Agreement as the value of the leased vehicle plus any other amounts that are capitalized and amortized over the term of such lease agreement, including acquisition fees, taxes, insurance, service agreements and any outstanding balance from a prior motor vehicle loan contract or lease agreement.

Net Credit Loss means, the aggregate lease balances of all Lease Assets which have been deemed uncollectible, written off or repossessed and sold by GM Financial during the period, net of recoveries.

Residual Loss (gain) means, (1) for each leased vehicle returned and sold equals (a) the ALG Residual Value of the leased vehicle, less (b) the sum of (i) net auction proceeds from the sale of the leased vehicle, plus (ii) any customer payments after disposition; including excess wear and tear, excess mileage, and any deficiency payments, and (2) for each leased vehicle retained pursuant to a lease agreement equals (a) the ALG Residual Value of the leased vehicle, less (b) the Contract Residual Value of the leased vehicle.

Footnotes

(1)	Weighted averages are weighted by the Net Capitalized Cost of each Lease as of the date of origination.
(2)	Excludes all Lease Assets that have been repossessed, written off or terminated.
(3)	Excludes Lease Assets terminated by repossession and write-off, but includes Lease Assets returned due to early termination.
(4)	Weighted averages are weighted by the Securitization Value of each Lease of the designated pool cutoff date.
(5)	A FICO® Auto Score provided by credit reporting agencies. Credit bureau scores are unavailable for some accounts and those accounts are not included in the weighted average calculation.
(6)	Percentages may not sum to 100.00% due to rounding.
(7)	Determined based on the billing address of the lessee as of the designated pool cutoff date.
(8)	As of the end of the reporting period.
(9)

The “prepayment speed” for any month equals (A) the monthly mortality, divided by (B) the sum of (1) 1, plus (2) the product of (i) the monthly mortality, multiplied by (ii) the seasoning, in each case, for the month.

The “survival factor” for any month equals (A) the actual total Securitization Value of the designated pool, divided by (B) the scheduled total Securitization Value of the designated pool, in each case, at the end of the current month.

The “monthly mortality” equals (A) the prior calendar month’s survival factor, minus (B) the current month’s survival factor.

“Seasoning” for the first month equals (A) the weighted average original term of the designated pool, minus (B) the weighted average remaining term of the designated pool, in each case, as of the cutoff date. Seasoning for each subsequent month equals the seasoning for the prior month plus 1.

The “scheduled total Securitization Value of the designated pool” equals the total Securitization Value of the designated pool assuming (A) each base monthly payment is made as scheduled with no prepayments, delays or defaults, and (B) each leased vehicle is returned and sold for an amount equal to its Base Residual Value.

(10)	Determined based on the prior period balance.
(11)

Number of scheduled terminations is leases scheduled to terminate during the month assuming each base monthly rent is made as scheduled with no prepayments, delays, defaults and each lease terminates in the month after the month in which the final lease payment is due.

(12)	Return rate is calculated by taking (A) the number of vehicles returned and sold, divided by (B) the number of scheduled terminations.
(13)	Number of Vehicles Retained subject to change due to standard servicing practices

GM Financial Automobile Leasing Trust 2021-1

2021-1 Designated Pool Characteristics

as of the January 5, 2021 cutoff date

	Average		Minimum	Maximum	Total

Number of Lease Agreements Originated					63,387
Securitization Value	$25,869.71		$7,957.84	$109,739.83	$1,639,803,595.65
Discounted Base Residual Value	19,060.26		6,664.15	64,100.20	1,208,172,876.49
Base Residual Value	16,676.99		5,666.74	57,423.94	1,057,104,161.99
Discounted Base Residual Value as a Percentage of Securitization Value					64.47%
Original Term Months	38	(4)	24	48
Weighted Average Credit Bureau Score(4)(5)					775
Discount Rate					6.50%
ALG Mark-to-Market Date					November/December 2020

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
13 to 24	$ 59,668,549.47	3.64%	2,547	4.02%
25 to 36	780,231,613.03	47.58%	31,091	49.05%
37 to 39	681,999,349.64	41.59%	26,253	41.42%
40 to 48	117,904,083.51	7.19%	3,496	5.52%

Total	$1,639,803,595.65	100.00%	63,387	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Buick	$155,658,307.68	9.49%	7,335	11.57%
Cadillac	287,314,659.14	17.52%	8,085	12.75%
Chevrolet	881,892,016.59	53.78%	37,373	58.96%
GMC	314,938,612.24	19.21%	10,594	16.71%

Total	$1,639,803,595.65	100.00%	63,387	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Equinox	$244,107,953.98	14.89%	12,937	20.41%
Silverado	213,195,363.63	13.00%	6,434	10.15%
Traverse	109,742,678.40	6.69%	3,835	6.05%
XT5	100,773,236.15	6.15%	3,305	5.21%
Sierra	87,176,281.51	5.32%	2,177	3.43%
Other	884,808,081.98	53.96%	34,699	54.74%

Total	$1,639,803,595.65	100.00%	63,387	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$101,299,627.83	6.18%	4,449	7.02%
CUV	1,023,182,905.58	62.40%	45,225	71.35%
SUV	160,781,856.76	9.80%	3,183	5.02%
Truck	354,539,205.48	21.62%	10,530	16.61%

Total	$1,639,803,595.65	100.00%	63,387	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$396,647,109.61	24.19%	16,516	26.06%
New York	242,272,788.47	14.77%	9,630	15.19%
Ohio	132,832,956.69	8.10%	5,629	8.88%
Florida	124,150,614.88	7.57%	4,493	7.09%
New Jersey	102,068,520.67	6.22%	3,932	6.20%
Other	641,831,605.33	39.14%	23,187	36.58%

Total	$1,639,803,595.65	100.00%	63,387	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent

Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Jan-21	$1,639,803,596	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	Feb-21	1,593,223,777	1,196,214,349	0.9122%	3,655,577	0.23%	258,230	0.02%	—	0.00%
2	Mar-21	1,559,114,481	1,182,327,074	0.9098%	2,409,167	0.15%	520,389	0.03%	14,982	0.00%
3	Apr-21	1,517,069,352	1,160,295,664	0.9243%	2,474,057	0.16%	342,749	0.02%	179,301	0.01%
4	May-21	1,473,301,973	1,136,331,399	0.8904%	2,491,119	0.17%	573,899	0.04%	50,483	0.00%
5	Jun-21	1,423,912,324	1,107,568,809	1.1230%	3,039,964	0.21%	275,071	0.02%	133,712	0.01%
6	Jul-21	1,378,414,728	1,082,040,680	1.0014%	2,542,968	0.18%	535,574	0.04%	138,306	0.01%
7	Aug-21	1,336,345,505	1,058,537,806	0.5891%	2,682,422	0.20%	883,543	0.07%	93,525	0.01%
8	Sep-21	1,296,376,510	1,036,316,421	0.6268%	3,553,133	0.27%	694,610	0.05%	144,898	0.01%
9	Oct-21	1,254,011,531	1,011,948,275	0.7377%	3,562,210	0.28%	753,605	0.06%	172,230	0.01%
10	Nov-21	1,210,316,368	985,347,476	0.6338%	3,990,883	0.33%	595,428	0.05%	122,769	0.01%
11	Dec-21	1,162,686,843	955,311,652	0.8482%	4,513,660	0.39%	898,476	0.08%	156,467	0.01%
12	Jan-22	1,115,876,171	924,899,555	0.7894%	3,167,068	0.28%	972,909	0.09%	343,746	0.03%
13	Feb-22	1,068,946,989	893,589,617	0.7753%	4,038,209	0.38%	703,613	0.07%	146,454	0.01%
14	Mar-22	1,011,716,573	852,353,614	1.2352%	3,201,078	0.32%	563,831	0.06%	108,032	0.01%
15	Apr-22	962,745,630	817,689,633	0.9196%	3,213,977	0.33%	645,420	0.07%	103,824	0.01%
16	May-22	911,378,802	780,032,794	0.7605%	4,085,016	0.45%	638,185	0.07%	204,100	0.02%
17	Jun-22	859,757,035	741,255,674	0.8525%	4,095,496	0.48%	1,168,087	0.14%	244,965	0.03%
18	Jul-22	810,183,340	704,454,330	0.7202%	4,044,893	0.50%	1,232,379	0.15%	226,152	0.03%
19	Aug-22	756,483,865	662,486,705	0.7091%	3,145,225	0.42%	1,151,645	0.15%	190,848	0.03%
20	Sep-22	707,577,552	624,549,408	0.5702%	3,770,056	0.53%	777,186	0.11%	201,622	0.03%
21	Oct-22	661,051,831	587,829,852	0.2729%	3,775,911	0.57%	950,444	0.14%	274,633	0.04%
22	Nov-22	617,037,176	553,053,007	0.5669%	4,105,794	0.67%	733,637	0.12%	210,698	0.03%
23	Dec-22	573,836,661	518,619,583	0.3873%	3,187,192	0.56%	715,774	0.12%	167,865	0.03%
24	Jan-23	529,338,708	482,183,452	0.2706%	2,926,619	0.55%	881,488	0.17%	194,930	0.04%
25	Feb-23	484,517,871	444,843,853	0.6306%	3,150,292	0.65%	800,792	0.17%	207,146	0.04%
26	Mar-23	430,461,794	398,205,413	1.3906%	2,587,712	0.60%	571,633	0.13%	203,745	0.05%
27	Apr-23	383,561,077	357,488,755	1.4683%	2,393,526	0.62%	740,754	0.19%	325,231	0.08%
28	May-23	331,333,533	310,941,089	1.3198%	2,453,733	0.74%	777,517	0.23%	336,745	0.10%
29	Jun-23	0	—	0.0000%	0	0.00%	0	0.00%	0	0.00%

Terminations

Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)

1	Feb-21	—	120	118	373	—	0.00%
2	Mar-21	—	80	170	480	—	0.00%
3	Apr-21	458	62	197	885	—	43.01%
4	May-21	627	40	122	1,117	—	19.46%
5	Jun-21	691	58	101	1,385	—	14.62%
6	Jul-21	619	68	81	1,214	—	13.09%
7	Aug-21	1,012	59	61	1,142	—	6.03%
8	Sep-21	863	73	39	1,081	—	4.52%
9	Oct-21	865	67	37	1,188	—	4.28%
10	Nov-21	1,167	37	18	1,353	—	1.54%
11	Dec-21	1,283	41	9	1,552	1	0.70%
12	Jan-22	1,242	32	13	1,594	—	1.05%
13	Feb-22	1,427	27	21	1,671	—	1.47%
14	Mar-22	1,446	39	29	2,163	—	2.01%
15	Apr-22	1,448	23	20	1,830	—	1.38%
16	May-22	1,908	32	10	1,996	—	0.52%
17	Jun-22	1,926	34	20	2,052	—	1.04%
18	Jul-22	1,880	40	29	1,885	—	1.54%
19	Aug-22	2,279	36	26	2,179	—	1.14%
20	Sep-22	2,129	37	54	1,905	6	2.54%
21	Oct-22	2,315	33	107	1,813	—	4.62%
22	Nov-22	1,984	21	102	1,705	—	5.14%
23	Dec-22	2,160	30	122	1,652	—	5.65%
24	Jan-23	2,485	24	185	1,721	—	7.44%
25	Feb-23	2,185	23	198	1,742	7	9.06%
26	Mar-23	2,083	24	221	2,188	—	10.61%
27	Apr-23	1,411	16	173	1,927	4	12.26%
28	May-23	2,371	19	126	2,216	1	5.31%
29	Jun-23	2,851	20	113	2,291	—	3.96%

Losses

			Net Credit Losses		Aggregate Base Residual Value(8)	Net Residual Loss (Gain)
Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative		Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative

1	Feb-21	$1,593,223,777	$1,070,089	$1,070,089	$1,196,214,349	$(600,794)	$(758,448)	$(1,359,242)	$(1,359,242)
2	Mar-21	1,559,114,481	(99,931)	970,158	1,182,327,074	(1,104,952)	(1,819,720)	(2,924,672)	(4,283,914)
3	Apr-21	1,517,069,352	(253,908)	716,250	1,160,295,664	(1,750,834)	(3,542,913)	(5,293,747)	(9,577,661)
4	May-21	1,473,301,973	(644,709)	71,541	1,136,331,399	(1,284,467)	(4,450,125)	(5,734,592)	(15,312,253)
5	Jun-21	1,423,912,324	(389,141)	(317,600)	1,107,568,809	(1,075,496)	(5,594,242)	(6,669,738)	(21,981,991)
6	Jul-21	1,378,414,728	(524,386)	(841,986)	1,082,040,680	(694,720)	(4,971,717)	(5,666,437)	(27,648,428)
7	Aug-21	1,336,345,505	(782,442)	(1,624,428)	1,058,537,806	(546,519)	(4,827,225)	(5,373,744)	(33,022,172)
8	Sep-21	1,296,376,510	(374,014)	(1,998,442)	1,036,316,421	(472,790)	(4,678,790)	(5,151,580)	(38,173,752)
9	Oct-21	1,254,011,531	(600,575)	(2,599,017)	1,011,948,275	(425,252)	(5,288,061)	(5,713,313)	(43,887,065)
10	Nov-21	1,210,316,368	(629,447)	(3,228,464)	985,347,476	(206,209)	(6,019,341)	(6,225,550)	(50,112,615)
11	Dec-21	1,162,686,843	(96,428)	(3,324,892)	955,311,652	(87,360)	(7,023,227)	(7,110,587)	(57,223,202)
12	Jan-22	1,115,876,171	(673,377)	(3,998,269)	924,899,555	(103,731)	(7,236,794)	(7,340,525)	(64,563,727)
13	Feb-22	1,068,946,989	(579,698)	(4,577,967)	893,589,617	(182,398)	(7,264,103)	(7,446,501)	(72,010,228)
14	Mar-22	1,011,716,573	(262,829)	(4,840,796)	852,353,614	(137,187)	(9,330,439)	(9,467,626)	(81,477,854)
15	Apr-22	962,745,630	(150,943)	(4,991,739)	817,689,633	(117,951)	(8,041,393)	(8,159,344)	(89,637,198)
16	May-22	911,378,802	(164,995)	(5,156,734)	780,032,794	(130,460)	(8,682,665)	(8,813,125)	(98,450,323)
17	Jun-22	859,757,035	(120,430)	(5,277,164)	741,255,674	(162,841)	(8,813,802)	(8,976,643)	(107,426,966)
18	Jul-22	810,183,340	(326,991)	(5,604,155)	704,454,330	(270,876)	(7,893,513)	(8,164,389)	(115,591,355)
19	Aug-22	756,483,865	(417,256)	(6,021,411)	662,486,705	(232,021)	(9,174,655)	(9,406,676)	(124,998,031)
20	Sep-22	707,577,552	(329,754)	(6,351,165)	624,549,408	(432,510)	(7,944,209)	(8,376,719)	(133,374,750)
21	Oct-22	661,051,831	(529,701)	(6,880,866)	587,829,852	(896,122)	(7,721,888)	(8,618,010)	(141,992,760)
22	Nov-22	617,037,176	(382,190)	(7,263,056)	553,053,007	(795,290)	(7,105,063)	(7,900,353)	(149,893,113)
23	Dec-22	573,836,661	(2,360)	(7,265,416)	518,619,583	(873,965)	(6,534,206)	(7,408,171)	(157,301,284)
24	Jan-23	529,338,708	(154,964)	(7,420,380)	482,183,452	(1,239,828)	(6,387,178)	(7,627,006)	(164,928,290)
25	Feb-23	484,517,871	(265,941)	(7,686,321)	444,843,853	(1,541,528)	(6,356,906)	(7,898,434)	(172,826,724)
26	Mar-23	430,461,794	(80,965)	(7,767,286)	398,205,413	(1,930,047)	(7,582,541)	(9,512,588)	(182,339,312)
27	Apr-23	383,561,077	(316,955)	(8,084,241)	357,488,755	(1,428,443)	(6,669,386)	(8,097,829)	(190,437,141)
28	May-23	331,333,533	16,978	(8,067,263)	310,941,089	(1,080,435)	(7,885,143)	(8,965,578)	(199,402,719)
29	Jun-23	278,949,309	(142,045)	(8,209,308)	—	(762,428)	(7,806,170)	(8,568,598)	(207,971,317)

GM Financial Automobile Leasing Trust 2021-2

2021-2 Designated Pool Characteristics

as of the April 6, 2021 cutoff date

	Average		Minimum	Maximum	Total
Number of Lease Agreements Originated					50,797
Securitization Value	$26,901.91		$8,077.31	$127,456.56	$1,366,536,472.07
Discounted Base Residual Value	19,832.64		6,994.00	70,337.00	1,007,438,849.10
Base Residual Value	17,273.85		5,484.69	63,004.20	877,459,574.79
Discounted Base Residual Value as a Percentage of Securitization Value					64.21%
Original Term Months	38	(4)	24	48
Weighted Average Credit Bureau Score(4)(5)					776
Discount Rate					6.50%
ALG Mark-to-Market Date					March/April 2021

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
13 to 24	$61,187,165.27	4.48%	2,504	4.93%
25 to 36	665,080,345.95	48.67%	25,552	50.30%
37 to 39	532,036,651.54	38.93%	19,710	38.80%
40 to 48	108,232,309.31	7.92%	3,031	5.97%

Total	$1,366,536,472.07	100.00%	50,797	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Buick	$113,270,774.88	8.29%	5,301	10.44%
Cadillac	251,370,895.02	18.39%	6,735	13.26%
Chevrolet	745,065,821.14	54.52%	30,518	60.08%
GMC	256,828,981.03	18.79%	8,243	16.23%

Total	$1,366,536,472.07	100.00%	50,797	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Silverado	$191,931,194.50	14.05%	5,633	11.09%
Equinox	183,646,749.73	13.44%	9,708	19.11%
Traverse	92,025,734.89	6.73%	3,176	6.25%
Blazer	82,688,601.28	6.05%	2,914	5.74%
XT5	78,438,317.84	5.74%	2,549	5.02%
Other	737,805,873.83	53.99%	26,817	52.79%

Total	$1,366,536,472.07	100.00%	50,797	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Car	$78,261,230.14	5.73%	3,391	6.68%
CUV	818,406,270.07	59.89%	35,597	70.08%
SUV	157,129,798.57	11.50%	2,759	5.43%
Truck	312,739,173.29	22.89%	9,050	17.82%

Total	$1,366,536,472.07	100.00%	50,797	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Michigan	$333,557,515.89	24.41%	13,501	26.58%
New York	200,827,575.06	14.70%	7,815	15.38%
Florida	114,476,797.40	8.38%	4,064	8.00%
Ohio	99,971,191.93	7.32%	4,045	7.96%
New Jersey	84,357,907.78	6.17%	3,115	6.13%
Other	533,345,484.01	39.03%	18,257	35.94%

Total	$1,366,536,472.07	100.00%	50,797	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent

Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Apr-21	$1,366,536,472	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	May-21	1,319,323,410	988,791,471	1.6849%	2,223,478	0.17%	383,038	0.03%	—	0.00%
2	Jun-21	1,286,761,733	972,943,703	1.1819%	2,511,207	0.20%	343,747	0.03%	68,693	0.01%
3	Jul-21	1,254,284,399	956,852,215	0.8958%	2,797,322	0.22%	553,242	0.04%	70,596	0.01%
4	Aug-21	1,223,384,868	941,392,426	0.5706%	2,725,528	0.22%	762,037	0.06%	102,873	0.01%
5	Sep-21	1,193,608,208	926,489,369	0.5606%	2,682,083	0.22%	385,206	0.03%	122,936	0.01%
6	Oct-21	1,161,616,878	909,876,431	0.6326%	2,727,074	0.23%	418,675	0.04%	95,192	0.01%
7	Nov-21	1,129,261,622	892,210,974	0.6438%	3,192,551	0.28%	406,993	0.04%	60,704	0.01%
8	Dec-21	1,094,521,808	872,831,374	0.7950%	3,090,342	0.28%	624,013	0.06%	138,023	0.01%
9	Jan-22	1,060,270,204	852,789,619	0.7189%	3,371,489	0.32%	845,911	0.08%	128,998	0.01%
10	Feb-22	1,026,186,732	832,627,584	0.7098%	3,491,540	0.34%	848,046	0.08%	135,594	0.01%
11	Mar-22	982,226,466	803,022,261	1.2010%	2,805,725	0.29%	511,224	0.05%	198,829	0.02%
12	Apr-22	944,698,125	778,797,193	0.9147%	2,763,035	0.29%	453,505	0.05%	232,622	0.02%
13	May-22	905,501,837	752,267,040	0.7827%	3,075,761	0.34%	782,437	0.09%	203,646	0.02%
14	Jun-22	866,401,628	725,006,127	0.7608%	3,674,442	0.42%	749,576	0.09%	287,680	0.03%
15	Jul-22	828,213,407	698,740,896	0.6874%	3,068,682	0.37%	799,573	0.10%	242,031	0.03%
16	Aug-22	787,030,577	669,024,833	0.8253%	2,986,943	0.38%	891,316	0.11%	314,470	0.04%
17	Sep-22	749,154,994	642,058,605	0.7050%	3,201,772	0.43%	791,740	0.11%	212,948	0.03%
18	Oct-22	711,605,625	614,709,400	0.4748%	3,998,144	0.56%	913,229	0.13%	194,311	0.03%
19	Nov-22	677,214,862	589,459,851	(0.0777%)	3,929,347	0.58%	1,085,467	0.16%	298,853	0.04%
20	Dec-22	640,875,597	562,241,693	0.0305%	3,792,687	0.59%	1,103,603	0.17%	410,747	0.06%
21	Jan-23	603,112,689	533,271,559	0.3492%	3,326,915	0.55%	1,506,019	0.25%	393,019	0.07%
22	Feb-23	567,856,964	506,335,662	0.6841%	2,864,138	0.50%	1,023,931	0.18%	404,312	0.07%
23	Mar-23	526,507,364	473,519,688	1.2658%	2,964,044	0.56%	845,686	0.16%	314,150	0.06%
24	Apr-23	487,748,457	442,218,187	1.3818%	2,813,233	0.58%	858,780	0.18%	309,834	0.06%
25	May-23	442,520,306	404,292,166	1.4021%	3,070,204	0.69%	388,635	0.09%	309,239	0.07%
26	Jun-23	398,812,406	367,355,506	1.3207%	2,380,130	0.60%	597,156	0.15%	99,161	0.02%
27	Jul-23	357,604,367	331,924,351	1.1828%	2,698,015	0.75%	614,071	0.17%	247,289	0.07%
28	Aug-23	310,773,030	290,296,607	0.9970%	2,127,871	0.68%	866,222	0.28%	333,356	0.11%
29	Sep-23	269,975,760	253,876,700	0.6258%	2,201,651	0.82%	436,873	0.16%	143,489	0.05%
30	Oct-23	0	—	0.0000%	0	0.00%	0	0.00%	0	0.00%

Terminations

Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)

1	May-21	—	70	28	828	1	0.00%
2	Jun-21	—	40	19	741	1	0.00%
3	Jul-21	333	39	20	782	—	6.01%
4	Aug-21	563	38	27	738	—	4.80%
5	Sep-21	526	60	15	685	—	2.85%
6	Oct-21	554	63	13	782	—	2.35%
7	Nov-21	660	40	6	857	—	0.91%
8	Dec-21	703	28	6	958	—	0.85%
9	Jan-22	722	31	13	1,007	—	1.80%
10	Feb-22	783	28	14	1,035	—	1.79%
11	Mar-22	896	47	19	1,516	—	2.12%
12	Apr-22	835	28	9	1,245	—	1.08%
13	May-22	1,210	30	4	1,366	—	0.33%
14	Jun-22	1,229	27	5	1,430	—	0.41%
15	Jul-22	1,213	29	13	1,339	—	1.07%
16	Aug-22	1,362	32	25	1,505	—	1.84%
17	Sep-22	1,271	24	31	1,298	3	2.44%
18	Oct-22	1,459	34	61	1,337	—	4.18%
19	Nov-22	1,658	37	52	1,208	—	3.14%
20	Dec-22	1,693	41	123	1,237	—	7.27%
21	Jan-23	1,802	36	161	1,274	—	8.93%
22	Feb-23	1,273	30	170	1,172	3	13.35%
23	Mar-23	1,298	24	150	1,502	—	11.56%
24	Apr-23	838	23	134	1,395	1	15.99%
25	May-23	1,415	32	88	1,742	—	6.22%
26	Jun-23	1,743	17	69	1,734	—	3.96%
27	Jul-23	1,525	18	123	1,616	—	8.07%
28	Aug-23	2,611	26	168	1,863	—	6.43%
29	Sep-23	2,513	10	124	1,640	—	4.93%
30	Oct-23	2,418	13	249	1,743	—	10.30%

Losses

			Net Credit Losses		Aggregate Base Residual Value(8)	Net Residual Loss (Gain)
Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative		Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative

1	May-21	$1,319,323,410	$692,701	$692,701	$988,791,471	$(322,197)	$(2,211,044)	$(2,533,241)	$(2,533,241)
2	Jun-21	1,286,761,733	(93,814)	598,887	972,943,703	(205,573)	(2,896,941)	(3,102,514)	(5,635,755)
3	Jul-21	1,254,284,399	(523,827)	75,060	956,852,215	(212,651)	(3,107,876)	(3,320,527)	(8,956,282)
4	Aug-21	1,223,384,868	(297,708)	(222,648)	941,392,426	(258,999)	(2,912,664)	(3,171,663)	(12,127,945)
5	Sep-21	1,193,608,208	(27,882)	(250,530)	926,489,369	(169,808)	(2,735,034)	(2,904,842)	(15,032,787)
6	Oct-21	1,161,616,878	(680,942)	(931,472)	909,876,431	(146,631)	(3,217,271)	(3,363,902)	(18,396,689)
7	Nov-21	1,129,261,622	(812,621)	(1,744,093)	892,210,974	(55,268)	(3,645,864)	(3,701,132)	(22,097,821)
8	Dec-21	1,094,521,808	20,474	(1,723,619)	872,831,374	(58,013)	(3,945,151)	(4,003,164)	(26,100,985)
9	Jan-22	1,060,270,204	(268,220)	(1,991,839)	852,789,619	(74,436)	(4,335,827)	(4,410,263)	(30,511,248)
10	Feb-22	1,026,186,732	(564,684)	(2,556,523)	832,627,584	(115,093)	(4,452,015)	(4,567,108)	(35,078,356)
11	Mar-22	982,226,466	(651,864)	(3,208,387)	803,022,261	(208,378)	(6,582,397)	(6,790,775)	(41,869,131)
12	Apr-22	944,698,125	(176,957)	(3,385,344)	778,797,193	(53,513)	(5,320,186)	(5,373,699)	(47,242,830)
13	May-22	905,501,837	(169,271)	(3,554,615)	752,267,040	(12,021)	(5,839,204)	(5,851,225)	(53,094,055)
14	Jun-22	866,401,628	(158,641)	(3,713,256)	725,006,127	(32,592)	(6,118,828)	(6,151,420)	(59,245,475)
15	Jul-22	828,213,407	(534,617)	(4,247,873)	698,740,896	(136,487)	(5,572,215)	(5,708,702)	(64,954,177)
16	Aug-22	787,030,577	(90,427)	(4,338,300)	669,024,833	(193,464)	(6,181,017)	(6,374,481)	(71,328,658)
17	Sep-22	749,154,994	(270,393)	(4,608,693)	642,058,605	(176,874)	(5,289,489)	(5,466,363)	(76,795,021)
18	Oct-22	711,605,625	(338,242)	(4,946,935)	614,709,400	(529,181)	(5,463,200)	(5,992,381)	(82,787,402)
19	Nov-22	677,214,862	(297,072)	(5,244,007)	589,459,851	(407,818)	(4,788,814)	(5,196,632)	(87,984,034)
20	Dec-22	640,875,597	(263,903)	(5,507,910)	562,241,693	(822,778)	(4,862,944)	(5,685,722)	(93,669,756)
21	Jan-23	603,112,689	(249,697)	(5,757,607)	533,271,559	(1,085,805)	(4,527,623)	(5,613,428)	(99,283,184)
22	Feb-23	567,856,964	(110,606)	(5,868,213)	506,335,662	(1,303,203)	(4,025,371)	(5,328,574)	(104,611,758)
23	Mar-23	526,507,364	(57,229)	(5,925,442)	473,519,688	(1,391,594)	(5,201,614)	(6,593,208)	(111,204,966)
24	Apr-23	487,748,457	(23,728)	(5,949,170)	442,218,187	(1,125,228)	(4,730,919)	(5,856,147)	(117,061,113)
25	May-23	442,520,306	(168,496)	(6,117,666)	404,292,166	(719,594)	(5,928,707)	(6,648,301)	(123,709,414)
26	Jun-23	398,812,406	(396,175)	(6,513,841)	367,355,506	(516,004)	(5,659,402)	(6,175,406)	(129,884,820)
27	Jul-23	357,604,367	(100,035)	(6,613,876)	331,924,351	(637,133)	(5,131,749)	(5,768,882)	(135,653,702)
28	Aug-23	310,773,030	(49,037)	(6,662,913)	290,296,607	(967,048)	(5,867,723)	(6,834,771)	(142,488,473)
29	Sep-23	269,975,760	(401,014)	(7,063,927)	253,876,700	(667,863)	(5,282,333)	(5,950,196)	(148,438,669)
30	Oct-23	224,117,519	(282,111)	(7,346,038)	—	(1,032,129)	(5,613,242)	(6,645,371)	(155,084,040)

GM Financial Automobile Leasing Trust 2021-3

2021-3 Designated Pool Characteristics

as of the June 30, 2021 cutoff date

	Average	Minimum	Maximum	Total
Number of Lease Agreements Originated				48,939
Securitization Value	$28,035.32	$8,281.92	$134,032.33	$1,372,020,609.77
Discounted Base Residual Value	20,506.08	7,188.00	68,510.00	1,003,546,842.13
Base Residual Value	17,986.08	5,805.39	61,390.42	880,220,996.84
Discounted Base Residual Value as a Percentage of Securitization Value				64.16%
Original Term Months	37(4)	24	48
Weighted Average Credit Bureau Score(4)(5)				776
Discount Rate				6.00%
ALG Mark-to-Market Date				May/June 2021

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
13 to 24	$68,994,355.49	5.03%	2,687	5.49%
25 to 36	714,436,223.68	52.07%	26,071	53.27%
37 to 39	480,234,011.23	35.00%	17,461	35.68%
40 to 48	108,356,019.37	7.90%	2,720	5.56%

Total	$1,372,020,609.77	100.00%	48,939	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Buick	$117,155,595.09	8.54%	5,216	10.66%
Cadillac	254,215,928.10	18.53%	6,540	13.36%
Chevrolet	757,460,234.72	55.21%	29,682	60.65%
GMC	243,188,851.86	17.72%	7,501	15.33%

Total	$1,372,020,609.77	100.00%	48,939	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Silverado	$190,092,568.38	13.85%	5,397	11.03%
Equinox	166,575,437.62	12.14%	8,623	17.62%
Traverse	99,434,715.05	7.25%	3,285	6.71%
Blazer	92,352,077.06	6.73%	3,208	6.56%
Sierra	77,379,298.23	5.64%	1,833	3.75%
Other	746,186,513.43	54.39%	26,593	54.34%

Total	$1,372,020,609.77	100.00%	48,939	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$79,645,875.83	5.81%	3,293	6.73%
CUV	822,063,175.87	59.92%	34,336	70.16%
SUV	160,878,525.65	11.73%	2,677	5.47%
Truck	309,433,032.42	22.55%	8,633	17.64%

Total	$1,372,020,609.77	100.00%	48,939	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Michigan	$354,721,933.73	25.85%	13,741	28.08%
New York	204,401,173.48	14.90%	7,583	15.49%
Florida	107,527,538.89	7.84%	3,562	7.28%
Ohio	101,228,952.04	7.38%	3,925	8.02%
New Jersey	79,626,372.48	5.80%	2,809	5.74%
Other	524,514,639.15	38.23%	17,319	35.39%

Total	$1,372,020,609.77	100.00%	48,939	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent
Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)
0	Jul-21	$1,372,020,610	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	Aug-21	1,322,263,044	985,627,372	1.6615%	1,732,600	0.13%	500,220	0.04%	—	0.00%
2	Sep-21	1,296,478,245	975,215,883	0.8212%	2,631,046	0.20%	328,757	0.03%	77,507	0.01%
3	Oct-21	1,267,142,063	961,788,660	0.6192%	2,751,619	0.22%	553,997	0.04%	95,277	0.01%
4	Nov-21	1,236,243,820	946,411,394	0.6330%	2,886,797	0.23%	610,316	0.05%	88,355	0.01%
5	Dec-21	1,203,578,670	929,707,434	0.7312%	3,218,280	0.27%	424,138	0.04%	223,792	0.02%
6	Jan-22	1,172,764,641	913,635,661	0.6045%	2,575,956	0.22%	954,138	0.08%	172,898	0.01%
7	Feb-22	1,139,567,288	895,572,187	0.7869%	2,681,680	0.24%	885,468	0.08%	262,255	0.02%
8	Mar-22	1,102,761,798	874,012,129	0.9997%	2,446,746	0.22%	648,553	0.06%	236,281	0.02%
9	Apr-22	1,068,409,112	853,964,810	0.8685%	2,770,278	0.26%	369,861	0.03%	166,158	0.02%
10	May-22	1,033,653,701	832,967,885	0.7185%	3,335,023	0.32%	776,923	0.08%	72,713	0.01%
11	Jun-22	996,238,344	808,863,798	0.9190%	3,334,926	0.33%	912,723	0.09%	279,652	0.03%
12	Jul-22	961,509,764	787,762,493	0.6370%	3,612,379	0.38%	823,344	0.09%	219,866	0.02%
13	Aug-22	924,239,109	763,564,415	0.7344%	3,478,557	0.38%	867,662	0.09%	263,877	0.03%
14	Sep-22	890,055,421	741,350,683	0.6494%	3,873,254	0.44%	1,006,336	0.11%	190,184	0.02%
15	Oct-22	855,373,327	718,354,723	0.5009%	4,904,610	0.57%	1,132,186	0.13%	293,272	0.03%
16	Nov-22	821,352,245	695,516,121	0.4369%	4,971,546	0.61%	1,534,812	0.19%	344,751	0.04%
17	Dec-22	787,987,166	672,916,221	0.1666%	4,211,753	0.53%	1,436,332	0.18%	401,142	0.05%
18	Jan-23	752,139,508	647,524,685	0.4749%	4,177,145	0.56%	1,847,934	0.25%	468,339	0.06%
19	Feb-23	718,470,579	623,796,307	0.1713%	3,470,941	0.48%	1,531,978	0.21%	408,204	0.06%
20	Mar-23	676,673,073	592,444,114	0.9984%	3,762,806	0.56%	917,729	0.14%	306,352	0.05%
21	Apr-23	638,206,337	563,428,121	1.2427%	3,393,186	0.53%	752,706	0.12%	545,077	0.09%
22	May-23	596,879,694	531,518,295	1.3229%	4,075,289	0.68%	698,576	0.12%	323,650	0.05%
23	Jun-23	555,521,363	499,190,623	1.3525%	3,818,630	0.69%	828,260	0.15%	366,909	0.07%
24	Jul-23	515,974,212	467,973,094	1.2539%	3,899,091	0.76%	995,173	0.19%	328,525	0.06%
25	Aug-23	468,276,210	427,918,423	1.1178%	3,077,332	0.66%	1,042,196	0.22%	236,268	0.05%
26	Sep-23	423,814,367	390,093,743	0.2951%	3,386,425	0.80%	786,070	0.19%	349,407	0.08%
27	Oct-23	371,916,278	344,137,785	0.8642%	3,403,807	0.92%	1,016,096	0.27%	56,684	0.02%
28	Nov-23	327,290,001	304,667,670	0.6913%	2,863,878	0.88%	1,238,803	0.38%	360,445	0.11%
29	Dec-23	285,964,539	268,022,907	(0.6374%)	3,147,850	1.10%	967,134	0.34%	277,109	0.10%
30	Jan-24	240,620,336	226,632,069	1.1086%	2,335,578	0.97%	1,308,648	0.54%	352,818	0.15%
31	Feb-24	0	—	0.0000%	0	0.00%	0	0.00%	0	0.00%

Terminations

Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)
1	Aug-21	—	87	7	767	1	0.00%
2	Sep-21	—	52	5	448	—	0.00%
3	Oct-21	366	43	1	620	—	0.27%
4	Nov-21	495	43	—	697	—	0.00%
5	Dec-21	529	39	—	798	—	0.00%
6	Jan-22	524	32	1	781	—	0.19%
7	Feb-22	553	43	3	858	—	0.54%
8	Mar-22	572	29	5	1,091	—	0.87%
9	Apr-22	573	40	9	979	—	1.57%
10	May-22	807	20	—	1,036	—	0.00%
11	Jun-22	797	27	7	1,183	—	0.88%
12	Jul-22	858	21	7	1,030	—	0.82%
13	Aug-22	1,038	42	14	1,169	—	1.35%
14	Sep-22	939	23	20	1,090	7	2.13%
15	Oct-22	1,067	40	39	1,068	—	3.66%
16	Nov-22	1,141	31	43	1,034	—	3.77%
17	Dec-22	1,215	35	75	984	—	6.17%
18	Jan-23	1,293	41	148	1,070	—	11.45%
19	Feb-23	1,340	36	118	1,005	15	8.81%
20	Mar-23	1,120	22	131	1,376	1	11.70%
21	Apr-23	823	29	109	1,257	8	13.24%
22	May-23	929	38	69	1,426	4	7.43%
23	Jun-23	973	19	85	1,453	—	8.74%
24	Jul-23	913	23	83	1,427	—	9.09%
25	Aug-23	1,841	34	140	1,793	—	7.60%
26	Sep-23	2,600	20	132	1,674	—	5.08%
27	Oct-23	2,496	30	230	1,928	—	9.21%
28	Nov-23	2,415	12	287	1,561	—	11.88%
29	Dec-23	2,437	25	282	1,404	—	11.57%
30	Jan-24	2,385	22	460	1,452	—	19.29%
31	Feb-24	2,381	19	559	1,362	—	23.48%

Losses

			Net Credit Losses		Aggregate Base Residual Value(8)	Net Residual Loss (Gain)
Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative		Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative
1	Aug-21	$1,322,263,044	$(134,766)	$(134,766)	$985,627,372	$(46,896)	$(1,409,985)	$(1,456,881)	$(1,456,881)
2	Sep-21	1,296,478,245	359,749	224,983	975,215,883	(61,709)	(1,665,653)	(1,727,362)	(3,184,243)
3	Oct-21	1,267,142,063	(532,535)	(307,552)	961,788,660	(53,285)	(2,525,466)	(2,578,751)	(5,762,994)
4	Nov-21	1,236,243,820	(534,503)	(842,055)	946,411,394	(3,845)	(2,811,675)	(2,815,520)	(8,578,514)
5	Dec-21	1,203,578,670	(357,416)	(1,199,471)	929,707,434	(494)	(3,274,746)	(3,275,240)	(11,853,754)
6	Jan-22	1,172,764,641	(107,336)	(1,306,807)	913,635,661	(14,708)	(3,075,871)	(3,090,579)	(14,944,333)
7	Feb-22	1,139,567,288	(208,299)	(1,515,106)	895,572,187	(24,955)	(3,490,280)	(3,515,235)	(18,459,568)
8	Mar-22	1,102,761,798	(525,975)	(2,041,081)	874,012,129	(36,561)	(4,414,819)	(4,451,380)	(22,910,948)
9	Apr-22	1,068,409,112	(77,391)	(2,118,472)	853,964,810	(78,171)	(3,892,901)	(3,971,072)	(26,882,020)
10	May-22	1,033,653,701	(817,198)	(2,935,670)	832,967,885	(17,136)	(4,126,103)	(4,143,239)	(31,025,259)
11	Jun-22	996,238,344	(77,443)	(3,013,113)	808,863,798	(40,091)	(4,715,222)	(4,755,313)	(35,780,572)
12	Jul-22	961,509,764	(366,333)	(3,379,446)	787,762,493	(80,333)	(4,018,566)	(4,098,899)	(39,879,471)
13	Aug-22	924,239,109	19,877	(3,359,569)	763,564,415	(80,528)	(4,550,637)	(4,631,165)	(44,510,636)
14	Sep-22	890,055,421	(347,545)	(3,707,114)	741,350,683	(186,686)	(4,338,114)	(4,524,800)	(49,035,436)
15	Oct-22	855,373,327	(403,666)	(4,110,780)	718,354,723	(301,876)	(4,224,165)	(4,526,041)	(53,561,477)
16	Nov-22	821,352,245	(627,237)	(4,738,017)	695,516,121	(286,663)	(3,872,734)	(4,159,397)	(57,720,874)
17	Dec-22	787,987,166	(29,187)	(4,767,204)	672,916,221	(474,057)	(3,574,399)	(4,048,456)	(61,769,330)
18	Jan-23	752,139,508	214,012	(4,553,192)	647,524,685	(931,557)	(3,773,927)	(4,705,484)	(66,474,814)
19	Feb-23	718,470,579	(635,805)	(5,188,997)	623,796,307	(963,881)	(3,304,047)	(4,267,928)	(70,742,742)
20	Mar-23	676,673,073	(338,261)	(5,527,258)	592,444,114	(1,025,366)	(4,328,018)	(5,353,384)	(76,096,126)
21	Apr-23	638,206,337	(10,849)	(5,538,107)	563,428,121	(801,379)	(3,841,931)	(4,643,310)	(80,739,436)
22	May-23	596,879,694	(102,334)	(5,640,441)	531,518,295	(492,717)	(4,460,371)	(4,953,088)	(85,692,524)
23	Jun-23	555,521,363	(157,369)	(5,797,810)	499,190,623	(577,380)	(4,662,167)	(5,239,547)	(90,932,071)
24	Jul-23	515,974,212	(99,013)	(5,896,823)	467,973,094	(419,786)	(4,359,403)	(4,779,189)	(95,711,260)
25	Aug-23	468,276,210	(135,169)	(6,031,992)	427,918,423	(701,623)	(5,603,042)	(6,304,665)	(102,015,925)
26	Sep-23	423,814,367	(389,659)	(6,421,651)	390,093,743	(666,443)	(5,241,218)	(5,907,661)	(107,923,586)
27	Oct-23	371,916,278	271,157	(6,150,494)	344,137,785	(1,102,221)	(6,032,309)	(7,134,530)	(115,058,116)
28	Nov-23	327,290,001	(564,558)	(6,715,052)	304,667,670	(1,054,260)	(4,458,220)	(5,512,480)	(120,570,596)
29	Dec-23	285,964,539	32,400	(6,682,652)	268,022,907	(1,002,927)	(4,079,857)	(5,082,784)	(125,653,380)
30	Jan-24	240,620,336	(52,897)	(6,735,549)	226,632,069	(1,431,246)	(3,748,545)	(5,179,791)	(130,833,171)
31	Feb-24	196,502,118	(121,550)	(6,857,099)	—	(1,868,081)	(3,331,737)	(5,199,818)	(136,032,989)

GM Financial Automobile Leasing Trust 2022-1

2022-1 Designated Pool Characteristics

as of the January 3, 2022 cutoff date

	Average		Minimum	Maximum	Total

Number of Lease Agreements Originated					56,096
Securitization Value	$29,344.72		$7,905.75	$121,645.55	$1,646,121,605.47
Discounted Base Residual Value	21,395.93		4,637.00	68,076.00	1,200,225,999.26
Base Residual Value	18,794.17		3,953.17	63,802.14	1,054,277,506.01
Discounted Base Residual Value as a Percentage of Securitization Value					64.05%
Original Term Months	37	(4)	24	48
Weighted Average Credit Bureau Score(4)(5)					776
Discount Rate					6.00%
ALG Mark-to-Market Date					November/December 2021

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

13 to 24	$72,327,828.34	4.39%	2,762	4.92%
25 to 36	894,501,085.52	54.34%	31,131	55.50%
37 to 39	558,480,714.62	33.93%	19,308	34.42%
40 to 48	120,811,976.99	7.34%	2,895	5.16%

Total	$1,646,121,605.47	100.00%	56,096	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Buick	$183,380,110.42	11.14%	7,676	13.68%
Cadillac	296,397,331.23	18.01%	7,192	12.82%
Chevrolet	865,303,024.62	52.57%	32,319	57.61%
GMC	301,041,139.20	18.29%	8,909	15.88%

Total	$1,646,121,605.47	100.00%	56,096	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Silverado	$253,064,879.60	15.37%	6,935	12.36%
Equinox	164,725,759.50	10.01%	8,331	14.85%
Blazer	107,073,677.64	6.50%	3,795	6.77%
Sierra	103,577,550.89	6.29%	2,460	4.39%
Traverse	100,516,948.80	6.11%	3,291	5.87%
Other	917,162,789.04	55.72%	31,284	55.76%

Total	$1,646,121,605.47	100.00%	56,096	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$73,459,834.35	4.46%	3,031	5.40%
CUV	955,864,549.31	58.07%	38,612	68.83%
SUV	201,973,690.72	12.27%	3,171	5.65%
Truck	414,823,531.09	25.20%	11,282	20.11%

Total	$1,646,121,605.47	100.00%	56,096	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$412,946,986.67	25.09%	15,427	27.50%
New York	244,937,056.94	14.88%	8,597	15.33%
Florida	132,681,792.43	8.06%	4,192	7.47%
Ohio	125,153,026.50	7.60%	4,521	8.06%
New Jersey	99,858,852.03	6.07%	3,287	5.86%
Other	630,543,890.90	38.30%	20,072	35.78%

Total	$1,646,121,605.47	100.00%	56,096	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent
Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Jan-22	$1,646,121,605	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	Feb-22	1,586,740,093	1,177,744,633	2.7608%	2,454,344	0.15%	299,487	0.02%	—	0.00%
2	Mar-22	1,549,244,098	1,160,870,026	1.1311%	2,699,516	0.17%	411,874	0.03%	—	0.00%
3	Apr-22	1,511,843,922	1,143,033,865	1.1307%	2,795,609	0.18%	451,019	0.03%	103,746	0.01%
4	May-22	1,473,377,007	1,123,820,218	0.9302%	3,284,649	0.22%	348,222	0.02%	183,961	0.01%
5	Jun-22	1,433,090,727	1,101,928,353	0.8840%	3,997,282	0.28%	880,590	0.06%	37,389	0.00%
6	Jul-22	1,394,208,051	1,081,776,329	0.7819%	4,643,549	0.33%	706,421	0.05%	303,649	0.02%
7	Aug-22	1,354,162,397	1,059,991,344	0.8436%	4,601,562	0.34%	1,133,743	0.08%	125,338	0.01%
8	Sep-22	1,316,123,735	1,039,572,832	0.7140%	5,644,160	0.43%	1,125,778	0.09%	219,789	0.02%
9	Oct-22	1,277,252,584	1,017,817,565	0.7863%	5,474,668	0.43%	1,262,736	0.10%	206,091	0.02%
10	Nov-22	1,242,011,155	998,749,193	0.5088%	5,972,347	0.48%	1,412,663	0.11%	303,183	0.02%
11	Dec-22	1,205,761,386	978,681,744	0.5626%	6,401,606	0.53%	1,140,861	0.09%	351,859	0.03%
12	Jan-23	1,169,052,835	957,579,675	0.5209%	5,711,902	0.49%	2,279,176	0.19%	565,850	0.05%
13	Feb-23	1,131,177,579	934,993,256	0.6115%	6,388,311	0.56%	1,597,213	0.14%	465,508	0.04%
14	Mar-23	1,084,495,934	904,914,457	1.0824%	5,277,667	0.49%	1,441,599	0.13%	336,989	0.03%
15	Apr-23	1,041,044,092	876,384,775	1.0494%	5,698,733	0.55%	1,428,502	0.14%	436,816	0.04%
16	May-23	992,946,651	843,312,441	1.3137%	5,377,536	0.54%	1,563,215	0.16%	654,989	0.07%
17	Jun-23	944,434,953	809,697,374	1.1070%	5,934,156	0.63%	1,256,695	0.13%	356,759	0.04%
18	Jul-23	898,856,559	777,740,250	1.0368%	5,880,914	0.65%	1,552,106	0.17%	410,143	0.05%
19	Aug-23	847,702,325	740,124,720	1.2778%	4,355,164	0.51%	1,885,617	0.22%	521,629	0.06%
20	Sep-23	799,269,280	704,516,340	1.1253%	5,675,268	0.71%	1,179,310	0.15%	642,597	0.08%
21	Oct-23	742,291,640	659,621,649	1.3863%	5,544,255	0.75%	1,531,191	0.21%	480,595	0.06%
22	Nov-23	684,814,560	613,366,092	1.2502%	5,964,517	0.87%	1,567,506	0.23%	478,420	0.07%
23	Dec-23	631,241,745	569,916,411	0.7851%	5,542,318	0.88%	1,638,659	0.26%	746,929	0.12%
24	Jan-24	570,932,697	519,089,980	1.0653%	4,553,189	0.80%	2,006,270	0.35%	800,807	0.14%
25	Feb-24	507,596,190	464,448,356	1.3427%	4,017,581	0.79%	1,954,575	0.39%	415,379	0.08%
26	Mar-24	440,770,917	405,319,231	1.4240%	4,281,548	0.97%	1,116,067	0.25%	508,722	0.12%
27	Apr-24	373,753,222	345,269,914	1.3980%	2,876,722	0.77%	1,430,156	0.38%	385,126	0.10%
28	May-24	312,445,594	290,192,781	1.4607%	2,773,135	0.89%	1,006,377	0.32%	519,801	0.17%
29	Jun-24	0	—	0.0000%	0	0.00%	0	0.00%	0	0.00%

Terminations

Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)
1	Feb-22	—	59	—	941	—	0.00%
2	Mar-22	—	35	1	745	—	0.00%
3	Apr-22	359	37	—	806	—	0.00%
4	May-22	537	37	2	888	—	0.37%
5	Jun-22	585	28	2	1,029	—	0.34%
6	Jul-22	579	40	5	945	—	0.86%
7	Aug-22	671	50	1	988	—	0.15%
8	Sep-22	641	33	12	909	11	1.87%
9	Oct-22	754	63	28	934	—	3.71%
10	Nov-22	785	58	22	857	—	2.80%
11	Dec-22	817	55	54	841	—	6.61%
12	Jan-23	917	36	83	885	—	9.05%
13	Feb-23	831	55	86	913	12	10.35%
14	Mar-23	745	51	101	1,276	5	13.56%
15	Apr-23	531	37	72	1,209	6	13.56%
16	May-23	992	34	49	1,416	2	4.94%
17	Jun-23	999	33	46	1,462	—	4.60%
18	Jul-23	870	24	72	1,390	5	8.28%
19	Aug-23	1,244	37	134	1,559	—	10.77%
20	Sep-23	1,284	44	106	1,502	1	8.26%
21	Oct-23	1,543	60	190	1,818	—	12.31%
22	Nov-23	2,509	36	252	1,857	—	10.04%
23	Dec-23	2,420	35	300	1,649	—	12.40%
24	Jan-24	2,429	44	435	1,856	—	17.91%
25	Feb-24	2,933	29	658	1,843	—	22.43%
26	Mar-24	2,947	27	679	2,031	—	23.04%
27	Apr-24	2,850	31	705	2,050	—	24.74%
28	May-24	2,864	26	678	1,879	—	23.67%
29	Jun-24	2,804	26	577	1,565	—	20.58%

Losses

			Net Credit Losses		Aggregate Base Residual Value(8)	Net Residual Loss (Gain)
Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative		Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative
1	Feb-22	$1,586,740,093	$(90,209)	$(90,209)	$1,177,744,633	$0	$(1,646,619)	$(1,646,619)	$(1,646,619)
2	Mar-22	1,549,244,098	(393,506)	(483,715)	1,160,870,026	(12,848)	(2,477,204)	(2,490,052)	(4,136,671)
3	Apr-22	1,511,843,922	(81,793)	(565,508)	1,143,033,865	1,511	(2,697,226)	(2,695,715)	(6,832,386)
4	May-22	1,473,377,007	(221,268)	(786,776)	1,123,820,218	(29,342)	(3,204,691)	(3,234,033)	(10,066,419)
5	Jun-22	1,433,090,727	(242,446)	(1,029,222)	1,101,928,353	(33,097)	(3,728,802)	(3,761,899)	(13,828,318)
6	Jul-22	1,394,208,051	(110,854)	(1,140,076)	1,081,776,329	(45,542)	(3,312,563)	(3,358,105)	(17,186,423)
7	Aug-22	1,354,162,397	(261,832)	(1,401,908)	1,059,991,344	(9,921)	(3,499,105)	(3,509,026)	(20,695,449)
8	Sep-22	1,316,123,735	(307,875)	(1,709,783)	1,039,572,832	(104,449)	(3,127,489)	(3,231,938)	(23,927,387)
9	Oct-22	1,277,252,584	(295,753)	(2,005,536)	1,017,817,565	(221,052)	(3,340,672)	(3,561,724)	(27,489,111)
10	Nov-22	1,242,011,155	(826,436)	(2,831,972)	998,749,193	(138,527)	(3,203,756)	(3,342,283)	(30,831,394)
11	Dec-22	1,205,761,386	(189,959)	(3,021,931)	978,681,744	(403,623)	(2,854,959)	(3,258,582)	(34,089,976)
12	Jan-23	1,169,052,835	147,018	(2,874,913)	957,579,675	(551,794)	(2,937,850)	(3,489,644)	(37,579,620)
13	Feb-23	1,131,177,579	(579,528)	(3,454,441)	934,993,256	(598,684)	(2,813,413)	(3,412,097)	(40,991,717)
14	Mar-23	1,084,495,934	(219,005)	(3,673,446)	904,914,457	(796,943)	(3,787,141)	(4,584,084)	(45,575,801)
15	Apr-23	1,041,044,092	(337,850)	(4,011,296)	876,384,775	(578,054)	(3,451,804)	(4,029,858)	(49,605,659)
16	May-23	992,946,651	(401,306)	(4,412,602)	843,312,441	(433,340)	(3,972,004)	(4,405,344)	(54,011,003)
17	Jun-23	944,434,953	71,706	(4,340,896)	809,697,374	(226,023)	(4,046,028)	(4,272,051)	(58,283,054)
18	Jul-23	898,856,559	(139,184)	(4,480,080)	777,740,250	(382,814)	(3,771,518)	(4,154,332)	(62,437,386)
19	Aug-23	847,702,325	(211,295)	(4,691,375)	740,124,720	(529,378)	(4,151,420)	(4,680,798)	(67,118,184)
20	Sep-23	799,269,280	(166,799)	(4,858,174)	704,516,340	(474,443)	(3,952,730)	(4,427,173)	(71,545,357)
21	Oct-23	742,291,640	(108,265)	(4,966,439)	659,621,649	(846,962)	(5,123,974)	(5,970,936)	(77,516,293)
22	Nov-23	684,814,560	(710,562)	(5,677,001)	613,366,092	(876,633)	(5,099,174)	(5,975,807)	(83,492,100)
23	Dec-23	631,241,745	(226,110)	(5,903,111)	569,916,411	(1,056,293)	(4,320,632)	(5,376,925)	(88,869,025)
24	Jan-24	570,932,697	(137,855)	(6,040,966)	519,089,980	(1,344,637)	(4,349,582)	(5,694,219)	(94,563,244)
25	Feb-24	507,596,190	(80,107)	(6,121,073)	464,448,356	(2,227,894)	(4,175,707)	(6,403,601)	(100,966,845)
26	Mar-24	440,770,917	(19,987)	(6,141,060)	405,319,231	(2,585,893)	(4,762,114)	(7,348,007)	(108,314,852)
27	Apr-24	373,753,222	(43,160)	(6,184,220)	345,269,914	(2,568,295)	(4,835,851)	(7,404,146)	(115,718,998)
28	May-24	312,445,594	4,103,389	(2,080,831)	290,192,781	(1,897,982)	(4,412,299)	(6,310,281)	(122,029,279)
29	Jun-24	261,256,644	(103,067)	(2,183,898)	—	(1,600,592)	(3,617,093)	(5,217,685)	(127,246,964)

GM Financial Automobile Leasing Trust 2022-2

2022-2 Designated Pool Characteristics

as of the March 29, 2022 cutoff date

	Average		Minimum	Maximum	Total

Number of Lease Agreements Originated					53,272
Securitization Value	$30,044.13		$8,607.46	$132,323.01	$1,600,510,649.86
Discounted Base Residual Value	22,231.35		6,993.00	72,621.00	1,184,308,325.51
Base Residual Value	19,229.05		5,985.67	64,714.28	1,024,370,146.63
Discounted Base Residual Value as a Percentage of Securitization Value					64.00%
Original Term Months	37	(4)	24	48
Weighted Average Credit Bureau Score(4)(5)					777
Discount Rate					6.75%
ALG Mark-to-Market Date					March/April 2022

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

13 to 24	$71,852,097.83	4.49%	2,623	4.92%
25 to 36	888,772,464.21	55.53%	29,958	56.24%
37 to 39	536,487,540.47	33.52%	18,271	34.30%
40 to 48	103,398,547.35	6.46%	2,420	4.54%

Total	$1,600,510,649.86	100.00%	53,272	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Buick	$177,474,907.78	11.09%	7,483	14.05%

Cadillac	285,588,246.47	17.84%	7,001	13.14%

Chevrolet	817,915,659.98	51.10%	29,363	55.12%

GMC	319,531,835.63	19.96%	9,425	17.69%

Total	$1,600,510,649.86	100.00%	53,272	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Silverado	$259,425,437.75	16.21%	7,087	13.30%
Equinox	149,703,128.65	9.35%	7,469	14.02%
Sierra	114,935,031.72	7.18%	2,770	5.20%
Traverse	105,676,673.38	6.60%	3,433	6.44%
Blazer	89,126,753.18	5.57%	3,125	5.87%
Other	881,643,625.18	55.09%	29,388	55.17%

Total	$1,600,510,649.86	100.00%	53,272	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$48,399,212.18	3.02%	1,770	3.32%
CUV	902,748,615.32	56.40%	36,263	68.07%
SUV	213,498,597.90	13.34%	3,399	6.38%
Truck	435,864,224.46	27.23%	11,840	22.23%

Total	$1,600,510,649.86	100.00%	53,272	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$419,414,719.05	26.21%	15,069	28.29%
New York	233,138,447.83	14.57%	8,070	15.15%
Florida	135,865,159.53	8.49%	4,364	8.19%
Ohio	115,824,573.15	7.24%	4,177	7.84%
New Jersey	100,289,466.97	6.27%	3,267	6.13%
Other	595,978,283.33	37.24%	18,325	34.40%

Total	$1,600,510,649.86	100.00%	53,272	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent

Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Apr-22	$1,600,510,650	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	May-22	1,536,977,851	1,158,579,599	2.0930%	2,363,997	0.15%	211,340	0.01%	45,002	0.00%
2	Jun-22	1,502,282,652	1,142,231,347	1.0723%	3,111,808	0.21%	357,330	0.02%	29,767	0.00%
3	Jul-22	1,467,235,920	1,125,747,660	0.7344%	3,639,032	0.25%	407,851	0.03%	41,826	0.00%
4	Aug-22	1,429,782,603	1,106,530,985	0.8419%	3,065,602	0.21%	834,443	0.06%	83,840	0.01%
5	Sep-22	1,395,356,530	1,089,173,192	0.7079%	4,315,940	0.31%	872,998	0.06%	139,085	0.01%
6	Oct-22	1,361,509,075	1,071,815,559	0.6388%	4,434,739	0.33%	818,687	0.06%	282,562	0.02%
7	Nov-22	1,327,719,631	1,054,252,585	0.5782%	5,155,751	0.39%	1,087,662	0.08%	173,361	0.01%
8	Dec-22	1,295,206,997	1,037,772,020	0.4875%	5,851,713	0.45%	1,152,812	0.09%	223,314	0.02%
9	Jan-23	1,259,505,550	1,018,399,505	0.5781%	4,518,373	0.36%	1,455,817	0.12%	395,671	0.03%
10	Feb-23	1,224,788,941	999,235,592	0.5928%	4,756,270	0.39%	1,307,312	0.11%	254,405	0.02%
11	Mar-23	1,182,360,437	973,279,577	1.0741%	4,788,406	0.40%	1,167,720	0.10%	176,783	0.01%
12	Apr-23	1,142,838,653	948,971,293	1.0139%	5,296,662	0.46%	1,243,841	0.11%	170,887	0.01%
13	May-23	1,097,399,275	919,147,053	1.1509%	5,478,030	0.50%	1,095,001	0.10%	202,876	0.02%
14	Jun-23	1,051,943,818	889,218,751	1.1334%	4,786,935	0.46%	1,113,604	0.11%	335,300	0.03%
15	Jul-23	1,012,912,466	864,219,697	0.9710%	5,572,001	0.55%	1,044,273	0.10%	385,776	0.04%
16	Aug-23	966,124,580	831,714,894	1.1731%	4,433,735	0.46%	1,164,025	0.12%	419,293	0.04%
17	Sep-23	918,528,129	797,753,037	1.0965%	4,845,561	0.53%	1,176,421	0.13%	315,920	0.03%
18	Oct-23	864,520,772	756,845,210	1.1750%	5,397,595	0.62%	912,075	0.11%	462,815	0.05%
19	Nov-23	811,730,611	716,364,545	0.6282%	5,235,930	0.65%	1,410,278	0.17%	285,231	0.04%
20	Dec-23	761,184,851	677,544,194	0.4193%	5,784,356	0.76%	1,673,550	0.22%	536,815	0.07%
21	Jan-24	705,336,096	632,787,059	0.9070%	4,975,004	0.71%	2,283,802	0.32%	319,846	0.05%
22	Feb-24	644,402,222	582,234,198	1.1407%	5,058,658	0.79%	1,455,339	0.23%	342,143	0.05%
23	Mar-24	578,397,478	525,905,414	1.2888%	4,473,278	0.77%	1,861,354	0.32%	188,317	0.03%
24	Apr-24	510,247,761	466,553,034	1.1921%	4,317,474	0.85%	1,450,021	0.28%	529,761	0.10%
25	May-24	442,443,032	406,715,666	1.3330%	3,894,557	0.88%	1,293,720	0.29%	433,502	0.10%
26	Jun-24	384,838,638	355,705,995	0.9832%	3,673,111	0.95%	1,340,018	0.35%	401,018	0.10%
27	Jul-24	328,467,734	305,239,156	1.2277%	3,301,679	1.01%	848,486	0.26%	526,829	0.16%
28	Aug-24	0	—	0.0000%	0	0.00%	0	0.00%	0	0.00%

Terminations

Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)
1	May-22	—	57	—	1,045	1	0.00%
2	Jun-22	—	33	—	677	—	0.00%
3	Jul-22	394	30	—	702	—	0.00%
4	Aug-22	472	48	1	850	—	0.21%
5	Sep-22	437	39	7	752	—	1.60%
6	Oct-22	501	56	19	718	—	3.79%
7	Nov-22	563	54	24	724	—	4.26%
8	Dec-22	591	35	27	679	—	4.57%
9	Jan-23	664	62	75	734	—	11.30%
10	Feb-23	632	49	61	769	1	9.65%
11	Mar-23	558	47	67	1,046	—	12.01%
12	Apr-23	430	25	56	982	—	13.02%
13	May-23	616	43	47	1,233	—	7.63%
14	Jun-23	686	38	43	1,242	—	6.27%
15	Jul-23	560	33	56	1,013	—	10.00%
16	Aug-23	765	46	60	1,359	—	7.84%
17	Sep-23	904	24	88	1,372	—	9.73%
18	Oct-23	1,183	32	136	1,645	—	11.50%
19	Nov-23	2,013	38	162	1,584	—	8.05%
20	Dec-23	2,006	33	210	1,450	—	10.47%
21	Jan-24	1,881	40	364	1,595	—	19.35%
22	Feb-24	2,143	37	468	1,743	—	21.84%
23	Mar-24	2,171	21	544	2,008	—	25.06%
24	Apr-24	2,767	34	558	2,119	—	20.17%
25	May-24	2,871	36	565	2,141	—	19.68%
26	Jun-24	2,831	26	509	1,790	—	17.98%
27	Jul-24	2,778	26	549	1,766	—	19.76%
28	Aug-24	2,777	25	452	1,696	—	16.28%

Losses

			Net Credit Losses			Net Residual Loss (Gain)

Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative	Aggregate Base Residual Value(8)	Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative

1	May-22	$ 1,536,977,851	$ 235,297	$ 235,297	$ 1,158,579,599	$0	$(1,518,892)	$(1,518,892)	$(1,518,892)
2	Jun-22	1,502,282,652	(152,508)	82,789	1,142,231,347	0	(2,115,651)	(2,115,651)	(3,634,543)
3	Jul-22	1,467,235,920	104,833	187,622	1,125,747,660	0	(2,194,400)	(2,194,400)	(5,828,943)
4	Aug-22	1,429,782,603	(296,308)	(108,686)	1,106,530,985	(11,995)	(2,716,300)	(2,728,295)	(8,557,238)
5	Sep-22	1,395,356,530	(764,451)	(873,137)	1,089,173,192	(72,304)	(2,481,091)	(2,553,395)	(11,110,633)
6	Oct-22	1,361,509,075	(311,242)	(1,184,379)	1,071,815,559	(152,277)	(2,352,843)	(2,505,120)	(13,615,753)
7	Nov-22	1,327,719,631	(206,596)	(1,390,975)	1,054,252,585	(186,474)	(2,424,246)	(2,610,720)	(16,226,473)
8	Dec-22	1,295,206,997	(378,971)	(1,769,946)	1,037,772,020	(196,158)	(2,111,415)	(2,307,573)	(18,534,046)
9	Jan-23	1,259,505,550	21,803	(1,748,143)	1,018,399,505	(447,292)	(2,185,006)	(2,632,298)	(21,166,344)
10	Feb-23	1,224,788,941	(479,018)	(2,227,161)	999,235,592	(468,507)	(2,117,942)	(2,586,449)	(23,752,793)
11	Mar-23	1,182,360,437	(482,715)	(2,709,876)	973,279,577	(596,526)	(2,838,122)	(3,434,648)	(27,187,441)
12	Apr-23	1,142,838,653	(241,867)	(2,951,743)	948,971,293	(453,513)	(2,476,179)	(2,929,692)	(30,117,133)
13	May-23	1,097,399,275	(265,419)	(3,217,162)	919,147,053	(348,090)	(3,277,412)	(3,625,502)	(33,742,635)
14	Jun-23	1,051,943,818	138,182	(3,078,980)	889,218,751	(305,573)	(3,142,032)	(3,447,605)	(37,190,240)
15	Jul-23	1,012,912,466	13,726	(3,065,254)	864,219,697	(321,011)	(2,537,033)	(2,858,044)	(40,048,284)
16	Aug-23	966,124,580	(250,768)	(3,316,022)	831,714,894	(360,216)	(3,357,637)	(3,717,853)	(43,766,137)
17	Sep-23	918,528,129	(222,045)	(3,538,067)	797,753,037	(496,515)	(3,383,950)	(3,880,465)	(47,646,602)
18	Oct-23	864,520,772	(297,475)	(3,835,542)	756,845,210	(589,958)	(4,160,653)	(4,750,611)	(52,397,213)
19	Nov-23	811,730,611	(133,185)	(3,968,727)	716,364,545	(655,081)	(3,968,562)	(4,623,643)	(57,020,856)
20	Dec-23	761,184,851	(305,849)	(4,274,576)	677,544,194	(796,164)	(3,460,683)	(4,256,847)	(61,277,703)
21	Jan-24	705,336,096	330,173	(3,944,403)	632,787,059	(1,111,989)	(3,741,766)	(4,853,755)	(66,131,458)
22	Feb-24	644,402,222	(309,439)	(4,253,842)	582,234,198	(1,757,059)	(3,781,267)	(5,538,326)	(71,669,784)
23	Mar-24	578,397,478	(449,886)	(4,703,728)	525,905,414	(2,247,692)	(4,420,268)	(6,667,960)	(78,337,744)
24	Apr-24	510,247,761	(75,248)	(4,778,976)	466,553,034	(2,230,939)	(4,866,399)	(7,097,338)	(85,435,082)
25	May-24	442,443,032	3,345,089	(1,433,887)	406,715,666	(2,099,970)	(4,917,479)	(7,017,449)	(92,452,531)
26	Jun-24	384,838,638	(24,282)	(1,458,169)	355,705,995	(1,852,323)	(3,902,094)	(5,754,417)	(98,206,948)
27	Jul-24	328,467,734	(174,248)	(1,632,417)	305,239,156	(2,077,440)	(3,766,641)	(5,844,081)	(104,051,029)
28	Aug-24	277,061,167	109,281	(1,523,136)	—	(1,973,193)	(3,614,559)	(5,587,752)	(109,638,781)

GM Financial Automobile Leasing Trust 2022-3

2022-3 Designated Pool Characteristics

as of the July 5, 2022 cutoff date

	Average		Minimum	Maximum	Total

Number of Lease Agreements Originated					53,379
Securitization Value	$28,265.03		$7,253.63	$121,585.42	$1,508,759,093.59
Discounted Base Residual Value	18,160.23		5,596.03	63,297.50	969,374,994.02
Base Residual Value	21,792.58		6,979.00	70,711.80	1,163,266,315.24
Discounted Base Residual Value as a Percentage of Securitization Value					64.25%
Original Term Months	37	(4)	24	48
Weighted Average Credit Bureau Score(4)(5)					777
Discount Rate					9.00%
ALG Mark-to-Market Date					May/June 2022

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
13 to 24	$37,436,526.73	2.48%	1,378	2.58%
25 to 36	848,678,796.74	56.25%	29,939	56.09%
37 to 39	538,537,841.86	35.69%	19,876	37.24%
40 to 48	84,105,928.26	5.57%	2,186	4.10%

Total	$1,508,759,093.59	100.00%	53,379	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	InitialNumber of Leases	Percentage of Number of Leases(6)
Buick	$152,393,872.80	10.10%	6,682	12.52%
Cadillac	277,127,923.20	18.37%	7,197	13.48%
Chevrolet	795,156,451.96	52.70%	30,478	57.10%
GMC	284,080,845.63	18.83%	9,022	16.90%

Total	$1,508,759,093.59	100.00%	53,379	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Silverado	$210,978,629.71	13.98%	5,989	11.22%
Equinox	180,190,301.95	11.94%	8,994	16.85%
Blazer	121,559,292.38	8.06%	4,489	8.41%
Traverse	100,237,972.53	6.64%	3,342	6.26%
Sierra	88,519,266.81	5.87%	2,218	4.16%
Other	807,273,630.21	53.51%	28,347	53.11%

Total	$1,508,759,093.59	100.00%	53,379	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$50,320,089.99	3.34%	1,901	3.56%
CUV	926,152,753.89	61.39%	38,598	72.31%
SUV	186,941,995.34	12.39%	3,128	5.86%
Truck	345,344,254.37	22.89%	9,752	18.27%

Total	$1,508,759,093.59	100.00%	53,379	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$372,816,184.65	24.71%	14,079	26.38%
New York	242,723,881.36	16.09%	8,840	16.56%
Ohio	120,988,114.18	8.02%	4,668	8.75%
Florida	116,077,485.78	7.69%	3,988	7.47%
New Jersey	92,782,380.13	6.15%	3,247	6.08%
Other	563,371,047.49	37.34%	18,557	34.76%

Total	$1,508,759,093.59	100.00%	53,379	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent

Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)
0	Jul-22	$1,508,759,094	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	Aug-22	1,455,452,289	1,139,907,872	1.9650%	2,821,955	0.19%	459,839	0.03%	—	0.00%
2	Sep-22	1,424,090,107	1,124,789,784	1.0379%	3,103,608	0.22%	400,005	0.03%	192,096	0.01%
3	Oct-22	1,392,733,201	1,108,878,830	0.6875%	4,345,506	0.31%	516,681	0.04%	177,032	0.01%
4	Nov-22	1,360,947,862	1,091,967,746	0.5925%	4,409,467	0.32%	1,256,564	0.09%	96,085	0.01%
5	Dec-22	1,329,247,263	1,075,295,839	0.5177%	4,978,080	0.37%	1,101,335	0.08%	327,007	0.02%
6	Jan-23	1,295,660,164	1,056,350,969	0.5826%	4,586,212	0.35%	1,157,748	0.09%	311,127	0.02%
7	Feb-23	1,264,300,699	1,039,230,031	0.5549%	5,280,398	0.42%	1,069,835	0.08%	306,610	0.02%
8	Mar-23	1,225,306,146	1,015,212,385	0.9890%	4,750,320	0.39%	922,503	0.08%	361,866	0.03%
9	Apr-23	1,186,247,949	990,243,474	1.1175%	5,134,171	0.43%	1,264,296	0.11%	427,287	0.04%
10	May-23	1,143,166,378	961,699,508	1.0969%	5,231,299	0.46%	1,171,732	0.10%	410,411	0.04%
11	Jun-23	1,099,747,356	932,739,128	1.1307%	5,512,607	0.50%	1,160,133	0.11%	224,891	0.02%
12	Jul-23	1,059,959,979	905,723,076	0.9004%	5,577,783	0.53%	1,569,127	0.15%	374,247	0.04%
13	Aug-23	1,012,605,505	871,834,909	1.1135%	5,291,456	0.52%	1,575,955	0.16%	586,959	0.06%
14	Sep-23	968,606,771	840,318,526	0.9067%	5,051,116	0.52%	1,068,589	0.11%	572,843	0.06%
15	Oct-23	918,163,341	801,703,524	1.0055%	5,081,209	0.55%	1,002,194	0.11%	660,863	0.07%
16	Nov-23	869,409,554	764,265,997	0.5886%	5,927,695	0.68%	1,349,146	0.16%	290,236	0.03%
17	Dec-23	822,510,070	728,356,022	0.4380%	5,981,514	0.73%	1,175,283	0.14%	441,586	0.05%
18	Jan-24	772,025,596	688,309,379	0.8185%	5,490,407	0.71%	1,852,544	0.24%	427,359	0.06%
19	Feb-24	719,442,152	645,799,001	0.9952%	5,421,903	0.75%	1,467,333	0.20%	380,117	0.05%
20	Mar-24	661,126,112	597,013,951	1.2683%	4,778,612	0.72%	1,284,043	0.19%	267,557	0.04%
21	Apr-24	599,050,371	543,802,455	1.2167%	4,485,497	0.75%	1,412,922	0.24%	304,083	0.05%
22	May-24	536,563,440	489,606,569	1.0963%	4,464,993	0.83%	967,654	0.18%	325,971	0.06%
23	Jun-24	485,176,470	445,173,477	0.5497%	4,410,065	0.91%	960,618	0.20%	88,277	0.02%
24	Jul-24	432,782,453	399,405,002	1.0929%	3,986,577	0.92%	1,232,119	0.28%	511,383	0.12%
25	Aug-24	385,722,172	358,125,952	0.9264%	3,316,387	0.86%	1,371,885	0.36%	298,489	0.08%
26	Sep-24	342,544,213	320,020,231	1.0669%	3,636,884	1.06%	895,330	0.26%	416,689	0.12%
27	Oct-24	295,567,782	277,870,562	1.3440%	3,258,675	1.10%	897,146	0.30%	235,286	0.08%
28	Nov-24	0	—	0.0000%	0	0.00%	0	0.00%	0	0.00%

Terminations

Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)

1	Aug-22	—	70	3	948	2	0.00%
2	Sep-22	—	35	4	623	—	0.00%
3	Oct-22	392	56	6	677	—	1.53%
4	Nov-22	507	49	9	733	—	1.78%
5	Dec-22	578	44	30	699	—	5.19%
6	Jan-23	655	48	54	765	—	8.24%
7	Feb-23	542	45	61	709	—	11.25%
8	Mar-23	555	50	39	1,030	—	7.03%
9	Apr-23	369	35	45	1,069	—	12.20%
10	May-23	643	48	42	1,232	—	6.53%
11	Jun-23	737	49	23	1,265	—	3.12%
12	Jul-23	658	32	55	1,162	—	8.36%
13	Aug-23	1,026	59	68	1,414	—	6.63%
14	Sep-23	1,100	36	73	1,371	—	6.64%
15	Oct-23	1,317	51	116	1,612	—	8.81%
16	Nov-23	1,753	51	186	1,495	—	10.61%
17	Dec-23	1,803	47	209	1,370	—	11.59%
18	Jan-24	1,762	54	312	1,447	—	17.71%
19	Feb-24	1,747	35	435	1,442	—	24.90%
20	Mar-24	1,666	26	485	1,702	—	29.11%
21	Apr-24	2,208	29	533	1,897	—	24.14%
22	May-24	2,659	32	532	1,957	—	20.01%
23	Jun-24	2,476	23	463	1,555	—	18.70%
24	Jul-24	2,293	27	486	1,613	—	21.19%
25	Aug-24	2,419	26	426	1,497	—	17.61%
26	Sep-24	1,926	24	408	1,353	—	21.18%
27	Oct-24	2,002	29	399	1,528	—	19.93%
28	Nov-24	2,007	13	277	1,237	—	13.80%

Losses

			Net Credit Losses			Net Residual Loss (Gain)

Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative	Aggregate Base Residual Value(8)	Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative

1	Aug-22	$1,455,452,289	$32,091	$32,091	$1,139,907,872	$(38,930)	$(1,572,687)	$(1,611,617)	$(1,611,617)
2	Sep-22	1,424,090,107	(279,345)	(247,254)	1,124,789,784	(49,752)	(1,868,639)	(1,918,391)	(3,530,008)
3	Oct-22	1,392,733,201	(348,745)	(595,999)	1,108,878,830	(79,789)	(2,213,611)	(2,293,400)	(5,823,408)
4	Nov-22	1,360,947,862	190,874	(405,125)	1,091,967,746	(74,748)	(2,551,428)	(2,626,176)	(8,449,584)
5	Dec-22	1,329,247,263	(787,466)	(1,192,591)	1,075,295,839	(176,051)	(2,190,562)	(2,366,613)	(10,816,197)
6	Jan-23	1,295,660,164	46,373	(1,146,218)	1,056,350,969	(373,592)	(2,319,071)	(2,692,663)	(13,508,860)
7	Feb-23	1,264,300,699	(420,974)	(1,567,192)	1,039,230,031	(500,082)	(2,011,016)	(2,511,098)	(16,019,958)
8	Mar-23	1,225,306,146	(209,423)	(1,776,615)	1,015,212,385	(340,067)	(2,906,471)	(3,246,538)	(19,266,496)
9	Apr-23	1,186,247,949	(297,640)	(2,074,255)	990,243,474	(382,433)	(2,941,511)	(3,323,944)	(22,590,440)
10	May-23	1,143,166,378	(354,893)	(2,429,148)	961,699,508	(353,648)	(3,439,735)	(3,793,383)	(26,383,823)
11	Jun-23	1,099,747,356	(292,086)	(2,721,234)	932,739,128	(159,924)	(3,490,991)	(3,650,915)	(30,034,738)
12	Jul-23	1,059,959,979	(467,657)	(3,188,891)	905,723,076	(304,120)	(3,281,567)	(3,585,687)	(33,620,425)
13	Aug-23	1,012,605,505	155,112	(3,033,779)	871,834,909	(351,538)	(3,695,880)	(4,047,418)	(37,667,843)
14	Sep-23	968,606,771	(377,754)	(3,411,533)	840,318,526	(416,871)	(3,729,657)	(4,146,528)	(41,814,371)
15	Oct-23	918,163,341	(650,410)	(4,061,943)	801,703,524	(482,078)	(4,481,101)	(4,963,179)	(46,777,550)
16	Nov-23	869,409,554	(14,887)	(4,076,830)	764,265,997	(819,657)	(3,888,134)	(4,707,791)	(51,485,341)
17	Dec-23	822,510,070	(281,688)	(4,358,518)	728,356,022	(692,483)	(3,404,982)	(4,097,465)	(55,582,806)
18	Jan-24	772,025,596	231,418	(4,127,100)	688,309,379	(1,016,070)	(3,465,114)	(4,481,184)	(60,063,990)
19	Feb-24	719,442,152	(260,836)	(4,387,936)	645,799,001	(1,515,397)	(3,284,880)	(4,800,277)	(64,864,267)
20	Mar-24	661,126,112	(270,765)	(4,658,701)	597,013,951	(1,880,903)	(3,933,818)	(5,814,721)	(70,678,988)
21	Apr-24	599,050,371	(191,030)	(4,849,731)	543,802,455	(1,955,785)	(4,297,294)	(6,253,079)	(76,932,067)
22	May-24	536,563,440	3,293,778	(1,555,953)	489,606,569	(1,900,583)	(4,560,891)	(6,461,474)	(83,393,541)
23	Jun-24	485,176,470	(252,667)	(1,808,620)	445,173,477	(1,802,019)	(3,435,226)	(5,237,245)	(88,630,786)
24	Jul-24	432,782,453	(189,858)	(1,998,478)	399,405,002	(1,734,073)	(3,533,543)	(5,267,616)	(93,898,402)
25	Aug-24	385,722,172	84,444	(1,914,034)	358,125,952	(1,772,884)	(3,132,171)	(4,905,055)	(98,803,457)
26	Sep-24	342,544,213	(156,058)	(2,070,092)	320,020,231	(1,717,860)	(2,710,163)	(4,428,023)	(103,231,480)
27	Oct-24	295,567,782	(182,904)	(2,252,996)	277,870,562	(1,426,491)	(2,920,666)	(4,347,157)	(107,578,637)
28	Nov-24	257,714,143	(138,923)	(2,391,919)	—	(1,127,564)	(2,163,658)	(3,291,222)	(110,869,859)

GM Financial Automobile Leasing Trust 2023-1

2023-1 Designated Pool Characteristics

as of the January 2, 2023 cutoff date

	Average	Minimum	Maximum	Total

Number of Lease Agreements Originated				57,400
Securitization Value	$29,202.12	$8,648.82	$136,580.55	$ 1,676,201,776.62
Discounted Base Residual Value	18,461.75	4,777.87	67,205.50	1,059,704,195.49
Base Residual Value	22,490.43	6,867.00	85,816.00	1,290,950,870.27
Discounted Base Residual Value as a Percentage of Securitization Value				63.22%
Original Term Months	37(4)	24	48
Weighted Average Credit Bureau Score(4)(5)				778
Discount Rate				9.50%
ALG Mark-to-Market Date				November/December 2022

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

13 to 24	$84,806,704.27	5.06%	2,967	5.17%
25 to 36	969,437,832.31	57.84%	34,121	59.44%
37 to 39	521,834,857.96	31.13%	17,981	31.33%
40 to 48	100,122,382.08	5.97%	2,331	4.06%

Total	$1,676,201,776.62	100.00%	57,400	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Buick	$139,361,031.10	8.31%	5,911	10.30%

Cadillac	284,131,354.85	16.95%	7,159	12.47%

Chevrolet	945,049,492.33	56.38%	34,940	60.87%

GMC	307,659,898.34	18.35%	9,390	16.36%

Total	$1,676,201,776.62	100.00%	57,400	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Silverado	$250,976,462.32	14.97%	6,680	11.64%
Equinox	237,534,926.76	14.17%	11,275	19.64%
Blazer	141,442,239.76	8.44%	5,141	8.96%
Traverse	109,080,829.07	6.51%	3,554	6.19%
Sierra	96,923,046.73	5.78%	2,263	3.94%
Other	840,244,271.98	50.13%	28,487	49.63%

Total	$1,676,201,776.62	100.00%	57,400	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$78,218,014.52	4.67%	2,811	4.90%
CUV	1,025,258,114.31	61.17%	41,011	71.45%
SUV	168,803,506.55	10.07%	2,772	4.83%
Truck	403,922,141.24	24.10%	10,806	18.83%

Total	$1,676,201,776.62	100.00%	57,400	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$460,744,719.88	27.49%	16,758	29.20%
New York	272,495,022.03	16.26%	9,619	16.76%
Ohio	134,515,317.92	8.03%	4,965	8.65%
New Jersey	105,141,552.93	6.27%	3,704	6.45%
California	85,949,805.78	5.13%	2,516	4.38%
Other	617,355,358.08	36.83%	19,838	34.56%

Total	$1,676,201,776.62	100.00%	57,400	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent

Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Jan-23	$1,676,201,777	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	Feb-23	1,622,140,627	1,269,117,179	1.6492%	3,813,590	0.24%	375,089	0.02%	26,317	0.00%
2	Mar-23	1,585,588,704	1,250,439,310	1.1651%	3,713,164	0.23%	618,249	0.04%	71,903	0.00%
3	Apr-23	1,549,291,990	1,230,637,697	0.9541%	3,514,910	0.23%	599,530	0.04%	123,619	0.01%
4	May-23	1,509,116,057	1,207,189,066	0.8815%	4,332,426	0.29%	755,700	0.05%	282,502	0.02%
5	Jun-23	1,467,685,952	1,182,816,403	0.9964%	4,158,498	0.28%	721,290	0.05%	373,702	0.03%
6	Jul-23	1,430,175,474	1,161,229,279	0.7619%	5,667,983	0.40%	927,300	0.06%	248,529	0.02%
7	Aug-23	1,389,927,907	1,136,735,091	0.8449%	4,597,146	0.33%	1,080,572	0.08%	330,963	0.02%
8	Sep-23	1,352,160,463	1,113,948,840	0.6860%	4,851,880	0.36%	1,087,148	0.08%	274,904	0.02%
9	Oct-23	1,308,027,139	1,084,725,432	0.8959%	5,619,127	0.43%	1,081,609	0.08%	230,368	0.02%
10	Nov-23	1,266,209,827	1,057,165,304	0.6251%	6,195,173	0.49%	1,171,719	0.09%	262,201	0.02%
11	Dec-23	1,226,097,052	1,031,288,839	0.4687%	7,676,957	0.63%	1,302,431	0.11%	557,296	0.05%
12	Jan-24	1,180,737,860	999,957,985	0.8039%	5,451,922	0.46%	2,167,579	0.18%	607,750	0.05%
13	Feb-24	1,133,700,919	966,472,564	0.8692%	6,098,310	0.54%	1,260,134	0.11%	494,442	0.04%
14	Mar-24	1,082,120,720	928,392,402	0.9333%	5,457,888	0.50%	1,122,932	0.10%	144,077	0.01%
15	Apr-24	1,027,098,987	886,378,057	1.0356%	4,998,540	0.49%	1,103,070	0.11%	373,997	0.04%
16	May-24	970,057,672	841,714,870	0.7529%	4,445,811	0.46%	1,024,582	0.11%	382,040	0.04%
17	Jun-24	919,534,677	802,481,103	0.3635%	4,485,163	0.49%	1,245,093	0.14%	264,485	0.03%
18	Jul-24	865,402,282	759,766,594	0.8304%	4,645,129	0.54%	1,335,081	0.15%	267,360	0.03%
19	Aug-24	812,421,773	717,491,277	0.5331%	4,572,761	0.56%	1,339,075	0.16%	297,446	0.04%
20	Sep-24	758,771,102	674,288,851	1.0209%	4,979,307	0.66%	1,380,320	0.18%	347,188	0.05%
21	Oct-24	702,117,970	627,889,462	1.1962%	4,927,160	0.70%	1,040,526	0.15%	433,008	0.06%
22	Nov-24	657,794,804	592,642,285	0.9595%	4,618,182	0.70%	1,462,408	0.22%	371,133	0.06%
23	Dec-24	610,976,785	554,748,945	1.0470%	4,485,739	0.73%	1,353,747	0.22%	523,961	0.09%
24	Jan-25	558,443,003	510,874,203	1.3635%	4,462,358	0.80%	1,437,286	0.26%	538,197	0.10%
25	Feb-25	509,094,626	469,250,531	1.2976%	3,937,546	0.77%	1,312,638	0.26%	382,923	0.08%
26	Mar-25	446,883,134	414,215,303	1.5664%	3,893,576	0.87%	1,208,597	0.27%	377,670	0.08%
27	Apr-25	377,294,045	351,323,478	1.4895%	3,207,903	0.85%	1,132,407	0.30%	397,193	0.11%
28	May-25	316,364,508	296,007,443	1.4020%	3,093,972	0.98%	727,843	0.23%	620,921	0.20%
29	Jun-25	0	—	0.0000%	0	0.00%	0	0.00%	0	0.00%

Terminations

Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)

1	Feb-23	—	100	6	755	1	0.00%
2	Mar-23	—	42	14	743	—	0.00%
3	Apr-23	211	49	7	797	—	3.32%
4	May-23	496	49	10	965	—	2.02%
5	Jun-23	506	46	18	999	—	3.56%
6	Jul-23	440	62	17	866	—	3.86%
7	Aug-23	650	58	41	1,020	—	6.31%
8	Sep-23	662	52	39	912	—	5.89%
9	Oct-23	718	72	76	1,153	—	10.58%
10	Nov-23	1,005	52	123	1,034	—	12.24%
11	Dec-23	1,055	53	137	964	—	12.99%
12	Jan-24	1,047	61	225	1,098	—	21.49%
13	Feb-24	1,157	70	321	1,124	—	27.74%
14	Mar-24	1,150	59	316	1,334	—	27.48%
15	Apr-24	1,430	50	370	1,486	—	25.87%
16	May-24	1,981	48	422	1,517	—	21.30%
17	Jun-24	1,893	42	439	1,278	—	23.19%
18	Jul-24	1,702	48	471	1,404	—	27.67%
19	Aug-24	2,143	62	515	1,341	—	24.03%
20	Sep-24	1,675	40	575	1,322	—	34.33%
21	Oct-24	1,751	36	613	1,396	—	35.01%
22	Nov-24	1,396	29	444	1,098	—	31.81%
23	Dec-24	1,596	29	483	1,185	—	30.26%
24	Jan-25	1,549	33	606	1,345	—	39.12%
25	Feb-25	1,590	31	477	1,384	—	30.00%
26	Mar-25	1,649	20	536	1,933	—	32.50%
27	Apr-25	2,925	25	482	2,281	—	16.48%
28	May-25	2,965	26	527	1,974	—	17.77%
29	Jun-25	2,990	19	425	1,739	—	14.21%

Losses

			Net Credit Losses		Aggregate Base Residual Value(8)	Net Residual Loss (Gain)
Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative		Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative

1	Feb-23	$1,622,140,627	$337,396	$337,396	$1,269,117,179	$(29,153)	$(903,883)	$(933,036)	$(933,036)
2	Mar-23	1,585,588,704	(338,886)	(1,490)	1,250,439,310	(135,456)	(1,822,419)	(1,957,875)	(2,890,911)
3	Apr-23	1,549,291,990	347,341	345,851	1,230,637,697	(64,015)	(1,954,936)	(2,018,951)	(4,909,862)
4	May-23	1,509,116,057	(135,549)	210,302	1,207,189,066	(70,260)	(2,344,900)	(2,415,160)	(7,325,022)
5	Jun-23	1,467,685,952	(231,515)	(21,213)	1,182,816,403	(135,249)	(2,400,581)	(2,535,830)	(9,860,852)
6	Jul-23	1,430,175,474	(166,320)	(187,533)	1,161,229,279	(128,421)	(1,968,689)	(2,097,110)	(11,957,962)
7	Aug-23	1,389,927,907	(633,322)	(820,855)	1,136,735,091	(214,474)	(2,472,868)	(2,687,342)	(14,645,304)
8	Sep-23	1,352,160,463	(421,378)	(1,242,233)	1,113,948,840	(252,857)	(2,337,744)	(2,590,601)	(17,235,905)
9	Oct-23	1,308,027,139	(32,994)	(1,275,227)	1,084,725,432	(345,402)	(2,791,617)	(3,137,019)	(20,372,924)
10	Nov-23	1,266,209,827	(489,348)	(1,764,575)	1,057,165,304	(428,305)	(2,510,502)	(2,938,807)	(23,311,731)
11	Dec-23	1,226,097,052	(138,555)	(1,903,130)	1,031,288,839	(526,187)	(2,369,026)	(2,895,213)	(26,206,944)
12	Jan-24	1,180,737,860	286,547	(1,616,583)	999,957,985	(725,375)	(2,387,617)	(3,112,992)	(29,319,936)
13	Feb-24	1,133,700,919	255,036	(1,361,547)	966,472,564	(1,128,792)	(2,407,758)	(3,536,550)	(32,856,486)
14	Mar-24	1,082,120,720	(436,195)	(1,797,742)	928,392,402	(1,128,291)	(2,798,532)	(3,926,823)	(36,783,309)
15	Apr-24	1,027,098,987	(487,730)	(2,285,472)	886,378,057	(1,366,118)	(2,995,671)	(4,361,789)	(41,145,098)
16	May-24	970,057,672	1,834,584	(450,888)	841,714,870	(1,300,995)	(3,250,040)	(4,551,035)	(45,696,133)
17	Jun-24	919,534,677	(214,704)	(665,592)	802,481,103	(1,285,397)	(2,505,840)	(3,791,237)	(49,487,370)
18	Jul-24	865,402,282	(65,052)	(730,644)	759,766,594	(1,199,984)	(2,635,187)	(3,835,171)	(53,322,541)
19	Aug-24	812,421,773	224,738	(505,906)	717,491,277	(1,348,454)	(2,473,431)	(3,821,885)	(57,144,426)
20	Sep-24	758,771,102	(147,479)	(653,385)	674,288,851	(1,099,833)	(2,388,588)	(3,488,421)	(60,632,847)
21	Oct-24	702,117,970	(306,030)	(959,415)	627,889,462	(1,120,548)	(2,447,168)	(3,567,716)	(64,200,563)
22	Nov-24	657,794,804	35,590	(923,825)	592,642,285	(934,467)	(1,809,941)	(2,744,408)	(66,944,971)
23	Dec-24	610,976,785	(393,450)	(1,317,275)	554,748,945	(1,057,905)	(1,882,434)	(2,940,339)	(69,885,310)
24	Jan-25	558,443,003	118,258	(1,199,017)	510,874,203	(1,223,820)	(1,890,957)	(3,114,777)	(73,000,087)
25	Feb-25	509,094,626	52,429	(1,146,588)	469,250,531	(1,252,093)	(1,733,654)	(2,985,747)	(75,985,834)
26	Mar-25	446,883,134	(237,735)	(1,384,323)	414,215,303	(1,423,818)	(2,451,202)	(3,875,020)	(79,860,854)
27	Apr-25	377,294,045	(3,644)	(1,387,967)	351,323,478	(1,568,574)	(3,132,901)	(4,701,475)	(84,562,329)
28	May-25	316,364,508	21,245	(1,366,722)	296,007,443	(1,418,108)	(2,962,209)	(4,380,317)	(88,942,646)
29	Jun-25	262,773,139	(269,352)	(1,636,074)	—	(790,383)	(2,748,293)	(3,538,676)	(92,481,322)

GM Financial Automobile Leasing Trust 2023-2

2023-2 Designated Pool Characteristics

as of the April 2, 2023 cutoff date

	Average	Minimum	Maximum	Total

Number of Lease Agreements Originated				46,625
Securitization Value	$29,966.03	$8,773.00	$145,074.45	$ 1,397,166,097.59
Discounted Base Residual Value	18,578.34	4,703.36	68,808.68	866,215,098.92
Base Residual Value	22,746.86	6,995.00	85,135.00	1,060,572,182.93
Discounted Base Residual Value as a Percentage of Securitization Value				62.00%
Original Term Months	37(4)	24	48
Weighted Average Credit Bureau Score(4)(5)				780
Discount Rate				9.50%
ALG Mark-to-Market Date				March/April 2023

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

13 to 24	$103,418,385.93	7.40%	3,529	7.57%
25 to 36	804,024,075.58	57.55%	27,808	59.64%
37 to 39	391,846,366.29	28.05%	13,065	28.02%
40 to 48	97,877,269.79	7.01%	2,223	4.77%

Total	$1,397,166,097.59	100.00%	46,625	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Buick	$119,945,553.39	8.58%	4,873	10.45%
Cadillac	244,866,554.19	17.53%	6,220	13.34%
Chevrolet	756,575,883.00	54.15%	27,278	58.51%
GMC	275,778,107.01	19.74%	8,254	17.70%

Total	$1,397,166,097.59	100.00%	46,625	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Silverado	$218,084,772.35	15.61%	5,706	12.24%
Equinox	208,679,303.60	14.94%	9,763	20.94%
Traverse	88,432,478.94	6.33%	2,809	6.02%
Sierra	87,083,472.71	6.23%	1,933	4.15%
Blazer	83,823,374.21	6.00%	2,971	6.37%
Other	711,062,695.78	50.89%	23,443	50.28%

Total	$1,397,166,097.59	100.00%	46,625	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$69,934,666.79	5.01%	2,471	5.30%
CUV	841,328,225.35	60.22%	32,870	70.50%
SUV	138,537,350.04	9.92%	2,219	4.76%
Truck	347,365,855.41	24.86%	9,065	19.44%

Total	$1,397,166,097.59	100.00%	46,625	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$389,938,552.07	27.91%	13,750	29.49%
New York	210,739,575.54	15.08%	7,383	15.83%
Florida	129,762,594.45	9.29%	4,299	9.22%
Ohio	89,321,670.10	6.39%	3,200	6.86%
New Jersey	88,081,000.97	6.30%	2,952	6.33%
Other	489,322,704.46	35.02%	15,041	32.26%

Total	$1,397,166,097.59	100.00%	46,625	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent

Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Apr-23	$1,397,166,098	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	May-23	1,347,812,953	1,038,161,334	1.9510%	3,602,059	0.27%	398,046	0.03%	—	0.00%
2	Jun-23	1,317,305,805	1,023,086,348	1.1810%	3,458,169	0.26%	530,634	0.04%	143,108	0.01%
3	Jul-23	1,289,914,801	1,009,235,353	0.7185%	3,652,531	0.28%	694,814	0.05%	208,669	0.02%
4	Aug-23	1,258,595,146	992,019,354	0.7900%	3,481,104	0.28%	952,504	0.08%	193,914	0.02%
5	Sep-23	1,229,532,300	976,221,639	0.6612%	3,522,978	0.29%	786,982	0.06%	159,801	0.01%
6	Oct-23	1,196,776,269	956,789,563	0.8140%	4,096,194	0.34%	495,963	0.04%	167,878	0.01%
7	Nov-23	1,167,537,717	940,084,648	0.5558%	4,447,630	0.38%	698,666	0.06%	76,485	0.01%
8	Dec-23	1,137,050,803	922,270,380	0.4354%	4,945,366	0.43%	882,569	0.08%	198,335	0.02%
9	Jan-24	1,103,266,737	901,575,482	0.8128%	4,654,515	0.42%	1,499,385	0.14%	312,063	0.03%
10	Feb-24	1,071,434,387	882,103,352	0.6951%	5,164,011	0.48%	1,057,365	0.10%	242,368	0.02%
11	Mar-24	1,036,036,130	858,970,852	0.8632%	4,432,532	0.43%	1,098,261	0.11%	121,037	0.01%
12	Apr-24	998,948,459	833,923,128	0.8350%	4,417,677	0.44%	1,058,309	0.11%	219,635	0.02%
13	May-24	960,351,863	807,414,262	0.6280%	3,901,158	0.41%	688,549	0.07%	401,427	0.04%
14	Jun-24	923,669,520	781,879,202	0.5356%	4,668,142	0.51%	938,951	0.10%	314,026	0.03%
15	Jul-24	885,718,284	755,268,959	0.8353%	5,372,693	0.61%	1,000,893	0.11%	321,446	0.04%
16	Aug-24	849,103,755	729,382,662	0.5821%	4,347,330	0.51%	1,420,829	0.17%	457,368	0.05%
17	Sep-24	810,980,622	701,916,470	0.9062%	5,629,014	0.69%	833,579	0.10%	531,547	0.07%
18	Oct-24	769,051,706	670,835,196	1.1696%	4,638,130	0.60%	1,028,321	0.13%	304,101	0.04%
19	Nov-24	729,590,426	641,532,092	0.7269%	4,265,622	0.58%	1,042,627	0.14%	196,515	0.03%
20	Dec-24	687,366,725	609,162,931	0.6079%	4,961,446	0.72%	1,291,053	0.19%	246,849	0.04%
21	Jan-25	638,136,180	569,601,561	1.2988%	3,879,067	0.61%	1,420,290	0.22%	358,868	0.06%
22	Feb-25	593,748,125	534,268,436	1.3249%	4,048,056	0.68%	1,061,424	0.18%	245,069	0.04%
23	Mar-25	539,588,930	488,717,814	1.6354%	3,960,241	0.73%	843,872	0.16%	201,288	0.04%
24	Apr-25	477,990,442	435,262,746	1.7012%	3,199,362	0.67%	842,299	0.18%	207,597	0.04%
25	May-25	421,404,910	386,047,436	1.2718%	3,425,364	0.81%	534,021	0.13%	255,908	0.06%
26	Jun-25	369,646,287	340,560,799	1.1455%	2,908,119	0.79%	1,037,880	0.28%	92,985	0.03%
27	Jul-25	319,284,683	295,750,410	1.1362%	2,734,170	0.86%	744,976	0.23%	299,773	0.09%
28	Aug-25	272,764,926	253,979,858	1.0751%	2,179,833	0.80%	965,135	0.35%	254,417	0.09%
29	Sep-25	0	—	0.0000%	0	0.00%	0	0.00%	0	0.00%

Terminations
Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)

1	May-23	—	78	3	842	—	0.00%
2	Jun-23	—	33	5	583	—	0.00%
3	Jul-23	223	53	8	521	1	3.59%
4	Aug-23	393	46	17	692	—	4.33%
5	Sep-23	407	42	26	621	—	6.39%
6	Oct-23	436	56	48	744	—	11.01%
7	Nov-23	554	46	66	620	—	11.91%
8	Dec-23	619	52	77	642	—	12.44%
9	Jan-24	573	58	120	715	—	20.94%
10	Feb-24	629	54	150	662	—	23.85%
11	Mar-24	544	55	176	793	—	32.35%
12	Apr-24	765	39	208	890	—	27.19%
13	May-24	1,047	40	228	888	—	21.78%
14	Jun-24	1,047	43	269	801	—	25.69%
15	Jul-24	832	43	299	836	—	35.94%
16	Aug-24	1,103	48	304	797	—	27.56%
17	Sep-24	893	42	330	804	—	36.95%
18	Oct-24	860	43	397	905	—	46.16%
19	Nov-24	1,085	45	406	815	—	37.42%
20	Dec-24	1,351	26	476	880	—	35.23%
21	Jan-25	1,322	37	655	1,033	—	49.55%
22	Feb-25	1,115	47	493	1,031	—	44.22%
23	Mar-25	1,150	37	595	1,474	—	51.74%
24	Apr-25	1,592	33	480	1,935	—	30.15%
25	May-25	2,521	27	468	1,729	—	18.56%
26	Jun-25	2,327	18	383	1,643	—	16.46%
27	Jul-25	2,547	21	385	1,621	—	15.12%
28	Aug-25	2,437	19	402	1,412	—	16.50%
29	Sep-25	2,374	14	428	1,417	—	18.03%

Losses

			Net Credit Losses		Aggregate Base Residual Value(8)	Net Residual Loss (Gain)
Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative		Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative

1	May-23	$1,347,812,953	$529,797	$529,797	$1,038,161,334	$(5,207)	$(1,159,220)	$(1,164,427)	$(1,164,427)
2	Jun-23	1,317,305,805	(56,880)	472,917	1,023,086,348	(55,328)	(1,469,314)	(1,524,642)	(2,689,069)
3	Jul-23	1,289,914,801	611,234	1,084,151	1,009,235,353	(55,350)	(1,464,273)	(1,519,623)	(4,208,692)
4	Aug-23	1,258,595,146	(831,003)	253,148	992,019,354	(87,575)	(1,842,818)	(1,930,393)	(6,139,085)
5	Sep-23	1,229,532,300	(27,071)	226,077	976,221,639	(160,585)	(1,600,609)	(1,761,194)	(7,900,279)
6	Oct-23	1,196,776,269	(366,266)	(140,189)	956,789,563	(241,400)	(1,885,297)	(2,126,697)	(10,026,976)
7	Nov-23	1,167,537,717	(482,303)	(622,492)	940,084,648	(236,226)	(1,532,853)	(1,769,079)	(11,796,055)
8	Dec-23	1,137,050,803	62,849	(559,643)	922,270,380	(271,684)	(1,560,669)	(1,832,353)	(13,628,408)
9	Jan-24	1,103,266,737	177,755	(381,888)	901,575,482	(321,841)	(1,643,567)	(1,965,408)	(15,593,816)
10	Feb-24	1,071,434,387	(100,734)	(482,622)	882,103,352	(607,064)	(1,531,291)	(2,138,355)	(17,732,171)
11	Mar-24	1,036,036,130	(19,208)	(501,830)	858,970,852	(641,876)	(1,771,127)	(2,413,003)	(20,145,174)
12	Apr-24	998,948,459	(863,409)	(1,365,239)	833,923,128	(703,695)	(2,043,933)	(2,747,628)	(22,892,802)
13	May-24	960,351,863	1,079,885	(285,354)	807,414,262	(883,429)	(2,046,098)	(2,929,527)	(25,822,329)
14	Jun-24	923,669,520	(35,871)	(321,225)	781,879,202	(637,600)	(1,733,170)	(2,370,770)	(28,193,099)
15	Jul-24	885,718,284	114,373	(206,852)	755,268,959	(790,835)	(1,797,598)	(2,588,433)	(30,781,532)
16	Aug-24	849,103,755	221,696	14,844	729,382,662	(868,798)	(1,612,889)	(2,481,687)	(33,263,219)
17	Sep-24	810,980,622	(374,086)	(359,242)	701,916,470	(718,735)	(1,587,198)	(2,305,933)	(35,569,152)
18	Oct-24	769,051,706	18,909	(340,333)	670,835,196	(688,358)	(1,919,157)	(2,607,515)	(38,176,667)
19	Nov-24	729,590,426	11,890	(328,443)	641,532,092	(543,411)	(1,662,557)	(2,205,968)	(40,382,635)
20	Dec-24	687,366,725	(356,273)	(684,716)	609,162,931	(524,612)	(1,799,607)	(2,324,219)	(42,706,854)
21	Jan-25	638,136,180	305,500	(379,216)	569,601,561	(848,849)	(1,897,896)	(2,746,745)	(45,453,599)
22	Feb-25	593,748,125	(20,432)	(399,648)	534,268,436	(1,062,134)	(1,957,464)	(3,019,598)	(48,473,197)
23	Mar-25	539,588,930	(90,602)	(490,250)	488,717,814	(1,689,190)	(2,741,706)	(4,430,896)	(52,904,093)
24	Apr-25	477,990,442	(355,729)	(845,979)	435,262,746	(1,650,056)	(3,602,587)	(5,252,643)	(58,156,736)
25	May-25	421,404,910	(81,744)	(927,723)	386,047,436	(1,325,077)	(3,410,824)	(4,735,901)	(62,892,637)
26	Jun-25	369,646,287	(83,408)	(1,011,131)	340,560,799	(1,045,354)	(3,354,875)	(4,400,229)	(67,292,866)
27	Jul-25	319,284,683	(180,397)	(1,191,528)	295,750,410	(1,328,513)	(3,420,253)	(4,748,766)	(72,041,632)
28	Aug-25	272,764,926	(49,329)	(1,240,857)	253,979,858	(1,298,487)	(3,133,255)	(4,431,742)	(76,473,374)
29	Sep-25	226,373,452	(292,611)	(1,533,468)	—	(1,091,281)	(3,124,450)	(4,215,731)	(80,689,105)

GM Financial Automobile Leasing Trust 2023-3

2023-3 Designated Pool Characteristics

as of the July 4, 2023 cutoff date

	Average	Minimum	Maximum	Total

Number of Lease Agreements Originated				38,542
Securitization Value	$30,338.30	$8,448.55	$147,899.63	$1,169,298,568.69
Discounted Base Residual Value	18,549.10	5,155.22	68,659.15	714,919,506.86
Base Residual Value	23,033.00	7,305.00	83,791.00	887,737,948.33
Discounted Base Residual Value as a Percentage of Securitization Value				61.14%
Original Term Months	36(4)	24	48
Weighted Average Credit Bureau Score(4)(5)				780
Discount Rate				10.00%
ALG Mark-to-Market Date				May/June 2023

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

13 to 24	$109,259,685.74	9.34%	3,830	9.94%
25 to 36	655,034,810.49	56.02%	22,429	58.19%
37 to 39	322,488,400.09	27.58%	10,461	27.14%
40 to 48	82,515,672.37	7.06%	1,822	4.73%

Total	$1,169,298,568.69	100.00%	38,542	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Buick	$109,357,330.96	9.35%	4,352	11.29%

Cadillac	191,170,596.74	16.35%	4,933	12.80%

Chevrolet	641,711,897.80	54.88%	22,625	58.70%

GMC	227,058,743.19	19.42%	6,632	17.21%

Total	$1,169,298,568.69	100.00%	38,542	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Silverado	$191,489,128.68	16.38%	4,876	12.65%
Equinox	170,769,058.92	14.60%	7,964	20.66%
Sierra	83,834,394.83	7.17%	1,777	4.61%
Traverse	79,145,403.06	6.77%	2,477	6.43%
Blazer	70,153,523.86	6.00%	2,473	6.42%
Other	573,907,059.34	49.08%	18,975	49.23%

Total	$1,169,298,568.69	100.00%	38,542	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$49,368,579.69	4.22%	1,732	4.49%
CUV	706,680,578.94	60.44%	27,432	71.17%
SUV	109,499,560.89	9.36%	1,752	4.55%
Truck	303,749,849.17	25.98%	7,626	19.79%

Total	$1,169,298,568.69	100.00%	38,542	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$320,503,864.95	27.41%	11,247	29.18%
New York	182,785,553.65	15.63%	6,309	16.37%
Florida	100,516,862.04	8.60%	3,278	8.51%
Ohio	86,939,938.64	7.44%	3,086	8.01%
New Jersey	65,084,959.21	5.57%	2,190	5.68%
Other	413,467,390.20	35.36%	12,432	32.26%

Total	$1,169,298,568.69	100.00%	38,542	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent

Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Jul-23	$ 1,169,298,569	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	Aug-23	1,131,646,645	871,707,241	1.7327%	2,209,795	0.20%	547,706	0.05%	—	0.00%
2	Sep-23	1,111,290,544	862,555,658	0.8500%	2,405,791	0.22%	352,770	0.03%	125,176	0.01%
3	Oct-23	1,088,006,385	850,468,781	0.7372%	2,952,969	0.27%	547,845	0.05%	113,829	0.01%
4	Nov-23	1,064,813,234	838,063,720	0.5641%	3,280,066	0.31%	783,587	0.07%	81,027	0.01%
5	Dec-23	1,041,805,677	826,129,236	0.4870%	4,171,574	0.40%	885,809	0.09%	182,817	0.02%
6	Jan-24	1,016,575,868	811,939,831	0.7132%	3,894,273	0.38%	1,170,994	0.12%	256,461	0.03%
7	Feb-24	992,244,747	798,044,764	0.5791%	4,046,385	0.41%	746,741	0.08%	362,689	0.04%
8	Mar-24	966,415,106	782,836,581	0.6851%	4,894,939	0.51%	705,852	0.07%	82,685	0.01%
9	Apr-24	939,100,379	766,105,305	0.6792%	3,837,644	0.41%	1,298,499	0.14%	60,276	0.01%
10	May-24	911,413,963	748,897,924	0.6152%	3,420,944	0.38%	966,397	0.11%	167,404	0.02%
11	Jun-24	885,894,263	733,279,182	0.5855%	4,295,357	0.48%	907,889	0.10%	191,730	0.02%
12	Jul-24	857,945,258	715,669,231	0.7321%	4,290,476	0.50%	891,594	0.10%	328,887	0.04%
13	Aug-24	830,631,401	698,215,452	0.7083%	3,812,327	0.46%	1,132,054	0.14%	397,253	0.05%
14	Sep-24	803,204,676	680,619,624	0.8705%	5,070,223	0.63%	991,663	0.12%	323,157	0.04%
15	Oct-24	771,427,082	659,082,249	1.1208%	4,800,670	0.62%	834,823	0.11%	204,190	0.03%
16	Nov-24	744,010,287	640,825,593	0.6570%	4,314,302	0.58%	1,496,941	0.20%	225,789	0.03%
17	Dec-24	713,709,371	619,926,031	0.8545%	5,089,309	0.71%	1,373,136	0.19%	458,946	0.06%
18	Jan-25	676,491,543	592,166,274	1.1944%	4,933,966	0.73%	1,565,728	0.23%	253,518	0.04%
19	Feb-25	639,837,330	564,280,323	0.8911%	4,120,571	0.64%	1,365,664	0.21%	428,865	0.07%
20	Mar-25	594,379,067	527,093,238	1.1006%	4,451,215	0.75%	1,120,843	0.19%	257,926	0.04%
21	Apr-25	542,225,051	483,388,628	1.4948%	3,892,143	0.72%	1,171,369	0.22%	226,142	0.04%
22	May-25	496,281,667	445,149,741	1.4134%	3,122,392	0.63%	1,295,527	0.26%	356,348	0.07%
23	Jun-25	455,672,672	411,569,072	1.2342%	3,425,809	0.75%	937,277	0.21%	248,242	0.05%
24	Jul-25	412,751,757	375,507,029	1.4285%	3,136,263	0.76%	894,911	0.22%	355,494	0.09%
25	Aug-25	372,367,757	341,191,981	0.9673%	2,633,072	0.71%	957,029	0.26%	378,231	0.10%
26	Sep-25	329,750,129	304,091,655	1.2616%	2,665,621	0.81%	742,086	0.23%	175,251	0.05%
27	Oct-25	285,037,669	264,477,186	1.3690%	2,248,540	0.79%	1,126,738	0.40%	81,649	0.03%
28	Nov-25	250,598,036	233,877,572	0.4172%	2,752,018	1.10%	972,298	0.39%	114,048	0.05%
29	Dec-25	213,816,131	200,771,430	0.9545%	2,644,879	1.24%	886,398	0.41%	312,449	0.15%
30	Jan-26	0	—	0.0000%	0	0.00%	0	0.00%	0	0.00%

Terminations
Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)
1	Aug-23	—	64	2	558	1	0.00%
2	Sep-23	—	39	3	345	—	0.00%
3	Oct-23	180	31	15	457	—	8.33%
4	Nov-23	339	41	33	453	—	9.73%
5	Dec-23	374	56	49	397	—	13.10%
6	Jan-24	371	57	88	457	—	23.72%
7	Feb-24	398	49	105	452	—	26.38%
8	Mar-24	386	46	109	501	—	28.24%
9	Apr-24	476	37	130	561	—	27.31%
10	May-24	590	52	137	550	—	23.22%
11	Jun-24	494	37	144	486	—	29.15%
12	Jul-24	505	41	180	525	—	35.64%
13	Aug-24	534	49	193	500	—	36.14%
14	Sep-24	447	34	201	525	—	44.97%
15	Oct-24	464	44	245	613	—	52.80%
16	Nov-24	574	37	244	487	—	42.51%
17	Dec-24	621	26	308	558	—	49.60%
18	Jan-25	686	40	451	686	—	65.74%
19	Feb-25	1,064	50	430	747	—	40.41%
20	Mar-25	1,131	38	608	1,025	—	53.76%
21	Apr-25	1,519	25	559	1,389	—	36.80%
22	May-25	1,442	31	526	1,173	—	36.48%
23	Jun-25	1,331	20	357	1,162	—	26.82%
24	Jul-25	1,342	15	305	1,305	—	22.73%
25	Aug-25	1,757	20	292	1,240	—	16.62%
26	Sep-25	1,799	19	328	1,300	—	18.23%
27	Oct-25	1,875	13	393	1,315	—	20.96%
28	Nov-25	1,949	13	338	986	—	17.34%
29	Dec-25	1,895	14	430	966	—	22.69%
30	Jan-26	1,841	15	475	926	—	25.80%

Losses

			Net Credit Losses			Net Residual Loss (Gain)

Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative	Aggregate Base Residual Value(8)	Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative

1	Aug-23	$1,131,646,645	$500,223	$500,223	$ 871,707,241	$(32,651)	$(828,851)	$(861,502)	$(861,502)
2	Sep-23	1,111,290,544	27,012	527,235	862,555,658	(17,631)	(952,358)	(969,989)	(1,831,491)
3	Oct-23	1,088,006,385	(359,042)	168,193	850,468,781	(81,223)	(1,275,463)	(1,356,686)	(3,188,177)
4	Nov-23	1,064,813,234	49,799	217,992	838,063,720	(160,123)	(1,221,353)	(1,381,476)	(4,569,653)
5	Dec-23	1,041,805,677	50,152	268,144	826,129,236	(158,084)	(1,011,862)	(1,169,946)	(5,739,599)
6	Jan-24	1,016,575,868	4,426	272,570	811,939,831	(287,017)	(1,155,865)	(1,442,882)	(7,182,481)
7	Feb-24	992,244,747	(171,186)	101,384	798,044,764	(340,952)	(1,010,595)	(1,351,547)	(8,534,028)
8	Mar-24	966,415,106	(46,320)	55,064	782,836,581	(408,057)	(1,107,764)	(1,515,821)	(10,049,849)
9	Apr-24	939,100,379	(687,431)	(632,367)	766,105,305	(492,127)	(1,375,259)	(1,867,386)	(11,917,235)
10	May-24	911,413,963	586,122	(46,245)	748,897,924	(349,793)	(1,262,671)	(1,612,464)	(13,529,699)
11	Jun-24	885,894,263	62,286	16,041	733,279,182	(328,547)	(1,147,241)	(1,475,788)	(15,005,487)
12	Jul-24	857,945,258	(9,835)	6,206	715,669,231	(486,640)	(1,189,781)	(1,676,421)	(16,681,908)
13	Aug-24	830,631,401	46,284	52,490	698,215,452	(425,742)	(1,119,657)	(1,545,399)	(18,227,307)
14	Sep-24	803,204,676	(189,297)	(136,807)	680,619,624	(415,711)	(1,154,745)	(1,570,456)	(19,797,763)
15	Oct-24	771,427,082	18,774	(118,033)	659,082,249	(392,322)	(1,414,671)	(1,806,993)	(21,604,756)
16	Nov-24	744,010,287	238,017	119,984	640,825,593	(521,186)	(1,062,148)	(1,583,334)	(23,188,090)
17	Dec-24	713,709,371	(385,094)	(265,110)	619,926,031	(489,959)	(1,282,131)	(1,772,090)	(24,960,180)
18	Jan-25	676,491,543	(85,307)	(350,417)	592,166,274	(614,139)	(1,560,333)	(2,174,472)	(27,134,652)
19	Feb-25	639,837,330	149,305	(201,112)	564,280,323	(984,420)	(1,685,189)	(2,669,609)	(29,804,261)
20	Mar-25	594,379,067	(223,796)	(424,908)	527,093,238	(1,678,200)	(2,319,838)	(3,998,038)	(33,802,299)
21	Apr-25	542,225,051	(475,577)	(900,485)	483,388,628	(1,900,992)	(3,318,310)	(5,219,302)	(39,021,601)
22	May-25	496,281,667	23,569	(876,916)	445,149,741	(1,637,878)	(2,699,424)	(4,337,302)	(43,358,903)
23	Jun-25	455,672,672	(28,421)	(905,337)	411,569,072	(1,073,633)	(2,738,613)	(3,812,246)	(47,171,149)
24	Jul-25	412,751,757	(401,487)	(1,306,824)	375,507,029	(996,741)	(3,256,648)	(4,253,389)	(51,424,538)
25	Aug-25	372,367,757	63,820	(1,243,004)	341,191,981	(1,036,985)	(2,951,033)	(3,988,018)	(55,412,556)
26	Sep-25	329,750,129	(105,398)	(1,348,402)	304,091,655	(1,010,324)	(3,218,836)	(4,229,160)	(59,641,716)
27	Oct-25	285,037,669	(214,458)	(1,562,860)	264,477,186	(1,082,763)	(3,407,155)	(4,489,918)	(64,131,634)
28	Nov-25	250,598,036	27,192	(1,535,668)	233,877,572	(808,580)	(2,619,633)	(3,428,213)	(67,559,847)
29	Dec-25	213,816,131	(3,351)	(1,539,019)	200,771,430	(958,095)	(2,562,847)	(3,520,942)	(71,080,789)
30	Jan-26	177,307,365	106,869	(1,432,150)	—	(1,112,128)	(2,491,098)	(3,603,226)	(74,684,015)

GM Financial Automobile Leasing Trust 2024-1

2024-1 Designated Pool Characteristics

as of the January 2, 2024 cutoff date

	Average	Minimum	Maximum	Total

Number of Lease Agreements Originated				55,552
Securitization Value	$ 31,607.48	$ 9,032.73	$ 145,218.32	$ 1,755,858,738.59
Discounted Base Residual Value	19,604.35	6,014.27	71,441.80	1,089,060,778.21
Base Residual Value	24,052.61	8,063.00	88,977.00	1,336,170,451.72
Discounted Base Residual Value as a Percentage of Securitization Value				62.02%
Original Term Months	36(4)	24	48
Weighted Average Credit Bureau Score(4)(5)				781
Discount Rate				9.75%
ALG Mark-to-Market Date				November/December 2023

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

13 to 24	$242,721,157.70	13.82%	8,560	15.41%
25 to 36	994,802,201.36	56.66%	32,433	58.38%
37 to 39	390,768,445.31	22.26%	11,906	21.43%
40 to 48	127,566,934.22	7.27%	2,653	4.78%

Total	$1,755,858,738.59	100.00%	55,552	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Buick	$181,702,246.46	10.35%	7,091	12.76%
Cadillac	257,108,815.08	14.64%	6,245	11.24%
Chevrolet	955,344,542.69	54.41%	32,030	57.66%
GMC	361,703,134.36	20.60%	10,186	18.34%

Total	$1,755,858,738.59	100.00%	55,552	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Silverado	$300,981,019.88	17.14%	7,573	13.63%
Equinox	182,211,454.25	10.38%	8,302	14.94%
Sierra	144,376,879.26	8.22%	3,089	5.56%
Blazer	140,155,235.45	7.98%	4,915	8.85%
Traverse	120,646,162.05	6.87%	3,752	6.75%
Other	867,487,987.70	49.41%	27,921	50.26%

Total	$1,755,858,738.59	100.00%	55,552	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$61,805,337.24	3.52%	2,013	3.62%
CUV	1,036,284,288.66	59.02%	38,941	70.10%
SUV	169,918,682.41	9.68%	2,637	4.75%
Truck	487,850,430.28	27.78%	11,961	21.53%

Total	$1,755,858,738.59	100.00%	55,552	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$507,369,883.75	28.90%	17,315	31.17%

New York	251,675,113.20	14.33%	8,362	15.05%

Florida	131,194,591.52	7.47%	4,010	7.22%

New Jersey	109,811,231.35	6.25%	3,493	6.29%

Ohio	108,787,139.82	6.20%	3,707	6.67%

Other	647,020,778.95	36.85%	18,665	33.60%

Total	$1,755,858,738.59	100.00%	55,552	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent

Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Jan-24	$1,755,858,739	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	Feb-24	1,702,102,501	1,314,420,901	1.5238%	4,231,828	0.25%	742,959	0.04%	—	0.00%
2	Mar-24	1,668,841,869	1,298,176,606	0.9719%	3,645,114	0.22%	761,579	0.05%	184,821	0.01%
3	Apr-24	1,629,353,471	1,275,651,046	0.5372%	3,993,746	0.25%	463,728	0.03%	427,069	0.03%
4	May-24	1,586,637,238	1,250,022,487	0.4476%	4,390,348	0.28%	702,396	0.04%	18,841	0.00%
5	Jun-24	1,548,701,934	1,227,986,310	0.3766%	5,240,259	0.34%	1,021,279	0.07%	175,504	0.01%
6	Jul-24	1,510,270,605	1,206,356,692	0.5848%	4,565,920	0.30%	1,361,986	0.09%	186,974	0.01%
7	Aug-24	1,474,861,887	1,186,781,322	0.4675%	5,261,213	0.36%	1,726,752	0.12%	437,946	0.03%
8	Sep-24	1,439,332,231	1,167,070,162	0.7206%	6,332,808	0.44%	1,224,655	0.09%	337,461	0.02%
9	Oct-24	1,402,545,064	1,146,677,604	0.7788%	5,276,653	0.38%	1,678,830	0.12%	279,023	0.02%
10	Nov-24	1,368,065,290	1,127,882,498	0.5420%	6,128,694	0.45%	1,547,841	0.11%	427,834	0.03%
11	Dec-24	1,329,638,888	1,105,407,882	0.7248%	6,807,281	0.51%	1,695,457	0.13%	441,007	0.03%
12	Jan-25	1,286,427,052	1,078,274,027	1.0312%	5,670,527	0.44%	2,310,091	0.18%	589,935	0.05%
13	Feb-25	1,245,464,234	1,053,085,224	0.8418%	6,064,078	0.49%	1,872,478	0.15%	629,631	0.05%
14	Mar-25	1,194,595,004	1,017,326,262	1.1458%	5,450,120	0.46%	1,391,826	0.12%	866,123	0.07%
15	Apr-25	1,132,935,414	971,188,931	1.3148%	4,646,078	0.41%	1,566,514	0.14%	719,819	0.06%
16	May-25	1,070,985,794	924,329,319	1.1282%	5,413,588	0.51%	1,479,626	0.14%	611,680	0.06%
17	Jun-25	1,013,983,056	881,155,387	0.9147%	5,493,415	0.54%	1,241,659	0.12%	816,224	0.08%
18	Jul-25	951,889,918	833,309,999	1.2001%	4,997,866	0.53%	1,637,410	0.17%	674,922	0.07%
19	Aug-25	890,354,445	784,967,715	0.9936%	4,540,642	0.51%	1,921,052	0.22%	639,515	0.07%
20	Sep-25	824,807,958	732,097,206	1.1638%	4,951,221	0.60%	1,485,690	0.18%	366,094	0.04%
21	Oct-25	756,446,334	675,984,919	1.4316%	4,982,523	0.66%	1,494,846	0.20%	494,844	0.07%
22	Nov-25	704,387,679	634,383,442	0.9892%	5,044,274	0.72%	1,577,423	0.22%	462,635	0.07%
23	Dec-25	645,480,540	585,951,393	1.2093%	4,960,818	0.77%	1,514,046	0.23%	855,843	0.13%
24	Jan-26	586,629,725	536,310,789	1.1093%	4,964,039	0.85%	1,749,812	0.30%	498,975	0.09%
25	Feb-26	528,317,815	486,566,115	0.7975%	4,132,794	0.78%	1,912,265	0.36%	466,191	0.09%
26	Mar-26	457,402,576	423,270,953	1.2527%	3,647,858	0.80%	1,104,349	0.24%	606,369	0.13%

Terminations
Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)
1	Feb-24	—	101	28	715	—	0.00%
2	Mar-24	—	53	62	523	—	0.00%
3	Apr-24	610	65	136	725	—	22.30%
4	May-24	991	63	172	804	—	17.36%
5	Jun-24	731	58	237	578	—	32.42%
6	Jul-24	619	61	238	581	—	38.45%
7	Aug-24	594	64	279	450	1	46.97%
8	Sep-24	395	69	262	472	—	66.33%
9	Oct-24	370	76	240	494	—	64.86%
10	Nov-24	465	62	242	436	—	52.04%
11	Dec-24	504	70	316	495	—	62.70%
12	Jan-25	475	69	454	547	—	95.58%
13	Feb-25	604	54	386	566	—	63.91%
14	Mar-25	641	59	541	884	—	84.40%
15	Apr-25	1,025	56	536	1,339	—	52.29%
16	May-25	1,450	63	694	1,213	—	47.86%
17	Jun-25	1,495	46	614	1,174	—	41.07%
18	Jul-25	1,455	50	619	1,337	—	42.54%
19	Aug-25	1,887	54	621	1,382	—	32.91%
20	Sep-25	1,888	41	633	1,534	—	33.53%
21	Oct-25	1,824	35	760	1,585	—	41.67%
22	Nov-25	1,670	29	524	1,197	—	31.38%
23	Dec-25	1,802	34	663	1,342	—	36.79%
24	Jan-26	2,235	50	713	1,367	—	31.90%
25	Feb-26	2,714	24	696	1,434	—	25.64%
26	Mar-26	2,718	28	762	1,901	—	28.04%

Losses

			Net Credit Losses			Net Residual Loss (Gain)

Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative	Aggregate Base Residual Value(8)	Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative

1	Feb-24	$1,702,102,501	$594,510	$594,510	$1,314,420,901	$50,705	$(913,220)	$(862,515)	$(862,515)
2	Mar-24	1,668,841,869	(134,531)	459,979	1,298,176,606	(375,972)	(1,300,031)	(1,676,003)	(2,538,518)
3	Apr-24	1,629,353,471	48,480	508,459	1,275,651,046	(355,575)	(1,651,848)	(2,007,423)	(4,545,941)
4	May-24	1,586,637,238	146,809	655,268	1,250,022,487	(351,877)	(1,960,302)	(2,312,179)	(6,858,120)
5	Jun-24	1,548,701,934	193,041	848,309	1,227,986,310	(334,979)	(1,324,901)	(1,659,880)	(8,518,000)
6	Jul-24	1,510,270,605	(158,767)	689,542	1,206,356,692	(448,964)	(1,361,712)	(1,810,676)	(10,328,676)
7	Aug-24	1,474,861,887	103,757	793,299	1,186,781,322	(457,853)	(1,015,850)	(1,473,703)	(11,802,379)
8	Sep-24	1,439,332,231	408,422	1,201,721	1,167,070,162	(358,542)	(1,198,502)	(1,557,044)	(13,359,423)
9	Oct-24	1,402,545,064	246,819	1,448,540	1,146,677,604	(245,226)	(1,223,471)	(1,468,697)	(14,828,120)
10	Nov-24	1,368,065,290	(707,212)	741,328	1,127,882,498	(97,987)	(1,151,599)	(1,249,586)	(16,077,706)
11	Dec-24	1,329,638,888	(36,628)	704,700	1,105,407,882	(261,186)	(1,215,932)	(1,477,118)	(17,554,824)
12	Jan-25	1,286,427,052	545,968	1,250,668	1,078,274,027	(478,886)	(1,452,228)	(1,931,114)	(19,485,938)
13	Feb-25	1,245,464,234	(592,347)	658,321	1,053,085,224	(466,572)	(1,435,033)	(1,901,605)	(21,387,543)
14	Mar-25	1,194,595,004	(344,993)	313,328	1,017,326,262	(1,316,486)	(2,315,590)	(3,632,076)	(25,019,619)
15	Apr-25	1,132,935,414	(54,049)	259,279	971,188,931	(1,492,132)	(3,602,589)	(5,094,721)	(30,114,340)
16	May-25	1,070,985,794	(199,328)	59,951	924,329,319	(1,862,343)	(3,334,177)	(5,196,520)	(35,310,860)
17	Jun-25	1,013,983,056	(55,230)	4,721	881,155,387	(1,657,598)	(3,296,676)	(4,954,274)	(40,265,134)
18	Jul-25	951,889,918	(38,228)	(33,507)	833,309,999	(1,598,055)	(3,671,705)	(5,269,760)	(45,534,894)
19	Aug-25	890,354,445	(24,439)	(57,946)	784,967,715	(1,832,272)	(3,716,416)	(5,548,688)	(51,083,582)
20	Sep-25	824,807,958	(290,285)	(348,231)	732,097,206	(1,786,515)	(4,147,751)	(5,934,266)	(57,017,848)
21	Oct-25	756,446,334	(527,935)	(876,166)	675,984,919	(1,559,910)	(4,312,433)	(5,872,343)	(62,890,191)
22	Nov-25	704,387,679	(210,914)	(1,087,080)	634,383,442	(1,364,330)	(3,307,817)	(4,672,147)	(67,562,338)
23	Dec-25	645,480,540	128,862	(958,218)	585,951,393	(1,469,912)	(3,749,154)	(5,219,066)	(72,781,404)
24	Jan-26	586,629,725	165,147	(793,071)	536,310,789	(1,780,390)	(3,972,137)	(5,752,527)	(78,533,931)
25	Feb-26	528,317,815	(249,375)	(1,042,446)	486,566,115	(2,423,503)	(3,909,602)	(6,333,105)	(84,867,036)
26	Mar-26	457,402,576	77,158	(965,288)	423,270,953	(3,451,233)	(5,189,438)	(8,640,671)	(93,507,707)

GM Financial Automobile Leasing Trust 2024-2

2024-2 Designated Pool Characteristics

as of the April 2, 2024 cutoff date

	Average	Minimum	Maximum	Total
Number of Lease Agreements Originated				47,458
Securitization Value	$ 32,066.51	$ 10,021.97	$149,423.11	$ 1,521,812,439.44
Discounted Base Residual Value	19,588.94	5,102.62	63,382.58	929,651,779.99
Base Residual Value	24,083.39	7,219.00	82,801.00	1,142,949,345.81
Discounted Base Residual Value as a Percentage of Securitization Value				61.09%
Original Term Months	35(4)	24	48
Weighted Average Credit Bureau Score(4)(5)				781
Discount Rate				9.50%
ALG Mark-to-Market Date				March/April 2024

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
13 to 24	$233,685,312.39	15.36%	8,117	17.10%
25 to 36	812,012,388.83	53.36%	26,489	55.82%
37 to 39	348,485,770.84	22.90%	10,224	21.54%
40 to 48	127,628,967.38	8.39%	2,628	5.54%

Total	$1,521,812,439.44	100.00%	47,458	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Buick	$148,156,913.26	9.74%	5,636	11.88%

Cadillac	235,672,018.68	15.49%	5,446	11.48%

Chevrolet	845,663,989.62	55.57%	28,462	59.97%

GMC	292,319,517.88	19.21%	7,914	16.68%

Total	$1,521,812,439.44	100.00%	47,458	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Silverado	$242,970,393.11	15.97%	5,963	12.56%
Equinox	205,706,388.75	13.52%	9,235	19.46%
Sierra	132,823,815.09	8.73%	2,773	5.84%
Blazer	120,349,905.83	7.91%	4,105	8.65%
Traverse	99,960,593.88	6.57%	3,083	6.50%
Other	720,001,342.78	47.31%	22,299	46.99%

Total	$1,521,812,439.44	100.00%	47,458	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Car	$51,989,472.44	3.42%	1,616	3.41%
CUV	917,702,416.70	60.30%	34,043	71.73%
SUV	148,230,687.13	9.74%	2,231	4.70%
Truck	403,889,863.17	26.54%	9,568	20.16%

Total	$1,521,812,439.44	100.00%	47,458	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Michigan	$409,510,940.54	26.91%	13,903	29.30%
New York	233,174,751.21	15.32%	7,666	16.15%
Florida	133,038,201.49	8.74%	4,029	8.49%
Ohio	108,949,163.29	7.16%	3,663	7.72%
Texas	99,128,826.70	6.51%	2,186	4.61%
Other	538,010,556.21	35.35%	16,011	33.74%

Total	$1,521,812,439.44	100.00%	47,458	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent
Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)
0	Apr-24	$1,521,812,439	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	May-24	1,476,135,415	1,125,938,094	1.4531%	3,754,193	0.25%	238,395	0.02%	—	0.00%
2	Jun-24	1,452,075,443	1,116,374,214	0.7026%	3,843,700	0.26%	849,635	0.06%	110,477	0.01%
3	Jul-24	1,423,745,375	1,103,485,574	0.5786%	4,251,196	0.30%	834,500	0.06%	273,897	0.02%
4	Aug-24	1,396,687,085	1,091,006,737	0.3824%	4,393,216	0.31%	919,356	0.07%	301,081	0.02%
5	Sep-24	1,368,468,710	1,077,547,430	0.6252%	5,512,598	0.40%	1,060,211	0.08%	239,545	0.02%
6	Oct-24	1,337,247,296	1,061,983,147	0.8459%	5,154,165	0.39%	1,338,094	0.10%	313,637	0.02%
7	Nov-24	1,310,377,137	1,049,500,836	0.4924%	6,652,322	0.51%	1,468,478	0.11%	217,823	0.02%
8	Dec-24	1,280,779,412	1,034,960,821	0.6818%	6,784,430	0.53%	1,456,956	0.11%	751,953	0.06%
9	Jan-25	1,247,880,826	1,017,359,577	0.8920%	5,838,750	0.47%	1,846,719	0.15%	458,068	0.04%
10	Feb-25	1,215,747,677	1,000,187,978	0.8323%	6,366,596	0.52%	1,819,887	0.15%	351,357	0.03%
11	Mar-25	1,178,857,487	977,693,296	0.9915%	5,104,705	0.43%	1,695,336	0.14%	463,723	0.04%
12	Apr-25	1,136,813,349	950,189,596	1.0797%	5,922,213	0.52%	1,420,830	0.12%	362,670	0.03%
13	May-25	1,092,856,459	920,930,334	1.0555%	4,897,841	0.45%	1,144,082	0.10%	461,038	0.04%
14	Jun-25	1,052,172,077	893,764,074	0.9180%	5,469,871	0.52%	1,253,875	0.12%	564,360	0.05%
15	Jul-25	1,006,677,049	862,353,086	1.1700%	5,718,758	0.57%	1,025,886	0.10%	495,504	0.05%
16	Aug-25	960,511,221	829,463,180	0.9868%	5,067,217	0.53%	2,075,837	0.22%	309,662	0.03%
17	Sep-25	910,587,107	792,417,251	1.2526%	4,997,838	0.55%	1,559,556	0.17%	576,258	0.06%
18	Oct-25	852,512,489	746,973,872	1.4807%	5,084,116	0.60%	1,235,354	0.14%	595,164	0.07%
19	Nov-25	801,245,752	706,723,462	0.2697%	5,385,057	0.67%	1,798,225	0.22%	386,178	0.05%
20	Dec-25	742,411,411	658,862,827	0.2251%	5,669,467	0.76%	1,665,927	0.22%	452,981	0.06%
21	Jan-26	681,789,479	608,479,510	1.0059%	4,291,349	0.63%	2,674,233	0.39%	516,844	0.08%
22	Feb-26	622,506,818	558,745,922	1.1359%	4,694,723	0.75%	1,589,050	0.26%	567,021	0.09%
23	Mar-26	554,808,380	499,680,064	1.3739%	3,785,227	0.68%	1,384,182	0.25%	440,681	0.08%

Terminations
Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)
1	May-24	—	78	32	527	1	0.00%
2	Jun-24	—	55	36	272	—	0.00%
3	Jul-24	268	49	90	374	—	33.58%
4	Aug-24	372	64	87	345	—	23.39%
5	Sep-24	258	54	160	315	1	62.02%
6	Oct-24	203	81	155	382	—	76.35%
7	Nov-24	275	55	130	299	—	47.27%
8	Dec-24	251	61	172	337	—	68.53%
9	Jan-25	282	59	235	399	1	83.33%
10	Feb-25	289	71	225	399	—	77.85%
11	Mar-25	335	47	291	575	—	86.87%
12	Apr-25	520	59	283	795	—	54.42%
13	May-25	705	40	374	792	—	53.05%
14	Jun-25	710	27	327	756	—	46.06%
15	Jul-25	727	53	364	917	—	50.07%
16	Aug-25	1,032	39	411	921	—	39.83%
17	Sep-25	994	43	414	1,081	—	41.65%
18	Oct-25	997	45	675	1,148	—	67.70%
19	Nov-25	1,960	42	634	1,011	—	32.35%
20	Dec-25	2,296	33	956	999	—	41.64%
21	Jan-26	2,149	47	1,049	1,036	—	48.81%
22	Feb-26	2,310	45	922	1,174	—	39.91%
23	Mar-26	2,300	37	939	1,595	—	40.83%

Losses

			Net Credit Losses			Net Residual Loss (Gain)

Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative	Aggregate Base Residual Value(8)	Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative
1	May-24	$1,476,135,415	$798,316	$798,316	$1,125,938,094	$3,926	$(818,470)	$(814,544)	$(814,544)
2	Jun-24	1,452,075,443	76,145	874,461	1,116,374,214	(159,499)	(778,461)	(937,960)	(1,752,504)
3	Jul-24	1,423,745,375	182,921	1,057,382	1,103,485,574	(179,625)	(986,520)	(1,166,145)	(2,918,649)
4	Aug-24	1,396,687,085	259,085	1,316,467	1,091,006,737	(168,191)	(951,859)	(1,120,050)	(4,038,699)
5	Sep-24	1,368,468,710	69,768	1,386,235	1,077,547,430	(253,463)	(858,007)	(1,111,470)	(5,150,169)
6	Oct-24	1,337,247,296	101,707	1,487,942	1,061,983,147	(102,868)	(1,069,312)	(1,172,180)	(6,322,349)
7	Nov-24	1,310,377,137	(475,230)	1,012,712	1,049,500,836	(177,998)	(854,313)	(1,032,311)	(7,354,660)
8	Dec-24	1,280,779,412	66,122	1,078,834	1,034,960,821	(120,518)	(955,505)	(1,076,023)	(8,430,683)
9	Jan-25	1,247,880,826	(48,552)	1,030,282	1,017,359,577	(214,274)	(1,150,541)	(1,364,815)	(9,795,498)
10	Feb-25	1,215,747,677	519,258	1,549,540	1,000,187,978	(335,815)	(1,071,740)	(1,407,555)	(11,203,053)
11	Mar-25	1,178,857,487	(414,051)	1,135,489	977,693,296	(594,147)	(1,642,707)	(2,236,854)	(13,439,907)
12	Apr-25	1,136,813,349	11,048	1,146,537	950,189,596	(956,252)	(2,244,124)	(3,200,376)	(16,640,283)
13	May-25	1,092,856,459	(564,621)	581,916	920,930,334	(1,138,492)	(2,534,392)	(3,672,884)	(20,313,167)
14	Jun-25	1,052,172,077	(443,089)	138,827	893,764,074	(726,124)	(2,237,881)	(2,964,005)	(23,277,172)
15	Jul-25	1,006,677,049	446,674	585,501	862,353,086	(1,182,476)	(2,575,518)	(3,757,994)	(27,035,166)
16	Aug-25	960,511,221	(245,692)	339,809	829,463,180	(1,432,546)	(2,712,504)	(4,145,050)	(31,180,216)
17	Sep-25	910,587,107	(218,966)	120,843	792,417,251	(1,185,062)	(3,057,393)	(4,242,455)	(35,422,671)
18	Oct-25	852,512,489	(423,192)	(302,349)	746,973,872	(1,421,974)	(3,345,622)	(4,767,596)	(40,190,267)
19	Nov-25	801,245,752	266,748	(35,601)	706,723,462	(1,071,539)	(2,832,502)	(3,904,041)	(44,094,308)
20	Dec-25	742,411,411	84,895	49,294	658,862,827	(1,751,874)	(2,800,378)	(4,552,252)	(48,646,560)
21	Jan-26	681,789,479	210,705	259,999	608,479,510	(1,864,523)	(3,000,043)	(4,864,566)	(53,511,126)
22	Feb-26	622,506,818	22,590	282,589	558,745,922	(2,239,647)	(3,278,050)	(5,517,697)	(59,028,823)
23	Mar-26	554,808,380	(415,727)	(133,138)	499,680,064	(3,175,424)	(4,547,929)	(7,723,353)	(66,752,176)

GM Financial Automobile Leasing Trust 2024-3

2024-3 Designated Pool Characteristics

as of the August 20, 2024 cutoff date

	Average	Minimum	Maximum	Total
Number of Lease Agreements Originated				46,461
Securitization Value	$31,497.63	$10,228.53	$146,019.02	$1,463,411,295.15
Discounted Base Residual Value	19,606.43	4,642.15	84,782.14	910,934,120.39
Base Residual Value	23,844.80	7,759.00	99,706.00	1,107,853,399.01
Discounted Base Residual Value as a Percentage of Securitization Value				62.25%
Original Term Months	36(4)	24	48
Weighted Average Credit Bureau Score(4)(5)				781
Discount Rate				9.50%
ALG Mark-to-Market Date				September/October 2024

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

13 to 24	$191,136,204.22	13.06%	6,639	14.29%
25 to 36	818,630,883.21	55.94%	27,161	58.46%
37 to 39	346,064,159.20	23.65%	10,397	22.38%
40 to 48	107,580,048.52	7.35%	2,264	4.87%

Total	$1,463,411,295.15	100.00%	46,461	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Buick	$161,328,953.59	11.02%	6,240	13.43%
Cadillac	233,045,653.26	15.92%	5,510	11.86%
Chevrolet	781,279,000.86	53.39%	26,869	57.83%
GMC	287,757,687.44	19.66%	7,842	16.88%

Total	$1,463,411,295.15	100.00%	46,461	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Silverado	$232,859,778.22	15.91%	5,761	12.40%
Equinox	181,715,201.11	12.42%	8,349	17.97%
Sierra	135,288,495.39	9.24%	2,912	6.27%
Blazer	110,033,409.30	7.52%	3,801	8.18%
Traverse	87,733,572.77	6.00%	2,799	6.02%
Other	715,780,838.36	48.91%	22,839	49.16%

Total	$1,463,411,295.15	100.00%	46,461	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$45,953,936.99	3.14%	1,465	3.15%
CUV	885,461,729.57	60.51%	33,484	72.07%
SUV	136,929,108.03	9.36%	2,060	4.43%
Truck	395,066,520.56	27.00%	9,452	20.34%

Total	$1,463,411,295.15	100.00%	46,461	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$393,749,186.12	26.91%	13,491	29.04%
New York	223,273,435.20	15.26%	7,473	16.08%
Florida	129,654,642.22	8.86%	3,970	8.54%
Ohio	104,765,219.76	7.16%	3,594	7.74%
Texas	89,037,679.72	6.08%	2,057	4.43%
Other	522,931,132.13	35.73%	15,876	34.17%

Total	$1,463,411,295.15	100.00%	46,461	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent

Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Aug-24	$1,463,411,295	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	Sep-24	1,435,496,458	1,099,017,000	1.6145%	4,394,066	0.31%	468,079	0.03%	—	0.00%
2	Oct-24	1,412,183,264	1,091,213,756	0.6594%	4,102,832	0.29%	932,287	0.07%	164,459	0.01%
3	Nov-24	1,389,018,518	1,083,240,487	0.6516%	5,152,065	0.37%	1,079,415	0.08%	139,394	0.01%
4	Dec-24	1,363,447,067	1,073,268,409	0.7855%	5,770,170	0.42%	934,707	0.07%	274,848	0.02%
5	Jan-25	1,334,888,013	1,060,587,315	0.8843%	5,326,828	0.40%	1,331,592	0.10%	310,972	0.02%
6	Feb-25	1,307,344,490	1,048,362,983	0.6803%	6,067,947	0.46%	1,234,025	0.09%	501,259	0.04%
7	Mar-25	1,275,958,311	1,031,756,616	0.8871%	5,321,143	0.42%	1,144,045	0.09%	566,184	0.04%
8	Apr-25	1,240,520,764	1,011,565,617	1.0450%	4,943,029	0.40%	1,350,558	0.11%	193,077	0.02%
9	May-25	1,202,377,652	989,171,022	1.0628%	4,569,976	0.38%	1,221,153	0.10%	608,597	0.05%
10	Jun-25	1,166,819,791	968,174,242	0.8978%	4,834,396	0.41%	1,364,684	0.12%	290,063	0.02%
11	Jul-25	1,126,142,217	942,873,670	1.1288%	5,521,953	0.49%	1,209,673	0.11%	469,263	0.04%
12	Aug-25	1,085,446,466	916,999,309	1.1147%	4,908,620	0.45%	2,163,166	0.20%	330,478	0.03%
13	Sep-25	1,042,740,587	888,463,848	1.1317%	5,811,149	0.56%	1,470,406	0.14%	824,692	0.08%
14	Oct-25	994,071,999	853,951,272	1.4081%	5,019,615	0.50%	1,667,574	0.17%	594,638	0.06%
15	Nov-25	952,703,255	825,121,355	1.0829%	4,703,957	0.49%	1,566,201	0.16%	496,302	0.05%
16	Dec-25	902,382,153	787,696,965	1.1039%	5,270,598	0.58%	1,417,406	0.16%	617,706	0.07%
17	Jan-26	849,528,125	746,725,726	1.0585%	4,503,057	0.53%	2,232,803	0.26%	262,572	0.03%
18	Feb-26	794,983,866	703,529,415	1.1440%	5,351,623	0.67%	1,585,919	0.20%	464,308	0.06%
19	Mar-26	724,058,684	643,388,701	1.3313%	4,221,302	0.58%	1,198,880	0.17%	212,891	0.03%

Terminations
Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)
1	Sep-24	—	58	5	278	—	0.00%
2	Oct-24	—	53	11	251	—	0.00%
3	Nov-24	—	60	28	217	—	0.00%
4	Dec-24	41	66	35	287	—	85.37%
5	Jan-25	168	70	99	312	—	58.93%
6	Feb-25	196	60	108	326	—	55.10%
7	Mar-25	231	55	162	466	—	70.13%
8	Apr-25	361	36	185	630	—	51.25%
9	May-25	432	48	276	604	—	63.89%
10	Jun-25	452	56	227	584	—	50.22%
11	Jul-25	457	58	263	744	—	57.55%
12	Aug-25	619	66	281	742	—	45.40%
13	Sep-25	588	54	292	854	—	49.66%
14	Oct-25	607	56	465	901	—	76.61%
15	Nov-25	1,104	43	431	744	—	39.04%
16	Dec-25	1,370	38	624	864	—	45.55%
17	Jan-26	1,302	54	771	871	—	59.22%
18	Feb-26	2,301	46	803	999	1	34.90%
19	Mar-26	2,265	57	1037	1,455	—	45.78%

Losses

			Net Credit Losses			Net Residual Loss (Gain)

Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative	Aggregate Base Residual Value(8)	Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative

1	Sep-24	$1,435,496,458	$824,007	$824,007	$ 1,099,017,000	$(20,551)	$(872,364)	$(892,915)	$(892,915)
2	Oct-24	1,412,183,264	52,753	876,760	1,091,213,756	(46,217)	(815,390)	(861,607)	(1,754,522)
3	Nov-24	1,389,018,518	891,680	1,768,440	1,083,240,487	(93,709)	(734,653)	(828,362)	(2,582,884)
4	Dec-24	1,363,447,067	(223,024)	1,545,416	1,073,268,409	(112,873)	(973,600)	(1,086,473)	(3,669,357)
5	Jan-25	1,334,888,013	50,999	1,596,415	1,060,587,315	(208,600)	(1,002,060)	(1,210,660)	(4,880,017)
6	Feb-25	1,307,344,490	(609,084)	987,331	1,048,362,983	(247,139)	(942,548)	(1,189,687)	(6,069,704)
7	Mar-25	1,275,958,311	136,405	1,123,736	1,031,756,616	(427,609)	(1,256,979)	(1,684,588)	(7,754,292)
8	Apr-25	1,240,520,764	3,746	1,127,482	1,011,565,617	(659,910)	(1,887,225)	(2,547,135)	(10,301,427)
9	May-25	1,202,377,652	(623,108)	504,374	989,171,022	(777,759)	(1,869,947)	(2,647,706)	(12,949,134)
10	Jun-25	1,166,819,791	91,366	595,740	968,174,242	(632,205)	(1,884,266)	(2,516,471)	(15,465,604)
11	Jul-25	1,126,142,217	218,664	814,404	942,873,670	(778,722)	(2,315,291)	(3,094,013)	(18,559,618)
12	Aug-25	1,085,446,466	246,120	1,060,524	916,999,309	(997,119)	(2,096,924)	(3,094,043)	(21,653,661)
13	Sep-25	1,042,740,587	(389,986)	670,538	888,463,848	(1,027,880)	(2,523,937)	(3,551,817)	(25,205,478)
14	Oct-25	994,071,999	(408,253)	262,285	853,951,272	(1,047,147)	(2,779,542)	(3,826,689)	(29,032,166)
15	Nov-25	952,703,255	204,030	466,315	825,121,355	(747,911)	(2,147,095)	(2,895,006)	(31,927,173)
16	Dec-25	902,382,153	(622,114)	(155,799)	787,696,965	(1,244,528)	(2,640,187)	(3,884,715)	(35,811,888)
17	Jan-26	849,528,125	328,992	173,193	746,725,726	(1,449,424)	(2,570,644)	(4,020,068)	(39,831,956)
18	Feb-26	794,983,866	(289,250)	(116,057)	703,529,415	(2,307,323)	(2,943,169)	(5,250,492)	(45,082,448)
19	Mar-26	724,058,684	130,852	14,795	643,388,701	(3,861,116)	(4,267,895)	(8,129,011)	(53,211,458)

GM Financial Automobile Leasing Trust 2025-1

2025-1 Designated Pool Characteristics

as of the January 1, 2025 cutoff date

	Average	Minimum	Maximum	Total

Number of Lease Agreements Originated				60,223
Securitization Value	$ 32,626.51	$ 11,291.71	$ 147,289.69	$ 1,964,866,244.75
Discounted Base Residual Value	20,407.78	5,070.19	75,311.25	1,229,017,856.67
Base Residual Value	24,943.12	8,123.00	89,587.00	1,502,149,366.58
Discounted Base Residual Value as a Percentage of Securitization Value				62.55%
Original Term Months	35(4)	24	48
Weighted Average Credit Bureau Score(4)(5)				781
Discount Rate				9.50%
ALG Mark-to-Market Date				November/December 2024

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

13 to 24	$297,340,640.69	15.13%	9,267	15.39%
25 to 36	1,189,337,781.72	60.53%	37,948	63.01%
37 to 39	374,880,376.30	19.08%	10,942	18.17%
40 to 48	103,307,446.04	5.26%	2,066	3.43%

Total	$1,964,866,244.75	100.00%	60,223	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Buick	$185,905,948.39	9.46%	7,294	12.11%

Cadillac	351,787,689.17	17.90%	8,228	13.66%

Chevrolet	1,032,950,199.45	52.57%	35,231	58.50%

GMC	394,222,407.74	20.06%	9,470	15.72%

Total	$1,964,866,244.75	100.00%	60,223	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Silverado	$311,674,961.26	15.86%	7,765	12.89%
Equinox	205,666,538.81	10.47%	9,408	15.62%
Sierra	174,092,636.97	8.86%	3,848	6.39%
Lyriq	109,982,143.93	5.60%	2,436	4.04%
Blazer	105,545,217.13	5.37%	3,643	6.05%
Other	1,057,904,746.65	53.84%	33,123	55.00%

Total	$1,964,866,244.75	100.00%	60,223	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$47,967,368.46	2.44%	1,522	2.53%
CUV	1,185,247,802.46	60.32%	43,148	71.65%
SUV	179,460,213.95	9.13%	2,527	4.20%
Truck	552,190,859.88	28.10%	13,026	21.63%

Total	$1,964,866,244.75	100.00%	60,223	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$489,614,315.77	24.92%	16,538	27.46%

New York	277,788,173.97	14.14%	9,038	15.01%

Florida	187,867,386.55	9.56%	5,459	9.06%

California	138,669,721.74	7.06%	3,575	5.94%

Ohio	138,488,848.37	7.05%	4,601	7.64%

Other	732,437,798.35	37.28%	21,012	34.89%

Total	$1,964,866,244.75	100.00%	60,223	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent

Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Jan-25	$1,964,866,245	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	Feb-25	1,909,406,970	1,485,087,669	1.1813%	4,019,687	0.21%	589,934	0.03%	—	0.00%
2	Mar-25	1,878,793,624	1,473,797,151	0.6649%	4,526,078	0.24%	832,114	0.04%	112,466	0.01%
3	Apr-25	1,846,322,147	1,460,891,739	0.7465%	5,145,001	0.28%	720,542	0.04%	230,784	0.01%
4	May-25	1,812,205,147	1,446,919,077	0.6509%	5,170,785	0.29%	985,117	0.05%	209,720	0.01%
5	Jun-25	1,778,026,456	1,431,895,954	0.6580%	5,772,258	0.32%	1,203,819	0.07%	383,132	0.02%
6	Jul-25	1,740,819,458	1,414,535,042	0.7781%	5,917,578	0.34%	1,199,473	0.07%	542,438	0.03%
7	Aug-25	1,702,850,088	1,396,162,910	0.7613%	5,358,965	0.31%	1,682,519	0.10%	452,463	0.03%
8	Sep-25	1,664,295,063	1,376,816,617	0.8349%	5,916,294	0.36%	1,555,572	0.09%	393,959	0.02%
9	Oct-25	1,620,982,936	1,353,304,651	0.9732%	6,267,101	0.39%	1,834,476	0.11%	521,575	0.03%
10	Nov-25	1,582,777,054	1,333,027,418	0.6465%	6,634,821	0.42%	2,222,958	0.14%	503,214	0.03%
11	Dec-25	1,536,791,631	1,306,119,995	0.8703%	6,976,791	0.45%	2,484,447	0.16%	596,627	0.04%
12	Jan-26	1,490,582,870	1,278,026,203	0.8633%	6,310,330	0.42%	1,998,856	0.13%	916,154	0.06%
13	Feb-26	1,441,649,741	1,247,310,845	0.7918%	7,207,916	0.50%	1,974,594	0.14%	414,218	0.03%
14	Mar-26	1,382,493,271	1,205,106,810	1.0142%	6,393,885	0.46%	2,010,296	0.15%	496,874	0.04%

Terminations

Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)
1	Feb-25	—	144	8	473	—	0.00%
2	Mar-25	—	68	29	329	—	0.00%
3	Apr-25	—	77	35	400	—	0.00%
4	May-25	162	67	78	409	—	48.15%
5	Jun-25	161	74	82	445	—	50.93%
6	Jul-25	195	87	97	523	—	49.74%
7	Aug-25	248	76	139	510	—	56.05%
8	Sep-25	227	92	136	557	—	59.91%
9	Oct-25	241	85	236	610	—	97.93%
10	Nov-25	376	78	226	499	—	60.11%
11	Dec-25	522	98	367	631	—	70.31%
12	Jan-26	566	93	421	612	—	74.38%
13	Feb-26	855	68	437	756	—	51.11%
14	Mar-26	900	71	548	1,138	—	60.89%

Losses

			Net Credit Losses			Net Residual Loss (Gain)

Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative	Aggregate Base Residual Value(8)	Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative
1	Feb-25	$1,909,406,970	$2,050,887	$2,050,887	$1,485,087,669	$(15,148)	$(1,938,413)	$(1,953,561)	$(1,953,561)
2	Mar-25	1,878,793,624	(249,895)	1,800,992	1,473,797,151	(174,098)	(1,119,627)	(1,293,725)	(3,247,286)
3	Apr-25	1,846,322,147	198,739	1,999,731	1,460,891,739	(156,325)	(1,373,650)	(1,529,975)	(4,777,260)
4	May-25	1,812,205,147	(17,055)	1,982,676	1,446,919,077	(341,949)	(1,495,692)	(1,837,641)	(6,614,901)
5	Jun-25	1,778,026,456	469,793	2,452,469	1,431,895,954	(316,904)	(1,508,334)	(1,825,238)	(8,440,140)
6	Jul-25	1,740,819,458	419,283	2,871,752	1,414,535,042	(336,636)	(1,760,959)	(2,097,595)	(10,537,735)
7	Aug-25	1,702,850,088	(1,054,766)	1,816,986	1,396,162,910	(505,032)	(1,822,615)	(2,327,647)	(12,865,381)
8	Sep-25	1,664,295,063	202,046	2,019,032	1,376,816,617	(448,086)	(1,811,190)	(2,259,276)	(15,124,657)
9	Oct-25	1,620,982,936	(469,666)	1,549,366	1,353,304,651	(386,566)	(2,067,601)	(2,454,167)	(17,578,824)
10	Nov-25	1,582,777,054	(151,265)	1,398,101	1,333,027,418	(362,001)	(1,609,693)	(1,971,694)	(19,550,517)
11	Dec-25	1,536,791,631	272,830	1,670,931	1,306,119,995	(679,721)	(1,997,492)	(2,677,213)	(22,227,730)
12	Jan-26	1,490,582,870	(256,508)	1,414,423	1,278,026,203	(874,456)	(2,053,157)	(2,927,613)	(25,155,343)
13	Feb-26	1,441,649,741	(573,521)	840,902	1,247,310,845	(1,004,546)	(2,256,699)	(3,261,245)	(28,416,588)
14	Mar-26	1,382,493,271	(41,105)	799,797	1,205,106,810	(1,836,101)	(3,488,971)	(5,325,072)	(33,741,660)

GM Financial Automobile Leasing Trust 2025-2

2025-2 Designated Pool Characteristics

as of the March 31, 2025 cutoff date

	Average	Minimum	Maximum	Total

Number of Lease Agreements Originated				44,410
Securitization Value	$ 32,775.64	$ 11,442.78	$146,651.33	$ 1,455,566,249.91
Discounted Base Residual Value	20,837.38	5,096.47	79,755.33	925,388,196.08
Base Residual Value	25,147.61	7,647.00	94,913.00	1,116,805,184.70
Discounted Base Residual Value as a Percentage of Securitization Value				63.58%
Original Term Months	35(4)	24	48
Weighted Average Credit Bureau Score(4)(5)				780
Discount Rate				9.25%
ALG Mark-to-Market Date				March/April 2025

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

13 to 24	$223,345,075.35	15.34%	7,020	15.81%
25 to 36	884,808,770.25	60.79%	27,865	62.74%
37 to 39	274,585,923.23	18.86%	8,074	18.18%
40 to 48	72,826,481.08	5.00%	1,451	3.27%

Total	$1,455,566,249.91	100.00%	44,410	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Buick	$138,628,722.01	9.52%	5,467	12.31%

Cadillac	269,967,178.58	18.55%	6,341	14.28%

Chevrolet	729,554,834.57	50.12%	24,928	56.13%

GMC	317,415,514.75	21.81%	7,674	17.28%

Total	$1,455,566,249.91	100.00%	44,410	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Silverado	$230,659,834.18	15.85%	5,859	13.19%
Equinox	147,577,481.70	10.14%	6,553	14.76%
Sierra	130,761,044.62	8.98%	2,980	6.71%
Lyriq	79,208,413.19	5.44%	1,865	4.20%
Blazer	67,145,541.06	4.61%	2,314	5.21%
Other	800,213,935.16	54.98%	24,839	55.93%

Total	$1,455,566,249.91	100.00%	44,410	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$34,151,199.90	2.35%	1,062	2.39%
CUV	853,939,037.39	58.67%	31,271	70.41%
SUV	147,415,823.48	10.13%	2,026	4.56%
Truck	420,060,189.14	28.86%	10,051	22.63%

Total	$1,455,566,249.91	100.00%	44,410	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$390,619,051.62	26.84%	13,012	29.30%

New York	191,409,312.94	13.15%	6,273	14.13%

Florida	116,473,987.98	8.00%	3,375	7.60%

California	100,849,912.91	6.93%	2,631	5.92%

New Jersey	89,909,526.46	6.18%	2,824	6.36%

Other	566,304,458.00	38.91%	16,295	36.69%

Total	$1,455,566,249.91	100.00%	44,410	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent

Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Apr-25	$1,455,566,250	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	May-25	1,409,293,902	1,100,869,533	1.4364%	2,626,630	0.19%	554,265	0.04%	—	0.00%
2	Jun-25	1,386,689,922	1,092,564,930	0.6341%	3,819,333	0.28%	530,455	0.04%	118,565	0.01%
3	Jul-25	1,360,237,543	1,081,371,447	0.8272%	4,252,952	0.31%	881,443	0.06%	180,980	0.01%
4	Aug-25	1,333,622,851	1,069,601,697	0.6425%	3,763,333	0.28%	1,422,884	0.11%	268,841	0.02%
5	Sep-25	1,304,477,482	1,055,625,337	0.7842%	5,238,258	0.40%	758,961	0.06%	455,600	0.03%
6	Oct-25	1,273,196,193	1,039,541,234	0.8743%	4,672,708	0.37%	1,604,288	0.13%	247,218	0.02%
7	Nov-25	1,244,478,832	1,024,785,472	0.5439%	4,926,530	0.40%	1,955,789	0.16%	572,718	0.05%
8	Dec-25	1,211,550,607	1,006,762,054	0.7123%	5,812,563	0.48%	1,220,724	0.10%	694,439	0.06%
9	Jan-26	1,178,821,353	987,808,829	0.7663%	4,760,430	0.40%	1,522,587	0.13%	505,747	0.04%
10	Feb-26	1,143,533,917	966,692,551	0.7493%	5,203,119	0.46%	1,084,916	0.09%	496,336	0.04%
11	Mar-26	1,102,594,864	939,011,078	0.9525%	5,086,438	0.46%	1,190,060	0.11%	121,154	0.01%

Terminations

Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)
1	May-25	—	107	18	482	—	0.00%
2	Jun-25	—	50	20	259	—	0.00%
3	Jul-25	—	63	38	335	—	0.00%
4	Aug-25	160	67	61	346	—	38.13%
5	Sep-25	202	83	91	384	—	45.05%
6	Oct-25	185	60	173	397	—	93.51%
7	Nov-25	319	58	152	368	—	47.65%
8	Dec-25	403	71	234	398	—	58.06%
9	Jan-26	373	79	268	403	—	71.85%
10	Feb-26	557	58	308	486	—	55.30%
11	Mar-26	577	49	354	744	—	61.35%

Losses

			Net Credit Losses			Net Residual Loss (Gain)

Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative	Aggregate Base Residual Value(8)	Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative
1	May-25	$1,409,293,902	$1,362,185	$1,362,185	$1,100,869,533	$43,952	$(1,799,678)	$(1,755,726)	$(1,755,726)
2	Jun-25	1,386,689,922	(42,537)	1,319,648	1,092,564,930	(213,058)	(956,973)	(1,170,031)	(2,925,757)
3	Jul-25	1,360,237,543	(89,697)	1,229,951	1,081,371,447	(131,916)	(1,136,391)	(1,268,307)	(4,194,063)
4	Aug-25	1,333,622,851	210,116	1,440,067	1,069,601,697	(249,074)	(1,062,237)	(1,311,311)	(5,505,374)
5	Sep-25	1,304,477,482	496,078	1,936,145	1,055,625,337	(357,590)	(1,283,927)	(1,641,517)	(7,146,891)
6	Oct-25	1,273,196,193	(773,325)	1,162,820	1,039,541,234	(393,124)	(1,331,586)	(1,724,710)	(8,871,601)
7	Nov-25	1,244,478,832	340,242	1,503,062	1,024,785,472	(373,866)	(1,183,259)	(1,557,125)	(10,428,726)
8	Dec-25	1,211,550,607	265,967	1,769,029	1,006,762,054	(543,429)	(1,257,058)	(1,800,487)	(12,229,213)
9	Jan-26	1,178,821,353	176,516	1,945,545	987,808,829	(526,357)	(1,255,898)	(1,782,255)	(14,011,468)
10	Feb-26	1,143,533,917	(1,181,214)	764,331	966,692,551	(920,347)	(1,515,227)	(2,435,574)	(16,447,042)
11	Mar-26	1,102,594,864	(522,587)	241,744	939,011,078	(1,348,212)	(2,336,683)	(3,684,895)	(20,131,937)

GM Financial Automobile Leasing Trust 2025-3

2025-3 Designated Pool Characteristics

as of the July 1, 2025 cutoff date

	Average		Minimum	Maximum	Total
Number of Lease Agreements Originated					33,089
Securitization Value	$33,410.58		$11,069.36	$149,292.44	$1,105,522,522.92
Discounted Base Residual Value	21,211.31		4,755.58	87,787.87	701,861,068.36
Base Residual Value	25,570.78		8,080.00	100,821.30	846,111,587.51
Discounted Base Residual Value as a Percentage of Securitization Value					63.49%
Original Term Months	35	(4)	24	48
Weighted Average Credit Bureau Score(4)(5)					781
Discount Rate					9.00%
ALG Mark-to-Market Date					May/June 2025

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
13 to 24	$196,613,247.72	17.78%	6,142	18.56%
25 to 36	654,830,662.24	59.23%	20,291	61.32%
37 to 39	199,501,816.59	18.05%	5,585	16.88%
40 to 48	54,576,796.37	4.94%	1,071	3.24%

Total	$1,105,522,522.92	100.00%	33,089	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Buick	$99,656,579.76	9.01%	3,912	11.82%
Cadillac	217,384,039.06	19.66%	4,902	14.81%
Chevrolet	562,636,151.09	50.89%	19,049	57.57%
GMC	225,845,753.01	20.43%	5,226	15.79%

Total	$1,105,522,522.92	100.00%	33,089	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Silverado	$170,533,364.31	15.43%	4,335	13.10%
Equinox	119,558,453.24	10.81%	5,073	15.33%
Sierra	93,905,844.28	8.49%	2,151	6.50%
Lyriq	62,684,352.82	5.67%	1,485	4.49%
Equinox EV	51,566,637.15	4.66%	1,961	5.93%
Other	607,273,871.12	54.93%	18,084	54.65%

Total	$1,105,522,522.92	100.00%	33,089	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$24,145,615.48	2.18%	694	2.10%
CUV	649,804,074.25	58.78%	23,398	70.71%
SUV	111,732,622.95	10.11%	1,447	4.37%
Truck	319,840,210.24	28.93%	7,550	22.82%

Total	$1,105,522,522.92	100.00%	33,089	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$272,991,242.26	24.69%	9,047	27.34%
New York	152,562,915.03	13.80%	4,910	14.84%
Florida	113,617,964.33	10.28%	3,192	9.65%
California	82,997,517.64	7.51%	2,153	6.51%
Ohio	79,174,325.49	7.16%	2,534	7.66%
Other	404,178,558.17	36.56%	11,253	34.01%

Total	$1,105,522,522.92	100.00%	33,089	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent
Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Jul-25	$1,105,522,523	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	Aug-25	1,074,793,540	836,450,735	1.1272%	2,296,642	0.21%	552,514	0.05%	18,413	0.00%
2	Sep-25	1,057,671,997	830,535,684	0.6430%	3,325,379	0.31%	428,124	0.04%	254,948	0.02%
3	Oct-25	1,039,151,939	823,570,061	0.7525%	2,803,589	0.27%	756,320	0.07%	255,850	0.02%
4	Nov-25	1,022,046,998	817,004,140	0.4631%	3,370,219	0.33%	1,010,597	0.10%	205,726	0.02%
5	Dec-25	1,001,016,023	807,419,970	0.7560%	4,481,378	0.45%	982,797	0.10%	319,371	0.03%
6	Jan-26	980,619,398	797,993,824	0.7115%	3,042,465	0.31%	1,535,307	0.16%	239,958	0.02%
7	Feb-26	959,095,349	787,576,561	0.6904%	3,954,692	0.41%	1,065,715	0.11%	285,172	0.03%
8	Mar-26	934,585,944	773,826,003	0.8247%	3,836,198	0.41%	1,070,154	0.11%	58,912	0.01%

Terminations

Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)

1	Aug-25	—	68	17	282	—	0.00%
2	Sep-25	—	41	19	180	—	0.00%
3	Oct-25	—	46	23	189	—	0.00%
4	Nov-25	75	48	37	177	—	49.33%
5	Dec-25	110	55	94	218	—	85.45%
6	Jan-26	109	62	108	202	—	99.08%
7	Feb-26	197	55	110	240	—	55.84%
8	Mar-26	195	65	151	337	—	77.44%

Losses

			Net Credit Losses		Aggregate Base Residual Value(8)	Net Residual Loss (Gain)
Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative		Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative

1	Aug-25	$1,074,793,540	$806,514	$806,514	$836,450,735	$(23,524)	$(1,102,157)	$(1,125,681)	$(1,125,681)
2	Sep-25	1,057,671,997	119,744	926,258	830,535,684	(142,206)	(631,518)	(773,724)	(1,899,404)
3	Oct-25	1,039,151,939	149,120	1,075,378	823,570,061	(72,012)	(686,428)	(758,440)	(2,657,845)
4	Nov-25	1,022,046,998	211,428	1,286,806	817,004,140	(74,419)	(518,057)	(592,476)	(3,250,320)
5	Dec-25	1,001,016,023	274,523	1,561,329	807,419,970	(149,875)	(785,147)	(935,022)	(4,185,342)
6	Jan-26	980,619,398	341,866	1,903,195	797,993,824	(232,209)	(697,313)	(929,522)	(5,114,864)
7	Feb-26	959,095,349	61,397	1,964,592	787,576,561	(296,378)	(879,278)	(1,175,656)	(6,290,520)
8	Mar-26	934,585,944	(479,663)	1,484,929	773,826,003	(545,550)	(1,115,767)	(1,661,317)	(7,951,837)

GM Financial Automobile Leasing Trust 2026-1

2026-1 Designated Pool Characteristics

as of the January 1, 2026 cutoff date

	Average	Minimum	Maximum	Total
Number of Lease Agreements Originated				31,700
Securitization Value	$35,073.02	$11,378.73	$148,739.29	$ 1,111,814,700.87
Discounted Base Residual Value	22,695.74	5,757.38	78,003.06	719,455,092.85
Base Residual Value	27,109.06	8,255.00	92,501.00	859,357,086.42
Discounted Base Residual Value as a Percentage of Securitization Value				64.71%
Original Term Months	35(4)	24	48
Weighted Average Credit Bureau Score(4)(5)				781
Discount Rate				8.75%
ALG Mark-to-Market Date				November/December 2025

Distribution of the Lease Assets by Original Term

Original Term	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

13 to 24	$195,774,349.23	17.61%	5,748	18.13%
25 to 36	686,545,072.70	61.75%	20,223	63.79%
37 to 39	174,562,434.48	15.70%	4,683	14.77%
40 to 48	54,932,844.46	4.94%	1,046	3.30%

Total	$1,111,814,700.87	100.00%	31,700	100.00%

Distribution of the Lease Assets by Vehicle Make

Vehicle Make	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Buick	$101,390,872.40	9.12%	3,870	12.21%

Cadillac	245,551,609.86	22.09%	5,287	16.68%

Chevrolet	503,055,372.82	45.25%	16,567	52.26%

GMC	261,816,845.79	23.55%	5,976	18.85%

Total	$1,111,814,700.87	100.00%	31,700	100.00%

Distribution of the Lease Assets by Vehicle Model (Top 5)

Vehicle Model	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)
Silverado	$175,204,852.50	15.76%	4,343	13.70%
Sierra	121,941,448.86	10.97%	2,772	8.74%
Equinox	105,205,002.69	9.46%	4,326	13.65%
Equinox EV	48,973,007.30	4.40%	1,894	5.97%
Lyriq	48,935,091.23	4.40%	1,199	3.78%
Other	611,555,298.29	55.01%	17,166	54.15%

Total	$1,111,814,700.87	100.00%	31,700	100.00%

Distribution of the Lease Assets by Vehicle Type

Vehicle Type	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Car	$23,019,339.47	2.07%	610	1.92%
CUV	581,549,365.35	52.31%	20,696	65.29%
SUV	136,049,995.08	12.24%	1,773	5.59%
Truck	371,196,000.97	33.39%	8,621	27.20%

Total	$1,111,814,700.87	100.00%	31,700	100.00%

Distribution of the Lease Assets by Geographic Location of Lessee (Top 5)

State(7)	Aggregate Securitization Value	Percentage of Aggregate Securitization Value(6)	Initial Number of Leases	Percentage of Number of Leases(6)

Michigan	$279,258,495.18	25.12%	8,710	27.48%
New York	138,774,037.79	12.48%	4,178	13.18%
Florida	103,912,953.52	9.35%	2,872	9.06%
California	87,312,866.83	7.85%	2,172	6.85%
Texas	69,031,414.93	6.21%	1,498	4.73%
Other	433,524,932.62	38.99%	12,270	38.71%

Total	$1,111,814,700.87	100.00%	31,700	100.00%

Balances, Prepayments and Delinquencies

					31-60 Days Delinquent		61-90 Days Delinquent		91+ Days Delinquent

Period	Month	Aggregate Securitization Value(8)	Aggregate Base Residual Value(8)	Prepayment Speed(9)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)	Dollars(2)	% of Aggregate Securitization Value(8)

0	Jan-26	$ 1,111,814,701	$—	0.0000%	$—	0.00%	$—	0.00%	$—	0.00%
1	Feb-26	1,080,107,375	849,527,723	1.1792%	2,150,386	0.20%	359,962	0.03%	—	0.00%
2	Mar-26	1,063,251,144	843,839,984	0.6046%	2,601,810	0.24%	459,861	0.04%	108,813	0.01%

Terminations
Period	Month	Number of Scheduled Terminations(11)	Number of Defaults	Number of Vehicles Returned and Sold(3)	Number of Vehicles Retained	Number of Vehicles Redesignated	Returned Rate(12)
1	Feb-26	—	86	9	244	—	0.00%
2	Mar-26	—	32	12	168	—	0.00%

Losses

			Net Credit Losses			Net Residual Loss (Gain)

Period	Month	Aggregate Securitization Value(8)	Defaulted Leases	Cumulative	Aggregate Base Residual Value(8)	Vehicles Returned and Sold(3)	Vehicles Retained	Total	Cumulative

1	Feb-26	$1,080,107,375	$1,352,401	$1,352,401	$849,527,723	$13,627	$(859,368)	$(845,741)	$(845,741)
2	Mar-26	1,063,251,144	(319,762)	1,032,639	843,839,984	(135,532)	(584,777)	(720,309)	(1,566,050)

74

Cumulative Net Credit Loss(1)(2)(3)

The graphs below depict cumulative Net Credit Loss for each month after closing for prior securitizations related to the sponsor’s GMALT platform.

The calculation of Net Credit Loss is described on page A-3 of Annex A.

(1) Annual graph stops at month 36 due to decreasing lease asset outstanding balance.

(2) Net Credit (Gain) due to receiving sales proceeds in excess of the securitization value for defaulted leases.

(3) Series GMALT 2022-1 through GMALT 2024-2 corrected to appropriately capture customer refunds on insurance proceeds. This one-time adjustment was reflected in the Cumulative Net Loss figures for the May 2024 collection period (as reported on the June 2024 distribution date).

61+ Day Delinquency(1)

The graphs below depict 61+ day delinquency for each month after closing for prior securitizations related to the sponsor’s GMALT platform.

The definition of Delinquent Lease can be found in the Glossary.

(1) Annual graph stops at month 36 due to decreasing lease asset outstanding balance.

Residual Loss (Gain)(1)

The graphs below depict Residual Loss (Gain) for each month after closing for prior securitizations related to the sponsor’s GMALT platform.

The calculation of Residual Loss (Gain) is described on page A-3 of Annex A.

(1) Annual graph stops at month 36 due to decreasing lease asset outstanding balance.

Prepayment (ABS) Speeds

The graph below depicts Prepayment (ABS) Speeds for each month after closing for prior securitizations related to the sponsor’s GMALT platform.

The calculation of Prepayment (ABS) Speeds is described on page A-4 of Annex A.

Annex B

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS:

THIS ANNEX B IS AN INTEGRAL PART OF

THE PROSPECTUS TO WHICH IT IS ATTACHED.

Except in limited circumstances, the publicly offered notes will be available only in book-entry form. Investors in the publicly offered notes may hold the publicly offered notes through DTC or Clearstream. The publicly offered notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and in accordance with conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream and DTC participants holding publicly offered notes will be effected on a delivery-against-payment basis through the depositary of Clearstream and as DTC participants.

Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

Initial Settlement

All publicly offered notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the publicly offered notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream will hold positions on behalf of its participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their publicly offered notes through DTC will follow DTC settlement practices. Investor notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their publicly offered notes through Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Publicly offered notes will be credited to the notes custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed notes issues in same-day funds.

Trading between Clearstream Participants

Secondary market trading between Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream Participants

When publicly offered notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant, the purchaser will send instructions to Clearstream through a Clearstream participant at least one business day prior to settlement. Clearstream will instruct the depository to receive the publicly offered notes against payment. Payment will include interest accrued on the publicly offered notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the depository to the DTC participant’s account against delivery of the publicly offered notes. After settlement has been completed, the publicly offered notes will be credited to the clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s account. The notes credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream cash debt will be valued instead as of the actual settlement date.

Clearstream participants will need to make available to the clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream. Under this approach, they may take on credit exposure to Clearstream until the publicly offered notes are credited to their account one day later.

As an alternative, if Clearstream has extended a line of credit to them, Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants purchasing publicly offered notes would incur overdraft charges for one day, assuming they cleared the overdraft when the publicly offered notes were credited to their accounts. However, interest on the publicly offered notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global notes to the European depository for the benefit of Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream Seller and DTC Purchaser

Due to time zone differences in their favor, Clearstream participants may employ their customary procedures for transactions in which publicly offered notes are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream through a Clearstream participant at least one business day prior to settlement. In these cases Clearstream will instruct the depository, as appropriate, to credit the publicly offered notes to the DTC participant’s account against payment. Payment will include interest accrued on the publicly offered notes from and including the last interest payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days elapsed in the accrual period (with respect to the Class A-1 Notes and Class A-2-B Notes) and on the basis of a 360-day year consisting of twelve 30-day months (with respect to all other notes). For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant the following day, and receipt of the cash proceeds in the Clearstream participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant has a line of credit with its clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream that purchase global notes from DTC participants for delivery to Clearstream participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream for one day, until the purchase side of the trade is reflected in their Clearstream accounts in accordance with the clearing system’s customary procedures;

•

borrowing the publicly offered notes in the United States from a DTC participant no later than one day prior to settlement, which would give the publicly offered notes sufficient time to be reflected in their Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of notes holding such notes through Clearstream or DTC if the holder has an address outside the United States, will be subject to the 30% U.S. federal withholding tax that generally applies to payments of interest, including OID, on registered debt issued by U.S. Persons, unless:

(1)

each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2)	such beneficial owner certifies as to an exemption or reduced tax rate, which may be done using one of the forms described below.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the notes, including U.S. federal withholding tax under FATCA, as well as the application of the withholding tax regulations. You are encouraged to consult your own tax advisors for specific advice regarding the holding and disposing of the notes. For further discussion of U.S. federal withholding tax under FATCA, see “Tax Considerations—Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities” in this prospectus.

Exemption for Non-U.S. Persons –IRS Form W-8BEN or IRS Form W-8BEN-E

Beneficial owners of notes that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the U.S. federal income withholding tax by providing a duly executed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals) or IRS Form W-8BEN-E, Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), as applicable. Generally, an IRS Form W-8BEN or IRS Form W-8BEN-E is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new IRS Form W-8BEN or IRS Form W-8BEN-E must be provided within 30 days of the change. In certain cases, an IRS Form W-8BEN or W-8BEN-E may remain effective indefinitely.

Exemption for Non-U.S. Persons with effectively connected income – IRS Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. federal withholding on income effectively connected with the conduct of a trade or business in the United States by providing a duly executed IRS Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States. The IRS Form W-8ECI is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on IRS Form W-8ECI changes, a new IRS Form W-8ECI must be provided within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries – IRS Form W-8BEN or IRS Form W-8BEN-E

A Non-U.S. Person may claim treaty benefits by providing a duly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. Generally, an IRS Form W-8BEN or IRS Form W-8BEN-E is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new IRS Form W-8BEN or IRS Form W-8BEN-E must be provided within 30 days of the change. In certain cases, an IRS Form W-8BEN or W-8BEN-E may remain effective indefinitely.

Exemption for U.S. Persons – IRS Form W-9

U.S. Persons may obtain a complete exemption from withholding tax by filing a duly executed IRS Form W-9, Request for Taxpayer Identification Number and Certification, supplying such U.S. Person’s federal taxpayer identification number and certain other information.

For purposes of this discussion, a U.S. Person is:

(1)	a citizen or resident of the United States;

(2)	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof;

(3)	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4)

a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

A Non-U.S. Person is any person other than a U.S. Person or other than a partnership (including any entity treated as a partnership for U.S. federal income tax purposes).

Dealer Prospectus Delivery Obligation

Until 90 days after the date of this prospectus dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.